     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 2002
                                                     REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               -----------------
                                   FORM S-4
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                               -----------------
                             KANSAS CITY SOUTHERN*
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         4011                        44-0663509
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL (IRS EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)     CLASSIFICATION NUMBER)

                             427 WEST 12TH STREET
                          KANSAS CITY, MISSOURI 64105
                                (816) 983-1303
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               -----------------
                   THE KANSAS CITY SOUTHERN RAILWAY COMPANY*
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MISSOURI                         4011                        44-6000758
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL (IRS EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)     CLASSIFICATION NUMBER)

                             427 WEST 12TH STREET
                          KANSAS CITY, MISSOURI 64105
                                (816) 983-1303
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               -----------------
                           WILLIAM J. PINAMONT, ESQ.
                             KANSAS CITY SOUTHERN
                             427 WEST 12TH STREET
                          KANSAS CITY, MISSOURI 64105
                                (816) 983-1303
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               -----------------
                                  COPIES TO:

                             JOHN F. MARVIN, ESQ.
                         SONNENSCHEIN NATH & ROSENTHAL
                               4520 MAIN STREET
                          KANSAS CITY, MISSOURI 64111
                                (816) 460-2400
                               -----------------
   *The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.
                               -----------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: The exchange offer will commence as soon as practicable after the effective date of this Registration Statement.
                               -----------------
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. [_] _

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                              PROPOSED       PROPOSED
                                 AMOUNT       MAXIMUM        MAXIMUM      AMOUNT OF
   TITLE OF EACH CLASS OF        TO BE     OFFERING PRICE   AGGREGATE    REGISTRATION
 SECURITIES TO BE REGISTERED   REGISTERED   PER UNIT(1)   OFFERING PRICE     FEE
-------------------------------------------------------------------------------------
7 1/2% Senior Notes due 2009. $200,000,000      100%       $200,000,000      $18,400
-------------------------------------------------------------------------------------
Guarantees on Senior Notes(2)      --            --             --            --(3)
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

(1)Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2)The 7 1/2% Senior Notes are being issued by The Kansas City Southern Railway Company (the "Issuer") and are guaranteed by Kansas City Southern and its subsidiaries listed on the next page.
(3)Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.
                               -----------------
   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                      JURISDICTION                    PRIMARY
                                           OF            IRS          STANDARD
                                      INCORPORATION    EMPLOYER      INDUSTRIAL
                                           OR       IDENTIFICATION CLASSIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS* ORGANIZATION      NUMBER         NUMBER
------------------------------------- ------------- -------------- --------------
 Gateway Eastern Railway Company.....   Illinois      37-1301047        4011
 Mid-South Microwave, Inc............   Delaware      43-1422644        7359
 PABTEX GP, LLC......................      Texas      43-1915234        4013
 PABTEX, L.P.........................   Delaware      43-0909361        4013
 Rice-Carden Corporation.............   Missouri      44-6011041        6512
 SIS Bulk Holding, Inc...............   Delaware      43-1915233        4013
 Southern Development Company........   Missouri      44-6005843        6512
 Southern Industrial Services, Inc...   Delaware      36-3499535        6719
 Trans-Serve, Inc....................   Delaware      43-0865086        2491

--------
  *The address for each of the additional registrants is c/o Kansas City
   Southern, 427 West 12th Street, Kansas City, Missouri 64105.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED JULY 12, 2002

PROSPECTUS
EXCHANGE OFFER

                                 $200,000,000

[LOGO] KANSAS CITY SOUTHERN Lines (small)

                   THE KANSAS CITY SOUTHERN RAILWAY COMPANY

                         7 1/2% SENIOR NOTES DUE 2009

                               -----------------

                         WE ARE OFFERING TO EXCHANGE:

up to $200,000,000 of our new 71/2% senior notes due 2009 for a like amount of our
  outstanding 71/2% senior notes due 2009 which we sold on June 12, 2002 in a private offering.

                               -----------------

                       MATERIAL TERMS OF EXCHANGE OFFER:

.. The terms of the new notes are substantially           . The exchange offer expires at 5:00 p.m., New
   identical to the outstanding notes, except that the      York City time, on         , 2002, unless we
   transfer restrictions and registration rights            extend the offer.
   relating to the outstanding notes will not apply to
   the new notes.                                        . You may withdraw your tender of notes at any
                                                            time before the expiration of the exchange offer.
.. No public market currently exists for the                 We will exchange all of the outstanding notes
   outstanding notes. We do not intend to list the          that are validly tendered and not validly
   new notes on any securities exchange and,                withdrawn.
   therefore, no active public market is anticipated.
                                                         . We will not receive any proceeds from the
.. The exchange of outstanding notes for new notes           exchange offer.
   in the exchange offer should not be a taxable event
   for United States federal income tax purposes.

                               -----------------

   Each broker-dealer that receives new notes for its own account pursuant to this registered exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in the exchange offer in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the expiration date of the exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." This prospectus and the accompanying letter of transmittal are
first being mailed to holders of outstanding notes on or about       , 2002.

    FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS.

                               -----------------

   NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

               THE DATE OF THIS PROSPECTUS IS            , 2002

                               TABLE OF CONTENTS

                                                                  PAGE
                                                                  ----
Forward-Looking Statements.......................................   i
Where You Can Find More Information..............................  ii
Summary..........................................................   1
Risk Factors.....................................................  13
Use of Proceeds..................................................  25
Capitalization...................................................  26
Selected Consolidated Financial Data.............................  27
Management's Discussion and Analysis of Financial Condition and
  Results of Operations..........................................  29
Railroad Industry................................................  59
Business.........................................................  61
Management.......................................................  74

                                                                  PAGE
                                                                  ----
Principal Stockholders and Stock Owned Beneficially by Directors
  and Certain Executive Officers.................................  77
Description of New Credit Agreement and Other Indebtedness.......  79
The Exchange Offer...............................................  81
Description of the Notes.........................................  91
Certain United States Federal Income Tax Considerations.......... 131
Plan of Distribution............................................. 132
Legal Matters.................................................... 132
Experts.......................................................... 132
Index to Financial Statements.................................... F-1

   UNLESS WE HAVE INDICATED OTHERWISE, REFERENCES IN THIS PROSPECTUS TO "KCS" MEAN KANSAS CITY SOUTHERN (FORMERLY KANSAS CITY SOUTHERN INDUSTRIES, INC.) AND REFERENCES TO THE "COMPANY," "WE," "US," "OUR" AND SIMILAR TERMS REFER TO KCS AND OUR CONSOLIDATED SUBSIDIARIES, EXCLUDING THE DISCONTINUED OPERATIONS OF ITS FORMER FINANCIAL SERVICES BUSINESS STILWELL FINANCIAL, INC. ("STILWELL"). UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO "KCSR" MEAN THE KANSAS CITY SOUTHERN RAILWAY COMPANY THE PRINCIPAL SUBSIDIARY OF KCS, AND INCLUDES FOR ALL PERIODS PRESENTED THE GATEWAY WESTERN RAILWAY COMPANY, WHICH WAS MERGED INTO KCSR EFFECTIVE OCTOBER 1, 2001. REFERENCES TO "TFM" AND "TEX-MEX" MEAN TFM, S.A. DE C.V. AND THE TEXAS-MEXICAN RAILWAY COMPANY, RESPECTIVELY, AFFILIATES OF KCS. REFERENCES TO "GRUPO TFM" AND "MEXRAIL" MEAN GRUPO TRANSPORTACION FERROVIARIA MEXICANA, S.A. DE C.V. AND MEXRAIL, INC., RESPECTIVELY, THE PARENT COMPANIES OF TFM AND TEX-MEX, RESPECTIVELY. REFERENCES TO "GRUPO TMM" MEAN GRUPO TMM, S.A. DE C.V., (THE SURVIVING ENTITY IN A MERGER OF TRANSPORTACION MARITIMA MEXICANA, S.A. DE C.V. AND THE FORMER GRUPO SERVIA, S.A. DE C.V.) A JOINT VENTURE PARTNER AND THE LARGEST SHAREHOLDER OF GRUPO TFM. ON MARCH 27, 2002, KCS, GRUPO TMM AND CERTAIN AFFILIATES OF GRUPO TMM SOLD TO TFM ALL OF THE COMMON STOCK OF MEXRAIL. REFERENCES TO "NAFTA" MEAN THE NORTH AMERICAN FREE TRADE AGREEMENT.

   You should rely only on the information contained, or incorporated by reference, in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to exchange the notes only where permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any exchange of the notes.

                          FORWARD-LOOKING STATEMENTS

   This prospectus and the documents incorporated in this prospectus by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, (the "Exchange Act"). You can typically identify forward-looking statements by the use of words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and similar terms. These statements represent our intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside our control and could cause actual results to differ materially from such forward-looking statements. These factors include, among others, those identified in this prospectus under "Risk Factors."

   There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Other factors include, but are not limited to, changes in management strategies, objectives and business approaches, changes in lines of business, material litigation involving us and changes in the political, regulatory or economic environments in the United States, Mexico, Panama and other countries where we or our unconsolidated affiliates currently operate or may operate in the future.

                      WHERE YOU CAN FIND MORE INFORMATION

   KCS files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of such information can be obtained by mail from the public reference room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The reports and other information filed by Kansas City Southern can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the following documents filed by KCS:

       1. Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended by Form 10-K/A filed with the SEC on April 1, 2002;

       2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

       3. Definitive Schedule 14A filed with the SEC on April 3, 2002; and

       4. Current Reports on Form 8-K filed with the SEC on January 22, 2002, June 17, 2002 and July 11, 2002.

   In addition, all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than reports, documents or information furnished pursuant to Regulation FD) shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated in this prospectus by reference shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a statement contained in any subsequently filed documents which is or is deemed to be incorporated by reference in this prospectus modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   These filings have not been included in or delivered with this prospectus. You may request a copy of any or all of the documents summarized or incorporated by reference in this prospectus at no cost, by writing or telephoning our Corporate Secretary at:

                             Kansas City Southern
                            427 West 12/th/ Street
                          Kansas City, Missouri 64105
                          Telephone: (816) 983-1538.

   TO ENSURE TIMELY DELIVERY, YOU SHOULD REQUEST THESE FILINGS NO LATER THAN
          , 2002, THE DATE FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER.

   We have filed with the SEC under the Securities Act and the rules and regulations thereunder a registration statement on Form S-4 with respect to the new notes issuable pursuant to the exchange offer. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus concerning the provisions of documents are not necessarily summaries of the material provisions of those documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

                                    SUMMARY

   THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ TOGETHER WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

                                  OUR COMPANY

   We, along with our subsidiaries and affiliates, own and operate a uniquely positioned North American rail network strategically focused on the growing north/south freight corridor that connects key commercial and industrial markets in the central United States with major industrial cities in Mexico. Our principal subsidiary, KCSR, founded in 1887, is one of eight Class I railroads in the United States (railroads with annual revenues of at least $250 million, as indexed for inflation). Our rail network, including TFM, is comprised of approximately 6,000 miles of main and branch lines. We have further expanded our rail network through marketing agreements and strategic alliances.

   Our expanded network includes:

     . KCSR, which operates approximately 3,100 miles of main and branch lines running on a north/south axis from Kansas City, Missouri to the Gulf of Mexico and on an east/west axis from Meridian, Mississippi to Dallas, Texas (our "Meridian Speedway") and from Kansas City to East St. Louis, Illinois;

     . our affiliates, TFM, which operates approximately 2,650 miles of main and branch lines running from the U.S./Mexico border at Laredo, Texas to Mexico City and serves most of Mexico's principal industrial cities and three of its four major shipping ports, and Tex-Mex, which operates approximately 160 miles of main and branch lines between Laredo and the port city of Corpus Christi, Texas;

     . a marketing agreement with Norfolk Southern Railway Co. ("Norfolk
       Southern") that allows us to gain incremental traffic volume between the southeast and the southwest United States and a marketing agreement with I&M Rail Link, LLC ("I&M Rail Link") that provides us with access to Minneapolis and Chicago and to originations of corn and other grain in Iowa, Minnesota and Illinois;

     . a strategic alliance with Canadian National Railway Company ("CN") and
       Illinois Central Corporation ("IC," and together with CN, "CN/IC"), through which we have created a contiguous rail network of approximately 25,000 miles of main and branch lines connecting Canada, the United States and Mexico;

     . a joint marketing alliance, entered into in April 2002 with The
       Burlington Northern and Santa Fe Railway Company ("BNSF") aimed at promoting cooperation, revenue growth and extending market reach, principally to enhance grain, chemical and forest products traffic for both railroads in the United States and Canada. The marketing alliance is also expected to improve operating efficiencies for both carriers in key market areas, as well as provide customers with expanded service options; and

     . our affiliate, the Panama Canal Railway Company ("PCRC"), which holds the concession to operate the Panama Canal Railway, a 47-mile railroad located adjacent to the Panama Canal. This railroad was recently reconstructed for the purpose of performing freight and passenger operations. Its wholly-owned subsidiary, Panarail Tourism Company ("PTC") operates a commuter and tourist railway service over the lines of the Panama Canal Railway.

COMPETITIVE STRENGTHS

   STRATEGICALLY POSITIONED RAIL NETWORK. Our rail network interconnects with all other Class I railroads and provides customers with effective alternative routes that bypass congested gateways at Chicago, St. Louis, Memphis and New Orleans.

   STRATEGIC MEXICAN INVESTMENTS. TFM serves three of Mexico's four major shipping ports as well as the Mexican states that account for approximately 70% of Mexico's population and industrial base. Mexrail, through Tex-Mex, provides a vital link between the United States and Mexico at Laredo--the largest rail freight exchange point between the United States and Mexico.

   STRONG, DIVERSIFIED TRAFFIC AND CUSTOMER MIX. We transport goods in the coal, chemicals and petroleum, paper and forest products, agricultural and mineral, and intermodal and automotive markets. Our diverse customer base includes Southwestern Electric Power Company, Exxon Mobil Chemical, International Paper, Cargill, Weyerhaeuser Company, Packaging Corporation of America, Huntsman, Georgia Pacific, Georgia Gulf Corporation, Kansas City Power & Light Company, Mazda and United Parcel Service.

   RECENT INVESTMENT IN INFRASTRUCTURE AND TECHNOLOGY. From 1996 through 2001, we invested approximately $276.0 million in our railway track and infrastructure, including new sidings and centralized traffic control which enable us to better serve our customers and mitigate congestion. In addition, we have invested in new technology, such as 50 fuel efficient locomotives with increased hauling power, new management control computer systems and locomotive remote control devices known as "Beltpacks."

   IMPROVED FINANCIAL POSITION. Since early 2001, we have improved the financial position and cost structure of our Company through reductions of our indebtedness and our variable costs. In response to the slowdown in the U.S. economy, we implemented a cost reduction plan, reducing our workforce by approximately 5% and lowering other variable operating expenses. Since the beginning of 2001, we have also reduced our indebtedness by approximately $80 million. These initiatives are intended to enhance our competitive ability once economic growth conditions in the U.S. improve.

   EXPERIENCED MANAGEMENT TEAM. Michael Haverty, our Chairman of the Board, President and CEO, has almost 40 years of railroad industry experience and joined us in 1995 with the vision of creating the "NAFTA Railway." In order to achieve this objective, we have assembled a highly qualified management team by selectively hiring experienced managers from other railroads, as well as from trucking and shipping companies.

GROWTH STRATEGY

   We intend to pursue the following initiatives to expand traffic over our network and increase our earnings:

   CONTINUE TO CAPITALIZE ON NAFTA TRADE. According to the International Monetary Fund, during the period 1996 to 2001, total trade between the United States and Mexico and between the United States and Canada grew at an average annual rate of approximately 12.4% and 5.6%, respectively. Based on our investment in Grupo TFM and our strategic alliance with CN/IC, we believe we are positioned to capture rail traffic bound for or originating from Canada or Mexico.

   PURSUE DOMESTIC GROWTH OPPORTUNITIES. We believe our Meridian Speedway and Kansas City to East St. Louis east/west corridors have significant growth potential because of their strategic locations and because they are generally less congested than alternate routes. In addition, our planned further development of intermodal and transload facilities throughout our rail network should allow us to provide faster and more expanded service to our customers.

   ESTABLISH NEW AND EXPAND EXISTING STRATEGIC ALLIANCES AND MARKETING AGREEMENTS. We plan to pursue growth opportunities by executing alliance agreements similar to our alliances with CN/IC and BNSF and marketing agreements similar to those with Norfolk Southern and I&M Rail Link to increase the scope of products we transport and the regional markets we cover.

   PROVIDE SUPERIOR CUSTOMER SERVICE. In 1999, we completed the centralization of the customer service operations for our U.S. railroads, which we believe resulted in higher levels of customer satisfaction. In 2002, we expect to fully implement our new management control system ("MCS") which provides real time information across our rail network and allows us to track individual shipments. We believe that the system will allow us to improve the quality of our customer service and increase asset utilization and productivity.

RECENT EVENTS

   SOUTHERN CAPITAL. On June 25, 2002, Southern Capital Corporation, LLC ("Southern Capital"), a 50% owned unconsolidated affiliate that leases locomotive and rail equipment to KCSR, refinanced the outstanding balance of its one-year bridge loan through the issuance of approximately $167.6 milion of pass through trust certificates and the sale of 50 locomotives. The pass through trust certificates are secured by the sold locomotives, all of the remaining locomotives and rolling stock owned by Southern Capital and rental payments payable by KCSR under the sublease of the sold locomotives and its leases of the equipment owned by Southern Capital. Payments of interest and principal of the pass through trust certificates, which are due semi-annually on June 30 and December 30 commencing on December 30, 2002 and ending on June 30, 2022, are insured under a financial guarantee insurance polcy by MBIA Insurance Corporation. KCSR leases or subleases all of the equipment securing the pass through trust certificates.

   PRIVATE OFFERING. We completed a private offering of $200 million of 7 1/2% senior notes due 2009 of KCSR ("outstanding notes") in June 2002 (the "Note Offering"). The initial purchasers of the outstanding notes (the "Initial Purchasers") subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to qualified buyers outside the United States in reliance upon Regulation S under the Securities Act.

   NEW CREDIT AGREEMENT. In conjunction with the Note Offering, we amended and restated KCSR's senior secured credit facilities (the "KCS Credit Facilities") to provide us greater financial flexibility. The amended and restated credit facilities (the "New Credit Agreement") consist of a $100 million revolving credit facility and a $150 million term loan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments--Debt Refinancing and Re-capitilization of KCS's Debt Structure--New Credit Agreement."

   PURCHASE OF GOVERNMENT INTEREST IN GRUPO TFM. KCS and Grupo TMM have exercised their call option and intend to cause TFM to purchase, before July 31, 2002, the 24.6% of Grupo TFM currently held by the Government of Mexico, utilizing a combination of proceeds from an offering by TFM of debt securities, a credit from the government for the reversion of certain rail facilities and other resources. If the purchase had occurred on March 31, 2002, the purchase price would have been approximately $253 million. In the event TFM is unable to complete such purchase on a timely basis, KCS intends to exercise its right to do so, but there can be no assurance that will occur. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Recent Developments--Purchase of Additional Interest in Grupo TFM" and "Business--Rail Network--Significant Investments--Grupo TFM."

   MARKETING ALLIANCE WITH BNSF. In April 2002, KCSR and BNSF formed a comprehensive joint marketing alliance. BNSF and KCSR have agreed to coordinate marketing and operations initiatives in a number of target markets. The two carriers are developing plans to enhance competitive options for chemical shippers in the West Lake and West Lake Charles, Louisiana region. The coordination of operations is to provide improved and expanded service options for grain shippers and receivers. The marketing alliance is to allow BNSF and KCSR to be more responsive to shippers' requests for rates and service throughout the two rail networks. Coal and unit train operations are excluded from the marketing alliance, as well as any points where BNSF and KCSR are the only direct rail competitors. Movements to and from Mexico by either party are also excluded. We believe this new marketing alliance will afford important opportunities to grow KCSR's revenue base, particularly in the chemical, grain and forest product markets, providing both participants with expanded access to important markets and providing shippers with enhanced options and competitive alternatives.

   SALE OF MEXRAIL. On March 27, 2002, we sold our 49% interest in Mexrail to TFM for approximately $31.4 million, which we used to reduce debt subsequent to March 31, 2002. Mexrail owns the northern half of the continental railway bridge at Laredo and all of the common stock of Tex-Mex. This sale comprised part of a settlement of a dispute we had with Grupo TMM regarding certain actions they had taken with regard to our joint interest in TFM. Pursuant to an agreement with Grupo TMM, we manage the operations functions of Tex-Mex and TFM manages Tex-Mex sales, marketing and finance functions. We retain an indirect interest in Mexrail through our 36.9% interest in Grupo TFM, the parent of TFM.

COMPANY INFORMATION


   KCS is incorporated in Delaware. Our principal executive offices are located at 427 West 12/th/ Street, Kansas City, Missouri 64105. Our telephone number is 816-983-1303.

ISSUER INFORMATION

   KCSR is incorporated in Missouri. Its principal executive offices (which include our principal executive offices) are located at 427 West 12/th/ Street, Kansas City, Missouri 64105. Its telephone number is 816-983-1303.

                              THE EXCHANGE OFFER

The Initial Offering of
  Outstanding Notes.......   On June 12, 2002 , we completed the private
                             offering of $200 million of 7 1/2% senior notes due 2009. The Initial Purchasers of the outstanding notes subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities
                             Act and to qualified buyers outside the United
                             States in reliance upon Regulation S under the Securities Act.

Registration Rights
  Agreement...............   Simultaneously with the initial sale of the
                             outstanding notes, we entered into a registration rights agreement. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to complete an exchange offer. Under certain circumstances outlined in the registration rights agreement, we may be required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act with respect to the outstanding notes. In the event the exchange offer is not consummated and the shelf registration statement is not declared effective on or before January 8, 2003, the interest rate on the notes will be increased. See "Description of the
                             Notes--Registration Rights Agreement." This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. After the exchange offer is complete, you may no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The Exchange Offer........   We are offering to exchange up to $200 million
                             aggregate principal amount of 7 1/2% senior notes which have been registered under the Securities
                             Act (the "new notes") for up to $200 million aggregate principal amount of outstanding notes, which were issued on June 12, 2002 in the Note Offering.
                             Outstanding notes may be exchanged only in integral multiples of $1,000. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not withdrawn prior to expiration of the exchange offer will be exchanged. We will issue new notes promptly after the expiration of the exchange offer.

Resales of the New Notes..   We believe the new notes issued in the exchange
                             offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                            . You acquire the new notes in the ordinary course of your business;

                            . You are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes issued to you in the exchange offer; and

                            . You are not an affiliate of ours within the meaning of Rule 405 under the Securities Act.

                             If any of these conditions are not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

                             Each broker-dealer that is issued new notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes.

                             A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the new notes issued to it in the exchange offer. We have agreed that, for a period of 180 days after the date this exchange offer is completed, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

Expiration Date...........   The exchange offer will expire at 5:00 p.m., New
                             York City time, on             , 2002 or such
                             later date and time to which we extend it.

Conditions to the Exchange
  Offer...................   The exchange offer is subject to certain customary
                             conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.
                             The exchange offer is not conditioned upon any minimum or maximum aggregate principal amount of outstanding notes being tendered.

Procedures for Tendering
  Outstanding Notes.......   If you wish to accept the exchange offer, you must
                             complete, sign and date the accompanying letter of transmittal, or a copy of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or the copy, together with your outstanding notes and any other required documents to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold outstanding notes through The Depository Trust Company, or DTC, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal.

                             By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                            . any new notes that you receive will be acquired in the ordinary course of your business;

                            . you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

                            . if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

                            . you are not our "affiliate" as defined in Rule 405 under the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Guaranteed Delivery
  Procedures..............   If you wish to tender your outstanding notes and
                             your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC's
                             Automated Tender Offer Program prior to the expiration date, you may tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The
                             Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.........   You may withdraw the tender of your outstanding
                             notes at any time prior to 5:00 p.m., New York
                             City time on the expiration date of the exchange offer. Any outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Effect on Holders of the
  Outstanding Notes.......   Upon acceptance for exchange of all validly
                             tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, we will not be obligated to pay liquidated damages as described in the registration rights agreement. If you are a holder of outstanding notes and do not tender your outstanding notes in the exchange offer, you will continue to hold such outstanding notes and you will be entitled to all the rights and limitations applicable to the outstanding notes in the Indenture (as defined herein), except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

Consequences of Failure to
  Exchange................   All untendered outstanding notes will continue to
                             be subject to the restrictions on transfer provided for in the outstanding notes and in the indenture governing the notes (the "Indenture").
                             In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Certain Federal Income Tax
  Considerations..........   The exchange of outstanding notes for new notes in
                             the exchange offer should not be a taxable event for United States federal income tax purposes.

Use of Proceeds...........   We will not receive any proceeds from the issuance
                             of new notes pursuant to the exchange offer. We will pay all expenses incident to the exchange offer.

Exchange Agent............   U.S. Bank National Association is the exchange
                             agent for this exchange offer.

                                 THE NEW NOTES

   THE FOLLOWING SUMMARY IS PROVIDED SOLELY FOR YOUR CONVENIENCE. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE. YOU SHOULD READ THE FULL TEXT AND MORE SPECIFIC DETAILS CONTAINED ELSEWHERE IN THIS PROSPECTUS. FOR A MORE DETAILED DESCRIPTION OF THE NEW NOTES, SEE "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS.

   The form and terms of the new notes are the same as the form and terms of the outstanding notes, except that the issuance of the new notes will be registered under the Securities Act. As a result, the new notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The new notes represent the same debt as the outstanding notes. Both the outstanding notes and the new notes are governed by the same Indenture. We use the term "notes" in this prospectus to refer to both the outstanding notes and the new notes.

Issuer....................   The Kansas City Southern Railway Company.

New Notes.................   $200,000,000 aggregate principal amount of 7 1/2%
                             Senior Notes due 2009.

Maturity..................   June 15, 2009.

Interest..................   7.5% per annum, payable in cash on June 15 and
                             December 15 of each year, beginning on December
                             15, 2002.

Optional Redemption.......   At any time prior to June 15, 2005, the Issuer may
                             redeem up to 35% of the original aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at a redemption price equal to 107.5% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, so long as
                             (a) at least 65% of the original aggregate principal amount of the notes remains outstanding immediately after each such redemption and (b) any such redemption occurs within 60 days after such equity offering. The notes are not otherwise redeemable prior to maturity. See "Description of the Notes--Optional Redemption."

Change of Control.........   Upon the occurrence of a change of control (as
                             defined under "Description of the Notes"), you will have the right to require the Issuer to purchase all or a portion of your notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase.
                             See "Description of the Notes--Change of Control."

Guarantees................   The notes are fully and unconditionally guaranteed
                             (each such guarantee, a "Note Guarantee") on an unsecured senior basis by KCS and each of its subsidiaries, with certain exceptions, that guarantee the New Credit Agreement or any refinancing thereof (collectively, the "Note
                             Guarantors"). The notes are guaranteed by all of KCS's significant domestic subsidiaries other than Caymex Transportation, Inc., SCC Holdings LLC,
                             Wyandotte Garage Corporation, TransFin Insurance
                             Ltd., The Kansas City Northern Railway Company and
                             Veals, Inc. (the "Non-Guarantor Subsidiaries"). On an as adjusted basis, after giving effect to the $30 million reduction of our outstanding Tranche A term loans from the proceeds of the sale of our interest in Mexrail subsequent to March 31, 2002 and application of the net proceeds of the Note
                             Offering, as of and for the three-month period ended March 31, 2002, the Non-Guarantor
                             Subsidiaries would have represented less than 1% of each of KCS's consolidated EBITDA and consolidated revenues and approximately 19% of KCS's consolidated assets. See "Description of the Notes--Note Guarantees."

Ranking...................   The notes will be unsecured and:

                            . will rank equally in right of payment with all existing and future senior debt of the Issuer;

                            . will be senior in right of payment to all of the Issuer's future subordinated obligations;

                            . will be effectively subordinated to all secured debt of KCS and its subsidiaries (including the Issuer) to the extent of the value of the assets securing such debt; and

                            .  will be effectively subordinated to all
                               liabilities (including trade payables) and preferred stock of each Non-Guarantor Subsidiary.

                             Similarly, the Note Guarantees of each Note
                             Guarantor will be unsecured and:

                            . will rank equally in right of payment with all existing and future senior debt of such Note Guarantor;

                            . will be senior in right of payment to all future subordinated obligations of such Note Guarantor; and

                            . will be effectively subordinated to all secured debt of KCS and its subsidiaries to the extent of the value of the assets securing such debt. See "Description of the Notes--Ranking."

                             Assuming the $30 million reduction of our outstanding Tranche A term loans from the proceeds of the sale of our interest in Mexrail and receipt of the net proceeds of the Note Offering had taken place on March 31, 2002, as of such date:

                            . the Issuer would have had $590.7 million of senior debt (excluding unused commitments under the KCS Credit Facilities), of which $193.9 million would have been secured debt;

                            . the Note Guarantors would have had $5.4 million of senior debt (excluding their guarantees of the Issuer's debt under the KCS Credit Facilities) of which $3.8 million would have been secured debt;

                            . the Non-Guarantor Subsidiaries would have had $5.0 million of senior debt (and trade payables and other liabilities of $29.3 million); and

                            . no debt of the Issuer or the Note Guarantors would have been subordinate or junior in right of payment to the notes or the Note Guarantees.

                             The Indenture permits us to incur a significant amount of additional senior debt.

Certain Covenants.........   The Indenture will, among other things, restrict
                             the Issuer's ability and the ability of the Restricted Subsidiaries (as defined in
                             "Description of the Notes--Certain Definitions") to:

                            .  incur debt;

                            .  incur liens;

                            . make distributions, redeem equity interests or redeem subordinated debt;

                            .  make investments;

                            .  sell assets;

                            . enter into agreements that restrict dividends from subsidiaries;

                            .  merge or consolidate;

                            .  enter into transactions with affiliates; and

                            .  sell or issue capital stock of subsidiaries.

                             These covenants will be subject to a number of important exceptions and qualifications, including, the inapplicability of certain of the covenants during any period of time that the notes have an investment grade rating from two rating agencies and no default or event of default has occurred and is continuing under the Indenture. See "Description of the Notes--Certain Covenants" and "Description of the Notes--Merger and Consolidation."

Absence of a Public Market
  for the Notes...........   The outstanding notes have not been registered
                             under the Securities Act, are subject to restrictions on transferability and resale and have no established trading market. The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the outstanding notes, or, the new notes. The Initial Purchasers have informed the Issuer that they currently intend to make a market in the new notes. However, the Initial Purchasers are not obligated to do so, and any market making with respect to the outstanding notes, or, the new notes may be discontinued at any time without notice. The Issuer does not intend to apply for a listing of the notes on any securities exchange or on any automated dealer quotation system.

           SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

   The following table sets forth summary consolidated financial data for KCS and other data for certain subsidiaries and affiliates. The statement of income data for the years ended December 31, 1999, 2000 and 2001 have been derived from KCS's audited financial statements which appear elsewhere in this prospectus. The statement of income data for the three months ended March 31, 2001 and 2002 and the balance sheet data as of March 31, 2002 have been derived from KCS's unaudited financial statements which appear elsewhere in this prospectus.

   The unaudited balance sheet data as of March 31, 2002 and the unaudited statement of income data for the three-month periods ended March 31, 2001 and 2002 include all adjustments, consisting of normal, recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations of KCS as of such date and for such periods. Operating results for the three months ended March 31, 2002 are not necessarily indicative of results that may be expected for the entire year or for any future period.

   All of the summary data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of KCS and other financial information included elsewhere, or incorporated by reference in this prospectus.

                                                                                                              THREE MONTHS
                                                                           YEARS ENDED DECEMBER 31,         ENDED MARCH 31,
                                                                     -------------------------------      -------------------
                                                                        1999         2000        2001        2001       2002
                                                                     ------      -------      ------      ------      -------
                                                                                                              (UNAUDITED)
                                                                               (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
    Revenues........................................................ $601.4      $ 572.2      $577.3      $144.0       $142.5
    Costs and expenses..............................................  480.4        458.3       463.9       123.5        114.2
    Depreciation and amortization...................................   56.9         56.1        58.0        14.4         14.9
                                                                     ------      -------      ------      ------      -------
    Operating income................................................   64.1         57.8        55.4         6.1         13.4
    Equity in net earnings (losses) of unconsolidated affiliates:
       Grupo TFM....................................................    1.5         21.6        28.5        11.1          4.8
       Other........................................................    3.7          2.2        (1.4)        0.1          0.1
    Gain on sale of Mexrail.........................................     --           --          --          --          4.4
    Interest expense................................................  (57.4)       (65.8)      (52.8)      (15.2)       (11.3)
    Other income....................................................    5.3          6.0         4.2         1.0          4.4
                                                                     ------      -------      ------      ------      -------
    Income from continuing operations before income taxes...........   17.2         21.8        33.9         3.1         15.8
    Income tax expense (benefit)....................................    7.0         (3.6)        2.8        (3.2)         4.1
                                                                     ------      -------      ------      ------      -------
    Income from continuing operations............................... $ 10.2      $  25.4/(1)/ $ 31.1/(2)/ $  6.3/(2)/  $ 11.7
                                                                     ======      =======      ======      ======      =======
Basic earnings per share from continuing operations/(3)/............ $ 0.18      $  0.44      $ 0.53      $ 0.11       $ 0.20
                                                                     ======      =======      ======      ======      =======
Diluted earnings per share from continuing operations/(3)/.......... $ 0.17      $  0.43      $ 0.51      $ 0.10       $ 0.19
                                                                     ======      =======      ======      ======      =======

OTHER FINANCIAL DATA:
    EBITDA/(4)(6)/.................................................. $139.0/(5)/ $ 124.9      $120.2      $109.3       $133.2
    Capital expenditures............................................  106.2        104.5        66.0        13.9         17.4
    EBITDA to interest expense/(6)/.................................   2.42x        1.90x       2.28x       1.72x        2.72x
    Ratio of total debt to EBITDA/(6)/..............................   5.47         5.40        5.48        6.24         4.71
    Ratio of earnings to fixed charges/(7)/.........................    1.2/(8)/     1.0         1.1         -- /(9)/     1.6
    Cash Flows Provided by (used for):
    Operating activities............................................ $178.0      $  77.2      $ 76.1      $ 13.8       $ 37.2
    Investing activities............................................  (97.2)      (101.8)      (55.7)      (13.6)        22.8
    Financing activities............................................  (74.5)        34.2       (17.2)        6.9        (27.9)

                                                                     THREE MONTHS
                                         YEARS ENDED DECEMBER 31,    ENDED MARCH 31,
                                       ----------------------------  --------------
                                           1999       2000    2001    2001    2002
                                       ------        ------  ------  -----   -----
OTHER DATA:
    KCSR:
    Millions of net ton miles/(10)/... 22,096        20,494  20,085  4,868   5,428
    Approximate route miles...........  3,158         3,103   3,103  3,103   3,103
    Approximate total track miles.....  4,499         4,444   4,444  4,444   4,444
    Operating ratio/(11)/.............   85.2%/(12)/   88.3%   88.2%  94.0%   87.2%
    TFM:
    Approximate route miles...........  2,661         2,661   2,642  2,642   2,642
    Approximate total track miles.....  3,500         3,500   3,500  3,500   3,500
    Operating ratio/(11)/.............   76.6%         74.0%   76.7%  79.8%   77.3%

                                     AS OF MARCH 31, 2002
                                  --------------------------
                                   ACTUAL  AS ADJUSTED /(13)/
                                  -------- -----------------
                                   (IN MILLIONS, UNAUDITED)
BALANCE SHEET DATA:
    Cash and cash equivalents.... $   56.8     $   25.8
    Working capital..............      6.8         16.6
    Total assets.................  1,999.9      1,970.6
    Total debt...................    627.9        601.1
    Total stockholders' equity...    698.7        697.1

--------
(1) Income from continuing operations for 2000 excludes extraordinary items for debt retirement costs of $8.7 million (net of income taxes of $4.0 million). This amount includes $1.7 million (net of income taxes of $0.1 million) related to Grupo TFM.
(2) Income from continuing operations for three months ended March 31, 2001 and the year ended December 31, 2001 excludes a charge for the cumulative effect of an accounting change of $0.4 million (net of income taxes of $0.2 million). This charge reflects KCS's adoption of Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") effective January 1, 2001.
(3) On July 12, 2000, KCS completed a reverse stock split whereby every two shares of KCS common stock were converted into one share of KCS common stock. All periods presented reflect this one-for-two reverse stock split.
(4) EBITDA as presented herein is defined as income (loss) from continuing operations before income taxes plus equity in net losses and minus equity in net earnings of unconsolidated affiliates, plus cash dividends from unconsolidated affiliates, interest expense, depreciation and amortization. EBITDA is not a measure of performance under generally accepted accounting principles. EBITDA should not be considered as a substitute for cash flow from operations, net income or other measures of performance as defined by generally accepted accounting principles or as a measure of profitability or liquidity. EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures, acquisitions, dividends or other discretionary uses. However, we have included EBITDA because it may be used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity and to determine a company's ability to service debt. Our definition of EBITDA may not be comparable to that of other companies.
(5) 1999 EBITDA excludes $12.7 million of unusual costs incurred in the fourth quarter. These unusual costs relate to employee separations, labor and personal injury related costs, write-off of costs for a previously planned line build-out which we do not plan to pursue and costs associated with the closure of an intermodal facility.
(6) EBITDA shown for the periods March 31, 2001 and 2002 represents EBITDA for the last twelve months in the periods ended on those dates. Similarly, the computation of EBITDA to interest expense and ratio of total debt to EBITDA reflects EBITDA and interest expense for the last twelve months ended March 31, 2001 and 2002, respectively.
(7) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose "earnings" represent the sum of (i) pretax income from continuing operations adjusted for income (loss) from unconsolidated affiliates, (ii) fixed charges, (iii) distributed income from unconsolidated affiliates and (iv) amortization of capitalized interest, less capitalized interest. "Fixed charges" represent the sum of
     (i) interest expensed, (ii) capitalized interest, (iii) amortization of deferred debt issuance costs and (iv) one-third of our annual rental expense, which management believes is representative of the interest component of rental expense.
(8)  Includes unusual costs and expenses of $12.7 million as described in note
     (5) above. Excluding these items, the ratio of earnings to fixed charges would have been 1.3x.
(9) The ratio of earnings to fixed charges would have been 1:1 if a deficiency of $6.2 million was eliminated.
(10) Amounts beginning January, 2001 include the former Gateway Western which was merged with KCSR effective October 1, 2001.
(11) Operating ratio is the ratio of operating expenses to revenues, which for KCSR is calculated under regulatory accounting rules of the Surface Transportation Board ("STB"). TFM's operating ratio is presented under International Accounting Standards.
(12) Excluding 1999 unusual costs described in note (5) above.
(13) The as adjusted balance sheet data gives effect to (i) the $30.0 million reduction of our outstanding Tranche A term loans from the proceeds of the sale of our interest in Mexrail; (ii) the sale of the outstanding notes in the Note Offering, and the application of the net proceeds therefrom of approximately $195.8 million, together with cash of approximately $1.0 million, to reduce our outstanding indebtedness under the KCS Credit Facilities and other indebtedness; (iii) the capitalization of $4.2 million of costs related to the Note Offering; and (iv) the write-off of $2.5 million of unamortized costs related to the KCS Credit Facilities, as if those transactions had occurred on March 31, 2002.

                                 RISK FACTORS

   BEFORE DECIDING TO PARTICIPATE IN THE EXCHANGE OFFER, YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION CONTAINED ELSEWHERE, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS.

RISKS RELATED TO THE NOTES

OUR SUBSTANTIAL LEVERAGE COULD ADVERSELY AFFECT OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER THE NOTES AND OPERATE OUR BUSINESS.

   We are now and will continue to be highly leveraged after completion of this exchange offer and have and will continue to have significant debt service obligations. On an as adjusted basis after giving effect to the $30 million reduction of our outstanding Tranche A term loans from the proceeds of the sale of our interest in Mexrail and receipt of the net proceeds of the Note Offering, as if such transactions had occured on March 31, 2002, we would have had total debt of approximately $601.1 million (excluding unused commitments) and total stockholders' equity of approximately $697.1 million as of that date, giving us a total debt to equity ratio of 0.86 to 1.00. Our interest expense for the three-month period ended March 31, 2002 was $11.3 million. On an as adjusted basis, for the 12-month period ended March 31, 2002, our ratio of earnings to fixed charges was 1.30 to 1.00. In addition, we may incur additional debt from time to time to finance acquisitions or investments or capital expenditures or for other purposes, subject to the restrictions contained in our various debt instruments, including the New Credit Agreement, the indenture governing our 9.5% senior notes due 2008 and in the Indenture. As of March 31, 2002, giving effect to the New Credit Agreement we had $100 million of revolving loans available to be borrowed under that facility.

   Our high level of debt could have important consequences for you, including the following:

     . we may have difficulty borrowing money in the future for working capital, capital expenditures or other purposes;

     . we will need to use a large portion of the money earned by us and our subsidiaries to pay principal and interest on the debt outstanding under the New Credit Agreement, the notes and our other debt, which will reduce the amount of money available to us to finance our operations and other business activities;

     . some of our debt, including borrowings under the New Credit Agreement, has a variable rate of interest, which exposes us to the risk of increased interest rates;

     . debt under the New Credit Agreement is secured and matures prior to the notes;

     . debt under our 9.5% senior notes due 2008 also matures prior to the notes;

     . we have a much lower interest coverage ratio than some of our competitors, which may put us at a competitive disadvantage;

     . our debt level makes us more vulnerable to general economic downturns and adverse industry conditions;

     . our debt level could reduce our flexibility in planning for, or responding to, changing business and economic conditions, including increased competition in the railroad industry;

     . our level of debt may prevent us from raising the funds necessary to repurchase all of the notes tendered to us upon the occurrence of a change of control, which would constitute an event of default under the notes; and

     . our failure to comply with the financial and other restrictive covenants in our debt instruments, which, among other things, require us to maintain specified financial ratios and limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

   See "Description of New Credit Agreement and Other Indebtedness," "Description of the Notes--Default" and "Description of the Notes--Certain Covenants."

SERVICING OUR DEBT REQUIRES A SIGNIFICANT AMOUNT OF CASH, AND OUR ABILITY TO GENERATE CASH IS SUBJECT TO MANY FACTORS BEYOND OUR CONTROL.

   We expect to obtain the money to make payments on and to refinance our debt, including the notes, and to fund working capital, capital expenditures and other general corporate requirements in part from our operations and the operations of our subsidiaries. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot be certain that the cash earned by us and our subsidiaries will be sufficient to allow us to pay principal and interest on our debt (including the notes) and meet our other obligations or to fund our other liquidity needs. If we do not have enough cash we may be required to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing all or part of our existing debt (which could include the notes) or seeking additional equity capital. We cannot assure you that any of these remedies can be effected on commercially reasonable terms or at all. In addition, the terms of existing or future debt agreements, including the New Credit Agreement, the indenture governing our 9.5% senior notes due 2008 and the Indenture, may restrict us from adopting any of these alternatives. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

DESPITE OUR SUBSTANTIAL LEVERAGE, WE WILL BE ABLE TO INCUR MORE DEBT, WHICH MAY INCREASE THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL LEVERAGE, INCLUDING OUR ABILITY TO SERVICE OUR DEBT.

   The New Credit Agreement and certain of our other debt instruments and the Indenture permit us, subject to the conditions described under "Description of New Credit Agreement and Other Indebtedness" and "Description of the Notes--Certain Covenants--Limitation on Indebtedness," to incur a significant amount of additional debt. In addition, as of the date of this prospectus, all of the borrowing capacity remained available under our $100 million revolving credit facilities. See "Description of New Credit Agreement and Other Indebtedness." If we incur additional debt above the levels in effect upon the consummation of this Offering, the risks associated with our substantial leverage, including our ability to service our debt, could increase.

   We conduct a portion of our operations through subsidiaries other than the Issuer and its subsidiaries and the Issuer conducts a portion of its operations through its subsidiaries. The Issuer is therefore dependent in part upon dividends or other intercompany transfers of funds from these entities in order to meet its debt service and other obligations. Generally, creditors of these entities will have claims to the assets and earnings of these entities that are superior to the claims of creditors of the Issuer, except to the extent the claims of the Issuer's creditors are guaranteed by these entities.

   Although the Note Guarantees provide the holders of the notes with a direct claim against the assets of the Note Guarantors, enforcement of the Note Guarantees against any Note Guarantor may be challenged in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Note Guarantor and would be subject to certain defenses available to guarantors generally. To the extent that the Note Guarantees are not enforceable, the notes would be effectively subordinated to all liabilities of the Note Guarantors, including trade payables, contingent liabilities and preferred stock of the Note Guarantors. In any event, the notes will be effectively subordinated to all liabilities of our Non-Guarantor Subsidiaries (other than the Issuer). On an as adjusted basis after giving effect to the $30 million reduction of our outstanding Tranche A term loans from the proceeds of the sale of our interest in Mexrail and the Note Offering, as of and for the three-month period ended March 31, 2002, those Non-Guarantor Subsidiaries would have represented less than 1% of each of KCS's consolidated EBITDA and consolidated revenues and approximately 19% of KCS's consolidated assets. Assuming the $30 million reduction of our outstanding Tranche A term loans from the proceeds of the sale of our interest in Mexrail and the Note Offering had taken place on March 31, 2002, as of such date the Non-Guarantor Subsidiaries would have had $5.0 million of senior debt (and trade payables and other liabilities of

$29.3 million). See "Description of the Notes" and "Description of New Credit Agreement and Other Indebtedness."

   Accordingly, in the event of the Issuer's dissolution, bankruptcy, liquidation or reorganization, the holders of the notes may not receive any amounts with respect to the notes until after the payment in full of the claims of creditors of its subsidiaries and our other subsidiaries.

   The ability of the Issuer's and the Note Guarantors' subsidiaries to pay dividends and make other payments to them may be restricted by, among other things, applicable corporate, tax and other laws and regulations and agreements of the subsidiaries. Although the New Credit Agreement, certain of our other debt instruments and the Indenture limit the ability of our subsidiaries to agree to restrictions on their ability to pay dividends and make other payments, these limitations have a number of significant qualifications and exceptions. See "Description of the Notes--Certain Covenants."

RESTRICTIONS IMPOSED BY THE NEW CREDIT AGREEMENT, CERTAIN OF OUR OTHER DEBT INSTRUMENTS, AND THE INDENTURE MAY LIMIT OUR ABILITY TO FINANCE FUTURE OPERATIONS OR CAPITAL NEEDS OR ENGAGE IN OTHER BUSINESS ACTIVITIES THAT MAY BE IN OUR INTEREST.

   The Indenture and certain of our other debt instruments will impose, and the terms of any future debt may impose, operating and other restrictions on us. These restrictions affect, and in many respects limit or prohibit, among other things, our ability to:

     . incur additional debt;

     . pay dividends or make distributions;

     . repurchase equity interests;

     . redeem subordinated debt;

     . make other restricted payments, including, without limitation, investments;

     . sell or otherwise dispose of assets, including capital stock of subsidiaries;

     . create liens;

     . enter into agreements that restrict dividends from subsidiaries;

     . merge or consolidate; and

     . enter into transactions with affiliates.

   In addition, the New Credit Agreement includes other and more restrictive covenants that prohibit us from prepaying our other debt, including the notes, while debt under the New Credit Agreement is outstanding. The New Credit Agreement also requires us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

   These restrictions could:

     . limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; or

     . adversely affect our ability to finance our operations, acquisitions, investments or strategic alliances or other capital needs or to engage in other business activities that would be in our interest.

   A breach of any of these restrictive covenants or our inability to comply with the required financial ratios could result in a default under certain of these debt instruments. If a default occurs, the lenders under the New Credit Agreement and the holders of these other debt instruments may elect to declare all borrowings outstanding, together with accrued interest and other fees, to be immediately due and payable, which would result in an event of default under the notes. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further financing. If we are unable to repay the borrowings when due, the lenders under the New Credit Agreement will also have the right to proceed against the collateral granted to them to secure the debt. If the debt under the New Credit Agreement, these other debt instruments and the notes was to be accelerated, we cannot assure you that our assets would be sufficient to repay in full the debt under the New Credit Agreement, these debt instruments and our other debt, including the notes. See "Description of the Notes--Certain Covenants" and "Description of New Credit Agreement and Other Indebtedness."

UNSECURED OBLIGATIONS--THE LIQUIDATION OF OUR ASSETS MAY RESULT IN INSUFFICIENT PROCEEDS, AFTER ALL OF OUR SECURED DEBT IS PAID IN FULL, TO PAY AMOUNTS DUE ON YOUR NOTES.

   The notes and the Note Guarantees are unsecured obligations of the Issuer and the Note Guarantors, as applicable. In contrast, debt outstanding under the New Credit Agreement is secured by substantially all of the tangible and intangible assets of KCS and each existing or subsequently acquired or formed subsidiary of KCS guaranteeing the New Credit Agreement, including a pledge of certain of the capital stock held by KCS or its subsidiaries in certain of its existing or subsequently acquired or organized subsidiaries. On an as adjusted basis after giving effect to the $30 million reduction of our outstanding Tranche A term loans from the proceeds of the sale of our interest in Mexrail and receipt of the net proceeds of the Note Offering, we would have had approximately $193.9 million of secured debt (excluding unused commitments). In addition, we may incur other debt, which may be substantial in amount, and which may in certain circumstances be secured.

   Because the notes and the Note Guarantees are unsecured obligations, your right of repayment may be compromised in the following situations:

     . we enter into bankruptcy, liquidation, reorganization, or other winding-up;

     . there is a default in payment under the New Credit Agreement or other secured debt; or

     . there is an acceleration of any debt under the New Credit Agreement or other secured debt.

   If any of these events occurs, the secured lenders could foreclose on the pledged stock of the Issuer or certain of KCS's other subsidiaries and on the Issuer's assets and those of the Note Guarantors in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the Indenture at such time. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the notes and the Note Guarantees. Furthermore, under the Note Guarantees, if all shares of any Note Guarantor are sold to persons pursuant to an enforcement of the pledge of shares in the Note Guarantor for the benefit of the lenders under the New Credit Agreement, then the applicable Note Guarantor will be released from its Note Guarantee automatically and immediately upon the sale. See "Description of the Notes."

BECAUSE THE NEW CREDIT AGREEMENT PROHIBITS THE ISSUER FROM REPURCHASING THE NOTES, A DEFAULT MAY BE TRIGGERED IF YOU EXERCISE YOUR RIGHT TO REQUIRE THE ISSUER TO REPURCHASE YOUR NOTES IN THE EVENT THE ISSUER OR ITS PARENT CORPORATION EXPERIENCES A CHANGE OF CONTROL OR IN THE EVENT OF ASSET SALES THAT DO NOT MEET SPECIFIED CONDITIONS.

   The New Credit Agreement prohibits, and our future debt may prohibit, the Issuer from repurchasing any notes, even though the Indenture requires the Issuer to offer to repurchase some or all of the notes. If we make certain asset sales or if a change of control occurs when the Issuer is prohibited from repurchasing notes, the Issuer could ask the lenders under the New Credit Agreement (or such future debt) for permission to repurchase the notes or we could attempt to refinance the borrowings that contain these prohibitions. In addition, if we make certain asset sales we may also be required to prepay the New Credit Agreement and offer to purchase a portion of our outstanding 9.5% senior notes due 2008, in each case, to the extent of the proceeds thereof. If a change of control occurs that would require us to repurchase the notes at the option of the holders, that would be an event of default under the New Credit Agreement and we will also be required to prepay the New Credit Agreement and offer to purchase all of our outstanding 9.5% senior notes due 2008. If the Issuer does not obtain the consent to repay the borrowings or is unable to refinance the borrowings, it would be unable to repurchase the notes or the outstanding 9.5% senior notes due 2008. The Issuer's failure to repurchase tendered notes at a time when the repurchase is required by the Indenture would constitute an event of default under the Indenture and the Issuer's failure to repurchase tendered 9.5% senior notes due 2008 at a time when the repurchase is required by the indenture governing those notes would also constitute an event of default under that indenture, each of which, in turn, would constitute a default under the New Credit Agreement and may constitute an event of default under debt incurred in the future. See "Description of New Credit Agreement and Other Indebtedness," "Description of the Notes--Change of Control" and "Description of the Notes--Certain Covenants."

   The change of control provision in the Indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control in the Indenture to trigger these provisions. Except as described under "Description of the Notes--Change of Control," the Indenture does not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a recapitalization or similar transaction.

FEDERAL AND STATE FRAUDULENT TRANSFER STATUTES MAY AFFECT YOU.

   Under U.S. federal or state fraudulent transfer laws, a court could take actions detrimental to you if it found that, at the time the notes or the Note Guarantees were issued:

    (1)the Issuer or a Note Guarantor issued the notes or the Note Guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

    (2)(a) the Issuer or a Note Guarantor received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes or the Note Guarantees; and (b) the Issuer or a Note Guarantor:

       . was insolvent or rendered insolvent by issuing the notes or the Note
         Guarantees;

       . was engaged, or about to engage, in a business or transaction for which the assets remaining with the Issuer or the Note Guarantor would constitute unreasonably small capital to carry on the Issuer's or the Note Guarantors' business; or

       . intended to incur, believed that it would incur or did incur debt beyond the Issuer's or the Note Guarantor's ability to pay.

   If a court made this finding, it could:

       . void all or part of the Issuer's obligations or the Note Guarantor's obligations to the holders of notes;

       . subordinate the Issuer's obligations or the Note Guarantor's obligations to the holders of the notes to the Issuer's or the Note Guarantors' other debt; or

       . take other actions detrimental to the holders of the notes.

   In that event, we could not assure you that the Issuer could pay amounts due on the notes. Under fraudulent transfer statutes, it is not certain whether a court would determine that the Issuer or a Note Guarantor was insolvent on the date that the notes and Note Guarantees were issued. However, the Issuer or a Note Guarantor generally would be considered insolvent at the time it incurred the debt constituting the notes or the Note Guarantees if:

       . the fair saleable value of the relevant assets was less than the amount required to pay the Issuer's total existing debts and liabilities, including probable contingent liabilities, or those of a Note Guarantor, as they become absolute and mature; or

       . the Issuer or a Note Guarantor incurred debts beyond its ability to pay as such debts mature.

   We cannot predict:

       . what standard a court would apply in order to determine whether the Issuer or any of the Note Guarantors were insolvent as of the date the Issuer or the Note Guarantors issued the notes or the Note Guarantees or, regardless of the method of valuation, whether a court would determine that the Issuer or the Note Guarantors were insolvent on that date; or

       . whether a court would not determine that the payments constituted fraudulent transfers on another ground.

   To the extent a court voids a Note Guarantee as a fraudulent conveyance or holds it unenforceable for any other reason, holders of notes would cease to have any claim against the Note Guarantor. If a court took such an action, the Note Guarantor's assets would be applied to the Note Guarantor's liabilities. We cannot assure you that a Note Guarantor's assets would be sufficient to satisfy the claims of the holders of notes relating to any voided portions of any of the Note Guarantees.

THERE IS NO PRIOR MARKET FOR THE NOTES. IF ONE DEVELOPS, IT MAY NOT BE LIQUID.

   The new notes will generally be permitted to be resold or otherwise transferred (subject to the restrictions described under "The Exchange Offer--Consequences of Failure to Exchange") by each holder without requirements of further registration. However, the new notes will also constitute a new issue of securities with no established trading market. We cannot assure you that any liquid market for the new notes, will develop. In addition, notwithstanding that the Initial Purchasers have informed us that they currently intend to make a market in the new notes, they are not obligated to do so and may discontinue without notice any market making with respect to the new notes at any time in their sole discretion. In addition, this market-making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu of the exchange offer. See "Plan of Distribution."

   We do not intend to apply for listing of the new notes on any securities exchange or on any automated dealer quotation system. The liquidity of, and trading market for the new notes also may be adversely affected by general declines in the market for similar securities. A decline in such market may adversely affect the liquidity and trading markets independent of our prospects or financial performance.

RISKS RELATED TO OUR BUSINESS

WE MAY BE REQUIRED TO MAKE ADDITIONAL INVESTMENTS IN TFM.

   The Mexican government has the right to sell its 20% interest in TFM through a public offering on October 31, 2003 (or prior to October 31, 2003, with the consent of Grupo TFM). If, on October 31, 2003, the Mexican government has not sold all of its capital stock in TFM, Grupo TFM is obligated to purchase the capital stock at the initial share price paid by Grupo TFM plus interest computed at the Mexican Base Rate, published by Banco de Mexico. In the event that Grupo TFM does not purchase the Mexican government's 20% interest in

TFM, Grupo TMM, and we, or either of us alone, will be obligated to purchase the Mexican government's remaining interest in TFM. We and Grupo TMM have cross indemnities in the event the Mexican government requires only one of us to purchase its interest. The cross indemnities allow the party required to purchase the Mexican government's interest to require the other party to purchase its pro rata portion of such interest. However, if we were required to purchase the Mexican government's interest in TFM and Grupo TMM could not meet its obligations under the cross-indemnity, then we would be obligated to pay the total purchase price for the Mexican government's interest. If purchase of the Mexican government's 20% interest in TFM had occurred as of March 31, 2002, the total purchase price would have been approximately $537 million and as of that date, based on publicly available financial information about Grupo TMM, Grupo TMM did not appear to have the financial resources to complete its share of the purchase.

WE ARE VULNERABLE TO INCREASES IN FUEL COSTS AND DECREASES IN FUEL SUPPLIES. ANY SIGNIFICANT INCREASE IN THE COST OF FUEL, OR SEVERE DISRUPTION OF FUEL SUPPLIES, WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

   We incur substantial fuel costs in our railroad operations. During the three-year period ended December 31, 2001, locomotive fuel expenses represented an average of 8.4% of KCSR's total operating costs. Fuel costs are affected by traffic levels, efficiency of operations and equipment, and petroleum market conditions. The supply and cost of fuel is subject to market conditions and is influenced by numerous factors beyond our control, including general economic conditions, world markets, government programs and regulations and competition. Fuel prices increased significantly in 2000, but declined in 2001. Fuel represented 9.7% of total KCSR operating costs in 2000 and approximately 8.8% of total KCSR operating costs in 2001. We attempt to minimize the effects of fuel price fluctuations through forward purchase contracts, but cannot guarantee that those arrangements will be beneficial to us. Any significant increase in the cost of fuel could have a material adverse effect on our business, results of operations and financial condition. Our operations, as well as those of our competitors, could also be affected by any limitation in the fuel supply or by any imposition of mandatory allocation or rationing regulations. In the event of a severe disruption of fuel supplies resulting from supply shortages, political unrest, war or otherwise, the operations of rail and truck carriers, including us, could be adversely affected.

ONE OF OUR COAL CUSTOMERS ACCOUNTS FOR APPROXIMATELY 13% OF KCSR'S TOTAL
REVENUES.

   Our largest coal customer, Southwestern Electric Power Company ("SWEPCO"), a subsidiary of American Electric Power Company, Inc., accounted for approximately 66% of our coal revenues and approximately 13% of KCSR's total revenues for the year ended December 31, 2001. The loss of all or a significant part of SWEPCO's business or a service outage at one or both of SWEPCO's facilities that we serve could materially adversely affect our financial condition and results of operations. We expect coal revenues from SWEPCO to decrease as a result of a contractual rate reduction which became effective January 1, 2002.

WE ARE SUBJECT TO EXTENSIVE RAILROAD INDUSTRY REGULATION AND RELY UPON UNIONIZED LABOR.

   Labor relations in the U.S. railroad industry are subject to extensive governmental regulation under the Railway Labor Act ("RLA"). Railroad industry personnel are covered by the Railroad Retirement Act ("RRA") instead of the Social Security Act and by the Federal Employers' Liability Act ("FELA") rather than state workers' compensation systems. These federal labor regulations are often more burdensome and expensive than regulations governing other industries and may place us at a competitive disadvantage relative to other industries that are not subject to these regulations.

   Approximately 85% of the employees of KCSR are covered under various collective bargaining agreements. Periodically, the collective bargaining agreements with the various unions become eligible for renegotiation. In 1996, national labor contracts governing KCSR were negotiated with all major railroad unions, including the United Transportation Union ("UTU"), the Brotherhood of Locomotive Engineers ("BLE"), the Transportation Communications International Union, the Brotherhood of Maintenance of Way Employees ("BMWE") and the

International Association of Machinists and Aerospace Workers. A new labor contract was reached with the BMWE effective May 31, 2001 and a tentative agreement was reached with the UTU in early 2002. Formal negotiations to enter into new agreements are in progress with the remaining unions and the 1996 labor contracts will remain in effect until new agreements are reached. The wage increase elements of these new agreements may have retroactive application. Unions representing certain former Gateway Western employees are operating under 1994 contracts and are currently in negotiations to extend these contracts, which will remain in effect until new agreements are reached. A new agreement was reached with the BLE of Gateway Western effective December 31, 2001. We have reached new agreements with all but one union representing former employees of MidSouth Corporation, which was merged into KCSR on January 1, 1994. Discussions with this union are ongoing.

   We may be subject to work stoppages in the future as a result of labor disputes and may be subject to terms and conditions in amended or future labor agreements that could have a material adverse affect on our results of operations, financial position and cash flows. Railroads continue to be restricted by certain remaining restrictive work rules, and are thus prevented from achieving optimum productivity with existing technology and systems.

UTILITY INDUSTRY DEREGULATION MAY REDUCE OUR COAL FREIGHT REVENUES OR MARGINS.

   Historically, coal has been an important commodity handled by us. In 2001, coal revenues comprised approximately 22.2% of KCSR's total carload revenues, all of which result from deliveries to utility customers. The utility industry is undergoing a process of deregulation which will likely cause utilities to become more competitive and thus more aggressive in negotiating with coal transportation companies to reduce costs. This could create downward pressure on utility coal transportation rates and increase service requirements. Additionally, there can be no assurance that negotiated coal transportation rates will remain at current levels in the future. Continuing competitive pressures, lower coal transportation rates and declining margins could have a material adverse effect on our business, financial condition and results of operations.

   Utilities will also have greater flexibility in selling electricity to, and buying electricity from, other regional markets. This could have a material adverse effect on our utility customers if such customers are not able to compete effectively with new utility companies that enter their respective markets. As a result, the pattern of coal shipments in a particular market may shift to an alternative utility company that does not use us to deliver its coal requirements. While we are working to help our utility customers remain competitive in this evolving environment, changes in the pattern of coal movements could have a material adverse impact on our business, financial condition and results of operations.

IF THE PROPOSED MERGER OF TWO MEXICAN TRUNK LINE RAILROADS IS CONSUMMATED, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE VALUE OF OUR INVESTMENT IN GRUPO TFM.

   Grupo Carso, S.A. de C.V. and Grupo Mexico, S.A. de C.V. announced their intention to merge the Mexican main line railroads, Ferrosur, S.A. de C.V. ("Ferrosur") and Ferrocarril Mexicano, S.A. de C.V. ("Ferromex"). Ferrosur and Ferromex are two of the three main line railroads created out of the privatization of the Mexican National Railway System. Our affiliate, TFM, is the third. Approval of the proposed merger was recently denied by the Mexican Federal Competition Commission. However, Ferromex recently filed a petition with the Mexican Federal Competition Commission asking that the commission reconsider its decision to deny approval of the proposed merger. If the proposed merger should be consummated, it could have a material adverse effect on the value of our investment in Grupo TFM.

WE MAY BE ADVERSELY AFFECTED BY CHANGES IN GENERAL ECONOMIC, WEATHER OR OTHER CONDITIONS.

   Our operations may be adversely affected by changes in the economic conditions of the industries and geographic areas that produce and consume the freight that we transport. The relative strength or weakness of the United States economy as well as various international and regional economies also affects the businesses served by us. Grupo TFM, Panama Canal Railway Company and Panarail Tourism Company are more directly affected by their respective local economy. Historically, a stronger economy has resulted in improved results for our rail transportation operations. Conversely, when the economy has slowed, results have been less favorable. Our revenues may be affected by prevailing economic conditions and, if an economic slowdown or recession occurs in our key markets, the volume of rail shipments is likely to be reduced. Additionally, our operations may be affected by adverse weather conditions. A weak harvest in the Midwest, for example, may substantially reduce the volume of business we traditionally handle for our agricultural products customers. Additionally, many of the goods and commodities we carry experience cyclical demand. Our results of operations can be expected to reflect this cyclical demand because of the significant fixed costs inherent in railroad operations. Our operations may also be affected by natural disasters or terrorist acts. Significant reductions in our volume of rail shipments due to economic, weather or other conditions could have a material adverse effect on our business, financial condition and results of operations.

OUR OPERATING RESULTS AND FINANCIAL CONDITION WILL DEPEND ON EXECUTION OF OUR BUSINESS STRATEGY. IF WE FAIL TO EXECUTE OUR BUSINESS STRATEGY, IT MAY NEGATIVELY IMPACT OUR FINANCIAL CONDITION.

   Our operating results and financial condition will depend in large measure on our ability to successfully execute our business strategy. Our business strategy includes capitalizing on NAFTA trade to generate traffic and increase revenues, exploiting our domestic opportunities, establishing new and expanding existing strategic alliances and marketing agreements, and providing superior customer service. Successful implementation of this strategy depends on many factors, including factors beyond our control. There can be no assurance that we will be able to implement our strategy on a timely basis or at all or that, if implemented, such strategy will achieve the desired results.

WE COMPETE AGAINST OTHER RAILROADS, TRUCK CARRIERS AND OTHER MODES OF TRANSPORTATION.

   If we are unable to compete successfully, it could have a material adverse effect on our business, financial condition and results of operations.

   Our rail operations compete against other railroads, many of which are much larger and have significantly greater financial and other resources than us. Since 1994, there has been significant consolidation among major North American rail carriers. As a result of this consolidation, the railroad industry is now dominated by a few "mega-carriers." We believe that our revenues were negatively affected by the merger of Burlington Northern, Inc. and Santa Fe Pacific Corporation in 1995 (forming BNSF), the merger of the Union Pacific Railroad Company ("UP") with the Chicago and North Western Transportation Company in 1995 and the merger of the UP and the Southern Pacific Rail Corporation ("SP") in 1996, which led to diversions of rail traffic away from our lines. We also regard the larger western railroads (BNSF and UP), in particular, as significant competitors to our operations and prospects because of their substantial resources.

   Truck carriers have eroded the railroad industry's share of total transportation revenues. Changing regulations, subsidized highway improvement programs and favorable labor regulations have improved the competitive position of trucks in the United States as an alternative mode of surface transportation for many commodities. In the United States, the trucking industry generally is more cost and transit-time competitive than railroads for short-haul distances. We are also subject to competition from barge lines and other maritime shipping. Mississippi and Missouri River barge traffic, among others, compete with us in the transportation of bulk commodities such as grains, steel and petroleum products.

   Increased competition has resulted in downward pressure on freight rates. Competition with other railroads and other modes of transportation is generally based on the rates charged, the quality and reliability of the service provided and the quality of the carrier's equipment for certain commodities. Continuing competitive pressures and declining margins could have a material adverse effect on our business, financial condition and results of operations.

OUR BUSINESS STRATEGY, OPERATIONS AND GROWTH RELY SIGNIFICANTLY ON JOINT VENTURES AND OTHER STRATEGIC ALLIANCES.

   Operation of our integrated rail network and our plans for growth and expansion rely significantly on joint ventures and other strategic alliances. We hold an indirect interest in two strategically significant railroad companies, Tex-Mex through TFM and TFM through our minority interest in Grupo TFM. As a minority shareholder, we are not in a position to control operations, strategies or financial decisions without the concurrence of Grupo TMM, the largest shareholder in Grupo TFM. In addition, conflicts have arisen in the past and may arise in the future between our business objectives and those of Grupo TMM. Resolution of any future conflicts in our favor may be difficult or impossible given our minority ownership position. We do maintain supermajority rights, which provide us with the ability to block certain actions proposed by Grupo TMM at Grupo TFM. Our ownership interests in these companies are subject to restrictions on disposition.

   Our operations are also dependent on interchange, trackage rights, haulage rights and marketing agreements with other railroads and third parties that enable us to exchange traffic and utilize trackage we do not own. These agreements extend our network and provide strategically important rail links to Mexico, the northern Midwest United States and Canada. Our ability to provide comprehensive rail service to our customers depends in large part upon our ability to maintain these agreements with other railroads and third parties. The termination of these agreements could adversely affect our business, financial condition and results of operations. There can be no assurance that these agreements will be renewed after their expiration and the failure to renew any of them could adversely affect our business, financial condition and results of operations. In addition, we are dependent in part upon the financial health and efficient performance of other railroads. For example, much of Tex-Mex's traffic moves over the UP's lines via trackage rights, and a significant portion of our grain shipments originate with I&M Rail Link pursuant to our marketing agreement with it. BNSF is our largest partner in the interchange of rail traffic. There can be no assurance that we will not be materially affected adversely by operational or financial difficulties of other railroads.

OUR SUCCESS WILL DEPEND UPON OUR ABILITY TO RETAIN AND ATTRACT QUALIFIED MANAGEMENT PERSONNEL.

   Our operations and the continued execution of our business strategy are dependent upon the continued employment of our senior management team. Recruiting, motivating and retaining qualified management personnel, particularly those with expertise in the railroad industry, are vital to our operations and ultimate success. There is substantial competition for qualified management personnel and there can be no assurance that we will be able to attract or retain qualified personnel. The loss of key personnel or the failure to hire qualified personnel could materially adversely affect our business and financial results.

OUR MEXICAN INVESTMENT SUBJECTS US TO POLITICAL AND ECONOMIC RISKS.

   As of March 31, 2002, we had invested approximately $300 million in Grupo TFM. Our investment in Mexico involves a number of risks. The Mexican government exercises significant influence over the Mexican economy and its actions could have a significant impact on TFM. Our Mexican investment may also be adversely affected by currency fluctuations, price instability, inflation, interest rates, regulations, taxation, cultural differences, social instability, labor disputes and other political, social and economic developments in or affecting Mexico. Moreover, TFM's commercial success is heavily dependent on expected increases in U.S.-Mexico trade and will be strongly influenced by the effect of NAFTA on such trade. Downturns in either of the U.S. or Mexican economies or in trade between the United States and Mexico would be likely to adversely impact TFM's business, financial condition and results of operations. There can be no assurances that the various risks associated with operating in Mexico can be effectively and economically mitigated by TFM. Additionally, no assurances can be given that the value of these investments will not become impaired.

   TFM holds the concession to operate Mexico's Northeast Rail Lines (the "Concession") for 50 years, beginning in 1997, and, subject to certain conditions, has a 50-year extension option. The Concession is subject to certain mandatory trackage rights and is only exclusive for 30 years. Additionally, the Mexican government may revoke exclusivity after 20 years if it determines that there is insufficient competition and may terminate the Concession as a result of certain conditions or events, including (1) TFM's failure to meet its operating and financial obligations with regard to the Concession under applicable Mexican law, (2) a statutory appropriation by the Mexican government for reasons of public interest and (3) liquidation or bankruptcy of TFM. TFM's assets and its rights under the Concession may also be seized temporarily by the Mexican government. Revocation or termination of the Concession would materially adversely affect TFM's operations and its ability to make payments on its debt. Further, even though TFM would be entitled to compensation for a statutory appropriation or temporary seizure, any such compensation might be insufficient to cover TFM's losses. The loss of the Concession would materially adversely impact TFM's business, financial condition and results of operations which, in turn, would materially adversely impact the value of and return on our investment in Grupo TFM and our ability to market our U.S. operations on the basis of our access to Mexican locations. Currently, Grupo TFM is limited in the amount of dividends it may pay because of bond covenants. An absence of dividends from Grupo TFM will, or limited dividends may, negatively impact our ability to obtain a current cash return on our investment in Grupo TFM.

   Under the Concession, TFM is obligated to grant and is entitled to receive certain trackage rights. The compensation for use of the trackage rights has been under discussion since the granting of the Concession. As TFM and Ferromex were unable to reach an agreement concerning compensation, the Secretary of Communications and Transportation ("SCT") issued an order on March 13, 2002 setting the compensation to be paid by each of TFM and Ferromex for use of the mandatory trackage rights. On April 15, 2002, the SCT rejected TFM's petition seeking reconsideration of its trackage rights decision. TFM has appealed to an administrative court both the SCT's rejection of its petition seeking reconsideration and the SCT's underlying decision on trackage rights compensation. An adverse trackage rights compensation decision could negatively impact our investment in Grupo TFM.

OUR PANAMANIAN INVESTMENT SUBJECTS US TO POLITICAL AND ECONOMIC RISKS.

   We have entered into a joint venture with Mi-Jack Products, Inc. ("Mi-Jack"--a private U.S. company located in Illinois), through which we own 50% of the common stock of PCRC, which owns all of the common stock of PTC. As of June 30, 2002, we had invested approximately $19.0 million in the PCRC, comprised of $12.9 million in equity and $6.1 million in subordinated loans. PCRC operates a railroad between Panama City and Colon, Panama, while PTC operates a tourist and commuter railway service in conjunction with and over the lines of the PCRC. Our investment in PCRC has risks associated with operating in Panama, including, among others, cultural differences, varying labor and operating practices, political risk and differences between the U.S. and Panamanian economies. There can be no assurances that the risks associated with operating in Panama can be effectively and economically mitigated by PCRC. Additionally, no assurances can be given that the value of our investment in PCRC will not become impaired. Further, KCS is a guarantor to the International Finance Corporation (IFC) for up to $5.6 million of deferred principal payments on behalf of PCRC and, if PCRC terminates the concession contract without the consent of the IFC, a guarantor for up to 50% of the outstanding senior loans of PCRC. The senior loans had an outstanding balance of approximately $45 million at June 30, 2002. KCSR is also a guarantor for up to $2.4 million of equipment loans from Transamerica Corporation.

WE ARE SUBJECT TO REGULATION BY FEDERAL, STATE AND LOCAL REGULATORY AGENCIES. OUR FAILURE TO COMPLY WITH VARIOUS FEDERAL, STATE AND LOCAL REGULATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

   In addition to safety, health and other regulations, generally our U.S. rail subsidiaries, like other rail common carriers, are subject to regulation by the Surface Transportation Board, the Federal Railroad Administration, the Occupational Safety and Health Administration, state departments of transportation and other state and local regulatory agencies. Government regulation of the railroad industry is a significant determinant of the competitiveness and profitability of railroads. While deregulation of rates and services in the United States has substantially increased the flexibility of railroads to respond to market forces, the deregulated environment has also resulted in highly competitive rates. Material noncompliance by us with these various regulatory requirements or changes in regulation of the industry through legislative, administrative, judicial or other action could have a material adverse effect on our business, financial condition and results of operations, including limitations on our operating activities until compliance with applicable requirements is completed.

ENVIRONMENTAL LIABILITIES COULD REQUIRE US TO INCUR MATERIAL COSTS AND TEMPORARILY SUSPEND ANY OPERATIONS THAT ARE FOUND TO VIOLATE ENVIRONMENTAL LAWS.

   Our operations are subject to extensive federal, state and local environmental laws and regulations concerning, among other things, emissions to the air, discharges to waters, waste management, hazardous substance transportation, handling and storage, decommissioning of underground storage tanks and soil and groundwater contamination. Those laws and regulations can
(1) impose substantial fines and criminal sanctions for violations, (2) require us to upgrade equipment or make operational changes to limit pollution emissions or decrease the likelihood of accidental hazardous substance releases, or (3) temporarily prohibit us from conducting operations if those operations violate applicable requirements. We incur, and expect to continue to incur, significant environmental compliance costs, including, in particular, costs necessary to maintain compliance with requirements governing our chemical and hazardous material shipping operations, our refueling operations and our repair facilities.

   Many of our current and former properties are or have been used for industrial purposes, including, for example, hazardous material storage, waste disposal and treatment, foundry operations, drum reconditioning services and chemical treatment of wood products. Accordingly, we also are subject to potentially material liabilities relating to the investigation and cleanup of contaminated properties, and to claims alleging personal injury or property damage as the result of exposures to, or releases of, hazardous substances. Such liabilities could relate to properties that we owned or operated in the past, as well as any of our currently owned or operated properties. Such liabilities also could relate to third-party sites to which we or our predecessors sent waste for treatment or disposal, or which otherwise were affected by our operations. For example, we are conducting investigation and cleanup activities at several properties which we own or which we or our predecessors owned or operated in the past. We also are investigating and remediating several third-party sites that were affected by spills from our rail car operations and have been identified as a potentially responsible party at several third-party disposal sites to which we sent waste and other materials in the past. In addition, we are a defendant in a class action lawsuit alleging personal injuries and property damage from a chemical rail car explosion in 1995.

   Although we have recorded liabilities for estimated environmental remediation and other environmental costs, actual expenditures or liabilities could exceed estimated amounts and could have a material adverse effect on our consolidated results of operations or financial position. New laws and regulations, stricter enforcement of existing requirements, new spills, releases or violations or the discovery of previously unknown contamination could require us to incur costs or become the basis for new or increased liabilities that could have a material adverse effect on our business, results of operations or financial condition.

WE MAY SUFFER A CATASTROPHE, COLLISION, PROPERTY LOSS, SERVICE INTERRUPTION OR TERRORIST ACT.

   The operation of any railroad carries with it an inherent risk of catastrophe, collision and property loss. In the course of train operations, service interruptions, derailments, spills, explosions, leaks, other environmental events, cargo loss or damage and business interruption resulting from adverse weather conditions or natural phenomena could result in loss of revenues, increased liabilities or increased costs. Significant environmental mishaps can cause serious bodily injury, death and extensive property damage, particularly when such accidents occur in heavily populated areas. We maintain insurance (including self-insurance) consistent with industry practice against accident-related risks involved in the operation of our business. However, there can be no assurance that such insurance would be sufficient to cover the cost of damages suffered by us or damages to others or that such insurance will continue to be available at commercially reasonable rates. Moreover, our insurance coverage for events occurring prior to 1996 did not extend to punitive damage awards, which are increasingly being levied in civil cases related to environmental accidents.

   While we maintain terrorism coverage under certain of our liability insurance policies, we do not maintain such coverage under our property damage insurance policies and do not otherwise maintain insurance coverage for terrorist acts. Recently, the U.S. Department of Transportation issued a warning about possible terrorist attacks on rail and transit systems in the U.S. There can be no assurance that any accident, natural disaster or terrorist act would not cause a significant interruption in our operations or materially adversely affect our business, financial condition and results of operations.

                                USE OF PROCEEDS

   This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus.

   Our net proceeds from the sale of the outstanding notes (after deducting the Initial Purchasers' discounts and commissions and offering expenses payable by
us) were approximately $195.8 million. We used the net proceeds to refinance existing bank debt and other indebtedness. See "Description of New Credit Agreement and Other Indebtedness."

                                CAPITALIZATION

   The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2002:

     . on an actual basis; and

     . as adjusted to give effect to a $30.0 million reduction of indebtedness and to the sale of the outstanding notes and the application of the net proceeds received therefrom as if they had occurred on March 31, 2002. See "Use of Proceeds."


   This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the notes thereto, and the other financial information included in this prospectus.

                                             AS OF MARCH 31, 2002
                                           -------------------
                                            ACTUAL    AS ADJUSTED
                                           --------  -----------
Cash and cash equivalents................. $   56.8   $   25.8
                                           ========   ========
Debt (including short-term portions):
   Revolving credit facilities /(1)/...... $     --   $     --
   Tranche A term loans...................    122.5        -- /(2)/
   Tranche B term loans...................    246.9      150.0/(4)/
   Other debt.............................     58.5       51.1/(4)/
   9 1/2% Senior notes due 2008...........    200.0      200.0
   7 1/2% Senior notes due 2009...........       --      200.0
                                           --------   --------
       Total debt.........................    627.9      601.1
Stockholders' equity:
   Preferred stock........................      6.1        6.1
   Common stock...........................      0.6        0.6
   Retained earnings......................    694.2      692.6/(3)/
   Accumulated other comprehensive income.     (2.2)      (2.2)
                                           --------   --------
       Total stockholders' equity.........    698.7      697.1
                                           --------   --------
          Total capitalization............ $1,326.6   $1,298.2
                                           ========   ========

--------
/(1)/As of March 31, 2002, no amounts were drawn down under our $100.0 million revolving credit facilities. In connection with the sale of the outstanding notes, we amended and restated our credit facilities. See "Description of New Credit Agreement and other Indebtedness."
/(2)/Reflects the reduction of Tranche A term loans of $30 million with proceeds from the sale of our equity interest in Mexrail and application of a portion of the net proceeds from the sale of the outstanding notes.
/(3)/Reflects write-off of unamortized deferred financing costs of $1.6 million from the term loans outstanding under the KCS Credit Facilities, net of taxes of $0.9 million.
/(4)/Reflects application of a portion of the net proceeds from the sale of the notes.

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The following table sets forth selected consolidated financial data for KCS and certain subsidiaries and affiliates. The statement of income data for the years ended December 31, 1999, 2000 and 2001 and the balance sheet data as of December 31, 1999, 2000 and 2001 have been derived from KCS's audited financial statements which appear elsewhere in this prospectus. The statement of income data for the three-month periods ended March 31, 2001 and 2002 and the balance sheet data as of March 31, 2001 and 2002 have been derived from KCS's unaudited financial statements which appear elsewhere in this prospectus. The statement of income data for the year ended December 31, 1998 and the balance sheet data as of December 31, 1998 have been derived from KCS's audited financial statements, none of which are included in this prospectus. The statement of income data for the year ended December 31, 1997 and the balance sheet data as of December 31, 1997 and March 31, 2001 has been derived from KCS's unaudited financial statements, none of which are included in this prospectus.

   The unaudited balance sheet data and statement of income data as of and for the three-month periods ended March 31, 2001 and 2002 include all adjustments, consisting only of normal, recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations of KCS as of such date and for such periods. Operating results for the three months ended March 31, 2002 are not necessarily indicative of results that may be expected for the entire year or for any future period.

   All of the summary data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of KCS and other financial information included elsewhere or incorporated by reference in this prospectus.

                                                                                                          THREE MONTHS
                                                              YEAR ENDED DECEMBER 31,                    ENDED MARCH 31,
                                             ----------------------------------------------------      ------------------
                                                 1997      1998       1999        2000        2001        2001      2002
                                             -------      ------  ------       ------      ------      ------      ------
                                                                                                           (UNAUDITED)
                                                                 (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA: /(9)/
   Revenues................................. $ 573.2      $613.5  $601.4       $572.2      $577.3      $144.0      $142.5
   Operating costs and expenses.............   424.0       438.6   480.4        458.3       463.9       123.5       114.2
   Depreciation and amortization............    62.1        56.7    56.9         56.1        58.0        14.4        14.9
   Restructuring, asset impairment and
     other charges..........................   178.0          --      --           --          --          --          --
                                             -------      ------  ------       ------      ------      ------      ------
   Operating income (loss)..................   (90.9)      118.2    64.1         57.8        55.4         6.1        13.4
   Equity in net earnings (loss) of
     unconsolidated affiliates:
       Grupo TFM............................   (12.9)       (3.2)    1.5         21.6        28.5        11.1         4.8
       Other................................     3.2         0.3     3.7          2.2        (1.4)        0.1         0.1
   Gain on sale of Mexrail..................      --          --      --           --          --          --         4.4
   Interest expense, net....................   (53.3)      (59.6)  (57.4)       (65.8)      (52.8)      (15.2)      (11.3)
   Other income.............................     3.2         9.4     5.3          6.0         4.2         1.0         4.4
                                             -------      ------  ------       ------      ------      ------      ------
   Income (loss) from continuing
     operations before income taxes.........  (150.7)       65.1    17.2         21.8        33.9         3.1        15.8
   Income tax expense (benefit).............   (18.6)       27.1     7.0         (3.6)        2.8        (3.2)        4.1
                                             -------      ------  ------       ------      ------      ------      ------
   Income (loss) from continuing
     operations............................. $(132.1)     $ 38.0  $ 10.2       $ 25.4/(1)/ $ 31.1/(2)/ $  6.3/(2)/ $ 11.7
                                             =======      ======  ======       ======      ======      ======      ======
   Basic earnings (loss) per share from
     continuing operations /(3)/............ $ (2.46)     $ 0.69  $ 0.18       $ 0.44      $ 0.53      $ 0.11      $ 0.20
   Diluted earnings per share from
     continuing operations /(3)/............ $ (2.46)     $ 0.67  $ 0.17       $ 0.43      $ 0.51      $ 0.10      $ 0.19
   Ratio of earnings to fixed charges /(4)/.     -- /(5)/    1.9x    1.2x/(6)/    1.0x        1.1x        -- /(7)/    1.6x

                                         DECEMBER 31,                       MARCH 31,
                       -----------------------------------------------  ------------------
                         1997      1998     1999      2000      2001      2001      2002
                       --------  -------- --------  --------  --------  --------  --------
                                        (IN MILLIONS)
                                                                           (UNAUDITED)
BALANCE SHEET DATA (AT
  END OF PERIOD):
 Working capital...... $ (195.2) $    1.7 $  (45.7) $  (32.6) $   (3.1) $  (23.0) $    6.8
 Total assets/(8)/....  2,109.9   2,337.0  2,672.0   1,944.5   2,010.9   1,956.4   1,999.9
 Total debt...........    916.6     836.3    760.9     674.6     658.4     681.7     627.9
 Stockholders'
   equity/(3)(8)/.....    698.3     931.2  1,283.1     643.4     680.3     649.6     698.7

--------
/(1)/ Income from continuing operations for 2000 excludes extraordinary debt retirement costs of $8.7 million (net of income taxes of $4.0 million). This amount includes $1.7 million (net of income taxes of $0.1 million) related to Grupo TFM.
/(2)/ Income from continuing operations for the three months ended March 31, 2001 and the year ended December 31, 2001 exclude a charge for the cumulative effect of an accounting change of $0.4 million (net of income taxes of $0.2 million).
/(3)/ On July 12, 2000, KCS completed a reverse stock split whereby every two shares of KCS common stock were converted into one share of KCS common stock. All periods presented in the accompanying schedules reflect this one-for-two reverse stock split.
/(4)/ The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose "earnings" represent the sum of (i) pretax income from continuing operations adjusted for income (loss) from unconsolidated affiliates, (ii) fixed charges, (iii) distributed income from unconsolidated affiliates and (iv) amortization of capitalized interest, less capitalized interest. "Fixed charges" represent the sum of
      (i) interest expensed, (ii) capitalized interest, (iii) amortization of deferred debt issuance costs and (iv) one-third of our annual rental expense, which management believes is representative of the interest component of rental expense.
/(5)/ Due to the restructuring, asset impairment and other charges of $178.0 million, the 1997 ratio of earnings to fixed charges coverage was less than 1:1. The ratio of earnings to fixed charges would have been 1:1 if a deficiency of $148.4 million was eliminated. Excluding these items, the ratio of earnings to fixed charges for 1997 would have been 1.4x.
/(6)/ Includes unusual costs of $12.7 million. Excluding these items the ratio of earnings to fixed charges for 1999 would have been 1.3x.
/(7)/ The ratio of earnings to fixed charges would have been 1:1 if a deficiency of $6.2 million was eliminated.
/(8)/ The total assets and stockholders' equity presented herein include the net assets of Stilwell as of December 31, 1997, 1998 and 1999 as follows:
      $348.3 million, $540.2 million and $814.6 million, respectively.
/(9)/ Effective January 1, 2002, KCS adopted Statement of Financial Accounting
      Standards No. 142 ("SFAS 142") "Goodwill and Other Intangible Assets". See Note 16 to the KCS financial statements for the year ended December 31, 2001 included in this prospectus for pro forma disclosures related to earnings per share reflecting the adoption of SFAS 142.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   THE DISCUSSION SET FORTH BELOW, AS WELL AS OTHER PORTIONS OF THIS PROSPECTUS, CONTAINS FORWARD-LOOKING COMMENTS THAT ARE NOT BASED UPON HISTORICAL INFORMATION. SUCH FORWARD-LOOKING COMMENTS ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND MANAGEMENT'S PERCEPTION THEREOF AS OF THE DATE OF THIS PROSPECTUS. READERS CAN IDENTIFY THESE FORWARD-LOOKING COMMENTS BY THE USE OF SUCH VERBS AS EXPECTS, ANTICIPATES, BELIEVES OR SIMILAR VERBS OR CONJUGATIONS OF SUCH VERBS. OUR ACTUAL RESULTS COULD MATERIALLY DIFFER FROM THOSE INDICATED IN FORWARD-LOOKING COMMENTS. THE DIFFERENCES COULD BE CAUSED BY A NUMBER OF FACTORS OR COMBINATION OF FACTORS INCLUDING, BUT NOT LIMITED TO, THOSE FACTORS IDENTIFIED IN "RISK FACTORS" HEREIN. READERS ARE STRONGLY ENCOURAGED TO CONSIDER THESE AND OTHER FACTORS WHEN EVALUATING ANY FORWARD-LOOKING COMMENTS. WE WILL NOT UPDATE ANY FORWARD-LOOKING COMMENTS SET FORTH IN THIS DOCUMENT.

   THE DISCUSSION HEREIN IS INTENDED TO CLARIFY AND FOCUS ON OUR RESULTS OF OPERATIONS, CERTAIN CHANGES IN OUR FINANCIAL POSITION, LIQUIDITY, CAPITAL STRUCTURE AND BUSINESS DEVELOPMENTS FOR THE PERIODS COVERED BY THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS PROSPECTUS. THIS DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THESE CONSOLIDATED FINANCIAL STATEMENTS, THE RELATED NOTES AND THE REPORTS OF INDEPENDENT ACCOUNTANTS THEREON, AND IS QUALIFIED BY REFERENCE THERETO.

OVERVIEW

   KCS is a Delaware corporation organized in 1962. KCS is a holding company and its principal subsidiaries and affiliates include the following:

     . The Kansas City Southern Railway Company ("KCSR"), a wholly-owned subsidiary;

     . Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM"), a
       36.9% owned unconsolidated affiliate, which owns 80% of the common stock of TFM. TFM owns 100% of the common stock of Mexrail, Inc. ("Mexrail"), which in turn wholly owns The Texas-Mexican Railway Company ("Tex-Mex");

     . Southern Capital Corporation, LLC, a 50% owned unconsolidated affiliate that leases locomotive and rail equipment to KCSR;

     . Panama Canal Railway Company ("PCRC"), an unconsolidated affiliate of which KCSR owns 50% of the common stock. PCRC owns all of the common stock of Panarail Tourism Company ("PTC").

   KCS, as the holding company, supplies its various subsidiaries with managerial, legal, tax, financial and accounting services, in addition to managing other "non-operating" investments.

   For purposes of this "Management's Discussion and Analysis of Financial Condition and Results of Operations," discussions for KCSR reflect the results of KCSR and Gateway Western, which merged October 1, 2001 as combined operating companies and exclude other KCSR subsidiaries or affiliates.

   See "Summary--Recent Events--Sale of Mexrail."

   All per share information included in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" is presented on a diluted basis unless specifically identified otherwise.

RECENT DEVELOPMENTS

PURCHASE OF ADDITIONAL INTEREST IN GRUPO TFM.

   KCS and Grupo TMM have exercised their call option and intend to cause TFM to purchase the 24.6% interest in Grupo TFM currently owned by the Mexican government prior to July 31, 2002. If the purchase had occurred on March 31, 2002, the purchase price would have been approximately $253 million. Various financing alternatives are currently being explored. One source of financing could include the use of funds due to TFM from the Mexican government as a result of the reversion, during the first quarter of 2001, of a portion of the concession to the Mexican government by TFM that covers the Hercules-Mariscala rail line, an approximate 18-mile portion of redundant track in the vicinity of the city of Queretaro. The remainder of the financing required to purchase the Mexican government's Grupo TFM shares has been raised by TFM through the sale of $180 million of debt securities. If TFM is unable to complete this purchase on a timely basis, we intend to make the purchase, but there can be no assurance that we will be able to purchase all or any portion of the government's interest.

DEBT REFINANCING AND RE-CAPITALIZATION OF KCS'S DEBT STRUCTURE.

   REGISTRATION OF SENIOR UNSECURED NOTES. During the third quarter of 2000, KCS completed a $200 million private offering of debt securities through its wholly-owned subsidiary, KCSR. The offering, completed pursuant to Rule 144A under the Securities Act of 1933 in the United States and Regulation S outside the United States, consisted of 8 year 9 1/2% senior unsecured notes. Net proceeds from the offering of $196.5 million were used to refinance term debt and reduce commitments under the KCS Credit Facilities. The refinanced debt was scheduled to mature on January 11, 2001. Costs related to the issuance of the 9 1/2% senior notes were deferred and are being amortized over the eight year term of the 9 1/2% senior notes. The remaining balance of these deferred costs was approximately $3.8 million at December 31, 2001. In connection with this refinancing, KCS reported an extraordinary loss of $1.1 million (net of income taxes of $0.7 million).

   GRUPO TFM. During the third quarter of 2000, Grupo TFM accomplished a refinancing of approximately $285 million of its senior secured credit facilities through the issuance of a U.S. Commercial Paper ("USCP") program backed by a letter of credit. The USCP is a 2-year program for up to a face value of $310 million. The average discount rate for the first issuance was 6.54%. This refinancing provides the ability for Grupo TFM to pay limited dividends. As a result of this refinancing, Grupo TFM recorded approximately $9.2 million in pretax extraordinary debt retirement costs. KCS reported $1.7 million (net of income taxes of $0.1 million) as its proportionate share of these costs as an extraordinary item.

   NOTE OFFERING. We completed a private offering of $200 million of 71/2% senior notes due 2009 of KCSR in June 2002. The Initial Purchasers of the outstanding notes subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to qualified buyers outside the United States in reliance upon Regulation S under the Securities Act. Our net proceeds from the sale of the outstanding notes (after deducting the Initial Purchasers' discounts and commissions and offering expenses payable by us) were approximately $195.8 million. We used the net proceeds to refinance existing bank debt and other indebtedness. See "Description of New Credit Agreement and Other Indebtedness."

   NEW CREDIT AGREEMENT. The KCS Credit Facilities were amended and restated in connection with the Note Offering. The KCS Credit Facilities contained, and the New Credit Agreement contains, certain covenants that, among others, restrict the ability of KCS's subsidiaries, including KCSR, to incur additional indebtedness, and restrict KCS's ability and its subsidiaries' ability to:

     . incur additional liens,

     . enter into sale and leaseback transactions,

     . merge or consolidate with another entity,

     . sell assets,

     . enter into certain transactions with affiliates,

     . enter into agreements that restrict the ability to incur liens or, with respect to KCSR and KCS's other subsidiaries, pay dividends to KCS or another subsidiary of KCS,

     . make investments, loans, advances, guarantees or acquisitions,

     . make certain restricted payments, including dividends, or make certain payments on other indebtedness, or

     . make capital expenditures.

   In addition, KCS is required to comply with specific financial ratios, including minimum interest expense coverage and leverage ratios. The KCS Credit Facilities and the New Credit Agreement also contain certain customary events of default. These covenants, along with other provisions, could restrict maximum utilization of the New Credit Agreement.

   Borrowings under the New Credit Agreement are guaranteed by all of the significant, domestic subsidiaries of KCS other than Wyandotte Garage Corporation and TransFin Insurance Ltd. Caymex Transportation, Inc., SCC Holdings LLC, The Kansas City Northern Railway Company and Veals, Inc., each of which guaranteed the New Credit Agreement, do not guarantee the notes. Wyandotte Garage Corporation and TransFin Insurance Ltd. do not guarantee either the New Credit Agreement or the notes. Interest on the outstanding loans, including revolving loans, under the New Credit Agreement accrues at a rate per annum based on the London Interbank Offered Rate ("LIBOR") or an alternate base rate, as KCS shall select, plus an applicable margin.

   The New Credit Agreement consists of a $100 million revolving credit facility and a $150 million term loan. The term loan under the New Credit Agreement has a maturity of approximately 6 years. We used the proceeds from the Note Offering to repay certain amounts of the term loans under the KCS Credit Facilities.

   The terms of the New Credit Agreement provide us greater financial flexibility than the covenants in the KCS Credit Facilities. We believe the most significant changes are as follows:

     . allowing us to retain 100% of the proceeds from any common stock issuances, or any non-cash-pay preferred stock issuances,

     . allowing us to retain 50% of the proceeds from any cash-pay preferred stock issuances, with the remaining 50% being utilized to repay our bank debt,

     . allowing us to issue additional senior unsecured indebtedness, provided the net proceeds are used to pay down bank debt; however, we may retain up to $50 million of net proceeds of senior unsecured indebtedness if issued in conjunction with at least $100 million of equity proceeds for the purpose of further investment in our Mexican operations,

     . allowing us to retain the first $10 million of net proceeds from asset sales per annum,

     . increasing the "material indebtedness" definition (contained in the KCS
       Credit Facilities) to $20 million from $10 million.

   As a result of the New Credit Agreement and the Note Offering, we expect that our interest expense will increase in the future.

   SOUTHERN CAPITAL REFINANCING. On June 25, 2002, Southern Capital refinanced the outstanding balance of its one-year bridge loan through the issuance of approximately $167.6 milion of pass through trust certificates and the sale of 50 locomotives. The pass through trust certificates are secured by the sold locomotives, all of the remaining locomotives and rolling stock owned by Southern Capital and rental payments payable by KCSR under the sublease of the sold locomotives and its leases of the equipment owned by Southern Capital. Payments of interest and principal of the pass through trust certificates, which are due semi-annually on June 30 and December 30 commencing on December 30, 2002 and ending on June 30, 2022, are insured under a financial guarantee insurance polcy by MBIA Insurance Corporation. KCSR leases or subleases all of the equipment securing the pass through trust certificates.

RESULTS OF OPERATIONS

   The following table details certain income statement components for KCS for the years ended December 31, 1999, 2000 and 2001 and the three months ended March 31, 2001 and 2002, respectively, for use in the analysis below. See the financial statements included elsewhere in this prospectus.

                                                                                                    THREE MONTHS
                                                                   YEAR ENDED DECEMBER 31,         ENDED MARCH 31,
-                                                            ------------------------------      ------------------
                                                                1999        2000        2001        2001      2002
                                                             ------      ------      ------      ------      ------
                                                                                  (IN MILLIONS)
Revenues.................................................... $601.4      $572.2      $577.3      $144.0      $142.5
Costs and expenses..........................................  537.3       514.4       521.9       137.9       129.1
                                                             ------      ------      ------      ------      ------
    Operating income........................................   64.1        57.8        55.4         6.1        13.4
Equity in net earnings (losses) of unconsolidated affiliates    5.2        23.8        27.1        11.2         4.9
Gain on sale of Mexrail.....................................     --          --          --          --         4.4
Interest expense............................................  (57.4)      (65.8)      (52.8)      (15.2)      (11.3)
Other income................................................    5.3         6.0         4.2         1.0         4.4
                                                             ------      ------      ------      ------      ------
    Income from continuing operations before income taxes...   17.2        21.8        33.9         3.1        15.8
Income tax provision (benefit)..............................    7.0        (3.6)        2.8        (3.2)        4.1
                                                             ------      ------      ------      ------      ------
    Income from continuing operations....................... $ 10.2/(1)/ $ 25.4/(2)/ $ 31.1/(3)/ $  6.3/(3)/ $ 11.7
                                                             ======      ======      ======      ======      ======

--------
/(1)/Income from continuing operations for the year ended December 31, 1999 includes $12.7 million of unusual costs. The unusual costs relate to employee separations, labor and personal injury related costs, write-off of costs for a previously planned line buildout, which we do not plan to pursue, and costs associated with the closure of an intermodal facility.
/(2)/Income from continuing operations for the year ended 2000 excludes extraordinary items for debt retirement costs of $8.7 million (net of income taxes of $4.0 million). This amount includes $1.7 million (net of income taxes of $0.1 million) related to Grupo TFM.
/(3)/Income from continuing operations for the three months ended March 31, 2002 and the year ended December 31, 2001 excludes a charge for the cumulative effect of an accounting change of $0.4 million (net of income taxes of $0.2 million). This charge reflects KCS's adoption of SFAS 133 effective January 1, 2001.

   The following table summarizes the revenues and carload statistics of KCSR for the years ended December 31, 1999, 2000 and 2001 and the three months ended March 31, 2001 and 2002, respectively. Certain prior year amounts have been reclassified to reflect changes in the business groups and to conform to the current year presentation.

                                                REVENUES              CARLOADS AND INTERMODAL UNITS
                                   ---------------------------------- -----------------------------
                                                        THREE MONTHS                    THREE MONTHS
                                        YEAR ENDED          ENDED        YEAR ENDED        ENDED
                                       DECEMBER 31,       MARCH 31,     DECEMBER 31,     MARCH 31,
                                   -------------------- ------------- ----------------- -----------
                                    1999   2000   2001   2001   2002  1999  2000  2001  2001   2002
                                   ------ ------ ------ ------ ------ ----- ----- ----- -----  -----
                                             (IN MILLIONS)                   (IN THOUSANDS)
General commodities:
    Chemical and petroleum........ $131.9 $125.6 $123.8 $ 32.6 $ 31.9 165.5 154.1 146.0  41.2   35.9
    Paper and forest..............  130.1  132.3  130.3   30.1   32.0 202.9 192.4 184.0  44.5   43.8
    Agricultural and mineral......   96.5   93.6   87.9   21.3   23.8 141.0 132.0 125.7  30.9   33.0
                                   ------ ------ ------ ------ ------ ----- ----- ----- -----  -----
Total general commodities.........  358.5  351.5  342.0   84.0   87.7 509.4 478.5 455.7 116.6  112.7
    Intermodal and automotive.....   58.7   62.1   66.0   18.6   14.2 233.9 269.3 291.1  76.8   67.0
    Coal..........................  117.4  105.0  118.7   27.6   28.8 200.8 184.2 202.3  46.5   58.5
                                   ------ ------ ------ ------ ------ ----- ----- ----- -----  -----
Carload revenues and carload and
 intermodal units.................  534.6  518.6  526.7  130.2  130.7 944.1 932.0 949.1 239.9  238.2
                                                                      ===== ===== ===== =====  =====
Other rail-related revenues.......   51.8   44.5   39.7    9.9    9.7
                                   ------ ------ ------ ------ ------
    Total KCSR revenues...........  586.4  563.1  566.4  140.1  140.4
Other subsidiary revenues.........   15.0    9.1   10.9    3.9    2.1
                                   ------ ------ ------ ------ ------
    Total consolidated revenues... $601.4 $572.2 $577.3 $144.0 $142.5
                                   ====== ====== ====== ====== ======

   The following table summarizes consolidated costs and expenses for the years ended December 31, 1999, 2000 and 2001 and the three months ended March 31, 2001 and 2002, respectively. Certain prior year amounts have been reclassified to conform to the current year presentation:


                                                                THREE MONTHS
                                                YEAR ENDED          ENDED
                                               DECEMBER 31,       MARCH 31,
                                           -------------------- -------------
                                            1999   2000   2001   2001   2002
                                           ------ ------ ------ ------ ------
                                                     (IN MILLIONS)
Compensation and benefits................. $206.0 $197.8 $192.9 $ 49.1 $ 49.4
Depreciation and amortization.............   56.9   56.1   58.0   14.4   14.9
Purchased services........................   58.9   54.8   57.0   12.0   14.0
Operating leases..........................   46.3   51.7   50.9   12.8   12.1
Fuel......................................   34.2   48.1   43.9   12.4    9.5
Casualties and insurance..................   30.8   34.9   42.1   14.6    7.9
Car hire..................................   22.4   14.8   19.8    6.5    5.2
Other.....................................   81.8   56.2   57.3   16.1   16.1
                                           ------ ------ ------ ------ ------
   Total consolidated costs and expenses.. $537.3 $514.4 $521.9 $137.9 $129.1
                                           ====== ====== ====== ====== ======

THREE MONTHS ENDED MARCH 31, 2002 COMPARED WITH THREE MONTHS ENDED MARCH 31,
2001

   NET INCOME. For the three months ended March 31, 2002, net income increased $5.8 million to $11.7 million ($0.19 per diluted share) from $5.9 million ($0.10 per diluted share) for the three months ended March 31, 2001. This quarter to quarter increase was primarily the result of a $8.8 million decline in operating expenses, a $3.9 million decrease in interest expense, a $3.4 million increase in other income and a $4.4 million gain realized on the sale of Mexrail to TFM. These increases were partially offset by a $1.5 million decrease in revenue, a $6.3 million decrease in equity in net earnings of unconsolidated affiliates and a $7.3 million increase in the income tax provision.

   REVENUES. Consolidated revenues for the three months ended March 31, 2002 were $142.5 million compared to $144.0 million for the three months ended March 31, 2001. An increase in revenues for KCSR of $0.3 million was offset by a decline of approximately $1.8 million from other subsidiaries, resulting mostly from volume declines at our bulk coke handling facility and our railroad tie plant. The following discussion provides an analysis of KCSR revenues by commodity group.

   CHEMICAL AND PETROLEUM PRODUCTS. For the three months ended March 31, 2002, revenues for chemical and petroleum products decreased $0.7 million (2.2%) compared to the three months ended March 31, 2001. Higher revenue for gases and inorganic products were offset by declines in other chemical and petroleum products. The increase in revenues for gases was primarily the result of an increase in production by a single customer during the quarter. The increase in revenue for inorganic products was primarily the result of increased access to production facilities in Geismar, Louisiana and new business previously shipped by other rail carriers. The decline in other chemical and petroleum products was primarily the result of lower industrial production as a result of the continued slowdown of the U.S. economy. Volume related revenue declines were somewhat mitigated through longer hauls and selective price increases. Chemical and petroleum products revenue accounted for 24.4% and 25.0% of total carload revenues for the three months ended March 31, 2002 and 2001, respectively.

   PAPER AND FOREST PRODUCTS. Paper and forest product revenues increased $1.9 million (6.3%) for the three months ended March 31, 2002 compared with the same period of 2001. Increases in revenues for paper and lumber products as well as military shipments were partially offset by a decrease in metal product revenues. The increase in revenue for shipments of lumber products resulted from volume gains due to strength in the home building market, as well as certain rate increases and longer hauls. Higher revenue for paper products was due mostly to an increase in the revenue per carload arising from targeted rate increases and longer hauls. Demand driven volume declines contributed to lower revenue for metal products quarter to quarter. Paper and forest products revenue accounted for 24.5% and 23.1% of total carload revenues for the three months ended March 31, 2002 and 2001, respectively.

   AGRICULTURAL AND MINERAL PRODUCTS. Agricultural and mineral product revenues increased $2.5 million (11.7%) for the three months ended March 31, 2002 compared to the three months ended March 31, 2001. This increase resulted mostly from strength in the export grain and food product markets partially offset by lower revenues for ores and minerals. Higher demand for export grain and food products coupled with increases in certain rates and length of haul led to the increase in related revenue. Demand also improved slightly for domestic grain shipments to poultry producers due to an increase in consumer consumption. Agricultural and mineral products accounted for 18.2% of total carload revenues for the first quarter of 2002 compared to 16.4% for the first quarter of 2001.

   INTERMODAL AND AUTOMOTIVE. Intermodal and automotive revenues decreased $4.4 million (23.7%) for the three months ended March 31, 2002 compared to the same period in 2001. This decrease was primarily the result of a 6.2% decline in carload volume for intermodal traffic and a 50% decline in automotive carloads. These traffic declines were mostly due to the impact of the weakness in the U.S. economy on the intermodal and automotive industries. Automotive revenues were also significantly impacted by the loss of certain Ford business in the third quarter of 2001 due to competitive pricing from another railroad. Our on-time performance for this Ford automotive traffic was approximately 98%, and accordingly, we believe this on-time performance could lead to future business in the automotive marketplace. Intermodal and automotive product revenues accounted for 10.9% of total carload revenues for the first quarter of 2002 compared to 14.3% for the first quarter of 2001.

   COAL. Coal revenues increased $1.2 million (4.4%) for the three months ended March 31, 2002 compared to the same period in 2001, resulting mostly from a 30% increase in tons delivered due to higher customer demand, as well as the re-opening of the Kansas City Power & Light Company Hawthorn plant in June 2001. Hawthorn had been out of service since January 1999 due to an explosion at the Kansas City facility. Revenue increases resulting from higher traffic levels were somewhat mitigated by a contractual rate reduction for KCSR's largest customer, SWEPCO. This rate reduction, as well as the loss of a coal customer beginning in April 2002 due to the expiration of the contract, is expected to result in a reduction of coal revenues during the remainder of 2002. Coal revenues accounted for 22.0% of total carload revenues for the first quarter of 2002 compared to 21.2% for the first quarter of 2001.

   OTHER. Other rail related revenues decreased $0.2 million for the three months ended March 31, 2002 compared to the same period in 2001 primarily due to decreases in switching revenue partially offset by increases in haulage, demurrage, and other revenue.

   COSTS AND EXPENSES. Consolidated costs and expenses decreased $8.8 million for the three months ended March 31, 2002 compared to the same period in 2001 primarily as a result of lower KCSR expenses of $9.3 million and higher expenses at certain other subsidiaries of $0.5 million.

   COMPENSATION AND BENEFITS. Consolidated compensation and benefits expense for the three months ended March 31, 2002 increased $0.3 million to $49.4 million compared to $49.1 million for the three months ended March 31, 2001. A $2.3 million decrease in compensation expense resulted from reduced employee counts, lower overtime costs, and the use of fewer relief crews due to improved operating efficiency. This decrease was offset by a $2.6 million increase in fringe benefits as a result of a 15% increase in health and welfare costs during the first quarter of 2002 and a $2.0 million reduction in retirement-based costs for certain union employees recorded during the first quarter of 2001. Additionally, first quarter 2001 costs for compensation and benefits include approximately $1.3 million associated with a workforce reduction.

   DEPRECIATION AND AMORTIZATION. Consolidated depreciation and amortization expense was $14.9 million for the three months ended March 31, 2002 compared to $14.4 million for the same period in 2001. This $0.5 million increase resulted from a higher asset base partially offset by property retirements. Depreciation and amortization expense is expected to increase by approximately $2.3 million in 2002 compared to 2001 due to the implementation of KCS's Management Control System, which is scheduled to occur in mid-2002.

   PURCHASED SERVICES. For the three months ended March 31, 2002, purchased services expense increased $2.0 million compared with the same period in 2001. This increase resulted from higher costs for locomotive and car repairs contracted to third parties as well as other general purchased services.

   OPERATING LEASES. For the three months ended March 31, 2002, operating lease expense decreased as a result of the expiration of certain leases that have not been renewed due to continued improvements in fleet utilization. Lease expense is expected to increase in the second quarter of 2002 as a result of costs associated with the lease for our new corporate headquarters building. We began leasing this new facility in April 2002. The annual lease payment is expected to be approximately $2.5 million. The net increase in lease expense arising from our new corporate headquarters building is expected to be approximately $1.9 million in 2002.

   FUEL. For the three months ended March 31, 2002, fuel expense decreased $2.9 million or 23.4% compared to the same period in 2001. This decrease in fuel expense was the result of a 26.1% decrease in the average price per gallon somewhat mitigated by a 4.3% increase in fuel usage. Fuel costs represented approximately 7.8% of total KCSR operating expenses for the quarter ended March 31, 2002 compared to 9.4% for the same period in 2001.

   CASUALTIES AND INSURANCE. For the three months ended March 31, 2002, casualties and insurance expense decreased $6.7 million compared to the three months ended March 31, 2001. KCSR experienced several significant derailments in the first quarter of 2001 as well as the settlement of a significant personal injury claim. Costs in the first quarter of 2001 related to these significant derailments approximated $8.5 million compared to derailment expense of approximately $2.5 million for the first quarter of 2002.

   CAR HIRE. Car hire expense for the first quarter of 2002 decreased $1.3 million compared to the first quarter of 2001. During the first quarter of 2002, KCSR was operating a more efficient and well-controlled railroad compared to the first quarter of 2001, leading to an improvement in car utilization and reduction of car hire costs. An unusual number of derailments (as discussed in casualties and insurance), as well as the effects of line washouts and flooding had a significant adverse impact on the efficiency of KCSR's operations during the first quarter of 2001. The resulting inefficiency led to congestion, which contributed to an increase in the number of freight cars from other railroads on our rail line, as well as fewer KCSR freight cars being used by other railroads during the first quarter of 2001.

   OPERATING INCOME AND KCSR OPERATING RATIO. Consolidated operating income for the three months ended March 31, 2002 increased $7.3 million, or 120% compared to $6.1 million for the same period in 2001. This increase resulted from an $8.8 million decrease in operating expenses partially offset by a $1.5 million decrease in revenues. The operating ratio for KCSR improved to 87.2% for the three months ended March 31, 2002 compared to 94.0% for the same period in 2001.

   INTEREST EXPENSE. Consolidated interest expense for the three months ended March 31, 2002 declined $3.9 million (26%) compared to the same period in 2001. This decrease was primarily the result of lower interest rates on variable rate debt as well as a lower average debt balance partially offset by a slight increase in amortization related to debt issue costs.

   OTHER INCOME. For the three months ended March 31, 2002, other income increased $3.4 million compared to the prior year quarter primarily as a result of a $3.3 million gain recorded on the sale of non-operating property.

   INCOME TAX EXPENSE.   For the three months ended March 31, 2002, the
consolidated income tax provision was $4.1 million compared to an income tax benefit of $3.2 million of the prior year quarter. This $7.3 million increase in income tax expense resulted primarily from an increase in domestic operating income and gains recorded on the sale of our investment in Mexrail and non-operating property. As we intend to indefinitely reinvest the equity earnings from Grupo TFM, we do not provide deferred income tax expense for the excess of our book basis over the tax basis of our investment in Grupo TFM. Excluding equity earnings of Grupo TFM, the consolidated effective income tax rate for the three months ended March 31, 2002 was 37.3% compared to (40.0%) for the same period in 2001.

   EQUITY IN NET EARNINGS (LOSSES) OF UNCONSOLIDATED AFFILIATES.   For the
three months ended March 31, 2002, we recorded equity in net earnings of unconsolidated affiliates of $4.9 million compared to $11.2 million for the same period in 2001. This decrease is primarily the result of lower equity earnings from Grupo TFM of $6.3 million and PCRC of $0.8 million partially offset by an increase in equity in earnings from Southern Capital of $0.5 million and Mexrail of $0.3 million.

   For the three months ended March 31, 2001, equity in earnings from Grupo TFM reflected our proportionate share ($9.1 million) of the income recorded by Grupo TFM relating to the reversion of certain concession assets to the Mexican government. Exclusive of this 2001 reversion income, our first quarter 2002 equity in earnings from Grupo TFM increased $2.8 million compared to the same period in 2001. Grupo TFM's revenue for the three months ended March 31, 2002 improved 1% compared to the same period in 2001 while operating expenses declined slightly for the same period. Under International Accounting Standards ("IAS"), Grupo TFM's first quarter 2002 operating ratio was 77.3% compared to 79.8% in the same period in 2001. Grupo TFM's results for the first quarter of 2002 include a $3.5 million deferred tax benefit (calculated under U.S. GAAP) compared to a deferred income tax expense of $21.7 million in the first quarter of 2001. This variance resulted from an income tax provision on the reversion income recorded in the first quarter of 2001, as well as fluctuations in the peso exchange rate and inflation. Also contributing to Grupo TFM's deferred income tax calculation in the first quarter of 2002 was an approximate $1.7 million expense arising from the change in the Mexican corporate income tax rate, which is being reduced from 35% to 32% in one percent increments beginning in 2003. Under U.S. GAAP, the impact of this 3% graduated rate reduction was recognized for deferred tax purposes in the first quarter 2002. This rate reduction adversely impacted the results under U.S. GAAP because Grupo TFM has a deferred tax asset, which had previously been recorded based upon higher income tax rates and was reduced as a result of the rate reduction. After consideration of minority interest, this rate change resulted in a $0.5 million reduction in our equity earnings of Grupo TFM during the first quarter 2002.

   We report our equity in Grupo TFM under U.S. GAAP while Grupo TFM reports under IAS. Because we are required to report our equity in earnings (losses) in Grupo TFM under U.S. GAAP and Grupo TFM reports under IAS, differences in deferred income tax calculations and the classification of certain operating expense categories occur. The deferred tax calculations are significantly impacted by fluctuations in the relative value of the Mexican peso compared to the U.S. dollar and the rate of Mexican inflation, and result in significant variability in the amount of equity in earnings (losses) reported by us.

   CUMULATIVE EFFECT OF ACCOUNTING CHANGE. We adopted the provisions of Statement of Financial Accounting Standards No. 133 ''Accounting for Derivative Instruments and Hedging Activities'' (''SFAS 133'') effective January 1, 2001. As a result of this change in the method of accounting for derivative financial instruments, we recorded an after-tax charge to earnings of $0.4 million in the first quarter of 2001. This charge is presented as a cumulative effect of an accounting change in the accompanying consolidated condensed financial statements.

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YEAR ENDED DECEMBER 31, 2001 COMPARED WITH THE YEAR ENDED DECEMBER 31, 2000

   INCOME FROM CONTINUING OPERATIONS.   For the year ended December 31, 2001,
income from continuing operations increased $5.7 million to $31.1 million (51c per diluted share) from $25.4 million (43c per diluted share) for the year ended December 31, 2000. This increase was primarily a result of a $6.9 million increase in equity earnings from Grupo TFM and a $13.0 million decline in interest expense partially offset by a $2.4 million decrease in domestic operating income, a $3.6 million decrease in equity earnings from other unconsolidated affiliates, and an increase in the income tax provision of $6.4 million. Equity earnings for the year ended December 31, 2001 reflect our proportionate share ($9.1 million) of the income recorded by Grupo TFM relating to the reversion of certain concession assets to the Mexican government.

   REVENUES.   Consolidated revenues for the year ended December 31, 2001 totaled $577.3 million compared to $572.2 million for the year ended December 31, 2000. This $5.1 million, or 0.9%, increase resulted from higher KCSR revenues of approximately $3.3 million coupled with higher revenues from certain other smaller subsidiaries. The following discussion provides an analysis of KCSR revenues by commodity group.

   CHEMICAL AND PETROLEUM.   For the year ended December 31, 2001, chemical and
petroleum product revenues decreased $1.8 million (1.4%) compared to the year ended December 31, 2000. Higher revenues for plastic and inorganic chemical products were offset by declines in most other chemical products. The increase in revenues for plastic products resulted from a plant expansion by a customer in late 2000. The decline in other chemical and petroleum products resulted primarily from lower industrial production reflecting the impact of the slowdown of the U.S. economy. These volume related revenue declines were somewhat mitigated through certain price increases taken in 2001. We believe that at such time that economic conditions improve, the demand for chemical and petroleum products could increase resulting in higher related revenues.

   PAPER AND FOREST.   Revenues for paper and forest products decreased $2.0
million (1.5%) for the year ended December 31, 2001 compared to the year ended December 31, 2000. As a result of the transfer of certain National Guard personnel and related equipment to a military base near KCSR's rail lines, military and other carloads increased $3.9 million for the year ended December 31, 2001. Additionally, for the year ended December 31, 2001, revenues for pulpwood and logchips increased $1.6 million due to a fungus problem with logchips during 2000 (which reduced 2000 revenues) that has since been resolved. These increases for the year ended December 31, 2001 were offset by declines in steel shipments and most other paper and forest product commodities. Contributing to the decline in certain lumber product revenues was an ongoing trade dispute between the United States and Canada relating to softwood lumber producers, which has reduced certain lumber traffic between Canada and Mexico. Negotiations between the United States and Canada are continuing in an effort to resolve this trade dispute. Steel shipments declined due to the loss of certain business and the timing of the receipt of steel shipments in 2001 compared to 2000. Additionally, a significant portion of our steel shipments relate to drilling pipe for oil exploration. Drilling activity has declined due to the reductions in the price of oil, thus resulting in less demand for drilling pipe. The continued decline in the U.S. economy continues to affect the paper and forest product industry significantly as the need for raw materials in related manufacturing and production industries decreased during 2001. Certain price increases during 2001 have partially offset related volume declines. We believe an improvement in the economic conditions could raise the demand for paper and forest products resulting in an increase in related revenues.

   AGRICULTURAL AND MINERAL.   Agricultural and mineral product revenues
decreased $5.7 million (6.1%) for the year ended December 31, 2001 compared to the year ended December 31, 2000. In 2001, domestic grain revenues decreased $3.7 million compared to 2000 primarily due to a general decline in the production of poultry in the United States, which has decreased demand for grain deliveries to our poultry producing customers. Additionally, during the first half of 2001, flooding in Iowa and Minnesota forced a temporary shift in the origination of some domestic grain shipments to Illinois and Indiana, resulting in significantly shorter hauls for KCSR. Export grain increased $1.5 million (18.5%) compared to the year ended December 31, 2000, primarily as a result of increased shipments of soybeans for export through the ports of Beaumont, Texas and Reserve, Louisiana during the fourth quarter of 2001. Annual declines in food products, ores and minerals and stone, clay and glass product revenues resulted primarily from the ongoing decline in the U.S. and global economies. Based

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

on current expectations, we believe that the demand for poultry will improve slightly in 2002, resulting in improved revenues for domestic grain. We believe an improvement in the economic conditions could also raise the demand for other agriculture and mineral products resulting in an increase in related revenues.

   INTERMODAL AND AUTOMOTIVE.   For the year ended December 31, 2001,
intermodal and automotive revenues increased $3.9 million (6.3%) compared to the year ended December 31, 2000 as a result of an increase in automotive revenues of $9.0 million partially offset by a decrease in intermodal revenues of $5.1 million. Automotive revenues increased as a result of the following:
(i) Mazda traffic originating at the International Freight Gateway ("IFG") at the former Richards-Gebaur airbase, located adjacent and connecting to KCSR's main line near Kansas City, Missouri; and (ii) Ford business originating on the CSX in Louisville and interchanged with the KCSR in East St. Louis. This Ford automotive traffic was shipped to Kansas City via KCSR and interchanged with Union Pacific Railroad for delivery to the western United States. During the third quarter of 2001, KCSR lost this Ford business due to competitive pricing; however, our on-time performance for this Ford automotive traffic approximated 98%, which we believe could lead to future business in the automotive marketplace. Intermodal revenues for the year ended December 31, 2001 declined due to several factors, including (i) the impact of the slow-down in the U.S. economy, which has caused related declines in demand; (ii) customer erosion due to service delays arising from congestion experienced in the first quarter of 2001; and (iii) a marketing agreement with Norfolk Southern, which provides that KCSR will perform haulage services for Norfolk Southern from Meridian, Mississippi to Dallas, Texas for an agreed upon haulage fee. This marketing agreement was entered into in May 2000 and became fully operational in June 2000. A portion of the decline in intermodal revenues resulted from the Norfolk Southern haulage traffic that replaced existing intermodal revenues as KCSR is now receiving a smaller per unit haulage fee than the share of revenue it received as part of the intermodal movement. The margins on this traffic are improved, however, because it has a lower cost base to KCSR as certain costs such as fuel and car hire are incurred and paid by Norfolk Southern. We believe an improvement in economic conditions could raise the demand for intermodal and automotive products resulting in an increase in related revenues.

   COAL.   For the year ended December 31, 2001, coal revenue increased $13.7 million (13.0%) compared to the year ended December 31, 2000. These increases were primarily the result of higher demand from coal customers replenishing depleted stockpiles and to satisfy weather-related demands as a result of hot weather conditions in the summer months. Net tons of unit coal shipped increased approximately 9.3% for 2001. Also contributing to the increase was the return of the Kansas City Power & Light Company Hawthorn plant to production in the second quarter of 2001. The Hawthorn plant had been out of service since January 1999 due to an explosion at the Kansas City facility. See "--Trends and Outlook" for discussion of expected decline in coal revenues during 2002.

   OTHER.   For the year ended December 31, 2001, other rail-related revenues declined $4.8 million, comprised mostly of declines in switching and demurrage revenues of $2.9 million and $2.2 million, respectively, partially offset by an increase in haulage revenues of $0.5 million. Declines in switching and demurrage revenues related primarily to volume declines reflecting the weak economy. Demurrage revenues also declined due to more efficient fleet utilization resulting from a well operating railroad.

   COSTS AND EXPENSES.   Consolidated operating expenses increased $7.5 million
(1.5%) to $521.9 million for the year ended December 31, 2001 compared to $514.4 for the year ended December 31, 2000 as a result of higher KCSR expenses of $2.3 million and higher expenses at certain other subsidiaries of $5.2 million.

   COMPENSATION AND BENEFITS.   For the year ended December 31, 2001,
consolidated compensation and fringe benefits expense declined $4.9 million compared to the year ended December 31, 2000, resulting from a $5.6 million reduction in compensation costs partially offset by an increase in fringe benefits expense of $0.7 million. This variance results primarily from a $4.2 million reduction of compensation and fringe benefits at KCSR resulting from a reduction in employee headcount arising from a workforce reduction in response to the

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

slowdown in the U.S. economy and lower costs associated with overtime due to improved operating efficiency. Fringe benefit costs were higher because of an approximate 17% increase in health insurance costs and an increase in unemployment insurance partially offset by a decline in expenses associated with stock option exercises and a $2.0 million reduction in retirement-based costs for certain union employees. The decline in compensation and fringe benefits expense was partially offset by the one-time severance costs of approximately $1.3 million associated with the workforce reduction.

   DEPRECIATION AND AMORTIZATION.   Consolidated depreciation and amortization
expense for the year ended December 31, 2001 increased $1.9 million compared to the year ended December 31, 2000. This increase was primarily the result of an increase in KCSR's asset base partially offset by property retirements and lower STB approved depreciation rates. Depreciation and amortization expense is expected to increase by approximately $2.3 million in 2002 due to the implementation of MCS, which is currently scheduled for implementation on KCSR in mid-2002.

   PURCHASED SERVICES.   For the year ended December 31, 2001, purchased
services expense increased $2.2 million compared to the year ended December 31, 2000. This variance is comprised of a $0.2 million decline in purchased services for KCSR offset by a $2.4 million increase in purchased services for other subsidiaries. The decline in purchased services for KCSR resulted from lower costs related to intermodal lift services and lower environmental compliance costs. The decline in intermodal lift services was the result of a decline in the number of trailers handled at terminals combined with an increase in lift charges billed to others. These declines in costs were partially offset by higher costs for locomotive and car repairs contracted to third parties as well as higher professional fees related to casualty claims. The increase in purchased services related to other subsidiaries consists mostly of higher holding company costs and higher legal costs at a subsidiary related to the settlement of a lawsuit.

   OPERATING LEASES.   For the year ended December 31, 2001, consolidated
operating lease expense decreased $0.8 million compared to the year ended December 31, 2000. This decline was primarily the result of lower KCSR operating lease costs due to the expiration of certain leases for rolling stock that have not been renewed due to better fleet utilization. Lease expense is expected to increase in 2002 as a result of costs associated with the lease for our new corporate headquarters building. We began leasing this new facility in April 2002 for an annual lease payment of approximately $2.5 million. The net increase in lease expense arising from our new corporate headquarters building is expected to approximate $1.9 million in 2002.

   FUEL.   Fuel costs for the year ended December 31, 2001 decreased $4.2 million compared to the year ended December 31, 2000. This decrease was primarily the result of a 9.0% decline in the average price per gallon coupled with only a slight increase in fuel usage in 2001 compared to 2000. Fuel costs represented approximately 8.8% of total KCSR costs and expenses for the year ended December 31, 2001.

   CASUALTIES AND INSURANCE.   For the year ended December 31, 2001, casualties
and insurance expense increased $7.2 million compared to the year ended December 31, 2000 primarily as a result of higher casualties and insurance costs at KCSR of $6.6 million. Excluding the impact of the Duncan case settlement (See "Business--Legal Matters'') in 2000, KCSR casualties and insurance costs would have increased $10.8 million. This resulted from an $8.5 million increase in higher derailment costs related to several significant first quarter 2001 derailments and higher personal injury costs associated with third party claims. Also contributing to the fluctuation in casualties and insurance expense was an increase in the personal injury reserve of approximately $5.7 million arising from our annual actuarial study. During 2001, we changed our approach towards employee and third party personal injury liabilities by aggressively pursuing settlement of open claims. Our approach for many years prior to 2001 had been to challenge claimants and prolong litigation, thereby, in some cases management believes, increasing the long-term costs of the incident. This change in approach towards claim settlement led to substantial payments to claimants in 2001 approximating $44 million for current and prior year casualty incidents, including the Duncan case discussed above. Our process of establishment of liability reserves for these types of incidents is based upon an actuarial study by an independent outside actuary, a process

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

followed by most large railroads. The significant change in settlement philosophy in 2001 led to the need to establish additional reserves for personal injury liabilities as indicated by the annual actuarial study. While the current year change in approach led to an increase in reserves associated with personal injury casualty expense, we believe this approach will ultimately lead to a decline in required reserves and operating costs in the future.

   CAR HIRE.   For the year ended December 31, 2001, car hire expense increased
$5.0 million compared to the year ended December 31, 2000. An unusual number of significant first quarter 2001 derailments (as discussed above in "Casualties and Insurance"), as well as the effects of the economic slowdown, line washouts and flooding had an adverse impact on the efficiency of KCSR's operations during the first quarter and early second quarter of 2001. The resulting inefficiency led to congestion on KCSR. This congestion contributed to an increase in the number of freight cars from other railroads on our rail line, as well as a lower number of KCSR freight cars being used by other railroads, resulting in an increase in car hire expense in 2001 compared to 2000. Also contributing to the increase in car hire expense was the larger number of auto rack cars being used in 2001 compared to 2000 to serve the related increase in automotive traffic. Partially offsetting these effects were more efficient operations in the third and fourth quarters of 2001, which led to a decline in the number of freight cars and trailers from other railroads and third parties on our rail line. As operations continued to improve throughout the second half of 2001, car hire costs also continued to improve, declining 37.7% compared to the first half of 2001.

   OTHER.   Other operating expenses increased $1.1 million year to year as a result of several factors. We recorded higher expenses associated with our petroleum coke bulk handling facility of approximately $3.2 million resulting from a $1.1 million expense related to a legal settlement and higher terminal operating costs. Additionally, in 2000, we recorded a $3.0 million reduction to the allowance for doubtful accounts due to the collection of an outstanding receivable, which reduced other operating expenses in 2000. These variances resulting in increases to other 2001 operating expenses were partially offset by a decline in materials and supplies expense of approximately $3.0 million. Additionally, in 2001 we recorded $5.8 million of gains on the sale of operating property compared to $3.4 million in 2000.

   OPERATING INCOME AND KCSR OPERATING RATIO.   Consolidated operating income
for the year ended December 31, 2001 decreased $2.4 million, or 4.2%, to $55.4 million compared to $57.8 million for the year ended December 31, 2000. This decrease resulted from a $7.5 million increase in operating expenses partially offset by a $5.1 million increase in revenues. The operating income and operating ratio for KCSR improved to $67.0 million and 88.2%, respectively, for the year ended December 31, 2001 compared to $66.0 million and 88.3%, respectively, for the year ended December 31, 2000.

   INTEREST EXPENSE.   Consolidated interest expense for the year ended
December 31, 2001 declined $13.0 million compared to the year ended December 31, 2000 primarily as a result of lower interest rates on variable rate debt, a lower average debt balance and lower amortization related to debt issue costs. Also contributing to the decline in interest expense was $4.2 million of capitalized interest recorded in 2001 relating to MCS. On a comparative basis, interest expense in 2001 increased as a result of a $2.4 million benefit related to an adjustment to interest expense due to the settlement of certain income tax issues for 2001 compared to a $5.5 million benefit for similar items in 2000.

   INCOME TAX EXPENSE.   For the year ended December 31, 2001, the income tax
provision was $2.8 million compared to an income tax benefit of $3.6 million for the year ended December 31, 2000. Exclusive of equity earnings from Grupo TFM, the consolidated effective income tax rate for 2001 was 51.8%. In 2000, the comparable effective tax rate was negative. This variance in the income tax provision and effective tax rate was primarily the result of an increase in domestic operating results and changes in associated book/tax temporary differences and certain non-taxable items. Also contributing to this variance was a lower settlement amount during 2001 compared to 2000 relating to various income tax audit issues. Exclusive of equity earnings from Grupo TFM for the years ended December 31, 2001 and 2000, we recognized pre-tax income of $5.4

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

million for the year ended December 31, 2001 compared to pre-tax income of $0.2 million for the year ended December 31, 2000. We intend to indefinitely reinvest the equity earnings from Grupo TFM and accordingly, we do not provide deferred income tax expense for the excess of our book basis over the tax basis of the investment in Grupo TFM.

   EQUITY IN NET EARNINGS (LOSSES) OF UNCONSOLIDATED AFFILIATES.   For the year
ended December 31, 2001, we recorded equity earnings of $27.1 million compared to equity earnings of $23.8 million for the year ended December 31, 2000. This increase is primarily the result of higher equity earnings from Grupo TFM of $6.9 million and an increase in equity earnings from Southern Capital of $1.0 million. These increases were partially offset by a $2.3 million decline in equity earnings from Mexrail and equity losses of $1.6 million recorded from PCRC relating mostly to costs associated with the start-up of the business.

   Equity earnings related to Grupo TFM increased to $28.5 million for the year ended December 31, 2001 from $21.6 million (exclusive of the 2000 extraordinary item of $1.7 million related to debt issuance costs for Grupo TFM discussed below) for the year ended December 31, 2000. During the year ended December 31, 2001, TFM recorded approximately $54 million in pre-tax income related to the reversion of certain concession assets to the Mexican government. Our equity earnings for the year ended December 31, 2001 reflect our proportionate share of this income of approximately $9.1 million. Grupo TFM's revenues increased 4.2% to $667.8 million for the year ended December 31, 2001 from $640.6 for the year ended December 31, 2000. These higher revenues were partially offset by an approximate 9.5% increase in operating expenses (exclusive of the income related to the reversion of certain concession assets to the Mexican government discussed above as well as other gains/losses recorded on the sales of other operating assets) resulting in a year to year decline in ongoing operating income of approximately 10.3%. Under U.S. GAAP, the deferred tax expense for Grupo TFM was $10.9 million for the year ended December 31, 2001 compared to a deferred tax benefit of $13.2 million (excluding the impact of the extraordinary item) for the year ended December 31, 2000.

   Results of our investment in Grupo TFM are reported under U.S. GAAP while Grupo TFM reports its financial results under International Accounting Standards. Because we are required to report our equity earnings (losses) in Grupo TFM under U.S. GAAP and Grupo TFM reports under IAS, differences in deferred income tax calculations and the classification of certain operating expense categories occur. The deferred income tax calculations are significantly impacted by fluctuations in the relative value of the Mexican peso versus the U.S. dollar and the rate of Mexican inflation, and can result in significant variability in the amount of equity earnings (losses) reported by us.

   INCOME FROM DISCONTINUED OPERATIONS.   Net income for the year ended
December 31, 2000 includes income from discontinued operations (Stilwell) of $363.8 million. As a result of the spin-off of Stilwell effective July 12, 2000, we did not report income from discontinued operations during the year ended December 31, 2001.

   CUMULATIVE EFFECT OF ACCOUNTING CHANGE AND EXTRAORDINARY ITEMS.   As a
result of the implementation of SFAS 133, we recorded an after-tax charge to earnings of $0.4 million in the first quarter of 2001. This charge is presented as a cumulative effect of an accounting change in the accompanying consolidated statements of income for the year ended December 31, 2001. Also, as discussed in "--Recent Developments--Debt Refinancing and Re-capitalization of KCS's Debt Structure," we and Grupo TFM refinanced certain debt during the year ended December 31, 2000. Debt retirement costs arising from all debt refinancing transactions completed in 2000 totaled $8.7 million (15c per diluted share) and are presented as extraordinary items in the accompanying consolidated financial statements for the year ended December 31, 2000.

YEAR ENDED DECEMBER 31, 2000 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1999

   INCOME FROM CONTINUING OPERATIONS.   For the year ended December 31, 2000,
income from continuing operations increased $15.2 million to $25.4 million from $10.2 million for the year ended December 31, 1999. A

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

$20.1 million increase in equity earnings from Grupo TFM and a $10.6 million decrease in the income tax provision were partially offset by a decline in U.S. operating income of $6.3 million and an increase in interest expense of $8.4 million.

   REVENUES.   Revenues totaled $572.2 million for the year ended December 31,
2000 versus $601.4 million in the comparable period in 1999. This $29.2 million, or 4.9%, decrease resulted from lower KCSR revenues of approximately $23.3 million, as well as lower revenues at other transportation companies due to demand driven declines. While KCSR experienced revenue growth in certain product sectors including plastics, automotive, food products, paper and forest products and metal/ scrap, most commodities declined due to demand driven traffic declines. As the general economy slowed, industrial production and manufacturing also decreased leading to a decline in demand for product shipments. The following discussion provides an analysis of KCSR revenues by commodity group.

   CHEMICAL AND PETROLEUM.   For the year ended December 31, 2000, chemical and
petroleum product revenues decreased $6.3 million, or 4.8%, compared with the year ended December 31, 1999, resulting primarily from lower organic and agri-chemical revenues. Organic revenues declined 15.9% due to a merger within the chemical industry and a new dedicated soda ash terminal opening on the competitor railroad which originates the soda ash, which diverted soda ash movements from KCSR.

   PAPER AND FOREST. Paper and forest product revenues increased $2.2 million, or 1.7%, period to period as a result of increased revenues for paper/pulp products, lumber products and metal/scrap products partially offset by declines in pulpwood, logs and chips and military/other products. Paper/pulp products increased due to the expansion of several paper mills directly served by KCSR while lumber revenues improved due to a 1% increase in carloads and changes in length of haul. Higher metal/scrap revenues resulted from an increase in steel shipments to the domestic oil exploration industry, which uses steel for drilling pipe. Demand for pulpwood, logs and chips declined due to market weakness while the decline in military/other revenues resulted from higher 1999 revenues due to National Guard movements in 1999 from Camp Shelby, Mississippi to Fort Irving, California.

   AGRICULTURAL AND MINERAL.   Agricultural and mineral product revenues
decreased $2.9 million, or 3.0%, for the year ended December 31, 2000 compared with the year ended December 31, 1999. This decline resulted primarily from lower export grain revenues due to competitive pricing pressures, weather-related operational problems and weakness in the export market.

   INTERMODAL AND AUTOMOTIVE.   Intermodal and automotive revenues increased
$3.4 million, or 5.8%, for the year ended December 31, 2000 compared to the year ended December 31, 1999. This improvement was comprised primarily of an increase in automotive revenues, which increased 67.6% year to year, partially offset by a 3.2% decline in intermodal revenues. Automotive revenues increased due, in part, to higher traffic levels for the movement of automobile parts originating in the upper midwest of the United States and terminating in Mexico. Also contributing to the increase in automotive revenues was additional traffic handled by KCSR from Mexico, Missouri to Kansas City and the Mazda traffic resulting from the opening of the IFG. Intermodal revenues were affected by the fourth quarter 1999 closure of two intermodal facilities that were not meeting profit expectations. These closures resulted in a loss of revenues, but also improved operating efficiency and profitability of this business sector. Additionally, during the second quarter of 2000, we entered into a marketing agreement with Norfolk Southern whereby we agreed to perform haulage services for Norfolk Southern from Meridian to Dallas for an agreed upon haulage fee. Some of this haulage traffic replaced previous carload intermodal traffic while some of the traffic was incremental to KCSR. A portion of the decline in intermodal revenues resulted from the Norfolk Southern haulage traffic that replaced existing intermodal revenues, as KCSR received a smaller per unit haulage fee than the share of revenue it received as part of the intermodal movement. This traffic, however, is more profitable to KCSR as certain costs such as fuel and car hire are incurred and paid by Norfolk Southern.

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

   COAL.   Coal revenues declined $12.4 million, or 10.6%, for the year ended
December 31, 2000 compared with the year ended December 31, 1999. Lower unit coal revenues were attributable to an approximate 8% decline in tons delivered coupled with a decline in revenue per carload due to changes in length of haul as KCS's longest haul utility temporarily reduced its coal deliveries in the second half of 2000. The decline in tons delivered was primarily due to the actions of one of our major coal customers, which reduced coal deliveries to decrease inventory stockpiles.

   COSTS AND EXPENSES.   Consolidated costs and expenses decreased $22.9
million year to year. Excluding $12.7 million of unusual costs and expenses recorded during the fourth quarter of 1999, costs and expenses declined $10.2 million period to period. Operational efficiencies at KCSR led to decreases in compensation, materials and supplies, car hire, and purchased services expense. These expense reductions were offset by increases in fuel, casualty and lease expense. Costs and expenses related to subsidiaries other than KCSR decreased $8.1 million year to year, due primarily to volume-related declines and the revision to the estimate of the allowance for doubtful accounts discussed in "Other" below.

   COMPENSATION AND BENEFITS.   Consolidated compensation and benefits expense
for the year ended December 31, 2000 decreased $8.2 million versus the comparable 1999 period. This decline resulted primarily from lower KCSR compensation and benefits expense of $7.8 million. Exclusive of $3.0 million of certain 1999 unusual costs and expenses, KCSR compensation and benefits declined $4.8 million. Wage increases to certain classes of union employees were offset by reduced employee counts, lower overall overtime costs, and the use of fewer relief train crews. Improvements in operating efficiencies during 2000, as well as the absence of congestion-related issues that existed during portions of 1999, contributed to the decline in overtime and relief crew costs.

   DEPRECIATION AND AMORTIZATION.   Consolidated depreciation and amortization
expense was $56.1 million for the year ended December 31, 2000 compared to $56.9 million for the year ended December 31, 1999. Depreciation related to property acquisitions was offset by property retirements and lower STB approved depreciation rates.

   PURCHASED SERVICES.   For the year ended December 31, 2000, purchased
services expense declined $4.1 million compared to the year ended December 31, 1999, primarily due to lower KCSR costs of $3.8 million. The decrease in KCSR purchased services expense resulted from lower costs associated with short-term locomotive leases and other purchased services (partially related to Year 2000 contingency efforts in 1999) partially offset by higher costs associated with maintenance contracts for the 50 new leased locomotives.

   OPERATING LEASES.   For the year ended December 31, 2000, consolidated
operating lease expense increased $5.4 million compared to the year ended December 31, 1999 primarily as a result of the 50 new GE AC 4400 locomotives leased by KCSR during fourth quarter 1999.

   FUEL.   For the year ended December 31, 2000, fuel expense increased $13.9 million, or 40.6%, compared to the year ended December 31, 1999. An increase in the average fuel price per gallon of approximately 64% was somewhat offset by a decrease in fuel usage of approximately 14%. While higher market prices significantly impacted overall fuel costs, improved fuel efficiency was achieved as a result of the lease of the 50 new fuel-efficient locomotives by KCSR in late 1999 and an aggressive fuel conservation plan which began in mid-1999. Fuel costs represented approximately 9.7% of KCSR operating expenses in 2000 compared to 6.7% in 1999.

   CASUALTIES AND INSURANCE.   For the year ended December 31, 2000,
consolidated casualties and insurance expense increased $4.1 million compared with the year ended December 31, 1999. This variance resulted primarily from an increase in KCSR related expenses of $3.4 million, reflecting $4.2 million in costs related to the Duncan case (See ''Business--Legal Matters'') and higher personal injury-related costs partially offset by lower derailment costs.

   CAR HIRE.   For the year ended December 31, 2000, car hire expense declined
$7.6 million, or 33.9%, compared to 1999. Improved operations and the easing of congestion drove this improvement. During 1999, KCSR experienced significant congestion-related issues.

   OTHER.   For the year ended December 31, 2000, other operating expenses declined $25.6 million, or 31.3%, compared to the year ended December 31, 1999. This significant decline resulted from several factors as follows: 1) a reduction in materials and supplies expense of approximately $4.8 million related mostly to lower costs associated with locomotives and related repairs due to the lease of the 50 AC 4400 locomotives in December 1999; 2) a $1.9 million decline in property and franchise taxes; 3) a $3.0 million revision to the estimate of the allowance for doubtful accounts at the holding company. This allowance was revised based on the collection of approximately $1.8 million of a receivable from an affiliate and agreement for payment of the remaining amount; 4) an approximate $2.0 million reduction in costs associated with third party sales from KCS's tie producing facility; and 5) the impact of gains on the sale of operating property, which were approximately $3.4 million in 2000 compared to an approximate $0.6 million gain in 1999. Also in 1999, there was an approximate $5.6 million loss associated with the write-off of certain operating assets. Also contributing to the decline were lower costs at various other subsidiaries and higher holding company costs in 1999 relating mostly to spin-off related and legal matters.

   OPERATING INCOME AND OPERATING RATIO.   Consolidated operating income for
the year ended December 31, 2000 decreased $6.3 million, or 9.8%, to $57.8 million, resulting from a $29.2 million decrease in revenues and a $22.9 million decrease in operating expenses. Excluding $12.7 million of 1999 unusual costs and expenses, consolidated operating income for the year ended December 31, 2000 would have been $19.0 million lower than 1999. KCSR's operating income declined $8.4 million to $66.0 million for the year ended 2000 compared to $74.4 million for the year ended 1999. Exclusive of $12.1 million of 1999 unusual costs and expenses, KCSR operating income declined $20.5 million. KCSR's operating ratio was 88.3% for the year ended December 31, 2000 compared to 85.2% (exclusive of 1999 unusual costs and expenses) for the year ended December 31, 1999.

   INTEREST EXPENSE.   Consolidated interest expense for the year ended
December 31, 2000 increased $8.4 million, or 14.6%, from the year ended December 31, 1999. This increase was due to higher interest rates and the amortization of debt issuance costs associated with the debt re-capitalization in January and September 2000 partially offset by lower overall debt balances and a benefit related to the adjustment of interest expense resulting from the settlement of certain income tax issues.

   INCOME TAX EXPENSE.   For the year ended December 31, 2000, the income tax
benefit was $3.6 million compared to an income tax provision of $7.0 million for the year ended December 31, 1999. Exclusive of equity earnings from Grupo TFM, the consolidated effective income tax rate for 2000 was (1,800%) compared to 44.6% in 1999. This variance in the income tax provision and effective rate was primarily the result of a decrease in domestic operating results and changes in associated book/tax temporary differences and certain non-taxable items. Also contributing to this variance was the settlement of various prior year income tax audit issues during 2000. Exclusive of equity earnings from Grupo TFM for the years ended December 31, 2000 and 1999, we recognized pre-tax income of $0.2 million for the year ended December 31, 2000 compared to pre-tax income of $15.7 million for the year ended December 31, 1999. We intend to indefinitely reinvest the equity earnings from Grupo TFM and accordingly, we do not provide deferred income tax expense for the excess of our book basis over the tax basis of our investment in Grupo TFM.

   EQUITY IN NET EARNINGS (LOSSES) OF UNCONSOLIDATED AFFILIATES.   We recorded
$23.8 million of equity earnings from unconsolidated affiliates for the year ended December 31, 2000 compared to $5.2 million for the year ended December 31, 1999. This $18.6 million increase was primarily attributable to higher equity earnings from Grupo TFM partially offset by a decline in equity earnings from Southern Capital (relates to gain on sale of non-rail loan portfolio by Southern Capital in 1999).

   Equity earnings related to Grupo TFM increased $20.1 million to $21.6 million (exclusive of extraordinary item of $1.7 million related to Grupo TFM--See "--Recent Developments--Debt Refinancing and

Re-capitalization of KCS's Debt Structure") for the year ended December 31, 2000 from $1.5 million for the year ended December 31, 1999. This increase resulted from fluctuations in deferred income taxes and higher Grupo TFM revenues and operating income, which improved 22.1% and 42.2%, respectively (exclusive of gains/losses on sales of operating property in 2000 and 1999). Revenue growth resulted from Grupo TFM's strategic positioning in a growing Mexican economy and NAFTA marketplace, as well as the ability for Grupo TFM to attract new business through its marketing efforts. Grupo TFM's 2000 operating expenses rose 16.2% (exclusive of gains/losses on sales of operating property in 2000 and 1999) compared to the prior year primarily as a result of volume related cost increases in salaries, wages and benefits, fuel, car hire and operating leases, partially offset by lower materials and supplies expense. In addition to volume related increases, fuel costs were driven by higher prices and car hire was affected by congestion near the U.S. and Mexican border. Under IAS, Grupo TFM's operating ratio improved to 74.0% for the year ended December 31, 2000 versus 76.6% for the comparable 1999 period. Also contributing to the increase in Grupo TFM equity earnings was the fluctuation in deferred income taxes. Under U.S. GAAP, the deferred tax benefit for Grupo TFM was $13.2 million (excluding the impact of the extraordinary item) for the year ended December 31, 2000 compared to a deferred tax expense of $11.5 million in 1999.

   INCOME FROM DISCONTINUED OPERATIONS.   Net income for the year ended
December 31, 2000 and 1999 includes income from discontinued operations (Stilwell) of $363.8 million and $313.1 million, respectively. This increase was primarily due to higher average assets under management in 2000 coupled with improving margins period to period.

   EXTRAORDINARY ITEMS.   As discussed in "--Recent Developments-- Debt
Refinancing and Re-capitalization of KCS's Debt Structure," KCS and Grupo TFM refinanced certain debt during the year ended December 31, 2000. Debt retirement costs arising from all debt refinancing transactions completed in 2000 totaled $8.7 million (15c per diluted share) and are presented as extraordinary items in the accompanying consolidated financial statements for the year ended December 31, 2000. There were no extraordinary items reported during 1999.

TRENDS AND OUTLOOK

   We continue to make progress toward our goal of improving domestic profitability and reducing corporate debt. Despite the impact of the continuing lagging economy, we were able to maintain our revenue during the first quarter of 2002 and more than double our operating income compared to the same period in 2001. Our first quarter 2002 diluted earnings per share increased 90% compared to the first quarter of 2001. Domestic operating income increased 120% to $13.4 million from $6.1 million in the first quarter of 2001, despite the current economic environment and competitive revenue pressures. Consolidated revenues for the first quarter of 2002 declined slightly, while operating expenses decreased $8.8 million quarter to quarter, primarily as a result of lower costs for compensation, fuel, car hire and casualties. The decline in compensation costs reflects improved operational efficiency and a 6% employee reduction arising mostly from the cost reduction strategy implemented at the end of March 2001. Fuel costs were substantially lower due to an approximate $0.20 decline in the average market price per gallon and our forward purchase position at December 31, 2001. Casualty expenses were lower due to the absence of significant derailment and personal injury casualty events experienced during the first quarter of 2001. Additionally, Grupo TFM continues to provide growth to our earnings as ongoing equity in earnings increased $2.8 million quarter to quarter.

   We have been aggressively reducing our debt balance since the spin-off of Stilwell in July 2000. Our total corporate debt balance as of the date of the spin-off was approximately $682 million compared to approximately $628 million at March 31, 2002. Giving effect to the $30 million debt repayment we made after March 31, 2002 and to the sale of the notes and the application of the net proceeds therefrom, as if they had occurred as of March 31, 2002, our total debt as of that date would have been approximately $601 million. This trend is the result of a focused costs control, sound cash management and the sale of various non-core assets, including our investment in Mexrail to TFM in March 2002. Debt reduction will continue to be a high priority for us.

   We have resolved our dispute with our Mexican partner, Grupo TMM in a manner satisfactory for both parties, which included the sale of our interest in Mexrail to Grupo TFM. Although we no longer directly own 49% of Mexrail, we retain an indirect ownership of Mexrail through a 36.9% interest in Grupo TFM.

   A current outlook for our businesses for the remainder of 2002 is as follows (refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview", regarding forward-looking comments):

   We expect coal revenues for the remainder of 2002 to decline as a result of a contractual rate reduction at SWEPCO, as well as the loss of business due to the expiration of another customer's contract that was not renewed. We believe, however, that total revenues for 2002 will remain essentially flat compared to 2001 as these anticipated coal revenue declines are expected to be offset by higher revenues in other commodity groups through new business and targeted rate increases. We recently announced a marketing agreement with BNSF, which we believe will provide important opportunities to grow our revenue base, particularly in the chemical, grain and forest product markets.

   Except as outlined herein, variable costs and expenses are expected to be proportionate with revenue activity, assuming normalized rail operations. Fuel prices are expected to decline based on existing market conditions, but are subject to market price fluctuations. To mitigate the market risk associated with fuel, we currently have approximately 47% of our remaining budgeted fuel usage for 2002 under purchase commitments, which lock in a specific price. Casualty expenses are expected to be lower in the remainder of 2002 compared to 2001 based on our continued focus and success on safety issues and the settlement approach implemented during 2001. Insurance costs are expected to rise as the insurance industry responds to the September 11, 2001 terrorist attacks and health care costs are also expected to be higher in 2002 based on the market trends. These increases are expected to be somewhat offset by declines in certain railroad retirement issues as a result of decreasing costs resulting from the Railroad Ratification and Survivor's Improvement Act of 2001. Depreciation expense is expected to increase beginning in mid-2002 following the implementation of MCS and operating lease expense is expected to remain relatively flat.

   We expect to continue to participate in the earnings/losses from our equity investments in Grupo TFM, Southern Capital and PCRC. Due to the variability of factors affecting the Mexican economy, we can make no assurances as to the impact that a change in the value of the peso or a change in Mexican inflation will have on the results of Grupo TFM.

   KCS and Grupo TMM have exercised their call option and intend to cause TFM to purchase the 24.6% interest in Grupo TFM currently owned by the Mexican government prior to July 31, 2002. See "Summary--Recent Events--Purchase of Government Interest in Grupo TFM."

LIQUIDITY AND CAPITAL RESOURCES.

CASH FLOW INFORMATION AND CONTRACTUAL OBLIGATIONS

   Summary cash flow data is as follows:

                                                                      THREE MONTHS
                                            YEAR ENDED DECEMBER 31,  ENDED MARCH 31,
                                            -----------------------  --------------
                                             1999     2000    2001    2001    2002
                                            ------  -------  ------  ------  ------
Cash flows provided by (used for):                       (IN MILLIONS)
   Operating activities.................... $178.0  $  77.2  $ 76.1  $ 13.8  $ 37.2
   Investing activities....................  (97.2)  (101.8)  (55.7)  (13.6)   22.8
   Financing activities....................  (74.5)    34.2   (17.2)    6.9   (27.9)
                                            ------  -------  ------  ------  ------
Net increase in cash and equivalents.......    6.3      9.6     3.2     7.1    32.1
Cash and equivalents at beginning of period    5.6     11.9    21.5    21.5    24.7
                                            ------  -------  ------  ------  ------
Cash and equivalents at end of period...... $ 11.9  $  21.5  $ 24.7  $ 28.6  $ 56.8
                                            ======  =======  ======  ======  ======

   During the three months ended March 31, 2002, our consolidated cash position increased $32.1 million from December 31, 2001, resulting primarily from operating cash flows, proceeds form the disposal of property and proceeds from the sale of Mexrail, partially offset by property acquisitions and net repayments of long-term debt.

   During the year ended December 31, 2001, our consolidated cash position increased $3.2 million from December 31, 2000. This increase resulted primarily from operating cash flows, proceeds from the disposal of property and the issuance of common stock under employee stock plans, partially offset by property acquisitions, investments in and loans to affiliates and the net repayment of long-term debt.

   OPERATING CASH FLOWS.   Our cash flow from operations has historically been
positive and sufficient to fund operations, as well as KCSR roadway capital improvements, other capital improvements and debt service. External sources of cash (principally bank debt and public debt) have been used to refinance existing indebtedness and to fund acquisitions, new investments, equipment additions and Company common stock repurchases.

   The following table summarizes consolidated operating cash flow information (DOLLARS IN MILLIONS):

                                                                                 THREE MONTHS
                                                     YEAR ENDED DECEMBER 31,    ENDED MARCH 31,
                                                    -------------------------  ----------------
                                                      1999     2000     2001     2001     2002
                                                    -------  -------  -------  -------  -------
Net Income......................................... $ 323.3  $ 380.5  $  30.7  $   5.9  $  11.7
Income from discontinued operations................  (313.1)  (363.8)      --       --       --
Depreciation and amortization......................    56.9     56.1     58.0     14.4     14.9
Equity in undistributed (earnings) losses..........    (5.2)   (23.8)   (27.1)   (11.2)    (4.9)
Distributions from unconsolidated affiliates.......      --      5.0      3.0      3.0       --
Deferred income taxes..............................     9.8     23.1     30.4      4.8      1.0
Transfer from Stilwell.............................    56.6       --       --       --       --
Gain on sale of Mexrail............................      --       --       --       --     (4.4)
Gain on sales of assets............................    (0.6)    (3.4)    (5.8)      --     (4.5)
Extraordinary items, net of taxes..................      --      7.5       --       --       --
Tax benefit realized upon exercise of stock options     6.4      9.3      5.6      2.8      0.8
Change in working capital items....................    49.7    (14.3)   (33.3)    (6.0)    23.1
Other..............................................    (5.8)     1.0     14.6      0.1     (0.5)
                                                    -------  -------  -------  -------  -------
   Net operating cash flow......................... $ 178.0  $  77.2  $  76.1  $  13.8  $  37.2
                                                    =======  =======  =======  =======  =======

   Net operating cash inflows were $37.2 million and $13.8 million for the three months ended March 31, 2002 and 2001 respectively. The $23.4 million increase in operating cash flows was primarily attributable to higher net income and changes in working capital balances, comprised mainly of the receipt of an income tax refund during the first quarter of 2002.

   Net operating cash inflows were $76.1 million and $77.2 million for the years ended December 31, 2001 and 2000, respectively. This $1.1 million decrease in operating cash flows was primarily attributable to changes in working capital balances relating primarily to casualty payments and variances in the current tax liability, lower cash flows related to the tax benefit associated with the exercise of stock options, an increase in income from continuing operations and fluctuations in certain non-cash adjustments to net income.

   Net operating cash inflows in 2000 of $77.2 million declined $100.8 million compared to 1999 net operating cash inflows of $178.0 million. This decline was mostly attributable to the 1999 receipt of a $56.6 million transfer from Stilwell. Also contributing to the decline was the payment during 2000 of certain accounts payable and accrued liabilities, including accrued interest of approximately $11.4 million related to indebtedness, as well as the decline in the contribution of domestic operations to income from continuing operations.

   INVESTING CASH FLOWS.   Net investing cash flows (outflows) were $22.8
million and ($13.6) million for the three months ended March 31, 2002 and 2001, respectively. This $36.4 million difference was driven by proceeds received from the sale of our investment in Mexrail of $31.4 million and proceeds received from the sale of other assets of approximately $9.3 million in the first quarter of 2002. These cash inflows were partially offset by a $3.5 million increase in capital expenditures and a $1.4 million increase in investments in and loans to affiliates.

   Net investing cash outflows were $55.7 million and $101.8 million during the years ended December 31, 2001 and 2000, respectively. This variance of $46.1 million results primarily from a $38.5 million decline in 2001 capital expenditures and a $12.6 million increase in funds received from property dispositions, partially offset by an increase in investments in and loans to affiliates of $4.0 million. During the third quarter of 2001, we entered into a sale/leaseback transaction whereby we sold 446 boxcars to a third party for approximately $7.8 million. We realized a $4.7 million gain on this transaction, which has been deferred and will be recognized ratably over the lease term. The proceeds received from the sale of these boxcars are included as funds received from property dispositions in the accompanying cash flow statement and were used to reduce the outstanding debt.

   Net investing cash outflows were $101.8 million and $97.2 million for the years ended December 31, 2000 and 1999, respectively. The $4.6 million difference results from an increase in investments in and loans to affiliates of $0.3 million (which includes the impact of repayment of $16.6 million from Stilwell during 1999), partially offset by a decrease in capital expenditures of $1.7 million and a $2.7 million increase in funds received from property disposals.

   Cash used for property acquisitions was $17.4 and $13.9 million for the three months ended March 31, 2002 and 2001, respectively and $66.0, $104.5, and $106.2 million for the years ended December 31, 2001, 2000 and 1999, respectively. Cash (used for) provided by investments in and loans to affiliates was ($1.8) and ($0.4) million in the three months ended March 31, 2002 and 2001, respectively, and ($8.2), ($4.2) and $12.7 million for the years ended December 31, 2001, 2000 and 1999, respectively. Proceeds from the disposals of property were $9.3 and $0.5 million for the three months ended March 31, 2002 and 2001, respectively, and $18.1, $5.5 and $2.8 million for the years ended December 31, 2001, 2000 and 1999, respectively.

   Generally, operating cash flows and borrowings under lines of credit have been used to finance property acquisitions and investments in and loans to affiliates.

   FINANCING CASH FLOWS.   Financing cash outflows are used primarily for the
repayment of debt while financing cash inflows are generated from proceeds from the issuance of long-term debt and proceeds from the issuance of common stock under stock plans. Also included in financing cash flows are fluctuations in long-term liability accounts including long-term personal injury reserves. Financing cash flows for the three months ended March 31, 2002 and 2001, respectively and for the years ended December 31, 2001, 2000 and 1999 respectively, were as follows:

     . Borrowings of $0 and $15.0 million the three months ended March 31, 2002 and 2001, respectively, and $35.0, $1,052.0 and $21.8 million in 2001, 2000 and 1999, respectively. Borrowings in 2001 (from KCS Revolver) were used to make payments on the term debt. Proceeds from the issuance of debt in 2000 were used for refinancing debt in January and September 2000. Proceeds from the issuance of debt in 1999 were used for stock repurchases.

     . Repayment of indebtedness in the amounts of $30.5 and $7.9 million for the three months ended March 31, 2002 and 2001, respectively, and $51.3, $1,015.4 and $97.5 million in 2001, 2000 and 1999, respectively.
       Repayment of indebtedness is generally funded through operating cash flows and proceeds from the disposals of property. For the three months ended March 31, 2002, the repayment of indebtedness was funded through operating cash flows as well as from proceeds from the disposals of property. In 2001, the repayment of indebtedness was funded through borrowings under the KCS Revolver, as well as operating cash flows and proceeds from the disposals of property. In 2000, repayments of debt included the refinancing of debt in January and September 2000. Repayments in 1999 were partially funded through a transfer from Stilwell.

     . Payment of debt issuance costs of $0.4, $17.6 and $4.2 million in 2001, 2000 and 1999, respectively. During the year ended December 31, 2000, we paid $17.6 million of debt issuance costs including $13.4 million associated with the January 2000 restructuring of KCS's debt and approximately $4.2 million associated with the $200 million offering of debt securities in the third quarter of 2000. Amounts paid in 1999 also related to the January 2000 debt restructuring.

     . Repurchases of KCS common stock during 1999 of $24.6 million were funded with borrowings under existing lines of credit and internally generated cash flows.

     . Proceeds from the sale of KCS common stock pursuant to stock plans of $2.1 million and $0.8 million for the three months ended March 31, 2002 and 2001, respectively, and $8.9, $17.9 and $37.0 million in 2001, 2000 and 1999, respectively.

     . Payment of cash dividends of $0.1 million in each of the three month periods ended March 31, 2002 and 2001, and $0.2, $4.8 and $17.6 million in 2001, 2000 and 1999, respectively.

     . Net payments of long-term casualty claims of $1.0 and ($3.1) million for the three months ended March 31, 2002 and 2001, respectively, and $8.3, ($1.5) and ($6.0) million in 2001, 2000 and 1999, respectively.

   CONTRACTUAL OBLIGATIONS.   The following table outlines our obligations for
payments under capital leases, debt obligations and operating leases for the periods indicated as of December 31, 2001. Typically, payments for these obligations are expected to be funded through operating cash flows. If operating cash flows are not sufficient, funds received from other sources, including property dispositions and employee stock plans, might also be available.

                 CAPITAL LEASES                             OPERATING LEASES
            -------------------------                  ---------------------------



            MINIMUM             NET
             LEASE     LESS   PRESENT LONG-TERM TOTAL  SOUTHERN
            PAYMENTS INTEREST  VALUE    DEBT    DEBT   CAPITAL  THIRD PARTY TOTAL
            -------- -------- ------- --------- ------ -------- ----------- ------
                                    (DOLLARS IN MILLIONS)
2002.......   $0.7     $0.2    $0.5    $ 46.2   $ 46.7  $ 34.1    $ 21.1    $ 55.2
2003.......    0.7      0.1     0.6      49.2     49.8    34.1      19.7      53.8
2004.......    0.6      0.2     0.4      40.9     41.3    34.1      15.6      49.7
2005.......    0.5      0.1     0.4      50.0     50.4    28.3      13.7      42.0
2006.......    0.4      0.1     0.3     264.0    264.3    24.3       6.4      30.7
Later years    0.9      0.1     0.8     205.1    205.9   180.4      54.1     234.5
              ----     ----    ----    ------   ------  ------    ------    ------
Total......   $3.8     $0.8    $3.0    $655.4   $658.4  $335.3    $130.6    $465.9
              ====     ====    ====    ======   ======  ======    ======    ======

   CAPITAL EXPENDITURE REQUIREMENTS

   Capital improvements for KCSR roadway track structures have historically been funded with cash flows from operations and external debt. We have traditionally used equipment trust certificates for major purchases of locomotives and rolling stock, while using internally generated cash flows or leasing for other equipment. Through our Southern Capital joint venture, we have the ability to finance railroad equipment, and therefore, have increasingly used lease-financing alternatives for its locomotives and rolling stock. Southern Capital was used to finance the purchase of the 50 new GE AC 4400 locomotives in November and December 1999. These locomotives are being financed by KCSR under an operating lease with Southern Capital.

   Internally generated cash flows and borrowings under existing lines of credit were used to finance capital expenditures (property acquisitions) of $17.4 million and $13.9 million for the three months ended March 31, 2002 and 2001, respectively, and $66.0 million, $104.5 million and $106.2 million in 2001, 2000 and 1999, respectively. Internally generated cash flows and borrowings under the existing line of credit are expected to be used to fund capital programs for 2002, currently estimated at approximately $67 million.

   KCSR MAINTENANCE

   KCSR, like all railroads, is required to maintain its own property infrastructure. Portions of roadway and equipment maintenance costs are capitalized and other portions are expensed (as components of material and supplies, purchased services and others), as appropriate. Maintenance and capital improvement programs are in conformity with the Federal Railroad Administration's track standards and are accounted for in accordance with applicable regulatory accounting rules. Management expects to continue to fund roadway and equipment maintenance expenditures with internally generated cash flows. Maintenance expenses (exclusive of amounts capitalized) for way and structure (roadbed, rail, ties, bridges, etc.) and equipment (locomotives and rail cars) for each of the three years ended December 31, 2001, as a percentage of KCSR revenues is as follows (DOLLARS IN MILLIONS):

                                     KCSR MAINTENANCE
                            ----------------------------------
                            WAY AND STRUCTURE     EQUIPMENT
                            ----------------  ----------------
                                   PERCENT OF        PERCENT OF
                            AMOUNT  REVENUE   AMOUNT  REVENUE
                            ------ ---------- ------ ----------
                    2001... $43.9     7.8%    $44.8     7.9%
                    2000...  39.8     7.1      44.3     7.9
                    1999...  41.6     7.1      52.1     8.9

   CAPITAL STRUCTURE

   Components of our capital structure are as follows (DOLLARS IN MILLIONS). For purposes of this analysis, stockholders' equity for 1999 (prior to the spin-off of Stilwell) excludes the net assets of Stilwell.

                                                DECEMBER 31,
                                        ----------------------------
                                          1999      2000      2001    MARCH 31, 2002
                                        --------  --------  --------  --------------
Debt due within one year............... $   10.9  $   36.2  $   46.7     $   47.9
Long-term debt.........................    750.0     638.4     611.7        580.0
                                        --------  --------  --------     --------
   Total debt..........................    760.9     674.6     658.4        627.9
Stockholders' equity (excludes the net
  assets of Stilwell)..................    468.5     643.4     680.3        698.7
                                        --------  --------  --------     --------
Total debt plus equity................. $1,229.4  $1,318.0  $1,338.7     $1,326.6
                                        ========  ========  ========     ========
Total debt as a percent of
  total debt plus equity ("debt ratio")     61.9%     51.2%     49.2%        47.3%

   Our consolidated ratio of debt to total capitalization was 47.3% and 49.2% at March 31, 2002 and December 31, 2001, respectively. Our debt decreased $30.5 million from December 31, 2001 to $627.9 million at March 31, 2002 as a result of the repayment of long-term debt. This decrease in debt was coupled with an increase in the stockholders' equity of $18.4 million to $698.7 million at March 31, 2002. This increase was due primarily to net income of $11.7 million and the issuance of common stock under employee stock plans.

   Our consolidated debt ratio as of December 31, 2001 decreased 2.0 percentage points compared to December 31, 2000. Total debt decreased $16.2 million as a result of net repayments of long-term borrowings. Stockholders' equity increased $36.9 million as a result of 2001 net income of $30.7 million, and the issuance of common stock under employee stock plans partially offset by dividends and a reduction of equity related to accumulated comprehensive income arising from a SFAS 133 adjustment at Southern Capital. The increase in stockholders' equity coupled with the decrease in debt resulted in the decline in the debt ratio from December 31, 2000.

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

   At December 31, 2000, our consolidated debt ratio decreased 10.7 percentage points compared to December 31, 1999. Total debt decreased $86.3 million as a result of the assumption of $125 million of debt by Stilwell partially offset by net long-term borrowings. Stockholders' equity increased $174.9 million as a result of 2000 income from continuing operations of $25.4 million, the assumption of $125 million of debt by Stilwell and the issuance of common stock under employee stock plans partially offset by extraordinary items of $8.7 million and dividends. The increase in stockholders' equity coupled with the decrease in debt resulted in the decline in the debt ratio from December 31, 1999.

   We anticipate that the ratio of debt to total capitalization will decline slightly during the remainder of 2002 as debt continues to be reduced and equity increases.

   OVERALL LIQUIDITY

   We have financing available under our revolving credit facility with a maximum borrowing amount of $100 million. As of March 31, 2002, all $100 million was available under our revolving credit facility. The New Credit Agreement contains, among other provisions, various financial covenants. The availability of our revolving credit facility is conditioned on compliance with such financial covenants. As a result of certain financial covenants contained in the New Credit Agreement, maximum utilization of KCS's available line of credit may be restricted. We were in full compliance with all covenant provisions of the KCS Credit Facilities (as amended) at March 31, 2002 and were in full compliance with the covenants of the New Credit Agreement at June 30, 2002 and expect to be in compliance for the foreseeable future.

   We filed a Universal Shelf Registration Statement on Form S-3 ("Initial Shelf"--Registration No. 33-69648) in September 1993, as amended in April 1996, for the offering of up to $500 million in aggregate amount of securities. The SEC declared the Initial Shelf effective on April 22, 1996; however, no securities have been issued thereunder. We carried forward $200 million aggregate amount of unsold securities from the Initial Shelf to a Shelf Registration Statement filed on Form S-3 ("Second Shelf"--Registration No. 333-61006) on May 16, 2001 for the offering of up to $450 million in aggregate amount of securities. The SEC declared the Second Shelf effective on July 5, 2001. Securities in the aggregate amount of $300 million remain available under the Initial Shelf and securities in the aggregate amount of $450 million remain available under the Second Shelf. To date, no securities have been issued under either the Initial Shelf or Second Shelf.

   As discussed in, ''Business--Rail Network--Significant Investments--Grupo TFM,'' Grupo TMM and us, or either Grupo TMM or us, could be required to purchase the Mexican government's interest in TFM. However, this provision is not exercisable prior to October 31, 2003 without the consent of Grupo TFM.

   As discussed in "Summary--Recent Events--Purchase of Government Interest in Grupo TFM," KCS and Grupo TMM have exercised their call option and intend to cause TFM to purchase the 24.6% interest in Grupo TFM currently owned by the Mexican government prior to July 31, 2002.

   We completed a private offering of $200 million of 71/2% senior notes due 2009 of KCSR in June 2002. The Initial Purchasers of the outstanding notes subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to qualified buyers outside the United States in reliance upon Regulation S under the Securities Act. Our net proceeds from the sale of the outstanding notes (after deducting the Initial Purchasers' discounts and commissions and offering expenses payable by
us) were approximately $195.8 million. We used the net proceeds to refinance existing bank debt and other indebtedness. See "Description of New Credit Agreement and Other Indebtedness."

   During 2001, Southern Capital, a 50% owned unconsolidated affiliate that provides KCSR with access to equipment financing alternatives, refinanced its five-year credit facilities, which was scheduled to mature on October 19, 2001, with a one-year bridge loan for $201 million. There was $190.5 million borrowed under the bridge loan as of March 31, 2002. On June 25, 2002, Southern Capital refinanced the outstanding balance of its

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

one-year bridge loan through the issuance of approximately $167.6 million of pass through trust certificates and the sale of 50 locomotives. The pass through trust certificates are secured by the sold locomotives, all of the remaining locomotives and rolling stock owned by Southern Capital and rental payments payable by KCSR under the sublease of the sold locomotives and its leases of the equipment owned by Southern Capital. Payments of interest and principal of the pass through trust certificates, which are due semi-annually on June 30 and December 30 commencing on December 30, 2002 and ending on June 30, 2022, are insured under a financial guarantee insurance polcy by MBIA Insurance Corporation. KCSR leases or subleases all of the equipment securing the pass through trust certificates. See "--Contractual Obligations" above for KCSR's minimum lease commitments to Southern Capital.

   We believe, based on current expectations, that our cash and other liquid assets, operating cash flows, access to capital markets, borrowing capacity, and other available financing resources, including the proceeds of the Note Offering, are sufficient to fund anticipated operating, capital and debt service requirements and other commitments through 2002. However, our operating cash flows and financing alternatives can be impacted by various factors, some of which are outside of our control. For example, if we were to experience a substantial reduction in revenues or a substantial increase in operating costs or other liabilities, its operating cash flows could be significantly reduced. Additionally, we are subject to economic factors surrounding capital markets and our ability to obtain financing under reasonable terms is subject to market conditions. Further, our cost of debt can be impacted by independent rating agencies, which assign debt ratings based on certain credit measurements such as interest coverage and leverage ratios.

   OTHER

   CRITICAL ACCOUNTING POLICIES. In response to the SEC's Release No. 33-8040, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies," we have identified certain key accounting policies on which our financial condition and results of operations are dependent. These key accounting policies most often involve complex matters or are based on subjective judgments or decisions. In the opinion of management, our most critical accounting policies are those related to revenue recognition, casualty claims and property and depreciation. These accounting policies are outlined in Note 2--Significant Accounting Policies in the financial statements included elsewhere in this prospectus.

   SIGNIFICANT CUSTOMER. SWEPCO is KCSR's only customer that accounted for more than 10% of revenues during the years ended December 31, 2001, 2000 and 1999, respectively. SWEPCO is a subsidiary of American Electric Power, Inc. Revenues related to SWEPCO during these periods were $75.9, $67.2 and $75.9 million, respectively. We expect KCSR coal revenues to decline in 2002 as a result of a contractual rate reduction for SWEPCO, which became effective on January 1, 2002.

   FOREIGN CORPORATE JOINT VENTURE. Grupo TFM provides deferred income taxes for the difference between the financial reporting and income tax bases of its assets and liabilities. We record our proportionate share of these income taxes through our equity in Grupo TFM's earnings. As of March 31, 2002, we had not provided deferred income taxes for the temporary difference between the financial reporting basis and income tax basis of our investment in Grupo TFM because Grupo TFM is a foreign corporate joint venture and because we intend` to indefinitely reinvest in Grupo TFM the financial statement earnings which gave rise to the basis differential. Moreover, we have no other plans to realize this basis differential by a sale of our investment in Grupo TFM. We do not expect the reversal of the temporary difference to occur in the foreseeable future. At December 31, 2001, our book basis exceeded the tax basis of our investment in Grupo TFM by $33.6 million. If we were to realize this basis difference in the future by a repatriation of dividends or the sale of our interest in Grupo TFM, at March 31, 2002, we would have incurred gross federal income taxes of $11.8 million, which might be partially or fully offset by Mexican income taxes, which could be available to reduce federal income taxes at such time.

   FINANCIAL INSTRUMENTS AND PURCHASE COMMITMENTS. Fuel expense is a significant component of our operating expenses. Fuel costs are affected by (i) traffic levels, (ii) efficiency of operations and equipment, and

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

(iii) fuel market conditions. Controlling fuel expenses is a top priority of management. As a result, from time to time, we will enter into transactions to hedge against fluctuations in the price of its diesel fuel purchases to protect our operating results against adverse fluctuations in fuel prices. KCSR enters into forward diesel fuel purchase commitments and commodity swap transactions (fuel swaps or caps) as a means of fixing future fuel prices. Commodity swap or cap transactions are accounted for as hedges under SFAS 133 and are correlated to market benchmarks. Positions are monitored to ensure that they will not exceed actual fuel requirements in any period.

   At December 31, 1998, we had purchase commitments and fuel swap transactions for approximately 32% and 16%, respectively, of expected 1999 diesel fuel usage. In 1999, KCSR saved approximately $0.6 million as a result of these purchase commitments while the fuel swap transactions resulted in higher fuel expense of approximately $1 million. At December 31, 1999, we had entered into two diesel fuel cap transactions for a total of six million gallons (approximately 10% of expected 2000 usage) at a cap price of $0.60 per gallon. These hedging instruments expired on March 31, 2000 and June 30, 2000. We received approximately $0.8 million during 2000 related to these diesel fuel cap transactions and recorded the proceeds as a reduction of diesel fuel expenses. At December 31, 1999, we did not have any outstanding purchase commitments for 2000. At December 31, 2000, KCSR had purchase commitments for approximately 12.6% of budgeted gallons of fuel for 2001, which resulted in higher fuel expense of approximately $0.4 million in 2001. There were no fuel swap or cap transactions outstanding at December 31, 2000. At December 31, 2001, KCSR had purchase commitments for approximately 39% of its budgeted gallons of fuel for 2002. On January 14, 2002, KCSR entered into an additional fuel purchase commitment. As of March 31, 2002, KCSR had purchase commitments for approximately 47% of its remaining budgeted gallons of fuel for 2002. There are currently no diesel fuel cap or swap transactions outstanding.

   These diesel fuel transactions are intended to mitigate the impact of rising fuel prices and, if applicable, are recorded using the accounting policies as set forth in Note 2--"Significant Accounting Policies" of financial statements included elsewhere in this prospectus. In general, we enter into transactions such as those discussed above in limited situations based on management's assessment of current market conditions and perceived risks. Historically, we have engaged in a limited number of such transactions and their impact has been insignificant. However, we intend to respond to evolving business and market conditions in order to manage risks and exposures associated with our various operations, and in doing so, may enter into transactions similar to those discussed above.

   FOREIGN EXCHANGE MATTERS. In connection with our investment in Grupo TFM, matters arise with respect to financial accounting and reporting for foreign currency transactions and for translating foreign currency financial statements into U.S. dollars. We follow the requirements outlined in Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation" ("SFAS 52"), and related authoritative guidance.

   Prior to January 1, 1999, Mexico's economy was classified as "highly inflationary" as defined in SFAS 52. Accordingly, under the highly inflationary accounting guidance in SFAS 52, the U.S. dollar was used as Grupo TFM's functional currency, and any gains or losses from translating Grupo TFM's financial statements into U.S. dollars were included in the determination of its net income (loss). Equity earnings (losses) from Grupo TFM included in our results of operations reflected our share of such translation gains and losses.

   Effective January 1, 1999, the SEC staff declared that Mexico should no longer be considered a highly inflationary economy. Accordingly, we performed an analysis under the guidance of SFAS 52 to determine whether the U.S. dollar or the Mexican peso should be used as the functional currency for financial accounting and reporting purposes for periods subsequent to December 31, 1998. Based on the results of the analysis, we believe the U.S. dollar to be the appropriate functional currency for our investment in Grupo TFM; therefore, the financial accounting and reporting of the operating results of Grupo TFM will be performed using the U.S. dollar as Grupo TFM's functional currency.

   We continue to evaluate existing alternatives with respect to utilizing foreign currency instruments to hedge our U.S. dollar investment in Grupo TFM as market conditions change or exchange rates fluctuate. At March 31, 2002, and December 31, 2001, 2000 and 1999, we had no outstanding foreign currency hedging instruments.

   Results of our investment in Grupo TFM are reported under U.S. GAAP while Grupo TFM reports its financial results under IAS. Because we are required to report our equity earnings (losses) in Grupo TFM under U.S. GAAP and Grupo TFM reports under IAS, differences in deferred income tax calculations and the classification of certain operating expense categories occur. The deferred income tax calculations are significantly impacted by fluctuations in the relative value of the Mexican peso versus the U.S. dollar and the rate of Mexican inflation, and can result in significant variability in the amount of equity earnings (losses) reported by us.

   NEW ACCOUNTING PRONOUNCEMENTS. In July 2001, the FASB issued Statement No. 141, "Business Combinations" ("SFAS 141") and Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 is effective for any business combination initiated after June 30, 2001 and requires purchase method accounting. Under SFAS 142, goodwill with an indefinite life will no longer be amortized; however, both goodwill and other intangible assets will be subject to annual impairment testing. SFAS 142 is effective for fiscal years beginning after December 31, 2001. In June 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 is effective for fiscal years beginning after June 15, 2002. Under SFAS 143, the fair value of a liability for an asset retirement obligation must be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. In October 2001, the FASB issued Statement No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). Under SFAS 144, an impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows. The impairment loss is equal to the difference between the carrying amount and fair value of the asset. We have adopted the provisions of SFAS 141 and SFAS 142, neither of which had a significant impact on our results of operations, financial position or cash flows. We are currently evaluating the provisions of SFAS 143 and SFAS 144 and do not expect the adoption of these pronouncements to have a material impact on our consolidated results of operations, financial position, or cash flows.

   LITIGATION. We are involved as plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of the various legal proceedings involving us and our subsidiaries cannot be predicted with certainty, it is our opinion (after consultation with legal counsel) that our litigation reserves are adequate. See "Business--Legal Matters."

   We are also a defendant in various matters brought primarily by current and former employees and third parties for job related injury incidents or crossing accidents. In addition, we are subject to claims alleging hearing loss as a result of alleged elevated noise levels in connection with our current and former operations. We are aggressively defending these matters and has established liability reserves which management believes are adequate to cover expected costs. Nevertheless, due to the inherent unpredictability of these matters, we could incur substantial costs above reserved amounts.

   ENVIRONMENTAL MATTERS. Our operations are subject to extensive federal, state and local environmental laws and regulations. The major environmental laws to which we are subject, include, among others, the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA," also known as the Superfund law), the Toxic Substances Control Act, the Federal Water Pollution Control Act, and the Hazardous Materials Transportation Act. CERCLA can impose joint and several liability for cleanup and investigation costs, without regard to fault or legality of the original conduct, on current and predecessor owners and operators of a site, as well as those who generate, or arrange for the disposal of, hazardous substances. We do not foresee that compliance with the requirements imposed by the environmental legislation will impair our competitive capability or result in any material additional capital expenditures, operating or maintenance costs. However, stricter environmental requirements relating to our business, which may be imposed in the future, could result in significant additional costs.

   The risk of incurring environmental liability is inherent in the railroad industry. Our operations involve the use and, as part of serving the petroleum and chemicals industry, transportation of hazardous materials. We have a professional team available to respond and handle environmental issues that might occur in the transport of such materials. Additionally, we are a partner in the Responsible Care(R) environmental program and, as a result, has initiated certain additional environmental and safety practices. KCSR performs ongoing reviews and evaluations of the various environmental programs and issues within our operations, and, as necessary, takes actions to limit exposure to potential liability.

   In addition, we own property that is, or has been, used for industrial purposes. Use of these properties may subject us to potentially material liabilities relating to the investigation and cleanup of contaminants, claims alleging personal injury, or property damage as the result of exposures to, or release of, hazardous substances. Although we are responsible for investigating and remediating contamination at several locations, based on currently available information, we do not expect any related liabilities, individually or collectively, to have a material impact on our results of operations, financial position or cash flows. In the event that we become subject to more stringent cleanup requirements at these sites, discovers additional contamination, or becomes subject to related personal or property damage claims, we could incur material costs in connection with these sites.

   We are responsible for investigating and remediating contamination at several locations, which were formerly leased to industrial tenants. For example, in North Baton Rouge, Louisiana, we are solely responsible for investigating and remediating soil and groundwater contamination at two contiguous properties, which were leased to third parties in the petrochemical and drum-recycling business. We have sought recovery from these tenants, one of which has filed for bankruptcy. KCSR has established reserves that management believes are adequate to address the costs expected to be incurred at this site.

   In Port Arthur, Texas, KCSR is responsible for investigating and remediating property formerly leased to a company that reconditioned 55-gallon drums. We received some recovery from this tenant to cover a portion of remedial costs. KCSR has established reserves that management believes are adequate to address additional costs expected to be incurred at this site.

   In 1996, the Louisiana Department of Transportation (''LDOT'') sued KCSR and a number of other defendants in Louisiana state court to recover cleanup costs incurred by LDOT while constructing Interstate Highway 49 at Shreveport, Louisiana (LOUISIANA DEPARTMENT OF TRANSPORTATION V. THE KANSAS CITY SOUTHERN RAILWAY COMPANY, ET AL., CASE NO. 417190-B in the First Judicial District Court, Caddo Parish, Louisiana). The cleanup was associated with contamination in the area of a former oil refinery site, operated by Crystal Refinery. KCSR's main line was adjacent to that site. LDOT claims that a 1966 derailment contributed to the contamination at this site. However, we believe that KCSR's liability exposure with respect to this site is limited.

   In another proceeding, in 1991 the Louisiana Department of Environmental Quality named KCSR as a party in the alleged contamination of Capitol Lake in Baton Rouge, Louisiana, a portion of which sits on KCSR's property. During 1994, the list of potentially responsible parties, which includes at least one other industrial operator on the lake, was expanded to include the State of Louisiana, and the City and Parish of Baton Rouge, among others. Investigation of the site by the Louisiana Department of Environmental Quality, as well as evaluation of remedial options, is ongoing at this time. Depending on the remedial measures required, the ultimate costs to address contamination of lake sediments could be substantial. Nevertheless, studies commissioned by KCSR indicate that contaminants contained in the lake were not generated by KCSR. We currently do not believe this matter will have a material effect on KCSR.

   KCSR may be subject to potential liability in connection with a former foundry site in Alexandria, Louisiana. The property was once owned through a former subsidiary and leased to a foundry operator. The foundry operator, Ruston Foundry, ceased operations in early 1990. The site is on the CERCLA National Priorities List of contaminated sites. The United States Environmental Protection Agency has recently completed a Remedial Investigation of the site, and the remedial activities that may be required have not yet been selected.

Accordingly, KCSR does not currently possess sufficient information to assess its exposure with respect to clean-up costs at this site.

   We are presently investigating and remediating contamination associated with historical roundhouse and fueling operations at Gateway Western yards located in East St. Louis, Illinois, Venice, Illinois, Kansas City, Missouri and Mexico, Missouri. We do not expect costs relating to these activities to materially affect us.

   We have recorded liabilities with respect to various environmental issues, which represent our best estimates of remediation and restoration costs that may be required to comply with present laws and regulations. At March 31, 2002 and December 31, 2001, 2000 and 1999, these recorded liabilities were not material. Although these costs cannot be predicted with certainty, we believe that the ultimate outcome of identified matters will not have a material adverse effect on our consolidated results of operations, financial condition or cash flows.

   REGULATORY INFLUENCE. In addition to the environmental agencies mentioned above, KCSR operations are regulated by the STB, various state regulatory agencies, and the Occupational Safety and Health Administration ("OSHA"). State agencies regulate some aspects of rail operations with respect to health and safety and in some instances, intrastate freight rates. OSHA has jurisdiction over certain health and safety features of railroad operations.

   We do not foresee that regulatory compliance under present statutes will impair our competitive capability or result in any material effect on our results of operations.

   INFLATION. Inflation has not had a significant impact on our operations in the past three years. Increases in fuel prices, however, impacted our operating results in 2001 and 2000. During the two-year period ended December 31, 1999, locomotive fuel expenses represented an average of 6.9% of KCSR's total costs and expenses compared to 9.7% in 2000 and 8.8% in 2001. U.S. GAAP requires the use of historical costs. Replacement cost and related depreciation expense of our property would be substantially higher than the historical costs reported. Any increase in expenses from these fixed costs, coupled with variable cost increases due to significant inflation, would be difficult to recover through price increases given the competitive environments of our principal subsidiaries. See "--Foreign Exchange Matters" above with respect to inflation in Mexico.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   We utilize various financial instruments that have certain inherent market risks. Generally, these instruments have not been entered into for trading purposes. The following information, together with information included elsewhere in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 11 to the financial statements included in this prospectus, describe the key aspects of certain financial instruments which have market risk to KCS.

   INTEREST RATE SENSITIVITY

   Our floating-rate indebtedness totaled $369.4 million at March 31, 2002 and $397.5 million and $400 million at December 31, 2001 and 2000, respectively. The KCS Credit Facilities, comprised of different tranches and types of indebtedness, accrues interest based on target interest indexes (e.g., LIBOR, federal funds rate, etc.) plus an applicable spread, as set forth in the credit agreement. Due to the high percentage of variable rate debt associated with the restructuring of the debt in 2000, we are currently more sensitive to fluctuations in interest rates than in recent years.

   A hypothetical 100 basis points increase in each of the respective target interest indexes would result in additional interest expense of approximately $3.7 million and $4.0 million on an annualized basis for the

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

floating-rate instruments outstanding as of March 31, 2002 and December 31, 2001, respectively. A 100 basis points increase in interest rates would have resulted in additional interest expense of approximately $2.9 million (after consideration of approximately $1.1 million reflecting the impact of interest rate caps in effect) in 2000.

   Based upon the borrowing rates available to us for indebtedness with similar terms and average maturities, the fair value of our long-term debt was approximately $648 million at March 31, 2002, $681 million at December 31, 2001 and $685 million at December 31, 2000.

   Our objective is to manage our interest rate risk through the use of derivative instruments in accordance with the provisions of our credit facilities. In 2000, we entered into five separate interest rate cap agreements for an aggregate notional amount of $200 million, which were designated as cash flow hedges. These interest rate cap agreements were designed to hedge our exposure to movements in the London Interbank Offered Rate ("LIBOR") on which our variable rate interest is calculated. $100 million of the aggregate notional amount provided a cap on our LIBOR based interest rate of 7.25% plus the applicable spread, while $100 million limited the LIBOR based interest rate to 7% plus the applicable spread. By holding these interest rate cap agreements, we have been able to limit the risk of rising interest rates on our variable rate debt.

   We adopted the provisions of SFAS 133 effective January 1, 2001. As a result of this change in the method of accounting for derivative financial instruments, we recorded an after-tax charge to earnings of $0.4 million in the first quarter of 2001. This charge is presented as a cumulative effect of an accounting change in the accompanying consolidated financial statements and represents the ineffective portion of interest rate cap agreements that we held at the time of adoption of SFAS 133. These interest rate cap agreements, which expired during the first quarter of 2002, had a fair value of approximately zero at December 31, 2001 and were completely charged off during 2001. During the first quarter of 2002, we did not record any adjustments to income for derivative transactions. We do not currently have any derivative financial instruments outstanding.

   In addition, we record adjustments to our stockholders' equity (accumulated other comprehensive income (loss)) for our portion of the adjustment to the fair value of interest rate swap transactions to which Southern Capital, a 50% owned unconsolidated affiliate, is a participant. We also adjust our investment in Southern Capital by the change in the fair value of these derivative instruments. During the first quarter of 2002, we recorded comprehensive income of $0.7 million related to an adjustment to the fair value of interest rate swap transactions of Southern Capital. As of December 31, 2001 we recorded a reduction to stockholders' equity (accumulated other comprehensive loss) of approximately $2.9 million for its portion of the amount recorded by Southern Capital for the adjustment to the fair value of its interest rate swap transactions.

   See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Other--Financial Instruments and Purchase Commitments."

   COMMODITY PRICE SENSITIVITY

   Fuel expense is a significant component of our operating expenses. Fuel costs are affected by (i) traffic levels, (ii) efficiency of operations and equipment, and (iii) fuel market conditions. Controlling fuel expenses is a top priority of management. As a result, from time to time, we will enter into transactions to hedge against fluctuations in the price of diesel fuel purchases to protect our operating results against adverse fluctuations in fuel prices. KCSR enters into forward diesel fuel purchase commitments and commodity swap transactions (fuel swaps or caps) as a means of fixing future fuel prices. Forward purchase commitments are used to secure fuel volumes at competitive prices. These contracts normally require us to purchase defined quantities of diesel fuel at prices established at the origination of the contract. Commodity swap or cap transactions are accounted for as hedges under SFAS 133 and are typically based on the price of heating oil #2, which we believe to produce a high correlation to the price of diesel fuel. These transactions are generally settled monthly in cash with the counterparty. Positions are monitored to ensure that they will not exceed actual fuel requirements in any period.

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

   At December 31, 1998, we had purchase commitments and fuel swap transactions for approximately 32% and 16%, respectively, of expected 1999 diesel fuel usage. In 1999, KCSR saved approximately $0.6 million as a result of these purchase commitments while the fuel swap transactions resulted in higher fuel expense of approximately $1 million. At December 31, 1999, we had entered into two diesel fuel cap transactions for a total of six million gallons (approximately 10% of expected 2000 usage) at a cap price of $0.60 per gallon. The contract prices for these diesel fuel cap transactions did not include taxes, transportation costs or other incremental fuel handling costs. These diesel fuel cap instruments expired on March 31, 2000 and June 30, 2000 and we received approximately $0.8 million during 2000 related to these transactions and recorded the proceeds as a reduction of diesel fuel expenses. At December 31, 1999, we did not have any outstanding purchase commitments for 2000. At December 31, 2000, KCSR had purchase commitments for approximately 12.6% of budgeted gallons of fuel for 2001, which resulted in higher fuel expense of approximately $0.4 million in 2001. There were no fuel swap or cap transactions outstanding at December 31, 2000. At December 31, 2001, KCSR had purchase commitments for approximately 39% of its budgeted gallons of fuel for 2002. On January 14, 2002, KCSR entered into an additional fuel purchase commitment. As of March 31, 2002, KCSR had purchase commitments for approximately 47% of its remaining budgeted gallons of fuel for 2002 at an average price per gallon of $0.64. There are currently no diesel fuel cap or swap transactions outstanding. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Other--Financial Instruments and Purchase Commitments."

   The excess of payments to be made related to the diesel fuel purchase commitments over current market prices for diesel fuel purchase commitments approximated $2.6 million at December 31, 2001. The excess of current market prices for diesel fuel purchase commitments over the payments to be made under such commitments approximated $1.1 million at December 31, 2000.

   At March 31, 2002, we held fuel inventories for use in normal operations. These inventories were not material to our overall financial position. With the exception of the 47% of fuel currently under forward purchase commitments for the remainder of 2002, fuel costs are expected to mirror market conditions in 2002.

   FOREIGN EXCHANGE SENSITIVITY

   We own a 36.9% interest in Grupo TFM, incorporated in Mexico. In connection with this investment, matters arise with respect to financial accounting and reporting for foreign currency transactions and for translating foreign currency financial statements into U.S. dollars. Therefore, we have exposure to fluctuations in the value of the Mexican peso. While not currently utilizing foreign currency instruments to hedge our U.S. dollar investment in Grupo TFM, we continue to evaluate existing alternatives as market conditions and exchange rates fluctuate.

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

                               RAILROAD INDUSTRY

INDUSTRY OVERVIEW

   U.S. railroad companies are categorized by the STB into three types: Class I, Class II (Regional) and Class III (Local). Class I railroads are railroads with annual revenues of at least $250 million, as indexed for inflation. There are currently eight Class I railroads in the United States, which can be further divided geographically by eastern or western classification. The eastern railroads are CSX Corporation ("CSX"), Grand Trunk Western (owned by
CN), IC (owned by CN) and Norfolk Southern. The western railroads include The Burlington Northern and Santa Fe Railway Company ("BNSF"), KCSR, Soo Line Railroad Company (owned by Canadian Pacific Railway Company ("CP")) and the Union Pacific Railroad Company ("UP").

   2000 U.S. RAILROAD INDUSTRY HIGHLIGHTS

   Unless otherwise indicated, the industry data contained in this prospectus is from the 2001 Edition of "Railroad Facts" or Volume 18 of "Railroad Ten Year Trends 1991-2000," each published by the Association of American Railroads ("AAR").

                        NUMBER OF                          FREIGHT REVENUE
RAILROAD CLASSIFICATION RAILROADS MILES OPERATED EMPLOYEES ($ IN THOUSANDS)
----------------------- --------- -------------- --------- ----------------
       Class I.........      8       120,597      168,360    $33,082,907
       Regional........     35        20,978       11,254      1,743,276
       Local...........    517        28,937       12,194      1,455,728
                           ---       -------      -------    -----------
         Total.........    560       170,512      191,808    $36,281,911
                           ===       =======      =======    ===========

   Class I railroads generated total freight revenues of $33.1 billion, or approximately 91% of total U.S. rail freight revenues, in 2000. Revenues are derived generally from the shipment of products under negotiated contracts between suppliers and shippers and, to a lesser extent, published tariff rates. The shipment of coal is the primary source of Class I U.S. railroad revenues. The AAR estimates that in 2000, coal accounted for 43.6% of total Class I U.S. railroad volume in terms of tons originated and 21.5% of total Class I U.S. railroad carload revenues. The next largest commodity source was chemicals and allied products, which the AAR estimates accounted for 9.0% of total Class I U.S. railroad volume in terms of tons originated and 12.9% of total Class I U.S. railroad carload revenues. The AAR estimates that intermodal traffic accounted for 15 to 20% of total Class I U.S. railroad carload revenues.

   In 2000, Class I railroads accounted for approximately 71% of total U.S. railroad mileage operated, approximately 88% of total U.S. railroad employees and approximately 91% of total U.S. railroad freight revenue. In 2000, Class I railroads had an estimated 41.0%/1/ share of the total U.S. intercity freight traffic in terms of ton-miles and an estimated 25.3%/1/ of the total U.S. intercity freight traffic in terms of tons carried. In terms of revenue, railroads accounted for an estimated 9%/1/, trucks accounted for an estimated 80.7%/1/, and domestic air accounted for an estimated 4.9%/1/ of the U.S. intercity commercial freight transportation market.

THE SURFACE TRANSPORTATION BOARD AND REGULATION

   The STB, an independent body administratively housed within the Department of Transportation, is responsible for the economic regulation of railroads within the United States. The STB's mission is to ensure that competitive, efficient and safe transportation services are provided to meet the needs of shippers, receivers and consumers. The STB was created by an Act of Congress known as the ICC Termination Act of 1995 ("ICCTA"). Passage of the ICCTA represented a further step in the process of streamlining and reforming the Federal

--------
  /1/ Inter-city freight traffic and inter-city freight revenue numbers for 2000 are preliminary.

economic regulatory oversight of the railroad, trucking and bus industries that was initiated in the late 1970's and early 1980's. The STB adjudicates disputes and regulates interstate surface transportation. Railway transportation matters under the STB's jurisdiction in general include railroad rate and service issues, rail restructuring transactions (mergers, line sales, line construction and line abandonments) and railroad labor matters.

   The U.S. railroad industry was significantly deregulated with the passage of The Staggers Rail Act of 1980 (the "Staggers Act"). In enacting the Staggers Act, Congress recognized that railroads faced intense competition from trucks and other modes for most freight traffic and that prevailing regulation prevented them from earning adequate revenues and competing effectively. Through the Staggers Act, a new regulatory scheme allowing railroads to establish their own routes, tailor their rates to market conditions and differentiate rates on the basis of demand was put in place. The basic principle of the Staggers Act is that reasonable rail rates should be a function of supply and demand. The Staggers Act, among others things:

     . allows railroads to price competing routes and services differently to reflect relative demand;

     . allows railroads to enter into confidential rate and service contracts with shippers; and

     . abolishes collective rate making except among railroads participating in a joint-line movement.

   If it is determined that a railroad is not facing enough competition to hold down prices, then the STB has the authority to investigate the actions of the railroad.

   The Staggers Act has had a positive effect on the U.S. rail industry. Lower rail rates brought about by the Staggers Act (down 57% in inflation-adjusted terms from 1981 to 1998) have resulted in significant cost savings for shippers and their customers. After decades of steady decline, the rail market share of inter-city freight ton-miles bottomed out at 35.2% in 1978, and has increased to 41.0%/2/ in 2000.

RECENT EVENTS IN RAILROAD CONSOLIDATION

   On June 11, 2001, the STB issued new rules governing major railroad mergers and consolidations involving two or more Class I railroads. These new rules substantially increase the burden on rail merger applicants to demonstrate that a proposed transaction would be in the public interest. The new rules require applicants to demonstrate that, among other things, a proposed transaction would enhance competition where necessary to offset negative effects of the transaction, such as competitive harm, and to address fully the impact of the transaction on transportation service.

   The STB recognized, however, that a merger between KCSR and another Class I carrier would not necessarily raise the same concerns and risks as potential mergers between larger Class I railroads. Accordingly, the STB decided that for a merger proposal involving KCSR and another Class I railroad, the STB will waive the application of the new rules and apply the rules previously in effect unless it is persuaded that the new rules should apply.

   In October 2001, CN completed its acquisition of Wisconsin Central Transportation Corporation.

--------
  /2/  Inter-city freight traffic numbers for 2000 are preliminary.

                                   BUSINESS

OVERVIEW

   We, along with our subsidiaries and affiliates, own and operate a uniquely positioned North American rail network strategically focused on the growing north/south freight corridor that connects key commercial and industrial markets in the central United States with major industrial cities in Mexico. Our principal subsidiary, KCSR, is one of eight Class I railroads in the United States and our rail network is comprised of approximately 6,000 miles of main and branch lines. Through our strategic alliance with CN/IC, we have created a contiguous rail network of approximately 25,000 miles of main and branch lines connecting Canada, the United States and Mexico.

   Our rail network interconnects with all other Class I railroads and provides customers with an effective alternative to other railroad routes, giving direct access to Mexico and the southwestern United States through less congested interchange hubs.

   In addition, our rail network links directly to major trading centers in Mexico through our affiliates TFM and Tex-Mex and serves most of Mexico's principal industrial cities and three of its four major shipping ports. Our principal international gateway is at Laredo, Texas where more than 50% of all rail and truck traffic between the United States and Mexico crosses the border. We also own an indirect 49% interest in Mexrail, which owns Tex-Mex. Tex-Mex operates approximately 160 miles of main and branch lines between Laredo and the port city of Corpus Christi, Texas.

RAIL NETWORK

   OWNED NETWORK

   KCSR owns and operates approximately 3,100 miles of main and branch lines and approximately 1,340 miles of other tracks in the ten-state region of Missouri, Kansas, Arkansas, Oklahoma, Mississippi, Alabama, Tennessee, Louisiana, Texas and Illinois. KCSR has the shortest north/south rail route between Kansas City and several key ports along the Gulf of Mexico in Louisiana, Mississippi and Texas and east/west rail routes linking Meridian with Dallas and linking Kansas City with East St. Louis and Springfield, Illinois. This geographic reach enables us to service a customer base that includes electric generating utilities and a wide range of companies in the chemical and petroleum, agricultural and mineral, paper and forest, and automotive and intermodal markets. Eastern railroads and their customers can bypass congested gateways at Chicago, St. Louis, Memphis and New Orleans by interchanging with us at Meridian, Jackson and East St. Louis.

   SIGNIFICANT INVESTMENTS

   GRUPO TFM

   In December 1995, we entered into a joint venture agreement with Grupo TMM to provide for our participation in the upcoming privatization of the Mexican national railway system through Grupo TFM, and to promote the movement of rail traffic over Tex-Mex, TFM and KCSR. We own a 36.9% interest in Grupo TFM. Grupo TMM, which owns 38.5% of Grupo TFM, is the largest shareholder of Grupo TFM and the Mexican government owns the remaining 24.6% of Grupo TFM. Grupo TFM owns 80% of the common stock of TFM. The remaining 20% of TFM was retained by the Mexican government.

   TFM holds the concession to operate Mexico's Northeast Rail Lines (the "Concession") for the 50 years ending in June 2047 and, subject to certain conditions, has an option to extend the Concession for an additional 50 years. The Concession is subject to certain mandatory trackage rights and is exclusive until 2027. Additionally, the Mexican government may revoke exclusivity after 2017 if it determines that there is insufficient competition and may terminate the Concession as a result of certain conditions or events, including (1) TFM's failure to meet its operating and financial obligations with regard to the Concession under applicable Mexican law, (2) a statutory appropriation by the Mexican government for reasons of public interest and (3) liquidation or bankruptcy of TFM. TFM's assets and its rights under the Concession may also be seized temporarily by the Mexican government.

   Under the Concession, TFM operates the Northeast Rail Lines, which are located along a strategically significant corridor between Mexico and the United States, and have as their core routes a key portion of the shortest, most direct rail passageway between Mexico City and the southern, midwestern and eastern United States. These rail lines are the only rail lines which serve Nuevo Laredo, the largest rail freight exchange point between the United States and Mexico. TFM's rail lines connect the most populated and industrialized regions of Mexico with Mexico's principal U.S. border railway gateway at Laredo. In addition, this rail system serves three of Mexico's four primary seaports at Veracruz and Tampico on the Gulf of Mexico and Lazaro Cardenas on the Pacific Ocean. TFM serves 15 Mexican states and Mexico City, which together represent a majority of the country's population and account for a majority of its estimated gross domestic product. We believe the Laredo gateway is the most important interchange point for rail freight between the United States and Mexico. As a result, we believe TFM's routes are integral to Mexico's foreign trade.

   This route structure enables us to benefit from growing trade resulting from the increasing integration of the North American economy through NAFTA. According to the International Monetary Fund, trade between Mexico and the United States has grown at an average annual rate of approximately 12.4% from 1996 through 2001. Through Tex-Mex and KCSR, as well as through interchanges with other major U.S. railroads, TFM provides its customers with access to an extensive network through which they may distribute their products throughout North America and overseas.

   The Northeast Rail Lines consist of 2,642 miles of main and branch lines and an additional 838 miles of sidings, spur tracks and main line under trackage rights. TFM has the right to operate the rail lines, but does not own the land, roadway or associated structures. Approximately 81% of the main line operated by TFM consists of continuously welded rail. As of December 31, 2001, TFM owned 468 locomotives, owned or leased from affiliates 4,611 freight cars and leased from non-affiliates 150 locomotives and 6,192 freight cars.

   TFM's operating strategy has been to increase productivity and maximize operating efficiencies. With Mexico's economic progress, growth of NAFTA trade between Mexico, the United States and Canada, and customer focused rail service, we believe the growth potential of TFM could be significant. Since TFM commenced operations in June 1997, it has made significant progress, which is reflected in its financial results. In 2001, TFM increased revenues by 4.3% from 2000. Grupo TFM has substantially lowered its operating ratio (under International Accounting Standards) since taking operational control in June 1997 to 76.7% for 2001, from 85.5% in 1998 and 93.9% for the first six months following commencement of its operations in June 1997. We believe this operating ratio achievement is significant given that the weighted average operating ratio for the eight major U.S. or Class I railroads was approximately 85.2% for 2000. Based upon the relatively low labor costs prevailing in Mexico coupled with revenue growth opportunities, we believe that TFM has the potential to achieve additional operating ratio improvements.

   A shareholders agreement dated May 1997, between KCS, and Grupo TMM and certain affiliates, which governs our investment in Grupo TFM (1) restricts each of the parties to the shareholders agreement from directly or indirectly transferring any interest in Grupo TFM or TFM to a competitor of Grupo TFM or TFM without the prior written consent of each of the parties, and (2) provides that KCS and Grupo TMM may not transfer control of any subsidiary holding all or any portion of shares of Grupo TFM to a third party, other than an affiliate (as defined in the Grupo TFM by-laws) of the transferring party or another party to the shareholders agreement, without the consent of the other parties to the shareholders agreement. The Grupo TFM by-laws prohibit any transfer of shares of Grupo TFM to any person other than an affiliate (as defined in the by-laws) without the prior consent of Grupo TFM's board of directors. In addition, the Grupo TFM by-laws grant the shareholders of Grupo TFM a right of first refusal to acquire shares to be transferred by any other shareholder in proportion to the number of shares held by each non-transferring shareholder, although holders of preferred shares or shares with special or limited rights are only entitled to acquire those shares and not ordinary shares. The shareholders agreement requires that the boards of directors of Grupo TFM and TFM be constituted to reflect the parties' relative ownership of the ordinary voting common stock of Grupo TFM. Grupo TFM has the ability to pay dividends to its shareholders, subject to certain restrictions.

   KCS and Grupo TMM have exercised their call option and intend to cause TFM to purchase the 24.6% interest in Grupo TFM currently owned by the Mexican government prior to July 31, 2002. If the purchase had occurred on March 31, 2002, the purchase price would have been approximately $253 million. Various financing alternatives are currently being explored. One source of financing could include the use of funds due to TFM from the Mexican government as a result of the reversion, during the first quarter of 2001, of a portion of the concession to the Mexican government by TFM that covers the Hercules-Mariscala rail line, an approximate 18-mile portion of redundant track in the vicinity of the city of Queretaro. The remainder of the financing required to purchase the Mexican government's Grupo TFM shares has been raised by TFM through the sale of $180 million of debt securities. If TFM is unable to complete this purchase on a timely basis, we intend to make the purchase, but there can be no assurance that we will be able to purchase all or any portion of the government's interest. In addition, after the expiration of the call option, the original shareholders have a right of first refusal to purchase the Mexican government's interest in Grupo TFM if the Mexican government wishes to sell that interest to a third party which is not a Mexican governmental entity.

   The Mexican government has the right to sell its 20% interest in TFM through a public offering on October 31, 2003 (or prior to October 31, 2003 with the consent of Grupo TFM). If, on October 31, 2003, the Mexican government has not sold all of its capital stock in TFM, Grupo TFM is obligated to purchase the capital stock at the initial share price paid by Grupo TFM plus interest. In the event that Grupo TFM does not purchase the Mexican government's remaining interest in TFM, Grupo TMM and KCS, or either Grupo TMM or KCS, are obligated to purchase the Mexican government's interest. KCS and Grupo TMM have cross indemnities in the event the Mexican government requires only one of them to purchase its interest. The cross indemnities allow the party required to purchase the Mexican government's interest to require the other party to purchase its pro rata portion of such interest. However, if KCS were required to purchase the Mexican government's interest in TFM and Grupo TMM could not meet its obligations under the cross-indemnity, then KCS would be obligated to pay the total purchase price for the purchase of the Mexican government's interest. If the purchase of the Mexican government's 20% interest in TFM had occurred as of March 31, 2002, the total purchase price would have been approximately $537 million and, as of that date, based upon publicly available financial information, Grupo TMM did not appear to have the financial resources needed to complete the purchase.

   MEXRAIL

   Mexrail owns 100% of Tex-Mex and certain other assets. Mexrail owns the northern half of the continental rail traffic bridge at Laredo spanning the Rio Grande River, and TFM, which now owns 100% of Mexrail, owns and operates the southern half of the bridge. The bridge at Laredo is the most significant entry point for rail traffic between Mexico and the United States. Tex-Mex also operates a 160-mile rail line extending from Laredo to Corpus Christi and has 99-year trackage rights granted pursuant to a 1996 STB decision totaling approximately 360 miles between Corpus Christi and Beaumont, where Tex-Mex connects with KCSR.

   In early 1999, Tex-Mex completed Phase II of a new rail yard in Laredo. Phase I of the project was completed in December 1998 and included four tracks comprising approximately 6.5 miles. Phase II of the project consisted of two new intermodal tracks totaling approximately 2.8 miles. Although groundwork for an additional ten tracks has been completed, construction on those ten tracks has not yet begun. Capacity of the Laredo yard is currently approximately 800 freight cars and, upon completion of all tracks, is expected to be approximately 2,000 freight cars.

   In March 2001, Tex-Mex purchased from the UP a line of railroad extending
84.5 miles between Rosenberg, Texas and Victoria, Texas, and the UP granted Tex-Mex trackage rights sufficient to integrate the line into Tex-Mex's existing trackage rights. The line is not in service and will require extensive reconstruction, which has not yet been scheduled. The $9.2 million purchase price for the line was determined through arbitration and the acquisition also required the prior approval or exemption of the transaction by the STB. By an order entered in December 2000, the STB granted Tex-Mex's petition for exemption and exempted the transaction from this prior approval requirement. Once reconstruction of the line is completed, Tex-Mex will be able to shorten its existing route between Corpus Christi and Houston by over 70 miles.

   Under a stock purchase agreement dated as of February 27, 2002, pursuant to which KCS and Grupo TMM sold all of the stock of Mexrail to TFM, KCS retained rights to prevent the further sale or transfer of the stock or significant assets of Mexrail and Tex-Mex and the right to continue to participate in the corporate governance of Mexrail and Tex-Mex, which will remain U.S. corporations and subject to KCS's super majority rights contained in Grupo TFM's bylaws.

   PANAMA CANAL RAILWAY COMPANY

   We own 50% of the common stock (or a 42% equity interest) of PCRC, a joint venture between us and Mi-Jack Products, Inc. In January 1998, the Republic of Panama awarded PCRC the concession to reconstruct and operate the Panama Canal Railway, a 47-mile railroad located adjacent to the Panama Canal, that provides international shippers with a railway transportation medium to complement the Panama Canal. The Panama Canal Railway is a north-south railroad traversing the Panama isthmus between the Pacific and Atlantic Oceans and serves as a complement to the Panama Canal shipping channel. The railroad has been reconstructed and resumed freight operations on December 1, 2001. We believe the prime potential and opportunity of the Panama Canal Railway will be in the movement of traffic between the ports of Balboa and Colon for shipping customers repositioning of containers. We have significant interest from both shipping companies and port terminal operators. While only 47 miles long, we believe the Panama Canal Railway provides us with a unique opportunity to participate in transoceanic shipments as a complement to the existing Canal traffic.

   As of March 31, 2002, we have invested approximately $17.3 million toward the reconstruction and operations of the existing 47-mile railway. This investment consists of $12.9 million of equity and $4.4 million of subordinated loans. In November 1999, the Panama Canal Railway Company completed the financing arrangements for this project with the International Finance Corporation ("IFC"), a member of the World Bank Group.

   The financing for this project is comprised of a $5 million investment from the IFC and senior loans through the IFC in an aggregate amount of up to $45 million. The investment of $5 million from the IFC is comprised of non-voting preferred shares which pay a 10% cumulative dividend. The preferred shares may be redeemed at the IFC's option any year after 2008 at the lower of (1) a net cumulative internal rate of return of 30% or (2) eight times earnings before interest, income taxes, depreciation and amortization for the two years preceding the redemption that is proportionate to the IFC's percentage ownership in Panama Canal Railway Company. Under the terms of the concession, we are, under certain limited conditions, a guarantor for up to $7.5 million of cash deficiencies associated with the completion and operation of the project and, if Panama Canal Railway Company terminates the concession contract without the IFC's consent, a guarantor for up to 50% of the outstanding senior loans. In addition, we are a guarantor for up to $2.4 million of notes for the purchase of rail and passenger cars. The cost of the reconstruction, which is virtually complete, is expected to total approximately $80 million. We project that an additional $4.0 million, which we expect would be in the form of a subordinated loan, could be required under the cash deficiencies guarantee.

   Panarail, a wholly-owned subsidiary of the Panama Canal Railway Company, operates and promotes a commuter and tourist railway service over the lines of the Panama Canal Railway. Panarail initiated railway passenger service between the cities of Panama and Colon in July 2001.

   SOUTHERN CAPITAL CORPORATION, LLC

   In 1996, KCSR and GATX formed a 50-50 joint venture, Southern Capital, to perform certain leasing and financing activities. Southern Capital's operations are comprised of the acquisition of locomotives and rolling stock and the leasing thereof to KCSR. Concurrent with the formation of this joint venture, KCSR entered into operating leases with Southern Capital for substantially all the locomotives and rolling stock which KCSR contributed or sold to Southern Capital at the time of formation of the joint venture. GATX contributed cash in the joint venture transaction formation.

EXPANDED NETWORK

   Through our strategic alliances with CN/IC and BNSF and marketing agreements with Norfolk Southern and the I&M Rail Link we have expanded our domestic geographic reach beyond that covered by our owned network.

   STRATEGIC ALLIANCE WITH CANADIAN NATIONAL AND ILLINOIS CENTRAL

   In 1998, KCSR, CN and IC announced a 15-year strategic alliance aimed at coordinating the marketing, operations and investment elements of north-south rail freight transportation. The strategic alliance did not require STB approval and was effective immediately. This alliance connects Canadian markets, the major midwest U.S. markets of Detroit, Chicago, Kansas City and St. Louis and the key southern markets of Memphis, Dallas and Houston. It also provides U.S. and Canadian shippers with access to Mexico's rail system through our connections with Tex-Mex and TFM.

   In addition to providing access to key north-south international and domestic U.S. traffic corridors, our alliance with CN/IC is intended to increase business primarily in the automotive and intermodal markets and also in the chemical and petroleum and paper and forest products markets. This alliance has provided opportunities for revenue growth and positioned us as a key provider of rail service for NAFTA trade.

   KCSR and CN formed a management group made up of senior management representatives from both railroads to, among other things, develop plans for the construction of new facilities to support business development, including investments in automotive, intermodal and transload facilities at Memphis, Dallas, Kansas City and Chicago. Under a separate agreement, KCSR was granted certain trackage and haulage rights and CN and IC were granted certain haulage rights. Under the terms of this agreement, and through action taken by the STB, in October 2000 we gained access to six additional chemical customers in the Geismar, Louisiana industrial area through haulage rights.

   MARKETING ALLIANCE WITH BNSF

   In April 2002, KCSR and BNSF formed a comprehensive joint marketing alliance aimed at promoting cooperation, revenue growth and extending market reach for both railroads in the United States and Canada. The marketing alliance is also expected to improve operating efficiencies for both carriers in key market areas, as well as provide customers with expanded service options.

   BNSF and KCSR have agreed to coordinate marketing and operations initiatives in a number of target markets. The two carriers are developing plans to enhance competitive options for shippers in the West Lake and West Lake Charles, Louisiana region. The coordination of operations is to provide improved and expanded service options for grain shippers and receivers. The marketing alliance is to allow BNSF and KCSR to be more responsive to shippers' requests for rates and service throughout the two rail networks. Coal and unit train operations are excluded from the marketing alliance, as well as any points where BNSF and KCSR are the only direct rail competitors. Movements to and from Mexico by either party are also excluded. We believe this new marketing alliance will afford important opportunities to grow KCSR's revenue base, particularly in the chemical, grain and forest product markets, providing both participants with expanded access to important markets and providing shippers with enhanced options and competitive alternatives.

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

   MARKETING AGREEMENTS WITH NORFOLK SOUTHERN

   In December 1997, we entered into a three-year marketing agreement with Norfolk Southern and Tex-Mex which allows us to increase our traffic volume along our east-west corridor between Meridian and Dallas by using interchange points with Norfolk Southern. This agreement provides Norfolk Southern run-through service with access to Dallas and the Mexican border at Laredo while avoiding the congested rail gateways of Memphis and New Orleans. This agreement was renewed in December 2000 for a term of three years and will be automatically renewed for additional three-year terms unless written notice of termination is given at least 90 days prior to the expiration of the then-current term.

   This marketing agreement with Norfolk Southern provides us with additional sources of intermodal business. Under the current arrangement, approximately two trains per day run both east and west between our connection with the Norfolk Southern at Meridian and our BNSF connection at Dallas. The structure of the agreement provides for lower gross revenue to KCSR but improved operating income since, as a haulage arrangement, fuel and car hire expenses are the responsibility of Norfolk Southern not KCSR. We believe this business has additional growth potential as Norfolk Southern seeks to shift its traffic to southern gateways to increase its length of haul.

   In June 2000, an agreement we made with Norfolk Southern became fully operational, under which we provide haulage services for intermodal traffic between Meridian and Dallas and receive fees for those services from Norfolk Southern. Under this agreement Norfolk Southern may quote rates and enter into transportation service contracts with shippers and receivers covering this haulage traffic. Norfolk Southern recently renewed this agreement, which terminates on December 31, 2006.

   MARKETING AGREEMENT WITH I&M RAIL LINK

   In May 1997, we entered into a marketing agreement with I&M Rail Link which provides us with access to Minneapolis and Chicago and to originations of corn and other grain in Iowa, Minnesota and Illinois. Through this marketing agreement, we receive and originate shipments of grain products for delivery to 35 poultry industry feed mills on our network. Grain is currently our largest export product to Mexico. This agreement is terminable upon 90 days notice. We believe this agreement provides I&M Rail Link with an important channel of distribution over our rail network.

   HAULAGE RIGHTS

   As a result of the 1988 acquisition of the Missouri-Kansas-Texas Railroad by UP, we were granted for a term of 199 years (1) haulage rights between Kansas City, Missouri and each of Council Bluffs, Iowa, Omaha and Lincoln, Nebraska and Atchison and Topeka, Kansas, and (2) a joint rate agreement for our grain traffic between Beaumont, Texas and each of Houston and Galveston, Texas. We have the right to convert these haulage rights to trackage rights. Our haulage rights require UP to move our traffic in UP trains; trackage rights would allow us to operate our trains over UP tracks.

   In addition, KCSR has limited haulage rights between Springfield and Chicago that allow us to move traffic that originates or terminates on the former Gateway Western rail lines.

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

MARKETS SERVED

   The following summarizes KCSR revenue and carload statistics by commodity category. Certain prior year amounts have been reclassified to reflect changes in the business groups and to conform to the current period presentation.

                                                       FREIGHT REVENUES          CARLOADS AND INTERMODAL UNITS
                                               --------------------------------- ------------------------------
                                                                    THREE MONTHS                   THREE MONTHS
                                                    YEAR ENDED         ENDED        YEAR ENDED        ENDED
                                                   DECEMBER 31,      MARCH 31,     DECEMBER 31,     MARCH 31,
                                               -------------------- ------------ ----------------- ------------
                                                1999   2000   2001      2002     1999  2000  2001      2002
                                               ------ ------ ------ ------------ ----- ----- ----- ------------
                                                         (IN MILLIONS)                   (IN THOUSANDS)
General Commodities:
   Chemical and petroleum..................... $131.9 $125.6 $123.8    $ 31.9    165.5 154.1 146.0     35.9
   Paper and forest...........................  130.1  132.3  130.3      32.0    202.9 192.4 184.0     43.8
   Agricultural and mineral...................   96.5   93.6   87.9      23.8    141.0 132.0 125.7     33.0
                                               ------ ------ ------    ------    ----- ----- -----    -----
      Total general commodities...............  358.5  351.5  342.0      87.7    509.4 478.5 455.7    112.7
   Intermodal and automotive..................   58.7   62.1   66.0      14.2    233.9 269.3 291.1     67.0
   Coal.......................................  117.4  105.0  118.7      28.8    200.8 184.2 202.3     58.5
                                               ------ ------ ------    ------    ----- ----- -----    -----
    Carload revenues and total carloads and
     intermodal units.........................  534.6  518.6  526.7     130.7    944.1 932.0 949.1    238.2
   Other rail-related revenues................   51.8   44.5   39.7       9.7       --    --    --       --
                                               ------ ------ ------    ------    ----- ----- -----    -----
      Total................................... $586.4 $563.1 $566.4    $140.4    944.1 932.0 949.1    238.2
                                               ====== ====== ======    ======    ===== ===== =====    =====

   The following summarizes the composition of our major market segments.

     . Chemical and petroleum business includes plastics, petroleum and oils, petroleum coke, rubber and miscellaneous chemicals.

     . Paper and forest business includes pulp and paper, lumber, panel products (plywood and oriented strandboard), engineered wood products, woodchips, pulpwood, raw fiber used in the production of paper, pulp and paperboard, as well as metal, scrap and slab steel, waste and military equipment.

     . Agricultural and mineral business includes domestic and export grain, food and related products, ores, clay, stone and cement.

     . Intermodal and automotive freight business consists of hauling freight containers or truck trailers by a combination of water, rail and motor carriers, with rail carriers serving as the link between the other modes of transportation; automotive traffic consists primarily of moving vehicle parts into Mexico from the northern sections of the United States and moving finished vehicles from Mexico into the United States.

     . Coal business consists primarily of shipments of coal to utilities.

     . Other revenue sources include railcar switching services, demurrage (car retention penalties) and drayage (local truck transportation services).

SALES AND MARKETING

   We employ a total of 17 sales and 23 marketing professionals on a full-time basis. Our marketing staff is organized by product category, while our sales staff is generally organized by geographic region. Transportation needs vary depending upon the type of customer and its specific market. Consequently, our sales and marketing staffs are composed of professionals who are knowledgeable about the particular markets and customers they cover. Our sales and marketing professionals work together to maintain existing relationships as well as ascertain opportunities for incremental business with additional customers in a given market. Our sales and marketing professionals market our services through customer visits, direct customer contacts, telemarketing, trade shows and industry meetings. In addition, our marketing force focuses on conducting market and competitive research to identify new business and strategic opportunities. Our rates, service design changes, equipment supply and traffic scheduling are generally communicated by our sales and marketing forces and depend upon the customer, specific market and specific geographic route. Our sales staff uses competitive market information and detailed knowledge about our customers to tailor services to the specific needs of our customers. Our sales and marketing staffs are compensated through both salaries and stock option and stock-ownership programs. We believe that this method of compensation focuses our sales and marketing professionals on establishing and maintaining profitable long-term customer relationships.

   In connection with our strategic alliance with CN/IC, we are undertaking coordinated sales and marketing efforts to attract new customers in the United States and Canada. Our alliance allows our and CN/IC's salespeople to quote single through rates from origin to destination along our expanded network, including through rates to specific destinations in Mexico. We coordinate similar programs related to steel and other shipments with TFM to maximize asset utilization.

CUSTOMER SERVICE

   Most of our customer services are centralized in our Customer Service Center ("CSC") in Shreveport. Shippers can contact our CSC 24 hours a day, seven days a week to receive prompt responses to a range of shipping inquiries. CSC performance is measured by internally generated service standards. For example, over 80% of all incoming calls to the CSC are answered within the first 20 seconds. Our CSC is staffed with approximately 123 customer service representatives and 11 managers who have expertise in the transportation of specific commodities. Our customer service representatives interact closely with our other employees to provide fast solutions to customer needs and requests. In addition, our dedicated problem resolution team communicates to our field managers specific problems on behalf of customers for immediate resolution, while our proactive monitoring team consistently monitors system traffic and communicates this information to customers.

   Our CSC can help our customers check the status of shipments traveling on any KCSR, Tex-Mex or TFM line. We use electronic data interchange ("EDI") and now receive approximately 89% of all bills of lading from customers electronically. Inquiries regarding invoices and bills of lading are directed to our customer service specialists, revenue accounting staff or credit and collections personnel depending on the issue in question. Our customers can use the Internet to track shipments through our website. In conjunction with other rail carriers we are working to develop web portals which include nationwide tracking and tracing of shipments, bills of lading, electronic billing and payment, shipment priority, capacity management and car ordering through an industry initiative called STEELROADS.COM.

SYSTEMS AND TECHNOLOGY

   MANAGEMENT CONTROL SYSTEM

   We implemented a pilot version of our MCS on Gateway Western (which was merged into KCSR effective October 1, 2001) in the first quarter of 2000. While development of MCS is not yet complete, during November 2001, a small functional part of MCS was installed relating to waybilling functions at our customer service center. We expect to fully implement MCS on KCSR during the third quarter of 2002. Our proprietary MCS includes the following elements:

     . a new waybill system;

     . a new transportation system;

     . a work queue management infrastructure;

     . a service scheduling system; and

     . EDI interfaces to the new systems.

   We expect our MCS to provide more accurate and timely information on terminal dwell time, car velocity through terminals and priority of switching to meet schedules. MCS is designed to provide better analytical tools for us to make decisions based on more timely and accurate information. A data warehouse will provide the foundation of an improved decision support infrastructure. By making decisions based upon that information, we intend to improve service quality and utilization of locomotives, rolling stock, crews, yards, and line of road and thereby reduce cycle times and costs. With the implementation of service scheduling, we also expect our MCS to provide improved customer service through improved advanced planning and real-time decision support. By designing all new business processes around workflow technology, we intend to more effectively follow key operating statistics to measure productivity and improve performance across our entire operations.

   We also expect our MCS to improve clerical and information technology group efficiencies. We believe that information technology and other support groups will be able to reduce maintenance costs, increase their flexibility to respond to new requests and improve productivity. By using a layered design approach, we expect to be able to extend our MCS to new technologies as they become available. Our MCS can be further modified to connect customers with additional applications via the Internet and will be constructed to support multiple railroads, permit modifications to accommodate the local language requirements of the area and operate across multiple time zones.

   As of March 31, 2002, we had invested approximately $56.4 million in MCS.

   TRAIN DISPATCHING SYSTEM

   KCSR is currently operating on two types of train dispatching systems, Direct Train Control ("DTC") and Centralized Traffic Control ("CTC"). DTC uses direct radio communication between dispatchers and engineers to coordinate train movement. DTC is used on approximately 65% of KCSR's track, including the track from Shreveport to Meridian and Shreveport to New Orleans. CTC controls switches and signals in the field from the dispatcher's desk top via microwave link. CTC is used on approximately 35% of KCSR's track, including the track from Kansas City to Beaumont and Shreveport to Dallas. CTC is normally utilized on heavy traffic areas with single main line or heavy traffic areas with multiple routes. Each dispatcher currently has an assigned territory displayed on high resolution monitors driven by a mini-mainframe in Shreveport with a remote station in Beaumont.

   REMOTE CONTROL LOCOMOTIVE OPERATING SYSTEM

   We have begun implementing a remote control locomotive operating system called Beltpack. This system allows a train engine employee to run switching by remote control. The use of Beltpacks are expected to improve safety and allow a decrease in the number of employees per train crew. We expect to complete this implementation by September 2002.

PROPERTIES AND EQUIPMENT

   KCSR'S FLEET

                                    AS OF DECEMBER 31, 2001
                                    -----------------------
                                    LEASED       OWNED
                                    ------       -----
Locomotives
   Road Units......................    304         122
   Switch Units....................     52           4
   Other...........................     --           8
                                       ------      -----
   Total Locomotives...............    356         134
                                       ======      =====
Rolling Stock
   Box Cars........................  6,164       1,420
   Hopper Cars.....................  2,002       1,179
   Flat Cars (Intermodal & Others).  1,585         601
   Gondolas........................    780          88
   Auto Rack.......................    201          --
   Tank Cars.......................     44          43
                                       ------      -----
   Total Rolling Stock............. 10,776       3,331
                                       ======      =====

   As of December 31, 2001, KCSR's fleet consisted of 490 diesel locomotives, of which 134 were owned, 334 were leased from Southern Capital and 22 were leased from non-affiliates. During the fourth quarter of 1999, KCSR leased 50 new General Electric 4400 AC locomotives from Southern Capital, a 50-50 joint venture with GATX Capital Corporation. As of December 31, 2001, KCSR's fleet of rolling stock consisted of 14,107 freight cars, of which 3,331 were owned, 3,390 were leased from Southern Capital and 7,386 were leased from non-affiliates. Our owned equipment is subject to liens created the KCS Credit Facilities, as well as liens created under certain conditional sales agreements and equipment trust certificates. KCSR indebtedness with respect to equipment trust certificates, conditional sales agreement and capital leases totalled approximately $46.5 million at December 31, 2001.

   Certain KCSR property statistics follow:

                                       AS OF DECEMBER 31,
                                   -------------------------
                                     1999     2000     2001
                                   -------  -------  -------
Route miles--main and branch line.   3,158    3,103    3,103
Total track miles.................   4,499    4,444    4,444
Miles of welded rail in service...   2,153    2,157    2,197
Main line welded rail (% of total)      59%      59%      59%
Cross ties replaced (during year). 346,686  355,444  233,489

Average Age (in years):
   Wood ties in service...........    15.5     15.2     16.0
   Rail in main and branch line...    28.5     29.5     28.9
   Road locomotives...............    22.0     22.9     23.6
   All locomotives................    22.9     23.8     24.5

   In support of our transportation operations, we own and operate repair shops, depots and office buildings along our right-of-way. A major facility, the Deramus Yard, is located in Shreveport, Louisiana and includes a general office building, locomotive repair shop, car repair shops, customer service center, material warehouses and fueling facilities totaling approximately 227,000 square feet. We also own a 107,800 square foot facility in Pittsburg, Kansas that previously was used as a diesel locomotive repair facility. This facility was closed in 1999.

We also own freight and truck maintenance buildings in Dallas totaling approximately 125,200 square feet. We also own a 21,000 square foot freight car repair shop in Kansas City and approximately 15,000 square feet of office space in Baton Rouge, Louisiana.

   We own five intermodal facilities located in Dallas, Kansas City, Shreveport, New Orleans, and Jackson, Mississippi which are operated by third party contractors. In April 2000, we opened automotive facilities at the former Richards-Gebaur Airbase in Kansas City and we may further expand these facilities as business opportunities arise. We are also expanding our intermodal facilities in Kansas City, Dallas and Shreveport. We also have two transload facilities, one in Spiro, Oklahoma and the other in Jackson, Mississippi. A third transload facility is expected to open in Dallas during 2002. Transload operations consist of train/truck shipments whereby the products shipped are unloaded from the trailer, container or railcar and reloaded onto the other mode of transportation.

   We own 16.6% of Kansas City Terminal Railway Company, which owns and operates approximately 80 miles of track and operates an additional eight miles of track under trackage rights in greater Kansas City, Missouri. We also lease for operating purposes certain short sections of track owned by various other railroad companies and jointly own certain other facilities with these railroads.

   We own 1,025 acres of property located on the waterfront in the Port Arthur, Texas area, which includes 22,000 linear feet of deep-water frontage and three docks. Port Arthur is an uncongested port with direct access to the Gulf of Mexico. Approximately 75% of this property is available for development. Through wholly owned subsidiaries we operate a 12,000 square foot railroad wood tie treating plant in Vivian, Louisiana under an industrial revenue bond lease arrangement with an option to purchase, own a 70 acre coal and petroleum coke bulk handling facility in Port Arthur, Texas and own and operate a microwave system, which extends essentially along our right-of-way from Kansas City to Dallas, Beaumont, Port Arthur and New Orleans. This microwave system is leased to KCSR. Our other subsidiaries own approximately 8,000 acres of land at various points adjacent to our right-of-way, a 354,000 square foot warehouse at Shreveport and several former railway buildings which are now being rented to non-affiliated companies, primarily as warehouse space.

   In June 2001, KCS entered into a 17-year lease agreement for a new corporate headquarters building in downtown Kansas City, Missouri. We began occupancy of the building in April 2002. Additionally, in June 2001, KCS sold the building that formerly served as its corporate headquarters in Kansas City. We own 80% of Wyandotte Garage Corporation, which owns a 1,147 space parking facility adjacent to our former corporate headquarters building in downtown Kansas City that is used by certain of our employees, our affiliates and the general public, which is subject to an option to purchase held by a third party. The option is expected to be exercised.

   The obligations under the New Credit Agreement and the related documents are secured by a first priority lien upon substantially all of our real and personal property.

COMPETITION

   Our rail operations compete against other railroads, many of which are much larger and have significantly greater financial and other resources than us. Since 1994, there has been significant consolidation among major North American rail carriers, including the 1995 merger of Burlington Northern, Inc. with Santa Fe Pacific Corporation, the 1995 merger of UP with the Chicago and North Western Transportation Company ("CNW") and the 1996 merger of UP with the Southern Pacific Railroad Corporate. Further, CSX and Norfolk Southern purchased the assets of Consolidated Rail Corporation ("Conrail") in 1998 and CN acquired the IC in June 1999. As a result of this consolidation, the railroad industry is now dominated by a few "mega-carriers". We believe that our revenues were negatively affected by the UP/CNW, UP/SP and BNSF mergers, which led to diversions of rail traffic away from our lines. We regard the larger western railroads (BNSF and UP), in particular, as significant competitors to our operations and prospects because of their substantial resources. The ongoing impact of these mergers is uncertain. We believe, however, that because of our investments and strategic alliances, we are positioned to attract additional rail traffic through our "NAFTA Railway."

   We are subject to competition from motor carriers, barge lines and other maritime shipping, which compete with us across certain routes in our operating area. Changing regulations, subsidized highway improvement programs and favorable labor regulations have improved the competitive position of trucks in the United States as an alternative mode of surface transportation for many commodities. In the United States, the truck industry generally is more cost and transit-time competitive than railroads for short-haul distances. The rail market share of inter-city freight revenues has declined from 13.6% in 1991 to 9.0% in 2000, while the market share for trucks grew from 74.6% to 80.7% over the same period. In addition, Mississippi and Missouri River barge traffic, among others, compete with KCSR and its rail connections in the transportation of bulk commodities such as grains, steel and petroleum products. Intermodal traffic and certain other traffic face highly price sensitive competition, particularly from motor carriers. However, rail carriers, including KCSR, have placed an emphasis on competing in the intermodal marketplace, working together to provide end-to- end transportation of products.

   While deregulation of freight rates has enhanced the ability of railroads to compete with each other and with alternative modes of transportation, this increased competition has resulted in downward pressure on freight rates. Competition with other railroads and other modes of transportation is generally based on the rates charged, the quality and reliability of the service provided and the quality of the carrier's equipment for certain commodities.

EMPLOYEES AND LABOR RELATIONS

   Labor relations in the U.S. railroad industry are subject to extensive governmental regulation under the RLA. Under the RLA, national labor agreements are renegotiated when they become open for modification, but their terms remain in effect until new agreements are reached. Typically, neither management nor labor employees are permitted to take economic action until extended procedures are exhausted. Existing national union contracts with the railroads became amendable at the end of 1999. Included in the contracts was a provision for wages to increase automatically in the year following the contract term. These federal labor regulations are often more burdensome and expensive than regulations governing other industries and may place us at a competitive disadvantage relative to other industries that are not subject to these regulations.

   Railroad industry personnel are covered by the RRA instead of the Social Security Act. Employer contributions under the RRA are currently substantially higher than those under the Social Security Act and may rise further because of the increasing proportion of retired employees receiving benefits relative to the number of working employees. The RRA has required up to a 23.75% contribution by railroad employers on eligible wages (see the discussion below of the Railroad Retirement and Survivors' Improvement Act of 2001 for a discussion of changes to this rate effective in 2002), while the Social Security and Medicare Acts only require a 7.65% employer contribution on similar wage bases. Railroad industry personnel are also covered by the FELA rather than by state workers' compensation systems. FELA is a fault-based system by which compensation for injuries are settled by negotiation and litigation, which can be expensive and time consuming. By contrast, most other industries are covered by state administered no-fault plans with standard compensation schedules.

   At March 31, 2002, we had approximately 2,653 employees, including approximately 2,598 KCSR employees. Approximately 85% of KCSR employees are covered under various collective bargaining agreements. Periodically, the collective bargaining agreements with the various unions become eligible for renegotiations.

   On December 21, 2001, the Railroad Retirement and Survivors' Improvement Act of 2001 was signed into law. This legislation liberalizes early retirement benefits for employees with 30 years of service by reducing the full benefit age from 62 to 60, eliminates a cap on monthly retirement and disability benefits, lowers the minimum service requirement from 10 years to 5 years of service, and provides for increased benefits for surviving spouses. It also provides for the investment of certain railroad retirement funds in non-governmental assets, adjustments in the payroll tax rates paid by employees and employers, and the repeal of a supplemental annuity work-hour tax. The new law provides for a 0.5% reduction in the employer contribution for payroll taxes in 2002 and a 1.9% decline beginning in 2003. Beginning in 2004, the employer contribution will be based on a formula and could range between 8.2% and 22.1%. The reductions in the employer contribution under RRA and the repeal of the supplemental annuity work-hour tax are expected to reduce fringe benefits expenses by approximately $2.2 million in 2002. Additionally, the reduction in the retirement age from 62 to 60 is expected to result in increased employee attrition, leading to additional potential cost savings since it is not anticipated that all employees selecting early retirement will be replaced.

INSURANCE

   KCS maintains multiple insurance programs for its various subsidiaries including rail liability and property, general liability, directors and officers coverage, workers compensation coverage and various specialized coverages for specific entities as needed. Coverage for KCSR is by far the most significant part of the KCS program. It includes liability coverage up to $250 million, subject to a $3 million deductible and certain aggregate limitations, and property coverage up to $200 million subject to a $5 million deductible and certain aggregate limitations. We believe that our insurance program is in line with industry norms given our size and provides adequate coverage for potential losses.

LEGAL MATTERS

   In July 1996, KCSR was named as one of twenty-seven defendants in various lawsuits in Louisiana and Mississippi arising from the explosion of a rail car loaded with chemicals in Bogalusa, Louisiana on October 23, 1995. Approximately 25,000 residents of Louisiana and Mississippi asserted claims to recover damages allegedly caused by exposure to the released chemicals. On October 29, 2001, KCSR and representatives for its excess insurance carriers negotiated a settlement in principle with the claimants for $22.3 million. The settlement was finalized with the execution of a Master Global Settlement Agreement ("MSGA") in early 2002. In Louisiana, the Court will evaluate the MSGA at a fairness hearing and decide whether the proposed settlement is fair for the class of plaintiffs. In Mississippi, the plaintiffs are expected to individually execute release instruments. The first payment under the MSGA of $11.1 million was made on April 1, 2002, reducing the recorded liability from $22.3 million to $11.2 million. KCS also has a related insurance receivable remaining of $11.3 million.

   In August 2000, KCSR and certain of its affiliates were added as defendants in lawsuits pending in Jefferson and Harris Counties, Texas. These lawsuits allege damage to approximately 3,000 plaintiffs as a result of an alleged toxic chemical release from a tank car in Houston, Texas on August 21, 1998. On June 28, 2001, KCSR reached a final settlement with the 1,664 plaintiffs in the lawsuit filed in Jefferson County, Texas. KCSR continues to vigorously defend the lawsuit filed in Harris County, Texas and management believes KCS's probability of liability for damages in this case to be remote.

   We are a defendant in various matters brought primarily by current and former employees and third parties for job related injury incidents or crossing accidents. In addition, we are subject to claims alleging hearing loss as a result of alleged elevated noise levels in connection with our current and former operations. We are aggressively defending these matters and has established liability reserves which management believes are adequate to cover expected costs. Nevertheless, due to the inherent unpredictability of these matters, we could incur substantial costs above reserved amounts.

   We are involved as plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of our various legal proceedings cannot be predicted with certainty, we believe, after consulting with legal counsel, that our litigation reserves are adequate.

ENVIRONMENTAL MATTERS

   See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Other--Environmental Matters" for a detailed discussion of certain environmental proceedings.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth certain information concerning each of the current directors and executive officers of KCS as of July 1, 2002:

NAME                       AGE POSITION
----                       --- --------
Michael R. Haverty/ (1)/.. 58  Chairman of the Board, President and Chief Executive Officer
Gerald K. Davies.......... 58  Executive Vice President and Chief Operating Officer
Ronald G. Russ............ 47  Senior Vice President and Chief Financial Officer
William J. Pinamont....... 41  Vice President and General Counsel
Warren K. Erdman.......... 43  Vice President--Corporate Affairs
Paul J. Weyandt........... 49  Vice President and Treasurer
Louis G. Van Horn......... 44  Vice President and Comptroller
Jay M. Nadlman............ 42  Associate General Counsel and Corporate Secretary
Albert W. Rees............ 56  Senior Vice President--Operations of KCSR
A. Edward Allinson/ (2,3)/ 67  Director
Michael G. Fitt/ (1,2,3)/. 70  Director
James R. Jones/ (1,3)/.... 62  Director
Landon H. Rowland/ (1)/... 64  Director
Rodney E. Slater.......... 47  Director
Byron G. Thompson/ (2)/... 69  Director

--------
(1)Member of the Executive Committee
(2)Member of the Audit Committee
(3)Member of the Compensation and Organization Committee

   MICHAEL R. HAVERTY has served as the President and Chief Executive Officer of KCS since July 12, 2000 and as a director since May 1995. Mr. Haverty has served as Chairman of the Board of KCS since January 1, 2001. Mr. Haverty served as Executive Vice President of KCS from May 1995 until July 12, 2000. He has been President, Chief Executive Officer and a director of KCSR since 1995. Mr. Haverty has served as Chairman of the Board of KCSR since November 1999. He also has served as the President and a director of Mexrail since 1995 and as a director of the Panama Canal Railway Company since October 1996 and as Co-Chairman of the Board of Directors of that company since May 1999. Mr. Haverty has served as Co-Chairman of Panarail Tourism Company since October 2000. Mr. Haverty is also a director and Chairman of the Executive Committee of the Board of Directors of Grupo TFM, an affiliate of KCS, a director of Tex-Mex and a director and Chairman of the Executive Committee of TFM. He previously served as Chairman and Chief Executive Officer of Haverty Corporation, a transportation investment business from 1993 to May 1995, acted as an independent executive transportation adviser from 1991 to 1993 and was President and Chief Operating Officer of The Atchison, Topeka and Santa Fe Railway Company from 1989 to 1991. Mr. Haverty is also a director of Midwest Grain Products, Inc. of Atchison, Kansas.

   GERALD K. DAVIES has served as Executive Vice President and Chief Operating Officer of KCS since July 18, 2000. Mr. Davies joined KCSR in January 1999 as the Executive Vice President and Chief Operating Officer. Mr. Davies has served as a director of KCSR since November 1999. Prior to joining KCSR, Mr. Davies served as the Executive Vice President of Marketing with Canadian National Railway from 1993 through 1998. Mr. Davies held senior management positions with Burlington Northern Railway from 1976 to 1984 and 1991 to 1993 and with CSX Transportation from 1984 to 1991.

   RONALD G. RUSS became Senior Vice President and Chief Financial Officer on July 1, 2002. Mr. Russ served as Executive Vice President and Chief Financial Officer of Wisconsin Central from 1999 to 2002. He served as Treasurer of Wisconsin Central from 1987 to 1993. From 1993 to 1999 he was executive manager and chief financial officer for Tranz Rail Holdings Limited, an affiliate of Wisconsin Central in Wellington, New Zealand. He also served in various capacities with Soo Line Railroad and The Chicago, Milwaukee, St. Paul and Pacific Railroad Company, spanning a 25-year career in the railroad industry.

   WILLIAM J. PINAMONT has served as Vice President and General Counsel of KCS since April 2001. He joined KCSR in December 2000 as Assistant Vice President Risk Management. Prior to joining KCS, Mr. Pinamont was Of Counsel at the law firm Piper, Marbury, Rudnick & Wolfe, LLP from September 1999 to December 2000. From July 1992 until June 1999, he served as Associate General Counsel for Consolidated Rail Corporation.

   WARREN K. ERDMAN has served as Vice President--Corporate Affairs of KCS since April 15, 1997 and as Vice President--Corporate Affairs of KCSR since May 1997. Mr. Erdman became a director of KCSR in May 2001. Prior to joining KCS, Mr. Erdman served as Chief of Staff to United States Senator Kit Bond of Missouri from 1987 to 1997.

   PAUL J. WEYANDT has served as Vice and President and Treasurer of KCS and of KCSR since September 2001. Before joining KCS, Mr. Weyandt was a consultant to the Structured Finance Group of GE Capital Corporation from May 2001 to September 2001. Prior to consulting, Mr. Weyandt spent 23 years with BNSF, most recently as Assistant Vice President-Finance and Assistant Treasurer.

   LOUIS G. VAN HORN has served as Vice President and Comptroller of KCS since May 1996. He has also served as Vice President and Comptroller of KCSR since 1995. He was Comptroller of KCS from September 1992 to May 1996. From January 1992 to September 1992, he served as Assistant Comptroller of KCS. Mr. Van Horn is a Certified Public Accountant.

   JAY M. NADLMAN has served as Associate General Counsel and Corporate Secretary of KCS since April 1, 2001. Mr. Nadlman joined KCS in December 1991 as a General Attorney, and was promoted to Assistant General Counsel in 1997, serving in that capacity until April 1, 2001. Mr. Nadlman has served as Associate General Counsel and Secretary of KCSR since May 3, 2001, and as Assistant General Counsel and Assistant Secretary from August 1997 to May 3, 2001. Prior to joining KCS, Mr. Nadlman served as an attorney with Union Pacific Railroad Company from 1985 to 1991.

   ALBERT W. REES has served as a director of KCSR since May 1996. Since March 2001, he has served as Senior Vice President--Operations of KCSR. From January 1999 to March 2001, he served as Senior Vice President--International Operations of KCSR. From June 1995 to January 1999, Mr. Rees served as Senior Vice President--Operations of KCSR. Prior to joining KCSR, Mr. Rees was with The Atchison, Topeka and Santa Fe Railway Company, serving as Vice President--Quality Management from June 1991 to June 1995 and as Vice President--Operations from June 1989 through May 1991. Mr. Rees also serves as a director and chairman of the executive committee of each of the Kansas City Terminal Railway Company and Tex-Mex. Mr. Rees has announced his departure from KCSR and will resign from all positions with KCSR effective July 31, 2002.

   A. EDWARD ALLINSON has been a director of KCS since 1990. He served as the Chief Executive Officer and Chairman of the Board of EquiServe LP ("EquiServe") from December 1999 through October 2000. EquiServe provides stock transfer and related services to publicly listed corporations. Prior to joining EquiServe, Mr. Allinson was an Executive Vice President of State Street Bank and Trust Company, Chairman of the Board of Directors of Boston Financial Data Services, Inc. ("BFDS"), and Executive Vice President of State Street Corporation from March 1990 through December 1999. BFDS provides full service share owner accounting and recordkeeping services to mutual funds, selected services to certain retirement plans and certain securities transfer services. DST Systems, Inc. owns 50% of BFDS. In 2001, EquiServe became a wholly-owned subsidiary of DST Systems, Inc. Mr. Allinson is also a director of DST Systems, Inc.

   MICHAEL G. FITT has been a director of KCS since 1986. Prior to retirement, he was Chairman and Chief Executive Officer of Employers Reinsurance Corporation of Overland Park, Kansas, from 1980 through 1992 and President of that company from 1979 through 1991. Employers Reinsurance Corporation, a subsidiary of General Electric Capital Services, Inc., is a reinsurance company. Mr. Fitt is also a director of DST Systems, Inc.

   JAMES R. JONES has been a director of KCS since November, 1997. Mr. Jones is also a director of Grupo TFM and TFM, both affiliates of KCS. He has been Senior Counsel to the firm of Manatt, Phelps & Phillips since March 1, 1999. Mr. Jones is also Co-Chairman of Manatt Jones Global Strategies. He is also Chairman of Globe Ranger Corp. Mr. Jones was President of Warnaco Inc. International Division from 1997 through 1998; U.S. Ambassador to Mexico from 1993 through 1997 and Chairman and Chief Executive Officer of the American Stock Exchange from 1989 through 1993. Mr. Jones served as a member of the U.S. Congress representing Oklahoma for 14 years. He was White House Special Assistant and Appointments Secretary to President Lyndon Johnson. Mr. Jones is also a director of Anheuser-Busch, Grupo Modelo S.A. de C.V., San Luis Corporacion, TV Azteca, and Keyspan Energy Corporation.

   LANDON H. ROWLAND has been a director of KCS since 1983 and served as Chairman of the Board of KCS from May 1997 through December 31, 2000. Mr. Rowland served as President of KCS from July 1983 to July 12, 2000 and as Chief Executive Officer from January 1987 to July 12, 2000. Mr. Rowland has been a director and President of Stilwell Financial Inc. since May 1998. He has served as Chairman of the Board of Directors and Chief Executive Officer of Stilwell Financial Inc. since August 1999.

   RODNEY E. SLATER has been a director of KCS since June 5, 2001. Mr. Slater is a partner in the public policy practice group of the firm Patton Boggs LLP and has served as head of the firm's transportation practice group in Washington, D.C. since April 1, 2001. He served as U.S. Secretary of Transportation from 1997 to January 2001 and head of the Federal Highway Administration from 1993 to 1996. Mr. Slater is also a director of Southern Development Bancorporation and Parsons Brinckerhoff International Advisory Board.

   BYRON G. THOMPSON has been a director of KCS since August 17, 2000. Mr. Thompson has served as Chairman of the Board of Country Club Bank, n.a., Kansas City since February 1985. Prior to that time, Mr. Thompson served as Vice Chairman of Investment Banking at United Missouri Bank of Kansas City and as a member of the Board of United Missouri Bancshares, Inc.

 PRINCIPAL STOCKHOLDERS AND STOCK OWNED BENEFICIALLY BY DIRECTORS AND CERTAIN
                              EXECUTIVE OFFICERS

   The following table sets forth information as of March 4, 2002 concerning the beneficial ownership of KCS's common stock by: (i) beneficial owners of more than five percent of any class of such stock that have publicly disclosed their ownership; (ii) the members of the board of directors, the Chief Executive Officer and the four other most highly compensated executive officers; and (iii) all executive officers and directors as a group. KCS is not aware of any beneficial owner of more than five percent of the preferred stock. None of the directors or executive officers own any shares of preferred stock. No officer or director of KCS owns any equity securities of any subsidiary of KCS. Beneficial ownership is generally either the sole or shared power to vote or dispose of the shares. KCS is not aware of any arrangement which would at a subsequent date result in a change of control of KCS.

                                                  COMMON         PERCENT
NAME AND ADDRESS /(1)/                          STOCK /(2)/   OF CLASS/ (2)/
----------------------                        ----------      -------------
Perkins, Wolf, McDonnell & Company........... 3,308,689/(3)/      5.51%
A. Edward Allinson...........................    86,033/(4)/        *
  Director
Ronald G. Russ...............................         0/(5)/        *
  Senior Vice President and
  Chief Financial Officer
Gerald K. Davies.............................   455,636/(6)/        *
  Executive Vice President and
  Chief Operating Officer
Michael G. Fitt..............................    94,800/(7)/        *
  Director
Michael R. Haverty........................... 2,321,862/(8)/      3.81%
  Chairman of the Board,
  President and Chief Executive Officer
James R. Jones...............................    56,880/(9)/        *
  Director
William J. Pinamont..........................    25,994/(10)/       *
  Vice President and General Counsel
Albert W. Rees...............................   472,619/(11)/       *
  Senior Vice President--Operations of KCSR
Landon H. Rowland............................   865,606/(12)/     1.44%
  Director
Rodney E. Slater.............................         0             *
  Director
Byron G. Thompson............................    40,000/(13)/       *
  Director
All Directors and Executive Officers
  as a Group (15 Persons).................... 5,255,319/(14)/     8.42%

--------
  *  Less than one percent of the outstanding shares.
/(1)/ The address for each of the individuals listed in the above table as of the Record Date, other than Mr. Rowland, is 427 West 12/th/ Street, Kansas City, Missouri 64105. The address for Mr. Rowland is Stilwell Financial Inc., 920 Main Street, 21/st/ Floor, Kansas City, Missouri 64105-2008.
/(2)/ Under applicable law, shares that may be acquired upon the exercise of options or other convertible securities that are exercisable on March 4, 2002 or will become exercisable within 60 days of that date, are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are exercisable on, or exercisable within 60 days of, March 4, 2002, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors and executive officers may also be deemed to own,

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

     beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. Except as noted, the holders have sole voting and dispositive power over the shares.
/(3)/ Based upon information in Schedule 13G filed February 26, 2002. The address for Perkins, Wolf, McDonnell & Company is 310 S. Michigan Avenue, Suite 2600, Chicago, Illinois 60604. Perkins, Wolf, McDonnell & Company reports that it has sole voting and dispositive power with respect to 37,189 shares and shared voting and dispositive power with respect to 3,271,500 shares.
/(4)/ Mr. Allinson's beneficial ownership includes 70,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, March 4, 2002 and 1,200 shares held in a Keogh plan.
/(5)/ Mr. Russ joined KCS as Senior Vice President and Chief Financial Officer
      effective July 1, 2002.
/(6)/ Mr. Davies' beneficial ownership includes 388,645 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, March 4, 2002, and 585 shares allocated to his account in the KCS ESOP.
/(7)/ Mr. Fitt's beneficial ownership includes 40,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, March 4, 2002.
/(8)/ Mr. Haverty's beneficial ownership includes 1,015,570 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, March 4, 2002, 26,322 shares allocated to his account in the KCS ESOP, 10,843 shares allocated to his account in KCS's 401(k) and Profit Sharing Plan, 412 shares held by one of his children and 375,000 shares held in trusts for his children for which his brother acts as trustee.
/(9)/ Mr. Jones' beneficial ownership includes 46,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, March 4, 2002.
/(10)/ Mr. Pinamont's beneficial ownership includes 25,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, March 4, 2002, and 994 shares allocated to his account in the KCS's 401(k) and Profit Sharing Plan.
/(11)/ Mr. Rees' beneficial ownership includes 246,728 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, March 4, 2002, 17,227 shares allocated to his account in the KCS ESOP, 9,905 shares allocated to his account in KCS's 401(k) and Profit Sharing Plan, 2,914 shares in his wife's IRA account, 7,300 shares held in trust by his wife, and 430 shares held as custodian for his son.
/(12)/ Mr. Rowland's beneficial ownership includes 10,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, March 4, 2002 and 240 shares allocated to his account in Stilwell's 401(k) and Profit Sharing Plan.
/(13)/ Mr. Thompson's beneficial ownership includes 30,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, March 4, 2002.
/(14)/ The number includes 2,498,392 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, March 4, 2002 and 481,311 shares otherwise held indirectly.

          DESCRIPTION OF NEW CREDIT AGREEMENT AND OTHER INDEBTEDNESS

NEW CREDIT AGREEMENT

   The KCS Credit Facilities were amended and restated in connection with the Note Offering. The KCS Credit Facilities contained, and the New Credit Agreement contains, certain covenants that, among others, restrict the ability of KCS's subsidiaries, including KCSR, to incur additional indebtedness, and restrict KCS's ability and its subsidiaries' ability to:

     . incur additional liens,

     . enter into sale and leaseback transactions,

     . merge or consolidate with another entity,

     . sell assets,

     . enter into certain transactions with affiliates,

     . enter into agreements that restrict the ability to incur liens or, with respect to KCSR and KCS's other subsidiaries, pay dividends to KCS or another subsidiary of KCS,

     . make investments, loans, advances, guarantees or acquisitions,

     . make certain restricted payments, including dividends, or make certain payments on other indebtedness, or

     . make capital expenditures.

   In addition, KCS is required to comply with specific financial ratios, including minimum interest expense coverage and leverage ratios. The KCS Credit Facilities and the New Credit Agreement also contain certain customary events of default. These covenants, along with other provisions, could restrict maximum utilization of the New Credit Agreement.

   Borrowings under the New Credit Agreement are guaranteed by all of the significant, domestic subsidiaries of KCS other than Wyandotte Garage Corporation and TransFin Insurance Ltd. Caymex Transportation, Inc., SCC Holdings LLC, The Kansas City Northern Railway Company and Veals, Inc., each of which guaranteed the New Credit Agreement, do not guarantee the notes. Wyandotte Garage Corporation and TransFin Insurance Ltd. do not guarantee either the New Credit Agreement or the notes. Interest on the outstanding loans, including revolving loans, under the New Credit Agreement accrues at a rate per annum based on the London Interbank Offered Rate ("LIBOR") or an alternate base rate, as KCS shall select, plus an applicable margin.

   The New Credit Agreement will provide us with a $150 million term loan and a $100 million revolving credit facility. The term loan under the New Credit Agreement has a maturity of approximately 6 years.

   The terms of the New Credit Agreement provide us greater financial flexibility than the covenants in the KCS Credit Facilities. We believe the most significant changes are as follows:

     . allowing us to retain 100% of the proceeds from any common stock issuances, or any non-cash-pay preferred stock issuances,

     . allowing us to retain 50% of the proceeds from any cash-pay preferred stock issuances, with the remaining 50% being utilized to repay our bank debt,

     . allowing us to issue additional senior unsecured indebtedness, provided the net proceeds are used to pay down bank debt; however, we may retain up to $50 million of net proceeds of senior unsecured indebtedness if issued in conjunction with at least $100 million of equity proceeds for the purpose of further investment in our Mexican operations,

     . allowing us to retain the first $10 million of net proceeds from asset sales per annum,

     . increasing the "material indebtedness" definition (contained in the KCS
       Credit Facilities) to $20 million from $10 million.

   As a result of the New Credit Agreement and the Note Offering, we expect that our interest expense will increase in the future.

SENIOR NOTES

   On September 27, 2000, KCSR issued $200 million of its 9 1/2% senior notes due October 1, 2008. All of such senior notes were exchanged for registered notes prior to April 16, 2001. Each such senior note bears interest at a rate of 9 1/2% per annum with interest to be paid semi-annually to holders of record at the close of business on the March 15 and September 15 immediately preceding the respective interest payment dates on April 1 and October 1 of each year. The senior notes are general unsecured obligations of KCSR and are guaranteed by KCS and all of its subsidiaries which are required to guarantee the notes to be issued in the Offering.

   The indenture under which the 9 1/2% senior notes were issued contains a number of restrictive covenants similar to those applicable to the notes. See "Description of the Notes."

OTHER INDEBTEDNESS

   KCSR has purchased rolling stock under equipment trust certificates and capitalized lease obligations. The equipment has been pledged as collateral for the related indebtedness. We lease transportation equipment, as well as office and other operating facilities under various capital and operating leases. Our indebtedness with respect to the equipment trust certificates and capital leases totaled approximately $44.6 million as of March 31, 2002. In addition, KCSR had approximately $3.5 million of various state sponsored Department of Transportation secured indebtedness as of March 31, 2002. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Contractual Obligations."

                              THE EXCHANGE OFFER

GENERAL

   We hereby offer to exchange the new notes, which have been registered under the Securities Act, for a like principal amount of our original, unregistered outstanding notes. The exchange offer is subject to the terms and conditions set forth in this prospectus.

   Following the consummation of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer but who did not tender their outstanding notes may not have any further registration rights and the outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

BACKGROUND, PURPOSE AND EFFECT OF THE EXCHANGE OFFER

   We originally sold the outstanding notes on June 12, 2002 to the Initial Purchasers. The Initial Purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and qualified buyers outside the United States in reliance upon Regulation S under the Securities Act.

   As a condition to that sale to the Initial Purchasers, we entered into a registration rights agreement with the Initial Purchasers. Pursuant to that agreement, we agreed to:

      (1) file with the SEC, a registration statement on an appropriate form under the Securities Act, relating to a registered exchange offer for the outstanding notes under the Securities Act; and

      (2) use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act.

We agreed to, as soon as practicable after the effectiveness of the exchange offer registration statement, offer to the holders of the restricted securities who are not prohibited by any law or policy of the SEC from participating in the exchange offer the opportunity to exchange their securities for the new notes, which will be identical in all material respects to the outstanding notes (except that the new notes will not contain transfer restrictions) and that would be registered under the Securities Act. We agreed to keep the exchange offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the exchange offer is mailed to holders of the outstanding notes.

   In addition, we agreed to file with the SEC a shelf registration statement to cover resales of restricted securities by those holders who satisfy certain conditions relating to the provisions of information in connection with the shelf registration statement, if:

      (1) because of any applicable law or interpretation of the staff of the SEC, the Issuer is not permitted to effect the exchange offer as contemplated hereby;

      (2) the exchange offer is not consummated by January 8, 2003; or

      (3) the exchange offer has been completed but counsel for the Placement Agents opines that a shelf registration is nevertheless required.

   We will be obligated to increase the interest rate on the notes by 0.5% per annum if the exchange offer is not consummated and the shelf registration statement is not declared effective by the SEC on or prior to January 8, 2003, and until such consummation or effectiveness occurs.

   Each holder of outstanding notes that wishes to exchange outstanding notes for transferable new notes in the exchange offer will be required to make the following representations:

      (1) any new notes will be acquired in the ordinary course of its business;

      (2) the holder (other than a broker-dealer referred to in the next sentence) is not engaged in, and does not intend to engage in, the distribution of the new notes;

      (3) such holder has no arrangement or undertaking with any person to participate in the distribution of the new notes; and

      (4) neither the holder nor any such other person is our "affiliate" within the meaning of Rule 405 under the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

As indicated above, each participating broker-dealer that receives a new note for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. For a description of the procedures for resales by participating broker-dealers, see "Plan of Distribution."

RESALE OF THE NEW NOTES

   Based on interpretations by the staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe that a holder or other person who receives new notes will be allowed to resell the new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus provided that exchanging holder:

     . acquired the outstanding notes in the ordinary course of its business;

     . is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the new notes; and

     . is not an affiliate of ours within the meaning of Rule 405 under the Securities Act.

If any holder acquires new notes in the exchange offer for the purpose of distributing or participating in a distribution of the new notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

   This prospectus may be used for an offer to resell, for the resale or for other retransfer of new notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may

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

tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

   The form and terms of the new notes will be substantially identical to the form and terms of the outstanding notes except the new notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any liquidated damages upon our failure to fulfill our obligations under the exchange and registration rights agreement to file, and cause to be effective, a registration statement. The new notes will evidence the same debt as the outstanding notes. The new notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under that Indenture.

   The exchange offer is not conditioned upon any minimum or maximum aggregate principal amount of outstanding notes being tendered for exchange.

   As of the date of this prospectus, $200,000,000 aggregate principal amount of the outstanding notes were outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

   Holders of outstanding notes do not have any appraisal or dissenters' rights under the General and Business Corporation Law of Missouri, or in the Indenture, in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture relating to the outstanding notes.

   We will be deemed to have accepted for exchange validly tendered outstanding notes when, as and if we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us and delivering new notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Certain Conditions to the Exchange Offer."

   If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

   Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "-- Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

   The term "expiration date" will mean 5:00 p.m., New York City time, on
            , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

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

   In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice. We will notify, in writing or by public announcement, the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right, in our sole discretion,

     . to delay accepting for exchange any outstanding notes;

     . to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent; or

     . subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

   Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice or public announcement thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of outstanding notes of such amendment.

   Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

   Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange, if in our reasonable judgment:

     . the new notes to be received will not be tradable by the holder without restriction under the Securities Act or the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     . the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

     . any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

   In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made:

     . the representations described under "--Background, Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering"; and

     . such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act

   We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or

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

written notice of such extension to the registered holders of the outstanding notes. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

   We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the outstanding notes as promptly as practicable. In the case of any extension, such oral or written notice or public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

   In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

   Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must: (i) complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; and (ii) comply with the procedures established by DTC's Automated Tender Offer Program described below.

   In addition, either:

     . the exchange agent must receive outstanding notes along with the letter of transmittal; or

     . the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

     . the holder must comply with the guaranteed delivery procedures described below.

   To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "--Exchange Agent" prior to the expiration date.

   The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

   The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes

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to the Issuer. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

   Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its outstanding notes, either:

     . make appropriate arrangements to register ownership of the outstanding notes in such owner's name; or

     . obtain a properly completed bond power from the registered holder of outstanding notes.

   The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

   Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the outstanding note tendered pursuant thereto is tendered:

     . by a registered holder who has not completed the box entitled "Special
       Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     . for the account of an eligible institution.

   If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.

   If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

   The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     . DTC has received an express acknowledgement from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of such book-entry confirmation;

     . such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

     . the agreement may be enforced against such participant.

   We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our

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determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

   In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     . outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

     . a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

   By signing the letter of transmittal or transmitting the agent's message, each tendering holder of outstanding notes will represent to us that, among other things:

     . any new notes that the holder receives will be acquired in the ordinary course of its business;

     . the holder has no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

     . if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the new notes;

     . if the holder is a broker-dealer that will receive new notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

     . the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

BOOK-ENTRY TRANSFER

   The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

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GUARANTEED DELIVERY PROCEDURES

   Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

     . the tender is made through an eligible institution;

     . on or prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery:

      . setting forth the name and address of the holder, the registered number(s) of such outstanding notes and the principal amount of outstanding notes tendered;

      . stating that the tender is being made thereby; and

      . guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile thereof) together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     . the exchange agent receives such properly completed and executed letter of transmittal (or facsimile thereof), as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

   Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

   Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

   For a withdrawal to be effective:

     . the exchange agent must receive a written notice (which may be by telegram, telex, facsimile transmission or letter) of withdrawal at one of the addresses set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date; or

     . holders must comply with the appropriate procedures of DTC's Automated
       Tender Offer Program system.

   Any such notice of withdrawal must:

     . specify the name of the person who tendered the outstanding notes to be withdrawn;

     . identify the outstanding notes to be withdrawn (including the principal amount of such outstanding notes); and

     . where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

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   If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

     . the serial numbers of the particular certificates to be withdrawn; and

     . a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

   If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including the time of receipt) of such notices, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for outstanding notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

EXCHANGE AGENT

   U.S. Bank National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

                   FOR OVERNIGHT DELIVERY, DELIVERY BY HAND
                 OR DELIVERY BY REGISTERED OR CERTIFIED MAIL:

                            U.S. Bank Trust Center
                             180 East Fifth Street
                           St. Paul, Minnesota 55101
                     Attention: Specialized Finance Group

                           BY FACSIMILE TRANSMISSION
                       (FOR ELIGIBLE INSTITUTIONS ONLY):

                                (651) 244-1537

                     CONFIRM FACSIMILE BY TELEPHONE ONLY:

                                (800) 934-6802

   DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

   We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the

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exchange agent's reasonable and customary fees for its services and will reimburse it for its related reasonable out-of-pocket expenses.

   We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include SEC registration fees, fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, and related fees and expenses.

TRANSFER TAXES

   We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

     . certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

     . tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

     . a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

   If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

   Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register new notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

ACCOUNTING TREATMENT

   We will record the new notes in our accounting records at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. We will record the expenses of the exchange offer as incurred.

CONSEQUENCES OF FAILURE TO EXCHANGE

   Holders of outstanding notes who do not exchange their outstanding notes for new notes under the exchange offer will remain subject to the restrictions on transfer applicable to the outstanding notes:

     . as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     . otherwise as set forth in the prospectus distributed in connection with the Note Offering.

   In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, new notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any

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such holder that is our "affiliate" within the meaning of Rule 405 under the
Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the new notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes:

     . could not rely on the applicable interpretations of the SEC; and

     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

OTHER

   Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

   We may in the future seek to acquire untendered outstanding notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                           DESCRIPTION OF THE NOTES

   Definitions of certain terms used in this Description of the Notes may be found under the heading "Certain Definitions." For purposes of this section,
(i) the term "Issuer" refers only to The Kansas City Southern Railway Company and not any of its subsidiaries, and (ii) the term "Parent" refers only to Kansas City Southern, the parent company of the Issuer, and not to any of its subsidiaries. The Parent and certain of its existing subsidiaries guarantee the notes. Each company that guarantees the notes is referred to in this section as a "Note Guarantor." Each such guarantee is termed a "Note Guarantee."

   We issued the outstanding notes and will issue the new notes under an Indenture, dated as of June 12, 2002 (the "Indenture"), among the Issuer, the Note Guarantors and U.S. Bank National Association, as Trustee (the "Trustee"), a copy of which is available upon request to the Issuer. The Indenture contains provisions which define your rights under the notes. In addition, the Indenture governs the obligations of the Issuer and of each Note Guarantor under the notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

   The terms of the new notes are identical in all material respects to the outstanding notes, except the new notes will not contain transfer restrictions and holders of new notes will no longer have any registration rights. The Trustee will authenticate and deliver new notes for original issue only in exchange for a like principal amount of outstanding notes. Any outstanding notes that remain outstanding after the consummation of the exchange offer, together with the new notes, will be treated as a single class of securities under the Indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of the outstanding new notes shall be deemed to mean, at any time after the exchange offer is consummated, such percentage in aggregate principal amount of the outstanding notes and new notes then outstanding.

   The following description is meant to be only a summary of certain provisions of the Indenture. It does not restate the terms of the Indenture in their entirety. We urge that you carefully read the Indenture as it, and not this description, governs your rights as Holders.

   The Indenture provides for the issuance of additional notes, in an unlimited amount, having identical terms and conditions to the notes offered hereby (the "Additional Notes"), subject to compliance with the covenants

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contained in the Indenture and applicable law. Any Additional Notes will be part of the same issue as the notes offered hereby and will vote on all matters with the notes offered hereby. For purposes of this "Description of the Notes" section, reference to the notes does not include Additional Notes.

OVERVIEW OF THE NOTES AND THE NOTE GUARANTEES

   The notes:

     . will be general unsecured obligations of the Issuer;

     . will rank equally in right of payment with all existing and future
       Senior Indebtedness of the Issuer;

     . will be senior in right of payment to all future Subordinated
       Obligations of the Issuer;

     . will be effectively subordinated to all Secured Indebtedness of the Parent and its Subsidiaries to the extent of the value of the assets securing such Indebtedness; and

     . will be effectively subordinated to all liabilities (including Trade
       Payables) and Preferred Stock of each Subsidiary of the Parent (other than the Issuer) that is not a Note Guarantor.

   The Note Guarantees:

   The notes are guaranteed by the Parent and certain of its existing subsidiaries. The Note Guarantors other than the Parent are:

      Gateway Eastern Railway Company;
      Mid-South Microwave, Inc.;
      PABTEX GP, LLC;
      PABTEX L.P.;
      Rice-Carden Corporation;
      SIS Bulk Holding, Inc.;
      Southern Development Company;
      Southern Industrial Services, Inc.; and
      Trans-Serve, Inc.

   The Note Guarantee of each Note Guarantor:

     . will be a general unsecured obligation of such Note Guarantor;

     . will rank equally in right of payment with all existing and future
       Senior Indebtedness of such Note Guarantor;

     . will be senior in right of payment to all future Subordinated
       Obligations of such Note Guarantor; and

     . will be effectively subordinated to all Secured Indebtedness of the Parent and its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

   Initially, the notes will not be guaranteed by Caymex Transportation Inc., SCC Holdings LLC, The Kansas City Northern Railway Company and Veals, Inc., each of which guarantees the Bank Indebtedness, and any Subsidiaries of the Parent that do not guarantee the Bank Indebtedness. The only significant, domestic Subsidiaries that do not guarantee the Bank Indebtedness are Wyandotte Garage Corporation and TransFin Insurance, Ltd. Caymex Transportation, Inc. is a holding company that indirectly owns our investments in Grupo TFM and TFM (through Nafta Rail, S.A. de C.V.) and the Panama Canal Railway Company. SCC Holdings LLC is a holding company that owns our investment in Southern Capital LLC. The Kansas City Northern Railway Company and Veals, Inc. are inactive and do not hold any material assets. Wyandotte Garage Corporation is a Subsidiary that owns and operates a parking facility located in downtown Kansas City, Missouri used by the Parent and the Issuer. TransFin Insurance, Ltd. is a single-parent captive insurance company, providing property, general liability and certain other coverages to the Parent and its Subsidiaries and Affiliates. As of and for the three months ended March 31, 2002, after giving effect to the $30 million reduction of our outstanding Tranche

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A term loans from the proceeds of the sale of our equity interest in Mexrail and the Note Offering and the application of the net proceeds thereof and eliminating intercompany activity, the Subsidiaries of the Parent, other than the Issuer and those Subsidiaries that are Note Guarantors, would have had approximately $29.3 million of total liabilities (including trade payables), would have had approximately 19% of the Parent's consolidated assets and would have generated less than 1% of the Parent's consolidated revenues and consolidated EBITDA.

PRINCIPAL, MATURITY AND INTEREST


   We issued the outstanding notes in an aggregate principal amount of $200 million. The notes will mature on June 15, 2009. We will issue the new notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.

   Each note bears interest at a rate of 7.5% per annum beginning on June 12, 2002 or from the most recent date to which interest has been paid or provided for. We will pay interest semiannually to Holders of record at the close of business on June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year. We will begin paying interest to Holders on December 15, 2002. We will pay interest on overdue principal at 1% per annum in excess of such rate, and we will pay interest on overdue installments of interest at such higher rate to the extent lawful.

   If by January 8, 2003, the Issuer and the Note Guarantors have not consummated a registered exchange offer for the notes or caused a shelf registration statement with respect to resales of the notes to be declared effective, the annual interest rate on the notes will increase by 0.5% until the consummation of a registered exchange offer or the effectiveness of a shelf registration statement. These liquidated damage provisions are more fully explained under the heading "--Registration Rights Agreement."

PAYING AGENT AND REGISTRAR

   We will pay the principal of, premium, if any, interest and liquidated damages, if any, on the notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, The City of New York. We have initially designated the corporate trust office of the Trustee to act as the agent of the Issuer in such matters. The location of the corporate trust office is Corporate Trust Services, 180 East Fifth Street, St. Paul, Minnesota 55101,
Attn: Corporate Trust Administration. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses.

   Holders may exchange or transfer their notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

OPTIONAL REDEMPTION

   Except as set forth in this paragraph, we may not redeem the notes. Prior to June 15, 2005, we may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the notes with the Net Cash Proceeds of one or more Equity Offerings (1) by the Issuer or (2) by the Parent to the extent the Net Cash Proceeds thereof are contributed to the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from the Issuer, at a redemption price equal to 107.5% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date; PROVIDED, HOWEVER, that after giving effect to any such redemption:

       (1)at least 65% of the original aggregate principal amount of the notes remains outstanding; and

       (2)any such redemption must be made within 60 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

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SELECTION

   If we partially redeem notes, the Trustee will select the notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If we redeem any note in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancelation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages thereon, if any, the notes to be redeemed.

RANKING

   The notes are unsecured Senior Indebtedness of the Issuer, will rank equally in right of payment with all existing and future Senior Indebtedness of the Issuer and will be senior in right of payment to all future Subordinated Obligations of the Issuer. The notes also will be effectively subordinated to all Secured Indebtedness of the Parent and its Subsidiaries (including the Issuer) to the extent of the value of the assets securing such Secured Indebtedness.

   The Note Guarantees are unsecured Senior Indebtedness of the applicable Note Guarantor, will rank equally in right of payment with all existing and future Senior Indebtedness of such Note Guarantor and will be senior in right of payment to all future Subordinated Obligations of such Note Guarantor. The Note Guarantees also will be effectively subordinated to all Secured Indebtedness of the Parent and its Subsidiaries to the extent of the value of the assets securing such Secured Indebtedness. Although the Indenture will limit the Incurrence of Indebtedness by and the issuance of preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications.

   The Parent currently conducts all of its operations through its Subsidiaries, and the Issuer currently conducts a portion of its operations through its Subsidiaries. To the extent the Subsidiaries of the Parent (other than the Issuer) are not Note Guarantors, creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of the Holders. The notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Parent (other than the Issuer) that are not Note Guarantors.

   After giving effect to the $30 million reduction of outstanding Tranche A term loans from the proceeds of the sale of our interest in Mexrail and to the application of the net proceeds we received from the Note Offering as of March 31, 2002, there would have been outstanding:

       (1)$590.7 million of Senior Indebtedness of the Issuer, of which $193.9 million would have been Secured Indebtedness (exclusive of unused commitments under the New Credit Agreement);

       (2)$5.4 million of Senior Indebtedness of the Note Guarantors (exclusive of guarantees of Indebtedness under the New Credit Agreement), $3.8 million of which would have been Secured Indebtedness;

       (3)$5.0 million of Senior Indebtedness of Subsidiaries of the Parent (other than the Issuer) that are not Note Guarantors (and trade payables and other liabilities of $29.3 million); and

       (4)no Indebtedness of the Issuer or the Note Guarantors subordinate or junior in right of payment to the notes or the Note Guarantees.

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   Although the Indenture will limit the Incurrence of Indebtedness by the
Parent, the Issuer and the other Restricted Subsidiaries and the issuance of Preferred Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. The Parent and its Subsidiaries may be able to Incur substantial amounts of Indebtedness in certain circumstances. Such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitation on Indebtedness" below.

   "Senior Indebtedness" of the Issuer or any Note Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Issuer or any Note Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Issuer or any Note Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the notes or such Note Guarantor's Note Guarantee, as applicable; PROVIDED, HOWEVER, that Senior Indebtedness of the Issuer or any Note Guarantor shall not include:

       (1)any obligation of the Issuer to the Parent or any other Subsidiary of the Parent or any obligation of such Note Guarantor to the Parent or any other Subsidiary of the Parent;

       (2)any liability for Federal, state, local or other taxes owed or owing by the Issuer or such Note Guarantor, as applicable;

       (3)any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

       (4)any Indebtedness or obligation of the Issuer or such Note Guarantor, as applicable (and any accrued and unpaid interest in respect thereof), that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Issuer or such Note Guarantor, as applicable, including any Subordinated Obligations of the Issuer or such Note Guarantor, as applicable;

       (5)any obligations with respect to any Capital Stock; or

       (6)any Indebtedness Incurred in violation of the Indenture.

NOTE GUARANTEES

   The Parent and each of its Subsidiaries that guarantees the Bank Indebtedness on the Closing Date (other than Caymex Transportation, Inc., SCC Holdings LLC, The Kansas City Northern Railway Company and Veals, Inc.), and certain future subsidiaries of the Parent (as described below), as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed on an unsecured senior basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the notes, whether for payment of principal of or interest on or liquidated damages in respect of the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantors have agreed to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Note Guarantees. Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Closing Date, the Parent will cause (i) at any time that any Bank Indebtedness is outstanding, each Subsidiary of the Parent (other than the Issuer, Caymex Transportation, Inc., SCC Holdings LLC, The Kansas City Northern Railway Company and Veals, Inc.) that enters into a Guarantee of any Bank Indebtedness and (ii) at any time that no Bank Indebtedness is outstanding, each Subsidiary of the Parent (other than the Issuer, The Kansas City Northern Railway Company and Veals, Inc.) that enters into a Guarantee of any obligations of the Parent or any

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of its domestic Subsidiaries, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes. See "--Certain Covenants--Future Note Guarantors" below.

   Each Note Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Note Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns. Notwithstanding the foregoing, the Note Guarantee of a Note Guarantor will be released and terminated (1) upon the sale (including by means of a merger) of all of the Capital Stock of such Note Guarantor made in compliance with the terms of the Indenture and (2) upon any release and termination of the Guarantee by such Note Guarantor of the Bank Indebtedness (other than by reason of repayment and satisfaction of all of the Bank Indebtedness) or any other obligations pursuant to (ii) in the prior paragraph.

CHANGE OF CONTROL

   Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Issuer to purchase all or any part of such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase:

       (1)at any time, less than 75% of the members of the board of directors of the Parent shall be (A) individuals who are members of such board on the date of this prospectus or (B) individuals whose election, or nomination for election by the Parent's stockholders, was approved by a vote of at least 75% of the members of the board of directors of the Parent then still in office who are members of such board on the date of this prospectus (or whose election or nomination has been approved as provided in this clause (B));

       (2)at any time, any person, or any two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Voting Stock of the Parent, shall become, according to public announcement or filing, the "beneficial owner" (as defined in Rule 13d-3 issued under the Exchange Act), directly or indirectly, of securities of the Parent representing 30% or more (calculated in accordance with such Rule 13d-3) of the combined voting power of the Parent's then outstanding Voting Stock;

       (3)any Person other than the Parent shall acquire ownership, directly or indirectly, beneficially or of record of more than 30% of the Voting Stock of the Issuer; or

       (4)the merger or consolidation of the Parent or the Issuer with or into another Person or the merger of another Person with or into the Parent or the Issuer, or the sale of all or substantially all the assets of the Parent or the Issuer to another Person, and, in the case of any such merger or consolidation, the securities of the Parent or the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Parent or the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

   Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

       (1)that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase all or a portion of such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase;

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       (2)the circumstances and relevant facts and financial information regarding such Change of Control;

       (3)the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

       (4)the instructions determined by the Issuer, consistent with this covenant, that a Holder must follow in order to have its notes purchased.

   The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

   The Issuer will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

   The Change of Control purchase feature is a result of negotiations between the Issuer and the Placement Agents. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "--Certain Covenants--Limitation on Indebtedness," "--Limitations on Liens" and "--Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

   The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the New Credit Agreement. Future Senior Indebtedness of the Parent and its Subsidiaries may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuer to purchase the notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Parent and its Subsidiaries. Finally, the Issuer's ability to pay cash to the Holders upon a purchase may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The provisions under the Indenture relative to the Issuer's obligation to make an offer to purchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

   The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" the assets of the Parent or the Issuer. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Issuer to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of the Parent or the Issuer to another Person or group may be uncertain.

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CERTAIN COVENANTS

   The Indenture contains covenants including, among others, those described below.

COVENANTSUSPENSION. During any period of time that:

       (a)the notes have an Investment Grade Rating from both the Rating Agencies; and

       (b)no Default or Event of Default has occurred and is continuing under the Indenture,

the Parent and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

     . "--Limitation on Indebtedness,"

     . "--Limitation on Restricted Payments,"

     . "--Limitation on Restrictions on Distributions from Restricted
       Subsidiaries,"

     . "--Limitation on Sales of Assets and Capital Stock,"

     . "--Limitation on Transactions with Affiliates" and

     . "--Limitation on Lines of Business"

(collectively, the "Suspended Covenants"). In the event that the Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the required Investment Grade Ratings or a Default or Event of Default (other than as a result of any breach of the Suspended Covenants) occurs and is continuing, then the Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described below under "--Limitation on Restricted Payments" as though, for purposes of determining whether new Restricted Payments can be made after such time, such covenant had been in effect during the entire period of time from the Closing Date.

   LIMITATION ON INDEBTEDNESS. (a) The Parent will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Parent or any Restricted Subsidiary that is a Note Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Consolidated Coverage Ratio would be greater than 2.0:1.

   (b) Notwithstanding the foregoing paragraph (a), the Parent and the Restricted Subsidiaries may Incur the following Indebtedness:

      (1) Bank Indebtedness in an aggregate principal amount not to exceed (A) in the case of any term borrowings, $250 million less the aggregate amount of all (i) prepayments of principal from the proceeds of Asset Dispositions applied to permanently reduce any such Indebtedness, (ii) scheduled repayments of principal of, and reductions of commitments for, any such Indebtedness and (iii) Attributable Debt in respect of Designated Sale/Leaseback Transactions and (B) in the case of any borrowings under a revolving credit facility or accounts receivable financing not treated as an Asset Disposition, $125 million;

      (2) Indebtedness of the Parent owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Parent or any Wholly Owned Subsidiary; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Parent or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (B) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes and (C) if a Note Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Wholly Owned Subsidiary that is not a Note Guarantor, such

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   Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Note Guarantor with respect to its Note Guarantee;

      (3) Indebtedness (A) represented by the notes and the Note Guarantees,
   (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (1) and (2) above), (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a) and (D) consisting of Guarantees of any Indebtedness permitted under clauses (1) and (2) of this paragraph (b);

      (4) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Parent (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Parent); PROVIDED, HOWEVER, that on the date that such Restricted Subsidiary is acquired by the Parent, the Parent would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause
   (4);

      (5) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Parent and the Restricted Subsidiaries in the ordinary course of their business, and (B) under Interest Rate Agreements entered into for bona fide hedging purposes of the Parent in the ordinary course of business; PROVIDED, HOWEVER, that such Interest Rate Agreements do not increase the Indebtedness of the Parent outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

      (6) Purchase Money Indebtedness and Capitalized Lease Obligations (in an aggregate principal amount not in excess of 10% of Consolidated Net Tangible Assets at any time outstanding);

      (7) Attributable Debt in respect of Designated Sale/Leaseback Transactions in an aggregate principal amount not to exceed $250 million; or

      (8) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause
   (8) and then outstanding, will not exceed $25.0 million.

   (c) Notwithstanding the foregoing, the Issuer or any Note Guarantor may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the notes or such Note Guarantor's Note Guarantee, as applicable, to at least the same extent as such Subordinated Obligations.

   (d) Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Parent or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

      (1) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above,

      (2) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness, and

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      (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Parent, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

   LIMITATION ON RESTRICTED PAYMENTS. (a) The Parent will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

      (1) declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Parent, or any Subsidiary of the Parent) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Parent or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Parent or other Restricted Subsidiaries, to its other shareholders on a pro rata basis),

      (2) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Parent or any Restricted Subsidiary held by Persons other than the Parent or a Restricted Subsidiary,

      (3) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition),

      (4) make any Investment (other than a Permitted Investment) in any Person, (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment being herein referred to as a "Restricted Payment") if at the time the Parent or such Restricted Subsidiary makes such Restricted Payment:

          (A) a Default will have occurred and be continuing (or would result therefrom);

          (B) the Parent could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness;" or

          (C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to September 27, 2000 would exceed the sum, without duplication, of:

             (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter which included September 27, 2000 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

             (ii) the aggregate Net Cash Proceeds received by the Parent or the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock or in respect of Excluded Contributions) subsequent to September 27, 2000 (other than an issuance or sale to (x) a Subsidiary of the Parent or (y) an employee stock ownership plan or other trust established by the Parent or any of its Subsidiaries);

             (iii) the amount by which Indebtedness of the Parent or the Restricted Subsidiaries is reduced on the Parent's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) subsequent to September 27, 2000 of any Indebtedness of the Parent or the Restricted Subsidiaries issued after September 27, 2000 which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent (less the amount of any cash or the Fair Market Value of other property distributed by the Parent or any Restricted Subsidiary upon such conversion or exchange);

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             (iv) the amount equal to the net reduction in Investments in
          Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Parent or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Parent or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; and

             (v) $40.0 million.

   (b) The provisions of the foregoing paragraph (a) will not prohibit:

      (1) any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of the Parent made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or other trust established by the Parent or any of its Subsidiaries); PROVIDED, HOWEVER, that:

          (A) such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

          (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (4)(C)(ii) of paragraph (a) above;

      (2) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Parent made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Parent that is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "--Limitation on Indebtedness;" PROVIDED, HOWEVER, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

      (3) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Capital Stock"; PROVIDED, HOWEVER, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

      (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; PROVIDED, HOWEVER, that such dividends will be included in the calculation of the amount of Restricted Payments;

      (5) dividends paid by the Parent with respect to the 242,170 outstanding shares of its preferred stock, par value $25.00 per share, paying noncumulative dividends of $1.00 per share in amounts each year which do not exceed $242,170 (the amount paid with respect to such preferred stock in the year ended December 31, 2001); PROVIDED, HOWEVER, that such dividends will be included in the calculation of the amount of Restricted Payments;

      (6) Investments that are made with Excluded Contributions; PROVIDED, HOWEVER, that such Investments will be excluded in the calculation of the amount of Restricted Payments; or

      (7) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of the Parent or any of its Subsidiaries from employees, former employees, directors or former directors of the Parent or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such purchases, repurchases, redemptions,

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   retirements and other acquisitions for value will not exceed $3.0 million in any calendar year; PROVIDED FURTHER, HOWEVER, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments.

   LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Parent will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

      (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Parent or any Restricted Subsidiary;

      (2) make any loans or advances to the Parent or any Restricted Subsidiary; or

      (3) transfer any of its property or assets to the Parent or any Restricted Subsidiary, except:

          (A) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date;

          (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Parent (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Parent) and outstanding on such date;

          (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

          (D) in the case of clause (3), any encumbrance or restriction

             (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or

             (ii) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements; and

          (E) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

   LIMITATION ON SALES OF ASSETS AND CAPITAL STOCK. (a) The Parent will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

      (1) the Parent or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

      (2) at least 75% of the consideration thereof received by the Parent or such Restricted Subsidiary is in the form of cash, and

      (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Parent (or such Restricted Subsidiary, as the case may be)

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          (A) FIRST, to the extent the Parent elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Bank Indebtedness of the Parent or a Note Guarantor within 360 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

          (B) SECOND, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Parent or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Parent or another Restricted Subsidiary) within 360 days from the later of such Asset Disposition or the receipt of such Net Available Cash;

          (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined in paragraph (b) of this covenant below) to purchase notes pursuant to and subject to the conditions set forth in paragraph
       (b) of this covenant; PROVIDED, HOWEVER, that if the Parent or the Issuer elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the notes and other Senior Indebtedness of the Parent, the Issuer or any Note Guarantor, and

          (D) FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted by the terms of the Indenture;

      PROVIDED,HOWEVER that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A) or (C) above, the Parent or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

   Notwithstanding the foregoing provisions of this covenant, the Parent and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $40.0 million.

   For the purposes of this covenant, the following are deemed to be cash:

     . the assumption of Indebtedness of the Parent or any Restricted
       Subsidiary (other than any Preferred Stock, including Disqualified Stock, constituting Indebtedness) and the release of the Parent or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, and

     . securities received by the Parent or any Restricted Subsidiary from the transferee that are promptly converted by the Parent or such Restricted Subsidiary into cash.

   (b) In the event of an Asset Disposition that requires the purchase of notes pursuant to clause (a)(3)(C) of this covenant, the Parent or the Issuer will be required (i) to purchase notes tendered pursuant to an offer by the Issuer for the notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in the Indenture and (ii) to purchase other Senior Indebtedness of the Parent, the Issuer or any Note Guarantor on the terms and to the extent contemplated thereby (provided that in no event shall the Parent or the Issuer offer to purchase such other Senior Indebtedness at a purchase price in excess of 100% of its principal amount, plus accrued and unpaid interest thereon). If the aggregate purchase price of notes (and other Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the notes (and other Senior Indebtedness), the Parent or the Issuer will apply the remaining Net Available Cash in accordance with clause (a)(3)(D) of this covenant. The Parent and the Issuer will not be required to make an Offer for notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the

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proceeds as provided in clauses (a)(3)(A) and (B)) is less than $20.0 million in the aggregate for all Asset Dispositions after the Closing Date.

   (c) The Parent and the Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Parent and the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

   LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Parent (an "Affiliate Transaction") unless such transaction is on terms:

      (1) that are no less favorable to the Parent or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,

      (2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million,

          (A) are set forth in writing, and

          (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction, and

      (3) that, in the event such Affiliate Transaction involves an amount in excess of $20.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Patent and its Restricted Subsidiaries.

   (b) The provisions of the foregoing paragraph (a) will not prohibit:

      (1) any Restricted Payment permitted to be paid pursuant to the covenant described under "Limitation on Restricted Payments,"

      (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

      (3) the grant of stock options or similar rights to employees and directors of the Parent pursuant to plans approved by the Board of Directors,

      (4) loans or advances to employees in the ordinary course of business in accordance with past practices of the Parent, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time,

      (5) Stock Purchase Loans, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time,

      (6) the payment of reasonable fees to directors of the Parent and its Subsidiaries who are not employees of the Parent or its Subsidiaries, or

      (7) any transaction between the Parent and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

   LIMITATION ON LIENS. The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; PROVIDED, HOWEVER, that the Parent and any Restricted Subsidiary may Incur other Liens to secure Indebtedness as long as the amount of outstanding

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Indebtedness secured by Liens Incurred pursuant to this proviso does not exceed
5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Parent as of the end of the most recent fiscal quarter ending at least 45 days prior thereto.

   SEC REPORTS. Whether or not the Parent is then required to file reports with the SEC, the Parent will (a) file with the SEC and provide the Trustee for delivery to the Holders and prospective Holders (upon request) within 15 days after it files them with the SEC a copy of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act if it were subject thereto and (b) furnish to the Trustee for delivery to the Holders, promptly upon their becoming available, a copy of its annual report to shareholders and any other information provided by it to its public shareholders generally. In addition, following an underwritten primary public offering of common stock of the Issuer pursuant to an effective registration statement under the Securities Act, the Parent shall furnish to the Trustee for delivery to the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Issuer, as applicable, to its public shareholders generally. The Parent also will comply with the other provisions of Section 314(a) of the TIA.

   FUTURE NOTE GUARANTORS. The Parent will cause (i) at any time that any Bank Indebtedness is outstanding, each Subsidiary of the Parent (other than the Issuer, Caymex Transportation, Inc., SCC Holdings LLC, The Kansas City Northern Railway Company and Veals, Inc.) that enters into a Guarantee of any Bank Indebtedness and (ii) at any time that no Bank Indebtedness is outstanding, each Subsidiary of the Parent (other than the Issuer, The Kansas City Northern Railway Company and Veals, Inc.) that enters into a Guarantee of any obligations of the Parent or any of its domestic Subsidiaries, to execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Subsidiary will Guarantee payment of the notes. Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Note Guarantor without rendering the Note Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, or similar laws affecting the rights of creditors generally.

   LIMITATION ON LINES OF BUSINESS. The Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business. At any time that it is not Guaranteeing payment of the notes (which shall be effected by executing and delivering to the Trustee a supplemental indenture in the form set forth in the Indenture), (1) Caymex Transportation, Inc. will not engage in any business or activity other than the ownership of the Capital Stock of foreign subsidiaries and activities incidental thereto,
(2) SCC Holdings LLC will not engage in any business or activity other than the ownership of the Capital Stock of Southern Capital LLC and activities incidental thereto, (3) TransFin Insurance Ltd. will not engage in any business or activity other than the insurance business and activities incidental thereto, and (4) The Kansas City Northern Railway Company and Veals, Inc. will not conduct any material business or activity.

   LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

      (1) the Parent or such Restricted Subsidiary would be entitled to:

          (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "Limitation on Indebtedness" and
          (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under "Limitation on Liens," and

      (2) the net proceeds received by the Parent or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property and

      (3) the transfer of such property is permitted by, and the Parent applies the proceeds of such transaction in compliance with, the covenant described under "Limitation on Sale of Assets and Capital Stock."


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MERGER AND CONSOLIDATION

   The Issuer will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

      (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the notes and the Indenture;

      (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, the Parent or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, the Parent or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

      (3) immediately after giving effect to such transaction, the Parent would be able to incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness;"

      (4) immediately after giving effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Parent immediately prior to such transaction;

      (5) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

      (6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

   The Successor Company will succeed to, and be substituted for, and may exercise every right and power of the Issuer under the Indenture, but the predecessor Issuer in the case of a conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the notes.

   In addition, none of the Note Guarantors will consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

      (1) the resulting surviving or transferee Person (the "Successor Guarantor") will be a corporation organized and existing under the laws of the jurisdiction under which such Note Guarantor was organized and existing or the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Note Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Note Guarantor under its Note Guarantee;

      (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

      (3) immediately after giving effect to such transaction, the Parent or the Successor Guarantor, as applicable, would be able to incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "--Limitation on Indebtedness";

      (4) immediately after giving effect to such transaction, the Parent and the Restricted Subsidiaries will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Parent and the Restricted Subsidiaries immediately prior to such transaction;

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      (5) the Parent shall have delivered to the Trustee an Officers'
   Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

      (6) the Parent shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

      Notwithstanding the foregoing:

          (A) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or any Note Guarantor; and

          (B) the Parent or the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Parent or the Issuer, as the case may be, in another jurisdiction to realize tax or other benefits.

DEFAULTS

   Each of the following is an Event of Default:

      (1) a default in any payment of interest on any note or in any payment of liquidated damages continued for 30 days after the due date thereof,

      (2) a default in the payment of principal of any note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise,

      (3) the failure by the Parent or any Subsidiary to comply with its obligations under the covenant described under "--Merger and Consolidation" above,

      (4) the failure by the Parent or any Subsidiary to comply for 30 days after notice with any of its obligations under the covenants described under "--Change of Control" or "--Certain Covenants" above (in each case, other than a failure to purchase notes),

      (5) the failure by the Parent or any Subsidiary to comply for 60 days after notice with its other agreements contained in the notes or the Indenture,

      (6) the failure by the Parent or any Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million or its foreign currency equivalent (the "cross acceleration provision") and such failure continues for 10 days after receipt of the notice specified in the Indenture,

      (7) certain events of bankruptcy, insolvency or reorganization of the Parent, the Issuer or a Significant Subsidiary (the "bankruptcy provisions"),

      (8) the rendering of any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent against the Parent or a Subsidiary if:

          (A) an enforcement proceeding thereon is commenced by any creditor, or

          (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision"), or

      (9) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Note Guarantor or Person acting by or on behalf of such Note Guarantor denies or disaffirms such Note Guarantor's obligations under the Indenture or any Note Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture.


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   The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

   However, a default under clauses (4), (5) or (6) will not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding notes notify the Issuer and the Trustee of the default and the Issuer or the Note Guarantor, as applicable, does not cure such default within the time specified in clauses (4), (5) or (6) hereof after receipt of such notice.

   If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Parent or the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding notes by notice to the Issuer, may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Parent or the Issuer occurs, the principal of and interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

   Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee in its reasonable discretion against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the notes unless:

      (1) such Holder has previously given the Trustee notice that an Event of Default is continuing,

      (2) Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee in writing to pursue the remedy,

      (3) such Holders have offered the Trustee security or indemnity satisfactory to it in its reasonable discretion against any loss, liability or expense,

      (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

      (5) the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

   Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

   If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note (including payments pursuant to the redemption provisions of such note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Issuer will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer will also be required to

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deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Issuer is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

   Subject to certain exceptions, the Indenture or the notes may be amended with the written consent of the Holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. However, without the consent of each Holder of an outstanding note affected, no amendment may, among other things:

      (1) reduce the amount of notes whose Holders must consent to an amendment,

      (2) reduce the rate of or extend the time for payment of interest or any liquidated damages on any note,

      (3) reduce the principal of or extend the Stated Maturity of any note,

      (4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under "--Optional Redemption" above,

      (5) make any note payable in money other than that stated in the note,

      (6) impair the right of any Holder to receive payment of principal of, and interest or any liquidated damages on, such Holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's notes,

      (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions, or

      (8) modify the Note Guarantees in any manner adverse to the Holders.

   Without the consent of any Holder, the Issuer, the Note Guarantors and the Trustee may amend the Indenture to:

     . cure any ambiguity, omission, defect or inconsistency,

     . provide for the assumption by a successor corporation of the obligations of the Issuer or a Note Guarantor under the Indenture,

     . provide for uncertificated notes in addition to or in place of certificated notes (PROVIDED, HOWEVER, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),

     . add additional Guarantees with respect to the notes,

     . secure the notes,

     . add to the covenants of the Parent and the Restricted Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Parent or the Issuer,

     . make any change that does not adversely affect the rights of any Holder, subject to the provisions of the Indenture,

     . provide for the issuance of new notes, or

     . comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

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   The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

   After an amendment becomes effective, the Issuer is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

   A Holder will be able to transfer or exchange notes. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes required by law or permitted by the Indenture. The Issuer will not be required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to the mailing of a notice of redemption of notes. The notes will be issued in registered form and the Holder will be treated as the owner of such note for all purposes.

DEFEASANCE

   The Parent and the Issuer may at any time terminate all their obligations under the notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

   In addition, the Parent and the Issuer may at any time terminate:

      (1) its obligations under the covenants described under "--Certain Covenants,"

      (2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "Defaults" above and the limitations contained in clauses (3) and (4) under the first paragraph and clause (3) under the third paragraph of "--Merger and Consolidation" above ("covenant defeasance").

   In the event that the Parent and the Issuer exercise their legal defeasance option or their covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

   The Parent and the Issuer may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Parent and the Issuer exercise their legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Parent and the Issuer exercise their covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (6) or (7) (with respect only to Significant Subsidiaries), (8) (with respect only to Significant Subsidiaries) under "Defaults" above or because of the failure of the Issuer to comply with clause
(3) or (4) under the first paragraph and clauses (3) and (4) under the third paragraph of "--Merger and Consolidation" above.

   In order to exercise either defeasance option, the Parent and the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest on, and liquidated damages, if any, in respect of the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

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CONCERNING THE TRUSTEE

   U.S. Bank National Association is to be the Trustee under the Indenture and has been appointed by the Parent as Registrar and Paying Agent with regard to the notes.

GOVERNING LAW

   The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

BOOK-ENTRY; DELIVERY AND FORM

   The new notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons that will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee, on behalf of the acquirers of new notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may direct, at DTC. See "The Exchange Offer--Book Entry Transfer."

   Except as set forth below, the global notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

   All interests in the global notes may be subject to the procedures and requirements of DTC.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

   The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. We will take no responsibility for these operations or procedures, and investors are urged to contact DTC or its participants directly to discuss these matters.

   DTC has advised the Issuer that it is

     . a limited purpose trust company organized under the laws of the State of New York,

     . a "banking organization" within the meaning of the New York Banking Law,

     . a member of the Federal Reserve System,

     . a "clearing corporation" within the meaning of the Uniform Commercial
       Code, as amended, and

     . a "clearing agency" registered pursuant to Section 17A of the Exchange
       Act.

   DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

   The Issuer expects that pursuant to procedures established by DTC ownership of the new notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).

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   The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the new notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in new notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

   So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note

     . will not be entitled to have new notes represented by such global note registered in their names,

     . will not receive or be entitled to receive physical delivery of certificated new notes, and

     . will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder.

   Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under the Indenture or such global note. The Issuer understands that under existing industry practice, in the event that the Issuer requests any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither the Issuer nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such new notes.

   Payments with respect to the principal of, and premium, if any, and interest on, any new notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the new notes under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the persons in whose names the new notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note (including principal, premium, if any, liquidated damages, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

   Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

CERTIFICATED NOTES

   If

     . the Issuer notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation,

     . the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of notes in definitive form under the Indenture or

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     . upon the occurrence of certain other events as provided in the
       Indenture, then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the Trustee is required to register such certificated notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

   Neither the Issuer nor the Trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes.

REGISTRATION RIGHTS AGREEMENT

   This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which we will make available upon written request as described under "Where You Can Find More Information."

EXCHANGE OFFER

   The Issuer and the Note Guarantors have agreed to use their reasonable best efforts, at their cost, to file a registration statement for a registered offer to exchange the outstanding notes for the new notes, guaranteed by the Note Guarantors, with terms identical to the outstanding notes (except that the new notes will not bear legends restricting the transfer thereof).

   When the registration statement is declared effective, the Issuer shall offer the new notes in return for surrender of the outstanding notes. The offer shall remain open for not less than 20 business days after the date notice of the Exchange Offer is mailed to the holders. For each note the Issuer receives in the Exchange Offer, it will issue the holder a new note of equal principal amount. Interest on each new note shall accrue from the last date on which interest was paid on the notes so surrendered or, if no interest has been paid, from the date the Issuer first issues the notes under the Indenture.

   Once the Issuer has accepted all notes validly surrendered in accordance with the terms of the Exchange Offer, it can close the Exchange Offer within 20 business days. Notes not tendered in the Exchange Offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in " The Exchange Offer--Consequences of Failure to Exchange."

   SHELF REGISTRATION

   If the Issuer and the Note Guarantors are not permitted to conduct the Exchange Offer due to, among other things, applicable interpretations of the staff of the SEC, or under other specified circumstances, the Issuer and the Note Guarantors have agreed with the Placement Agents to use their reasonable best efforts, at their cost, to cause to become effective a shelf registration statement ("Shelf Registration") for registered re-sales of the outstanding notes. The Issuer and the Note Guarantors must keep the Shelf Registration effective until the earlier of two years after the date the Issuer first issues these notes under the Indenture or until all notes covered by the Shelf Registration have been sold.

   The Issuer and the Note Guarantors shall provide to each holder copies of the prospectus, notify each holder when the Shelf Registration for the notes has become effective and take certain other actions as are required to permit re-sales of the notes. A holder that sells its notes under the Shelf Registration generally will:

     . be named as a selling security holder in the related prospectus;

     . be required to deliver a prospectus to purchasers;

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     . be subject to certain of the civil liability provisions under the
       Securities Act; and

     . be bound by the provisions of the registration rights agreement
       (including certain indemnification obligations).

   If by January 8, 2003, the Exchange Offer is not consummated or a Shelf Registration is not declared effective, the annual interest rate borne by the outstanding notes thereafter will be increased by 0.5% per annum until the Exchange Offer is consummated or the Shelf Registration is declared effective.

CERTAIN DEFINITIONS

   "Additional Assets" means:

      (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Parent or a Restricted Subsidiary in a Permitted Business;

      (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent or another Restricted Subsidiary; or

      (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that:

any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.

   "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants--Limitation on Transactions with Affiliates" and "--Certain Covenants--Limitation on Sales of Assets and Capital Stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Parent or the Issuer or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

   "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Parent or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

      (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Parent or a Restricted Subsidiary),

      (2) all or substantially all the assets of any division or line of business of the Parent or any Restricted Subsidiary or

      (3) any other assets of the Parent or any Restricted Subsidiary outside of the ordinary course of business of the Parent or such Restricted Subsidiary other than, in the case of (1), (2) and (3) above,

          (A) disposition by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to a Wholly Owned Subsidiary,

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          (B) for purposes of the provisions described under "--Certain
       Covenants--Limitation on Sales of Assets and Capital Stock" only, a disposition subject to the covenant described under "--Certain Covenants--Limitation on Restricted Payments",

          (C) a disposition of assets with a Fair Market Value of less than $1,000,000, and

          (D) any exchange of like property pursuant to Section 1031 of the Code for use in a Permitted Business.

   "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

   "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

      (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

      (2) the sum of all such payments.

   "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement (after giving effect to this Offering and the application of the net proceeds therefrom and the other transactions described herein) and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

   "Board of Directors" means the Board of Directors of the Parent or any committee thereof duly authorized to act on behalf of the Board of Directors of the Parent.

   "Business Day" means each day which is not a Legal Holiday.

   "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

   "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

   "Closing Date" means the date the notes are originally issued under the Indenture.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Consolidated Coverage Ratio" as of any date of determination means the ratio of:

      (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to

      (2) Consolidated Interest Expense for such four fiscal quarters;

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   provided, however, that:

          (A) if the Parent or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period (other than Indebtedness under a revolving credit facility) that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

          (B) if the Parent or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness (other than Indebtedness under a revolving credit facility) since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Parent or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

          (C) if since the beginning of such period the Parent or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Parent or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Parent and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (D) if since the beginning of such period the Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

          (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Parent or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

   For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets or other Investment, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Parent and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC.

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   If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

   For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

   "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of the Parent and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a Consolidated basis, after eliminating:

      (1) all intercompany items between the Parent and any Restricted Subsidiary and

      (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

   "Consolidated Interest Expense" means, for any period, the total interest expense of the Parent and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Parent and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

      (1) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

      (2) amortization of debt discount and debt issuance costs,

      (3) capitalized interest,

      (4) noncash interest expense,

      (5) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing,

      (6) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Parent or any Restricted Subsidiary,

      (7) net costs associated with Hedging Obligations (including amortization of fees),

      (8) dividends in respect of all Disqualified Stock of the Parent or the Issuer and all Preferred Stock of any of the Subsidiaries of the Parent (other than the Issuer), to the extent held by Persons other than the Parent or a Wholly Owned Subsidiary,

      (9) interest Incurred in connection with investments in discontinued operations and

      (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Parent) in connection with Indebtedness Incurred by such plan or trust.

   "Consolidated Net Income" means, for any period, the net income of the Parent and its Consolidated Subsidiaries for such period; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

      (1) subject to the limitations contained in clause (2) below, any net income of any Person (other than the Parent) if such Person is not a Restricted Subsidiary, except that:

          (A) subject to the limitations contained in clause (5) below, the Parent's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Parent or a

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       Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (4) below) and

          (B) the Parent's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

      (2) all net income and net loss attributable to each Foreign Equity Investment shall be excluded from Consolidated Net Income and, in lieu thereof, the amount determined as follows shall be included in Consolidated Net Income:

          (A) the Parent's equity in the pretax net income and pretax net loss attributable to each Foreign Equity Investment shall be determined in the aggregate (so that pretax net losses offset corresponding amounts of pretax net income);

          (B) if the amount determined pursuant to subclause (A) is positive, it shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Persons during such period to the Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause
       (4) below) and

          (C) if the amount determined pursuant to subclause (A) is negative, such loss shall be included in determining such Consolidated Net Income;

      (3) any net income (or loss) of any Person acquired by the Parent or a Subsidiary of the Parent in a pooling of interests transaction for any period prior to the date of such acquisition;

      (4) any net income (or loss) of any Restricted Subsidiary other than the Issuer if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, except that:

          (A) subject to the limitations contained in clause (5) below, the Parent's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Parent or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

          (B) the Parent's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

      (5) any gain (but not loss) realized upon the sale or other disposition of any asset of the Parent or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

      (6) any extraordinary gain or loss; and

      (7) the cumulative effect of a change in accounting principles.

   Notwithstanding the foregoing, for the purpose of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Parent or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(iv) thereof,

   "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Parent and its

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Consolidated Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

      (1) minority interests in consolidated Subsidiaries held by Persons other than the Parent or a Restricted Subsidiary;

      (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

      (3) any revaluation or other write-up in book value of assets subsequent to the Closing Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

      (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

      (5) treasury stock;

      (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

      (7) Investments in and assets of Unrestricted Subsidiaries.

   "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Parent and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Parent ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as

      (1) the par or stated value of all outstanding Capital Stock of the Parent, plus

      (2) paid-in capital or capital surplus relating to such Capital Stock, plus

      (3) any retained earnings or earned surplus, less

          (A) any accumulated deficit, and

          (B) any amounts attributable to Disqualified Stock.

   "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Parent in accordance with GAAP consistently applied; PROVIDED, HOWEVER, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Parent or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

   "Credit Agreement" means the Credit Agreement dated as of January 11, 2000, among the Parent, the Issuer, the lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender, the Bank of Nova Scotia, as Syndication Agent, and Fleet National Bank, as Documentation Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of notes at the time outstanding).

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

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   "Designated Sale/Leaseback Transaction" means any Sale/Leaseback Transaction that at the time of determination (a) has been designated a Designated Sale/Leaseback Transaction by the Board of Directors by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and (b) has not been removed as a Designated Sale/Leaseback Transaction by the Board of Directors by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such removal.

   "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

      (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

      (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Parent or a Restricted Subsidiary; PROVIDED, HOWEVER, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or

      (3) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3), on or prior to the first anniversary of the Stated Maturity of the notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of the covenants described under "--Change of Control" and "--Limitation on Sale of Assets and Capital Stock."

   "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

      (1) income tax expense of the Parent and its Consolidated Restricted Subsidiaries,

      (2) Consolidated Interest Expense,

      (3) deprecation expense of the Parent and its Consolidated Restricted Subsidiaries, and

      (4) amortization expense of the Parent and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period).

   Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Parent shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was including in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

   "Equity Offering" means an underwritten primary public offering of common stock of the Parent or the Issuer pursuant to an effective registration statement under the Securities Act or a bona fide private placement of the common stock of the Parent or the Issuer on arm's-length terms to unaffiliated third parties.

   "Exchange Act" means the Securities Exchange Act of 1933, as amended.

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   "Excluded Contributions" means net cash proceeds received by the Parent or the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Parent or (y) an employee stock ownership plan or other trust established by the Parent or any of its Subsidiaries), in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such Capital Stock is issued or sold which are excluded from the calculation set forth in clause (a)(4)(C) under "--Certain Covenants--Limitation on Restricted Payments."

   "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

   "Foreign Equity Investment" means any investment in Mexrail, Tex-Mex, TFM, Grupo TFM or Panama Canal Railway Company or their successors for which the equity method of accounting is used.

   "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

      (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

      (2) statements and pronouncements of the Financial Accounting Standards Board;

      (3) such other statements by such other entities as approved by a significant segment of the accounting profession; and

      (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

   All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

   "Grupo TFM Disposition" means any sale, transfer or other disposition for cash (or series of related sales, transfers or dispositions) by Caymex Transportation, Inc. or Nafta Rail S.A. de C.V. of any shares of Capital Stock of Nafta Rail S.A. de C.V., Grupo TFM, TFM or any combination thereof, in each case on arm's length terms to unaffiliated third parties.

   "Grupo TFM Investment" means (1) any purchase or acquisition by Nafta Rail S.A. de C.V., the Parent or any directly or indirectly Wholly Owned Subsidiary of the Parent, of any shares of Capital Stock of Grupo TFM or TFM from the government of Mexico or an instrumentality thereof or (2) any capital contribution made to Grupo TFM, TFM or both to fund the purchase by it or them, as applicable, of shares of Capital Stock of Grupo TFM, TFM or both from the government of Mexico or an instrumentality thereof, in each case made with the proceeds of a Grupo TFM Disposition.

   "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

      (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statements conditions or otherwise), or

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      (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

   "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement.

   "Holder" means the Person in whose name a note is registered on the Registrar's books.

   "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

   "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

      (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

      (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

      (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

      (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

      (5) all Capitalized Lease Obligations and all Attributable Debt of such Person;

      (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Note Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

      (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of:

          (A) the Fair Market Value of such asset at such date of determination and

          (B) the amount of such Indebtedness of such other Persons;

      (8) Hedging Obligations of such Person; and

      (9) all obligations of the type referred to in clauses (1) through (8) of other Persons and all dividends of other Persons for the payment of which, in each case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

   The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

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   "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

   "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments:"

      (1) "Investment" shall include the portion (proportionate to the Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

          (A) the Parent's "Investment" in such Subsidiary at the time of such redesignation less

          (B) the portion (proportionate to the Parent's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

      (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

   "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. or BBB- (or the equivalent) by Standard & Poor's Ratings Services, Inc., as each such company is defined in the definition of "Rating Agency".

   "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

   "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

   "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

      (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

      (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

      (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

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      (4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Parent or any Restricted Subsidiary after such Asset Disposition.

   "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fee, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

   "Note Guarantee" means each Guarantee of the obligations with respect to the notes issued by a Person pursuant to the terms of the Indenture.

   "Note Guarantor" means any Person that has issued a Note Guarantee.

   "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Parent. "Officer" of a Note Guarantor has a correlative meaning.

   "Officers' Certificate" means a certificate signed by two Officers.

   "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Parent, the Company, a Note Guarantor or the Trustee.

   "Permitted Business" means any business engaged in by the Parent or any Restricted Subsidiary on the Closing Date and any Related Business.

   "Permitted Investment" means an Investment by the Parent or any Restricted Subsidiary in:

      (1) the Parent, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Permitted Business;

      (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Parent or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Permitted Business;

      (3) Temporary Cash Investments;

      (4) receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

      (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

      (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Parent or such Restricted Subsidiary and not exceeding $2.0 million in the aggregate outstanding at any one time;

      (7) Stock Purchase Loans not exceeding $3.0 million in the aggregate outstanding at any one time;

      (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments;

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      (9) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Sale of Assets and Capital Stock";

      (10) The Texas Mexican Railway Company or any other domestic railway company that owns railways that are contiguous with those owned by the Issuer in the form of Guarantees for the benefit of, or capital contributions or loans to, or sale/leaseback transactions with, The Texas Mexican Railway Company or such other domestic railway company; PROVIDED, HOWEVER, that the aggregate amount of such capital contributions, loans and guaranteed Indebtedness and sale/leaseback transactions shall not exceed $25.0 million;

      (11) any company that is engaged in the same line of business as the Issuer or a related line of business in the form of Guarantees for the benefit of, or capital contributions or loans to, or sale/leaseback transactions with, such company; PROVIDED, HOWEVER, that the aggregate amount of such capital contributions, loans and guaranteed Indebtedness and sale/leaseback transactions shall not exceed $25.0 million;

      (12) Grupo TFM Investments; or

      (13) the Panama Canal Railway Company; PROVIDED, HOWEVER, that the aggregate amount of all such Investments made after the Closing Date shall not exceed $15.0 million.

   "Permitted Liens" means, with respect to any Person:

      (1) Liens to secure Indebtedness permitted pursuant to clause (b)(1) and
   (b)(7) of the covenant described under "--Certain Covenants--Limitation on Indebtedness;"

      (2) Liens for taxes, assessments or governmental charges or levies on such Person's property if the same shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith and by appropriate proceedings;

      (3) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business that secure payment of obligations (A) which are being contested in good faith by appropriate proceedings or (B) for which such Person or any of its Subsidiaries, as applicable, has posted a bond supported only by cash;

      (4) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, laws providing for old age pensions or other social security or retirement benefits, or similar legislation or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each cash Incurred in the ordinary course of business;

      (5) utility easements, building restrictions and such other encumbrances or charges against real property and defects and irregularities in the title thereto or facts an accurate survey of the property would show and landlords' and lessors' liens under leases to which such Person or any of its Subsidiaries is a party, none of which in any material way affect the marketability of the same or interfere with the use thereof in the ordinary course of the business of such Person or its Subsidiaries;

      (6) Liens existing on the Closing Date;

      (7) any Lien on any property or asset prior to the acquisition thereof by such Person or any of its Subsidiaries or existing on any property or asset of any other Person that becomes a Subsidiary of such Person after the Closing Date prior to the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that (A) such Lien is not created, Incurred or assumed in contemplation of or in connection with such acquisition or such other Person becoming a Subsidiary of such Person, as the case

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   may be, (B) such Lien shall not apply to any other property or assets of such Person or its Subsidiaries and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such other Person becomes a Subsidiary of such Person, as the case may be;

      (8) Liens on fixed or capital assets acquired, constructed or improved by such Person or any of its Subsidiaries; PROVIDED, HOWEVER, that (A) such Liens secure Indebtedness permitted pursuant to clause (b)(6) of the covenant described under "--Certain Covenants--Limitation on Indebtedness,"
   (B) such Liens and the Indebtedness secured thereby are Incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of such Person or any of its Subsidiaries;

      (9) judgment Liens in respect of judgments that do not constitute an Event of Default pursuant to clause (8) under "Defaults;"

      (10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

      (11) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

      (12) Liens securing obligations under Interest Rate Agreements so long as such obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such obligations; and

      (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7) and (8); PROVIDED, HOWEVER, that:

          (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property), and

          (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

             (i) the outstanding principal amount or, if greater, committed amount of Indebtedness secured by Liens described under clauses (6),
          (7) or (8) at the time the original Lien became a Permitted Lien under the Indenture, and

             (ii) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings.

   "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

   "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

   "principal" of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

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"PurchaseMoney Indebtedness" means Indebtedness:

      (1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

      (2) Incurred to finance the acquisition by the Parent or a Restricted Subsidiary of such asset, including additions and improvements;

       PROVIDED, HOWEVER, that such Indebtedness is incurred within 180 days after the acquisition by the Parent or such Restricted Subsidiary of such asset.

   "Rating Agency" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or if Standard & Poor's Rating Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Parent (as certified by the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

   "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Indebtedness" means Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Parent or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the Indenture (including Indebtedness of the Parent that Refinances Refinancing Indebtedness); PROVIDED, HOWEVER, that:

      (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

      (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

      (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, and

      (4) if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes at least to the same extent as the Indebtedness being Refinanced;

   PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include:

          (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Issuer or

          (B) Indebtedness of the Parent or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

   "Related Business" means any business related, ancillary or complementary to the businesses of the Parent and the Restricted Subsidiaries on the Closing Date.

   "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

   "Restricted Subsidiary" means the Issuer and any other Subsidiary of the Parent other than an Unrestricted Subsidiary.

   "Sale/Leaseback Transaction" means an arrangement entered into after the Closing Date relating to property now owned or hereafter acquired by the Parent or a Restricted Subsidiary whereby the Parent or a Restricted Subsidiary transfers such property to a Person and the Parent or such Restricted Subsidiary leases it from such Person, other than leases between the Parent and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

   "SEC" means the Securities and Exchange Commission.

   "Secured Indebtedness" means any Indebtedness of the Issuer secured by a Lien. "Secured Indebtedness" of a Note Guarantor has a correlative meaning.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Significant Subsidiary" means any Restricted Subsidiary other than the Issuer that would be a "Significant Subsidiary" of the Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

   "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

   "Stock Purchase Loans" means loans or advances made by the Parent or any Restricted Subsidiary in the ordinary course of business to employees for the purpose of purchasing restricted shares of common stock of the Parent.

   "Subordinated Obligation" means any Indebtedness of the Issuer (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes pursuant to a written agreement. "Subordinated Obligation" of a Note Guarantor has a correlative meaning.

   "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

      (1) such Person,

      (2) such Person and one or more Subsidiaries of such Person or

      (3) one or more Subsidiaries of such Person.

   "Temporary Cash Investments" means any of the following:

      (1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,

      (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
   Act),

      (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

      (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence, under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and

      (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's Investors Service, Inc.

   "TIA" means the Trust Indenture Act of 1938 (15 U.S.C. (S)(S)77aaa-77bbbb) as in effect on the Closing Date.

   "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

   "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

   "Trust Officer" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

"UnrestrictedSubsidiary" means:

      (1) any Subsidiary of the Parent that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

      (2) any Subsidiary of an Unrestricted Subsidiary.

   The Board of Directors may designate any Subsidiary of the Parent (including any newly acquired or newly formed Subsidiary of the Parent but excluding the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Parent or any other Subsidiary of the Parent that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either:

          (A) the Subsidiary to be so designated has total assets consolidated with those of its subsidiaries in accordance with GAAP consistently applied of $1,000 or less or

          (B) if such Subsidiary has assets consolidated with those of its subsidiaries in accordance with GAAP consistently applied greater than $1,000, then such designation would be permitted under the covenant entitled "Limitation on Restricted Payments."

   The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation:

      (x) the Parent could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant designated under "--Certain
   Covenants--Limitation on Indebtedness" and

      (y) no Default shall have occurred and be continuing.

   Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

   "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Issuer's option.

   "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

   "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Parent all the Capital Stock of which (other than directors' qualifying shares) is owned by the Parent or another Wholly Owned Subsidiary.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of material United States federal income tax consequences of the exchange of outstanding notes for new notes pursuant to the exchange offer, but does not address any other aspects of United States federal income tax consequences to holders of outstanding notes or new notes.

   This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

   This summary applies only to U.S. Holders (as defined below) that exchange outstanding notes for new notes in the exchange offer and who hold the outstanding notes as capital assets. It does not address the tax consequences to taxpayers who are subject to special rules (such as financial institutions, tax-exempt organizations and insurance companies).

   As used herein, the term "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation created or organized in the United States or under the laws of the United States or of any state of the United States, (c) an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) at least one U.S. person has authority to control all substantial decisions of the trust.

   PERSONS CONSIDERING THE EXCHANGE OF OUTSTANDING NOTES FOR NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

EXCHANGE OF AN OUTSTANDING NOTE FOR A NEW NOTE PURSUANT TO THE EXCHANGE OFFER

   The exchange by any holder of an outstanding note for a new note should not constitute a taxable exchange for United States federal income tax purposes. Consequently, no gain or loss should be recognized by holders that exchange outstanding notes for new notes pursuant to the exchange offer. For purposes of determining gain or loss upon the subsequent sale or exchange of new notes, a holder's tax basis in a new note should be the same as the holder's tax basis in the outstanding note exchanged therefor. Holders should be considered to have held the new notes from the time of their acquisition of the outstanding notes.

                             PLAN OF DISTRIBUTION

   Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any
such resale. In addition, until      , 2002, all dealers effecting transactions
in the new notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sales of the new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the new notes will be passed upon for us by Sonnenschein Nath & Rosenthal, Kansas City, Missouri.

                                    EXPERTS

   The consolidated financial statements of Kansas City Southern Industries, Inc. and subsidiaries as of and for the year ended December 31, 2001, have been included in the prospectus in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of Kansas City Southern Industries, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report of PriceWaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Grupo TFM, as of December 31, 2001 and 2000 and for each of the three years ended December 31, 2001, which are incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers, S.C., independent accountants, as stated in their report incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                         PAGE
                                                                                         ----
Audited Financial Statements:
   Reports of Independent Accountants................................................... F-2
   Consolidated Statements of Income for the three years ended December 31, 2001........ F-4
   Consolidated Balance Sheets at December 31, 1999, 2000 and 2001...................... F-5
   Consolidated Statements of Cash Flows for the three years ended December 31, 2001.... F-6
   Consolidated Statements of Changes in Stockholders' Equity for the three years ended
     December 31, 2001.................................................................. F-7
   Notes to Consolidated Financial Statements........................................... F-8
Unaudited Financial Statements:
   Introductory Comments................................................................ F-51
   Consolidated Condensed Balance Sheets-
     March 31, 2002 and December 31, 2001............................................... F-52
   Consolidated Condensed Statements of Income-
     Three Months Ended March 31, 2002 and 2001......................................... F-53
   Consolidated Condensed Statements of Cash Flows-
     Three Months Ended March 31, 2002 and 2001......................................... F-54
   Consolidated Condensed Statement of Changes in Stockholders' Equity-
     Three Months Ended March 31, 2002.................................................. F-55
   Notes to Consolidated Condensed Financial Statements................................. F-56

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Kansas City Southern Industries, Inc.

   We have audited the accompanying consolidated balance sheet of Kansas City Southern Industries, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Grupo TFM), a 36.9% owned investee company. The Company's investment in Grupo TFM at December 31, 2001 was $334.4 million and its equity in earnings of Grupo TFM was $28.5 million for the year 2001. The financial statements of Grupo TFM were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Grupo TFM, is based solely on the report of the other auditors.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

   In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kansas City Southern Industries, Inc. and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/  KPMG LLP

KPMG LLP
Kansas City, Missouri
March 28, 2002

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Kansas City Southern Industries, Inc.

   In our opinion, the accompanying consolidated balance sheets as of December 31, 2000 and 1999 and the related consolidated statements of income, of changes in stockholders' equity and of cash flows for each of the two years in the period ended December 31, 2000 present fairly, in all material respects, the financial position of Kansas City Southern Industries, Inc. and its subsidiaries at December 31, 2000 and 1999 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
March 22, 2001, except as to the adoption of Statement of Financial Accounting Standards No. 142 described in Note 16 which is as of January 1, 2002

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                            YEARS ENDED DECEMBER 31

                 DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

                                     1999     2000     2001
                                   -------  -------  -------

REVENUES.......................... $ 601.4  $ 572.2  $ 577.3
Costs and expenses
   Salaries, wages and benefits...   206.0    197.8    192.9
   Depreciation and amortization..    56.9     56.1     58.0
   Purchased services.............    58.9     54.8     57.0
   Operating leases...............    46.3     51.7     50.9
   Fuel...........................    34.2     48.1     43.9
   Casualties and insurance.......    30.8     34.9     42.1
   Car hire.......................    22.4     14.8     19.8
   Other..........................    81.8     56.2     57.3
                                   -------  -------  -------
Total costs and expenses..........   537.3    514.4    521.9
                                   -------  -------  -------
OPERATING INCOME..................    64.1     57.8     55.4
Equity in net earnings (losses)
 of unconsolidated affiliates:
   Grupo TFM......................     1.5     21.6     28.5
   Other..........................     3.7      2.2     (1.4)
Interest expense..................   (57.4)   (65.8)   (52.8)
Other, net........................     5.3      6.0      4.2
                                   -------  -------  -------
INCOME FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES...    17.2     21.8     33.9
Income tax provision (benefit)
 (Note 8).........................     7.0     (3.6)     2.8
                                   -------  -------  -------
INCOME FROM CONTINUING OPERATIONS.    10.2     25.4     31.1
Income from discontinued
 operations, (net of income
 taxes of $216.1, $233.3 and
 $0.0, respectively)..............   313.1    363.8       --
                                   -------  -------  -------
INCOME BEFORE EXTRAORDINARY ITEM
 AND CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE................   323.3    389.2     31.1
Extraordinary item, net of
 income taxes
   Debt retirement costs--KCS.....      --     (7.0)      --
   Debt retirement costs--Grupo
    TFM...........................      --     (1.7)      --
Cumulative effect of accounting
 change...........................      --       --     (0.4)
                                   -------  -------  -------
NET INCOME........................ $ 323.3  $ 380.5  $  30.7
                                   =======  =======  =======
PER SHARE DATA (NOTE 2):
Basic earnings per share:
   Continuing operations.......... $  0.18  $  0.44  $  0.53
   Discontinued operations........    5.68     6.42       --
                                   -------  -------  -------
Basic earnings per share before
 extraordinary item and
 cumulative effect of accounting
 change...........................    5.86     6.86     0.53
   Extraordinary item.............      --    (0.15)      --
   Cumulative effect of
    accounting change.............      --       --    (0.01)
                                   -------  -------  -------
     TOTAL........................ $  5.86  $  6.71  $  0.52
                                   =======  =======  =======
Diluted earnings per share:
   Continuing operations.......... $  0.17     0.43  $  0.51
   Discontinued operations........    5.40     6.14       --
                                   -------  -------  -------
Diluted earnings per share
 before extraordinary item and
 cumulative effect of accounting
 change...........................    5.57     6.57     0.51
   Extraordinary item.............      --    (0.15)      --
   Cumulative effect of
    accounting change.............      --       --    (0.01)
                                   -------  -------  -------
     TOTAL........................ $  5.57  $  6.42  $  0.50
                                   =======  =======  =======
Weighted average common shares
 outstanding (IN THOUSANDS):
   Basic..........................  55,142   56,650   58,598
   Dilutive potential common
    shares........................   1,883    1,740    2,386
                                   -------  -------  -------
     Diluted......................  57,025   58,390   60,984
                                   =======  =======  =======
Dividends per share
   Preferred...................... $  1.00  $  1.00  $  1.00
   Common......................... $   .32  $    --       --

         See accompanying notes to consolidated financial statements.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                                AT DECEMBER 31
                 DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

                                                            1999     2000     2001
                                                          -------- -------- --------
ASSETS
Current Assets:
   Cash and equivalents.................................. $   11.9 $   21.5 $   24.7
   Accounts receivable, net (Note 6).....................    132.2    135.0    130.0
   Inventories...........................................     40.5     34.0     27.9
   Other current assets (Note 6).........................     23.9     25.9     71.8
                                                          -------- -------- --------
   Total current assets..................................    208.5    216.4    254.4
Investments held for operating purposes (Notes 3, 5).....    337.1    358.2    386.8
Properties, net (Note 6).................................  1,277.4  1,327.8  1,327.4
Goodwill.................................................     20.5     19.9     19.3
Other Assets.............................................     13.9     22.2     23.0
Net Assets of Discontinued Operations (Note 3)...........    814.6       --       --
                                                          -------- -------- --------
   Total assets.......................................... $2,672.0 $1,944.5 $2,010.9
                                                          ======== ======== ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Debt due within one year (Note 7)..................... $   10.9 $   36.2 $   46.7
   Accounts and wages payable............................     74.8     52.9     50.4
   Accrued liabilities (Note 6)..........................    168.5    159.9    160.4
                                                          -------- -------- --------
   Total current liabilities.............................    254.2    249.0    257.5
                                                          -------- -------- --------
Other Liabilities:
   Long-term debt (Note 7)...............................    750.0    638.4    611.7
   Deferred income taxes (Note 8)........................    297.4    332.2    370.2
   Other deferred credits................................     87.3     81.5     91.2
   Commitments and contingencies (Notes 3, 7, 8, 11, 12).
                                                          -------- -------- --------
   Total other liabilities...............................  1,134.7  1,052.1  1,073.1
                                                          -------- -------- --------
Stockholders' Equity (Notes 2, 3, 4, 7, 9):
   $25 par, 4% noncumulative, Preferred stock............      6.1      6.1      6.1
   $.01 par, Common stock................................      1.1      0.6      0.6
   Retained earnings.....................................  1,167.0    636.7    676.5
   Accumulated other comprehensive income (loss).........    108.9       --     (2.9)
                                                          -------- -------- --------
   Total stockholders' equity............................  1,283.1    643.4    680.3
                                                          -------- -------- --------
   Total liabilities and stockholders' equity............ $2,672.0 $1,944.5 $2,010.9
                                                          ======== ======== ========

         See accompanying notes to consolidated financial statements.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            YEARS ENDED DECEMBER 31
                              DOLLARS IN MILLIONS

                                                                    1999      2000     2001
                                                                  -------  ---------  ------
CASH FLOWS PROVIDED BY (USED FOR):
OPERATING ACTIVITIES:
Net income....................................................... $ 323.3  $   380.5  $ 30.7
Adjustments to net income:
   Income from discontinued operations...........................  (313.1)    (363.8)     --
   Depreciation and amortization.................................    56.9       56.1    58.0
   Deferred income taxes.........................................     9.8       23.1    30.4
   Equity in undistributed earnings of unconsolidated affiliates.    (5.2)     (23.8)  (27.1)
   Distributions from unconsolidated affiliates..................      --        5.0     3.0
   Transfer from Stilwell Financial Inc..........................    56.6         --      --
   Gain on sale of assets........................................    (0.6)      (3.4)   (5.8)
Tax benefit associated with exercised stock options..............     6.4        9.3     5.6
Extraordinary item, net of tax...................................      --        7.5      --
Changes in working capital items:
   Accounts receivable...........................................    (0.4)      (2.8)    4.0
   Inventories...................................................     6.5        6.5     6.1
   Other current assets..........................................    (2.1)       4.2   (19.3)
   Accounts and wages payable....................................     4.5      (15.7)   (5.1)
   Accrued liabilities...........................................    41.2       (6.5)  (19.0)
Other, net.......................................................    (5.8)       1.0    14.6
                                                                  -------  ---------  ------
   Net...........................................................   178.0       77.2    76.1
                                                                  -------  ---------  ------
INVESTING ACTIVITIES:
Property acquisitions............................................  (106.2)    (104.5)  (66.0)
Proceeds from disposal of property...............................     2.8        5.5    18.1
Investments in and loans to affiliates...........................    12.7       (4.2)   (8.2)
Other, net.......................................................    (6.5)       1.4     0.4
                                                                  -------  ---------  ------
   Net...........................................................   (97.2)    (101.8)  (55.7)
                                                                  -------  ---------  ------
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt.........................    21.8    1,052.0    35.0
Repayment of long-term debt......................................   (97.5)  (1,015.4)  (51.3)
Debt issue costs.................................................    (4.2)     (17.6)   (0.4)
Proceeds from stock plans........................................    37.0       17.9     8.9
Stock repurchased................................................   (24.6)        --      --
Cash dividends paid..............................................   (17.6)      (4.8)   (0.2)
Other, net.......................................................    10.6        2.1    (9.2)
                                                                  -------  ---------  ------
   Net...........................................................   (74.5)      34.2   (17.2)
                                                                  -------  ---------  ------
CASH AND EQUIVALENTS:
Net increase.....................................................     6.3        9.6     3.2
At beginning of year.............................................     5.6       11.9    21.5
                                                                  -------  ---------  ------
At end of year (Note 4).......................................... $  11.9  $    21.5  $ 24.7
                                                                  =======  =========  ======

         See accompanying notes to consolidated financial statements.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

                                                                                ACCUMULATED
                                                   $25 PAR  $.01 PAR               OTHER
                                                  PREFERRED  COMMON  RETAINED  COMPREHENSIVE
                                                    STOCK    STOCK   EARNINGS  INCOME (LOSS)   TOTAL
                                                  --------- -------- --------  ------------- ---------
BALANCE AT DECEMBER 31, 1998.....................   $6.1     $ 1.1   $  849.1     $  74.9    $   931.2
Comprehensive income:
   Net income....................................                       323.3
   Net unrealized gain on investments............                                    39.3
       Less: Reclassification adjustment for
         gains included in net income............                                    (4.4)
   Foreign currency translation adjustment.......                                    (0.9)
Comprehensive income.............................                                                357.3
Dividends........................................                       (17.9)                   (17.9)
Stock repurchased................................                       (24.6)                   (24.6)
Options exercised and stock subscribed...........                        37.1                     37.1
                                                    ----     -----   --------     -------    ---------
BALANCE AT DECEMBER 31, 1999.....................    6.1       1.1    1,167.0       108.9      1,283.1
Comprehensive income:
   Net income....................................                       380.5
   Net unrealized gain on investments............                                     5.9
       Less: Reclassification adjustment for
         gains included in net income............                                    (1.1)
   Foreign currency translation adjustment.......                                    (2.6)
Comprehensive income.............................                                                382.7
Spin-off of Stillwell Financial Inc..............                      (954.1)     (111.1)    (1,065.2)
1-for-2 reverse stock split......................             (0.5)       0.5
Dividends........................................                        (0.2)                    (0.2)
Stock plan shares issued from treasury...........                         6.3                      6.3
Options exercised and stock subscribed...........                        36.7                     36.7
                                                    ----     -----   --------     -------    ---------
BALANCE AT DECEMBER 31, 2000.....................    6.1       0.6      636.7          --        643.4
Comprehensive income:
   Net income....................................                        30.7
   Cumulative effect of accounting change........                                    (0.9)
   Change in fair market value of cash flow
     hedge of unconsolidated affiliate...........                                    (2.0)
Comprehensive income.............................                                                 27.8
Dividends........................................                        (0.2)                    (0.2)
Options exercised and stock subscribed...........                         9.3                      9.3
                                                    ----     -----   --------     -------    ---------
BALANCE AT DECEMBER 31, 2001.....................   $6.1     $ 0.6   $  676.5     $  (2.9)   $   680.3
                                                    ====     =====   ========     =======    =========

         See accompanying notes to consolidated financial statements.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF THE BUSINESS

   Kansas City Southern Industries, Inc. (''Company'' or ''KCS''), a Delaware Corporation organized in 1962, is a holding company with principal operations in rail transportation. On July 12, 2000 KCS completed its spin-off of Stilwell Financial Inc. (''Stilwell''--a former wholly-owned financial services subsidiary) through a special dividend of Stilwell common stock distributed to KCS common stockholders of record on June 28, 2000 ("Spin-off"). See Note 3. KCS's principal subsidiaries and affiliates, which following the Spin-off, are reported under one business segment, include the following:

     . The Kansas City Southern Railway Company ("KCSR"), a wholly-owned subsidiary of KCS;
     . Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM"), a
       36.9% owned unconsolidated affiliate of KCSR. Grupo TFM owns 80% of the common stock of TFM, S.A. de C.V. ("TFM");
     . Mexrail, Inc. ("Mexrail"), a 49% owned unconsolidated affiliate of KCSR.
       Mexrail wholly owns The Texas-Mexican Railway Company ("Tex-Mex");
     . Southern Capital Corporation, LLC ("Southern Capital"), a 50% owned unconsolidated affiliate of KCSR that leases locomotive and rail equipment primarily to KCSR;
     . Panama Canal Railway Company ("PCRC"), an unconsolidated affiliate of which KCSR indirectly owns 50% of the common stock. PCRC wholly-owns Panarail Tourism Company ("Panarail").

   KCS, along with its principal subsidiaries and joint ventures, owns and operates a rail network that links key commercial and industrial markets in the United States and Mexico. KCS also has a strategic alliance with the Canadian National Railway Company (''CN'') and Illinois Central Corporation (''IC'') (collectively ''CN/IC'') and other marketing agreements, which provide the ability for KCS to expand its geographic reach.

   KCS's rail network connects shippers in the midwestern and eastern regions of the United States, including shippers utilizing Chicago, Illinois and Kansas City, Missouri--the two largest rail centers in the United States--with the largest industrial centers of Canada and Mexico, including Toronto, Edmonton, Mexico City and Monterrey. KCS's rail system, through its core network, strategic alliances and marketing agreements, interconnects with all Class I railroads in North America.

   KCSR, which owns and operates one of eight Class I railroad systems in the United States, is comprised of approximately 3,100 miles of main and branch lines and approximately 1,340 miles of other tracks in a ten-state region that includes Missouri, Kansas, Arkansas, Oklahoma, Mississippi, Alabama, Tennessee, Louisiana, Texas and Illinois. KCSR, which traces its origins to 1887, offers the shortest north/south rail route between Kansas City and several key ports along the Gulf of Mexico in Louisiana, Mississippi and Texas. Additionally, KCSR, in conjunction with the Norfolk Southern Corporation (''Norfolk Southern''), operates the most direct rail route (referred to as the ''Meridian Speedway''), between the Atlanta, Georgia and Dallas, Texas rail gateways, for rail traffic moving between the southeast and southwest regions of the United States. The ''Meridian Speedway'' also provides eastern shippers and other U.S. and Canadian railroads with an efficient connection to Mexican markets. KCSR's rail route also serves the east/west route linking Kansas City with East St. Louis and Springfield, Illinois. Further, KCSR has limited haulage rights between Springfield and Chicago that allow for shipments that originate or terminate on the former Gateway Western's rail lines. These lines also provide access to East St. Louis and allows rail traffic to avoid the more congested and costly St. Louis, Missouri terminal. KCSR's geographic reach enables service to a customer base that includes, among others, electric generating utilities, which use coal, and a wide range of companies in the chemical and petroleum, agricultural and mineral, paper and forest, and automotive and intermodal markets.

   Southwestern Electric Power Company ("SWEPCO"), which is a subsidiary of American Electric Power, Inc. (''AEP''), is KCS's only customer which accounted for more than 10% of revenues during the years ended

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

December 31, 1999, 2000 and 2001, respectively. Revenues related to SWEPCO during these periods were $75.9, $67.2, and $75.9 million, respectively.

   KCS's rail network links directly to major trading centers in Mexico, through our unconsolidated affiliates TFM and Tex-Mex. KCS owns a 36.9% interest in Grupo TFM, which owns 80% of TFM. TFM operates a railroad of approximately 2,650 miles of main and branch lines running from the U.S./Mexican border at Laredo, Texas to Mexico City and serves most of Mexico's principal industrial cities and three of its four major shipping ports. Our principal international gateway is at Laredo where more than 50% of all rail and truck traffic between the United States and Mexico crosses the border. KCS also owns a 49% interest in Mexrail, which owns Tex-Mex. Tex-Mex operates approximately 160 miles of main and branch lines between Laredo and the port city of Corpus Christi, Texas. In addition, Mexrail owns the northern half of the rail-bridge at Laredo, which spans the Rio Grande River into Mexico. TFM owns and operates the southern half of the bridge. See Note 15 for discussion of subsequent events with respect to Grupo TFM and Mexrail.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF PRESENTATION. Use of the term "Company" as described in these Notes to Consolidated Financial Statements means Kansas City Southern Industries, Inc. and all of its consolidated subsidiaries and unconsolidated affiliates. Significant accounting and reporting policies are described below. Certain prior year amounts have been reclassified to conform to the current year presentation.

   As a result of the Spin-off, the accompanying consolidated financial statements for each of the applicable periods presented reflect the financial position, results of operations and cash flows of Stilwell as discontinued operations.

   USE OF ESTIMATES. The accounting and financial reporting policies of KCS conform with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management reviews its estimates, including those related to the recoverability and useful lives of assets as well as liabilities for litigation, environmental remediation, casualty claims, income taxes and postretirement benefits. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates.

   PRINCIPLES OF CONSOLIDATION. The accompanying consolidated financial statements are presented using the accrual basis of accounting and include KCS and its majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

   The equity method of accounting is used for all entities in which KCS or its subsidiaries have significant influence, but not more than 50% voting interest; the cost method of accounting is generally used for investments of less than 20% voting interest.

   REVENUE RECOGNITION. KCS recognizes freight revenue based upon the percentage of completion of a commodity movement. Other revenues, in general, are recognized when the product is shipped, as services are performed or contractual obligations fulfilled.

   CASH EQUIVALENTS. Short-term liquid investments with an initial maturity of generally three months or less are considered cash equivalents.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   INVENTORIES. Materials and supplies inventories are valued at the lower of average cost or market.

   PROPERTIES AND DEPRECIATION. Properties are stated at cost. Additions and renewals, including those on leased assets that increase the life of the asset or utility and constitute a unit of property are capitalized and all properties are depreciated over the estimated remaining life or leased life of such assets, whichever is shorter. Ordinary maintenance and repairs are charged to expense as incurred.

   The cost of transportation equipment and road property normally retired, less salvage value, is charged to accumulated depreciation. The cost of industrial and other property retired, and the cost of transportation property abnormally retired, together with accumulated depreciation thereon, are eliminated from the property accounts and the related gains or losses are reflected in net income. Gains or losses recognized on the sale or disposal of operating properties that were reflected in operating income were ($5.0), $3.4 and $5.8 million in 1999, 2000 and 2001, respectively. Gains or losses recognized on the sale of non-operating properties reflected in other, net were not significant in 1999, 2000 and 2001, respectively.

   Depreciation is computed using composite straight-line rates for financial statement purposes. The Surface Transportation Board ("STB") approves the depreciation rates used by KCSR. KCSR evaluates depreciation rates for properties and equipment and implements approved rates. Periodic revisions of rates have not had a material effect on operating results. Depreciation for other consolidated subsidiaries is computed based on the asset value in excess of estimated salvage value using the straight-line method over the estimated useful lives of the assets. Accelerated depreciation is used for income tax purposes. The ranges of annual depreciation rates for financial statement purposes are:

                      Road and structures........ 1% - 20%
                      Rolling stock and equipment 1% - 24%
                      Other equipment............ 1% - 33%
                      Capitalized leases......... 3% - 20%

   LONG-LIVED ASSETS. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (''SFAS 121''), KCS periodically evaluates the recoverability of its operating properties. The measurement of possible impairment is based primarily on the ability to recover the carrying value of the asset from expected future operating cash flows of the assets on a discounted basis. See "New Accounting Pronouncements" below.

   INTANGIBLES. Intangibles principally represent the excess of cost over the fair value of net underlying assets of acquired companies using purchase accounting and are amortized using the straight-line method (principally over 40 years). On a periodic basis, KCS reviews the recoverability of goodwill and other intangibles by comparing the related carrying value to its fair value. See "New Accounting Pronouncements" below.

   CASUALTY CLAIMS. Casualty claims in excess of self-insurance levels are insured up to certain coverage amounts, depending on the type of claim. KCS's process for establishing its liability reserves is based on an actuarial study by an independent third party actuary. It is based on claims filed and an estimate of claims incurred but not yet reported. While the ultimate amount of claims incurred is dependent on various factors, it is management's opinion that the recorded liability is adequate to provide for the payment of future claims. Adjustments to the liability will be reflected as operating expenses in the period in which the adjustments are known.

   COMPUTER SOFTWARE COSTS. Costs incurred in conjunction with the purchase or development of computer software for internal use are accounted for in accordance with American Institute of Certified Public

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

Accountant's Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which was adopted by KCS in 1998. Costs incurred in the preliminary project stage, as well as training and maintenance costs, are expensed as incurred. Direct and indirect costs associated with the application development stage of internal use software are capitalized until such time that the software is substantially complete and ready for its intended use. Capitalized costs are amortized on a straight line basis over the useful life of the software. As of December 31, 2001, approximately $55 million has been capitalized (including approximately $4.2 million of interest costs capitalized in 2001) for a management control system ("MCS"), which is expected to be implemented in mid-2002.

   DERIVATIVE FINANCIAL INSTRUMENTS. In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ''Accounting for Derivative Instruments and Hedging Activities'' (''SFAS 133''). SFAS 133 was amended by Statement of Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133 and Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of SFAS 133." SFAS 133 requires that derivatives be recorded on the balance sheet as either assets or liabilities measured at fair value. Changes in the fair value of derivatives are recorded either through current earnings or as other comprehensive income, depending on the type of hedge transaction. For fair value hedge transactions (changes in the fair value of an asset, liability or an unrecognized firm commitment are hedged), changes in the fair value of the derivative instrument will generally be offset in the income statement by changes in the hedged item's fair value. For cash flow hedge transactions (the variability of cash flows related to a variable rate asset, liability or a forecasted transaction are hedged), changes in the fair value of the derivative instrument will be reported in other comprehensive income to the extent it offsets changes in cash flows related to the variable rate asset, liability or forecasted transaction, with the difference reported in current earnings. Gains and losses on the derivative instrument reported in other comprehensive income will be reclassified into earnings in the periods in which earnings are impacted by the variability of the cash flow of the hedged item. The ineffective portion of all hedge transactions will be recognized in current period earnings.

   KCS does not engage in the trading of derivatives. KCS's objective is to manage its interest rate risk through the use of derivative instruments in accordance with the provisions of its senior secured credit facilities. At December 31, 2001, KCS had five separate interest rate cap agreements for an aggregate notional amount of $200 million, which were designated as cash flow hedges. These interest rate cap agreements were designed to hedge KCS's exposure to movements in the London Interbank Offered Rate ("LIBOR") on which KCS's variable rate interest is calculated. $100 million of the aggregate notional amount provided a cap on KCS's LIBOR based interest rate of 7.25% plus the applicable spread, while $100 million limited the LIBOR based interest rate to 7% plus the applicable spread. By holding these interest rate cap agreements, KCS has been able to limit the risk of rising interest rates on its variable rate debt. Three of these interest rate cap agreements expired on February 10, 2002 and the remaining two expired on March 10, 2002. As of December 31, 2001, KCS did not have any other interest rate cap agreements or interest rate hedging instruments.

   KCS adopted the provisions of SFAS 133 effective January 1, 2001. As a result of this change in the method of accounting for derivative financial instruments, KCS recorded an after-tax charge to earnings of $0.4 million in the first quarter of 2001. This charge is presented as a cumulative effect of an accounting change in the accompanying financial statements and represents the ineffective portion of the interest rate cap agreements. KCS recorded an additional $0.4 million charge during the year ended December 31, 2001 for subsequent changes in the fair value of its interest rate hedging instruments. As of December 31, 2001, the interest rate cap asset had a fair value of less than $0.1 million.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   In addition, as of December 31, 2001 KCS recorded a reduction to its stockholders' equity (accumulated other comprehensive loss) of approximately $2.9 million for its portion of the amount recorded by Southern Capital for the adjustment to the fair value of its interest rate swap transactions. KCS also reduced its investment in Southern Capital by the same amount.

   FAIR VALUE OF FINANCIAL INSTRUMENTS. Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Financial Instruments" ("SFAS 107") requires an entity to disclose the fair value of its financial instruments. KCS's financial instruments include cash and cash equivalents, accounts receivable, lease and contract receivables, accounts payable and long-term debt. In accordance with SFAS 107, lease financing and contracts that are accounted for under Statement of Financial Accounting Standards No. 13 "Accounting for Leases," are excluded from fair value presentation.

   The carrying value of KCS's cash equivalents approximate their fair values due to their short-term nature. Carrying value approximates fair value for all financial instruments with six months or less to re-pricing or maturity and for financial instruments with variable interest rates. KCS approximates the fair value of long-term debt based upon borrowing rates available at the reporting date for indebtedness with similar terms and average maturities. Based upon the borrowing rates currently available to KCS and its subsidiaries for indebtedness with similar terms and average maturities, the fair value of long-term debt was approximately $766, $685, and $681 million at December 31, 1999, 2000 and 2001, respectively.

   INCOME TAXES. Deferred income tax effects of transactions reported in different periods for financial reporting and income tax return purposes are recorded under the liability method of accounting for income taxes. This method gives consideration to the future tax consequences of the deferred income tax items and immediately recognizes changes in income tax laws upon enactment. The income statement effect is generally derived from changes in deferred income taxes on the balance sheet.

   Grupo TFM provides deferred income taxes for the difference between the financial reporting and income tax bases of its assets and liabilities. KCS records its proportionate share of these income taxes through our equity in Grupo TFM's earnings. As of December 31, 2001, KCS had not provided deferred income taxes for the temporary difference between the financial reporting basis and income tax basis of its investment in Grupo TFM because Grupo TFM is a foreign corporate joint venture that is considered permanent in duration, and KCS does not expect the reversal of the temporary difference to occur in the foreseeable future.

   CHANGES OF INTEREST IN SUBSIDIARIES AND EQUITY INVESTEES. A change of KCS's interest in a subsidiary or equity investee resulting from the sale of the subsidiary's or equity investee's stock is generally recorded as a gain or loss in KCS's net income in the period that the change of interest occurs. If an issuance of stock by the subsidiary or affiliate is from treasury shares on which gains have been previously recognized, however, KCS will record the gain directly to its equity and not include the gain in net income. A change of interest in a subsidiary or equity investee resulting from a subsidiary's or equity investee's purchase of its stock increases KCS's ownership percentage of the subsidiary or equity investee. KCS records this type of transaction under the purchase method of accounting, whereby any excess of fair market value over the net tangible and identifiable intangible assets is recorded as goodwill.

   TREASURY STOCK. The excess of par over cost of the Preferred shares held in Treasury is credited to capital surplus. Common shares held in Treasury are accounted for as if they were retired and the excess of cost over par value of such shares is charged to capital surplus, if available, then to retained earnings.

   STOCK PLANS. Proceeds received from the exercise of stock options or subscriptions are credited to the appropriate capital accounts in the year they are exercised.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   The FASB issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") in October 1995. This statement allows companies to continue under the approach set forth in Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25"), for recognizing stock-based compensation expense in the financial statements, but encourages companies to adopt the fair value method of accounting for employee stock options. KCS has elected to retain its accounting approach under APB 25, and has presented the applicable pro forma disclosures in Note 9 to the consolidated financial statements pursuant to the requirements of SFAS 123.

   All shares held in the Employee Stock Ownership Plan ("ESOP") are treated as outstanding for purposes of computing KCS's earnings per share. See additional information on the ESOP in Note 10.

   EARNINGS PER SHARE. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed giving effect to all dilutive potential common shares that were outstanding during the period (i.e., the denominator used in the basic calculation is increased to include the number of additional common shares that would have been outstanding if the dilutive potential shares had been issued).

   The effect of stock options issued to employees represent the only difference between the weighted average shares used for the basic earnings per share computation compared to the diluted earnings per share computation. The following is a reconciliation from the weighted average shares used for the basic earnings per share computation and the diluted earnings per share computation for the years ended December 31, 1999, 2000 and 2001, respectively (in thousands):

                                                1999   2000   2001
                                               ------ ------ ------
            Basic shares...................... 55,142 56,650 58,598
            Effect of Dilution:
               Stock Options..................  1,883  1,740  2,386
                                               ------ ------ ------
            Diluted Shares.................... 57,025 58,390 60,984
                                               ====== ====== ======
            Excluded from Diluted Computation*     44     18     97
                                               ------ ------ ------

    * Excluded from the applicable periods diluted earnings per share computation because the exercise prices were greater than the average market price of the common shares.

   The only adjustments that currently affect the numerator of KCS's diluted earnings per share computation include preferred dividends and potentially dilutive securities at certain subsidiaries and affiliates. Adjustments related to potentially dilutive securities totaled $4.8 and $5.4 million for the years ended December 31, 1999 and 2000, respectively. These adjustments relate to securities at certain Stilwell subsidiaries and affiliates and affect the diluted earnings per share from discontinued operations computation in the applicable periods presented. Preferred dividends are the only adjustments that affect the numerator of the diluted earnings per share from continuing operations computation. Adjustments related to preferred dividends were not material for the periods presented.

   STOCKHOLDERS' EQUITY. Information regarding KCS's capital stock at December 31, 1999, 2000 and 2001 follows:

                                                      SHARES      SHARES
                                                    AUTHORIZED    ISSUED
                                                    ----------- ----------
      $25 Par, 4% noncumulative, Preferred stock...     840,000    649,736
      $1 Par, Preferred stock......................   2,000,000       None
      $1 Par, Series A, Preferred stock............     150,000       None
      $1 Par, Series B convertible, Preferred stock   1,000,000       None
      $.01 Par, Common stock....................... 400,000,000 73,369,116

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   KCS's stockholders approved a one-for-two reverse stock split at a special stockholders' meeting held on July 15, 1998. On July 12, 2000, KCS completed the reverse stock split whereby every two shares of KCS common stock were converted into one share of KCS common stock. All share and per share data reflect this split.

   Shares outstanding are as follows at December 31, (IN THOUSANDS):

                                                    1999   2000   2001
                                                   ------ ------ ------
        $25 Par, 4% noncumulative, Preferred stock    242    242    242
        $.01 Par, Common stock.................... 55,287 58,140 59,243

   COMPREHENSIVE INCOME. In 2001, KCS's other comprehensive income (loss) consists of its proportionate share of the amount recorded by Southern Capital for the adjustment to the fair value of its interest rate swap transactions. In 1999 and 2000, KCS's other comprehensive income consists primarily of its proportionate share of unrealized gains and losses relating to investments held by certain subsidiaries and affiliates of Stilwell (discontinued operations) as "available for sale" securities as defined by Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). KCS recorded its proportionate share of any unrealized gains or losses related to these investments, net of deferred income taxes, in stockholders' equity as accumulated other comprehensive income. The unrealized gain related to these investments increased $39.3 million and $5.9 million, net of deferred taxes, for the years ended December 31, 1999 and 2000, respectively. Subsequent to the Spin-off KCS does not expect to hold investments that are accounted for as "available for sale" securities.

   POSTRETIREMENT BENEFITS. KCS provides certain medical, life and other postretirement benefits to certain retirees. The costs of such benefits are expensed over the estimated period of employment.

   ENVIRONMENTAL LIABILITIES. KCS records liabilities for remediation and restoration costs related to past activities when KCS's obligation is probable and the costs can be reasonably estimated. Costs of ongoing compliance activities to current operations are expensed as incurred. As of December 31, 1999, 2000 and 2001, liabilities for environmental remediation were not material.

   NEW ACCOUNTING PRONOUNCEMENTS. In July 2001, the FASB issued Statement No. 141, "Business Combinations" ("SFAS 141") and Statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 is effective for any business combination initiated after June 30, 2001 and requires purchase method accounting. Under SFAS 142, goodwill with an indefinite life will no longer be amortized; however, both goodwill and other intangible assets will be subject to annual impairment testing. SFAS 142 is effective for fiscal years beginning after December 31, 2001. In June 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 is effective for fiscal years beginning after June 15, 2002. Under SFAS 143, the fair value of a liability for an asset retirement obligation must be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. In October 2001, the FASB issued Statement No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). Under SFAS 144, an impairment loss is recognized if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows. The impairment loss is equal to the difference between the carrying amount and fair value of the asset.

NOTE 3.  ACQUISITIONS AND DISPOSITIONS

   SPIN-OFF OF STILWELL. On July 12, 2000, KCS completed the Spin-off, which was approved by KCS's Board of Directors on June 14, 2000. Each KCS stockholder received two shares of the common stock of Stilwell

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

for every one share of KCS common stock owned on the record date. The total number of Stilwell shares distributed was 222,999,786. Under tax rulings received from the Internal Revenue Service ("IRS"), the Spin-off qualifies as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended. Also on July 12, 2000, KCS completed a reverse stock split whereby every two shares of KCS common stock were converted into one share of KCS common stock. KCS's stockholders approved a one-for-two reverse stock split in 1998 in contemplation of the Spin-off. The total number of KCS shares outstanding immediately following this reverse split was 55,749,947. In preparation for the Spin-off, KCS re-capitalized its debt structure on January 11, 2000 as described in Note 7.

   As a result of the Spin-off, the accompanying consolidated financial statements for the year ended December 31, 2000 reflect the results of operations and cash flows of Stilwell as discontinued operations through the date of the Spin-off (July 12, 2000). Effective with the Spin-off, the net assets of Stilwell were removed from the consolidated balance sheet. The accompanying consolidated financial statements as of December 31, 1999 and for the year ended December 31, 1999 reflect the financial position, results of operations and cash flows of Stilwell as discontinued operations.

   Prior to the Spin-off, KCS and Stilwell entered into various agreements for the purpose of governing certain of the limited ongoing relationships between KCS and Stilwell during a transitional period following the Spin-off, including an intercompany agreement, a contribution agreement and a tax disaffiliation agreement.

   Summarized financial information of the discontinued Stilwell businesses is as follows (IN MILLIONS):

                                                         DECEMBER 31,
                                                             1999
                                                         ------------
           Current assets...............................   $  525.0
           Total assets.................................    1,231.5
           Current liabilities..........................      162.5
           Total liabilities............................      359.6
           Minority interest............................       57.3
           Net assets of discontinued operations........      814.6

                                                             YEAR ENDED 1/1/00-
                                                             12/31/1999 7/12/00
                                                             ---------- --------
Revenues....................................................  $1,212.3  $1,187.9
Operating expenses..........................................     694.0     646.2
                                                              --------  --------
Operating income............................................     518.3     541.7
Equity in earnings of unconsolidated affiliates.............      46.7      37.0
Reduction in ownership of DST...............................        --        --
Gain on litigation settlement...............................        --      44.2
Gain on sale of Janus common stock..........................        --      15.1
Interest expense and other, net.............................      21.5      18.6
                                                              --------  --------
Pretax income...............................................     586.5     656.6
Income tax provision........................................     216.1     233.3
Minority interest in consolidated earnings..................      57.3      59.5
                                                              --------  --------
Income from discontinued operations, net of income taxes....  $  313.1  $  363.8
                                                              ========  ========

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   THE FOLLOWING DISCUSSES CERTAIN AGREEMENTS BETWEEN KCS AND CERTAIN JANUS STOCKHOLDERS. SUBSEQUENT TO THE SPIN-OFF, THESE AGREEMENTS AND RELATED PROVISIONS APPLY TO STILWELL THROUGH ASSIGNMENT OR THROUGH THE AGREEMENT OF STILWELL TO MEET KCS'S OBLIGATIONS UNDER THE AGREEMENTS.

   A stock purchase agreement with Thomas H. Bailey, the Chairman, President and Chief Executive Officer of Janus Capital Corporation ("Janus"), and another Janus stockholder (the "Janus Stock Purchase Agreement") and certain restriction agreements with other Janus minority stockholders contain, among other provisions, mandatory put rights. The Janus Stock Purchase Agreement, and certain stock purchase agreements and restriction agreements with other minority stockholders also contain provisions whereby upon the occurrence of a Change in Ownership of KCS or Stilwell, as applicable (as defined in such agreements), Stilwell may be required to purchase such holders' Janus stock. The fair market value price for the purchase or sale under the mandatory put rights or the Change in Ownership provisions would be equal to fifteen times the net after-tax earnings of Janus over the period indicated in the relevant agreement or in some circumstances as determined by Janus' Stock Option Committee or as determined by an independent appraisal. The Janus Stock Purchase Agreement has been assigned to Stilwell and Stilwell has assumed and agreed to discharge KCS's obligations under that agreement; however, KCS is obligated as a guarantor of Stilwell's obligations under that agreement. With respect to other restriction agreements not assigned to Stilwell, Stilwell has agreed to perform all of KCS's obligations under these agreements and KCS has agreed to transfer all of its benefits and assets under these agreements to Stilwell. In addition, Stilwell has agreed to indemnify KCS for any and all losses incurred with respect to the Janus Stock Purchase Agreement and all other Janus minority stockholder agreements.

   In certain 2001 SEC filings, Stilwell disclosed that in March and April 2001, Stilwell acquired 202,042 shares of Janus common stock from several minority stockholders of Janus exercising their put rights under certain of the agreements discussed above. On September 4, 2001, Janus purchased from employees (other than Mr. Bailey) approximately 139,000 shares of Janus common stock. On May 1, 2001, Stilwell announced that it completed the purchase of 600,000 shares of Janus common stock from Mr. Bailey under the terms and conditions of the Janus Stock Purchase Agreement. Additionally, on November 9, 2001, Stilwell announced that it had completed the purchase of an additional 609,950 shares of Janus common stock owned by Mr. Bailey and one other minority stockholder through the exercise of put rights for a price of approximately $613 million. Upon the completion of the purchase of 609,950 shares on November 9, 2001, KCS was relieved of its obligations to make any payments under the mandatory put rights. There remain, however, potential obligations under the Change in Ownership provisions under certain share restriction agreements. KCS believes, based on discussions with Stilwell management and as previously demonstrated by Stilwell, that Stilwell has adequate financial resources available to fund any obligation under the Change in Ownership provisions described above. However, if Stilwell were somehow unable to meet its obligations with respect to these agreements, KCS would be obligated to make the payments under these agreements. At December 31, 2001, KCS could have been ultimately responsible for approximately $63.6 million under the Change in Ownership provisions in the event Stilwell was unable to meet its obligations.

NOTE 4.  SUPPLEMENTAL CASH FLOW DISCLOSURES

   Supplemental Disclosures of Cash Flow Information.

                                                                              1999   2000   2001
                                                                             ------ ------ ------
Cash payments (refunds) (in millions):
   Interest (includes $1.5, $0.7 and $0.0 million, respectively, related to
     Stilwell).............................................................. $ 64.2 $ 72.4 $ 49.1
   Income taxes (includes $142.9, $195.9 and $0.0 million, respectively, related to Stilwell)................................................... $143.3 $143.1 $(25.0)

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

NON-CASH INVESTING AND FINANCING ACTIVITIES.

   KCS initiated the Twelfth Offering of KCS common stock under the Employee Stock Purchase Plan ("ESPP") during 2000. Stock subscribed under the Twelfth Offering was issued to employees in January 2002 and was paid for through employee payroll deductions in 2001. KCS received approximately $4.5 million from payroll deductions associated with this offering of the ESPP. KCS did not initiate an offering of KCS common stock under the ESPP during 1999. In connection with the Eleventh Offering of the ESPP (initiated in 1998), in 1999 KCS received approximately $6.3 million from employee payroll deductions for the purchase of KCS common stock. This stock was issued to employees in January 2000.

   In conjunction with the January 2000 refinancing of KCS's debt structure, KCS borrowed $125 million under a $200 million 364-day senior unsecured competitive advance/revolving credit facilities to retire debt obligations. Stilwell assumed this credit facilities and repaid the $125 million in March 2000. Upon such assumption, KCS was released from all obligations, and Stilwell became the sole obligor, under this credit facilities. KCS's indebtedness decreased as a result of the assumption of this indebtedness by Stilwell.

   During 1999, KCS's Board of Directors declared a quarterly dividend totaling approximately $4.6 million payable in January of 2000. The dividend declaration reduced retained earnings and established a liability at the end of 1999. No cash outlay occurred until 2000. During the first quarter of 2000, KCS's Board of Directors suspended common stock dividends of KCS in conjunction with the terms of the KCS credit facilities discussed above. It is not anticipated that KCS will make any cash dividend payments to its common stockholders for the foreseeable future.

   In 1999, 2000 and 2001, KCS capitalized approximately $4, $9 and $4 million, respectively, of costs related to capital projects for which no cash outlay had yet occurred. These costs were included in accounts payable and accrued liabilities at December 31, 1999, 2000 and 2001, respectively.

NOTE 5.  INVESTMENTS

   See Note 15 for discussion of subsequent events with respect to Grupo TFM and Mexrail. Investments, including investments in unconsolidated affiliates, are as follows (IN MILLIONS):

                                          PERCENTAGE
                                          OWNERSHIP
                                         DECEMBER 31,
COMPANY NAME                                 2001        CARRYING VALUE
------------                             ------------ --------------------
                                                       1999   2000   2001
-                                                     ------ ------ ------
Grupo TFM...............................     36.9%    $286.5 $306.0 $334.4
Southern Capital........................       50%      28.1   24.6   23.2
Mexrail.................................       49%      13.7   13.3   11.7
PCRC....................................       50%*      4.5    9.9   11.0
Other...................................                 4.3    4.4    6.5
                                                      ------ ------ ------
   Total................................              $337.1 $358.2 $386.8
                                                      ====== ====== ======

    *  KCS owns 50% of the outstanding voting common stock of PCRC.

   GRUPO TFM. In June 1996, KCS and Transportacion Maritima Mexicana, S.A. de C.V. (Grupo "TMM" --now Grupo TMM--see below) formed Grupo TFM to participate in the privatization of the Mexican railroad system. In December 1996, the Mexican government awarded Grupo TFM the right to acquire an 80% interest

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

(representing 100% of the unrestricted voting rights) in TFM for approximately
11.072 billion Mexican pesos (approximately $1.4 billion based on the U.S. dollar/Mexican peso exchange rate on the award date). TFM holds a 50-year concession (with the option of a 50-year extension subject to certain conditions) to operate approximately 2,650 miles of track which directly link Mexico City and Monterrey (as well as Guadalajara through trackage rights) with the ports of Lazaro Cardenas, Veracruz and Tampico and the Mexican/United States border crossings of Nuevo Laredo-Laredo, Texas and Matamoros-Brownsville, Texas. TFM's route network provides the shortest connection to the major industrial and population areas of Mexico from midwestern and eastern points in the United States. TFM interchanges traffic with Tex-Mex and the Union Pacific Railroad ("UP") at Laredo, Texas.

   During December 2001, KCS's partner in Grupo TFM and Mexrail, Grupo TMM announced that its largest shareholder, Grupo TMM S.A. de C.V. ("Grupo TMM"), filed a registration statement on Form F-4 with the Securities and Exchange Commission ("SEC"), which was declared effective December 13, 2001, to register securities that would be issued in the proposed merger of Grupo TMM with Grupo TMM (formerly Grupo Servia, S.A. de C.V. (''Grupo Servia'')). The surviving entity in the merger is known as Grupo TMM.

   On January 31, 1997, Grupo TFM paid the first installment of the purchase price (approximately $565 million based on the U.S. dollar/Mexican peso exchange rate) to the Mexican government, representing approximately 40% of the purchase price. Grupo TFM funded the initial installment of the TFM purchase price through capital contributions from Grupo TMM and KCS. KCS contributed approximately $298 million to Grupo TFM, of which approximately $277 million was used by Grupo TFM as part of the initial installment payment. KCS financed this contribution using borrowings under then-existing lines of credit.

   On June 23, 1997, Grupo TFM completed the purchase of 80% of TFM through the payment of the remaining $835 million to the Mexican government. This payment was funded by Grupo TFM using a significant portion of the funds obtained from:
(i) senior secured term credit facilities ($325 million); (ii) senior notes and senior discount debentures ($400 million); (iii) proceeds from the sale of 24.6% of Grupo TFM to the Mexican government (approximately $199 million based on the U.S. dollar/Mexican peso exchange rate on June 23, 1997); and (iv) additional capital contributions from Grupo TMM and KCS (approximately $1.4 million from each partner). Additionally, Grupo TFM entered into a $150 million revolving credit facilities for general working capital purposes. The Mexican government's interest in Grupo TFM is in the form of limited voting right shares.

   KCS and Grupo TMM have a call option for the Mexican government's 24.6% interest in Grupo TFM which is exercisable on or prior to July 31, 2002 at the original amount (in U.S. dollars) paid by the Mexican government plus interest based on one-year U.S. Treasury securities (see below). In addition, after the expiration of that call option, KCS and Grupo TMM have a right of first refusal to purchase the Mexican government's interest in Grupo TFM if the Mexican government wishes to sell that interest to a third party which is not a Mexican governmental entity.

   On or before July 31, 2002, it is the intention of KCS, along with Grupo TMM, to exercise their call option with respect to the purchase of the 24.6% interest in Grupo TFM currently owned by the Mexican government. The purchase price will be calculated by accreting the Mexican government's initial investment of approximately $199 million from the date of the Mexican government's investment through the date of the purchase, using the interest rate on one-year U.S. Treasury securities. Various financing alternatives are currently being explored. One source of financing could include the use of approximately $81 million due to TFM from the Mexican government as a result of the reversion, during the first quarter of 2001, of a portion of the Concession to the Mexican government by TFM that covers the Hercules-Mariscala rail line, an approximate 18-mile portion of redundant track in the vicinity of the city of Queretaro. TFM recorded income of approximately $54 million

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

(under U.S. GAAP) in connection with the reversion. The remainder of the financing required to purchase the Mexican government's Grupo TFM shares is expected to be raised either at TFM or by KCS and Grupo TMM, respectively. This transaction has been delayed pending improved market conditions and is expected to be completed when markets become more favorable, but on or prior to July 31, 2002. However, there can be no assurances that KCS and Grupo TMM will be able to complete this transaction prior to the expiration of the call option on July 31, 2002.

   On or prior to October 31, 2003 the Mexican government may sell its 20% interest in TFM through a public offering (with the consent of Grupo TFM if prior to October 31, 2003). If, on October 31, 2003, the Mexican government has not sold all of its capital stock in TFM, Grupo TFM is obligated to purchase the capital stock at the initial share price paid by Grupo TFM plus interest. In the event that Grupo TFM does not purchase the Mexican government's remaining interest in TFM, Grupo TMM and KCS, or either Grupo TMM or KCS, are obligated to purchase the Mexican government's interest. KCS and Grupo TMM have cross indemnities in the event the Mexican government requires only one of them to purchase its interest. The cross indemnities allow the party required to purchase the Mexican government's interest to require the other party to purchase its pro rata portion of such interest. However, if KCS were required to purchase the Mexican government's interest in TFM and Grupo TMM could not meet its obligations under the cross-indemnity, then KCS would be obligated to pay the total purchase price for the Mexican government's interest. If KCS and Grupo TMM, or either KCS or Grupo TMM alone had been required to purchase the Mexican government's 20% interest in TFM as of December 31, 2001, the total purchase price would have been approximately $518.8 million.

   At December 31, 2001, KCS's investment in Grupo TFM was approximately $334.4 million. KCS's interest in Grupo TFM is 36.9% (with Grupo TMM owning 38.5% and the Mexican Government owning the remaining 24.6%). KCS has a management services agreement with Grupo TFM to provide certain consulting and management services. At December 31, 2001, $3.6 million is reflected as an account receivable in KCS's consolidated balance sheet. KCS accounts for its investment in Grupo TFM under the equity method.

   MEXRAIL, INC. In November 1995, KCS purchased a 49% interest in Mexrail, which owns 100% of Tex-Mex . Mexrail owns the northern half of the international rail traffic bridge at Laredo spanning the Rio Grande River and TFM owns and operates the southern half of the bridge. This bridge is a significant entry point for rail traffic between Mexico and the United States. Tex-Mex is comprised of a 524-mile rail network between Laredo and Beaumont, Texas (including 160 owned miles from Laredo to Corpus Christi, Texas and 364 miles, via trackage rights, from Corpus Christi to Houston and Beaumont, Texas). Tex-Mex connects with KCSR via trackage rights at Beaumont, with TFM at Laredo (the single largest rail freight transfer point between the United States and Mexico), as well as with other Class I railroads at various locations. KCS accounts for its investment in Mexrail using the equity method of accounting.

   SOUTHERN CAPITAL. In 1996, KCS and GATX Capital Corporation (''GATX'') completed a transaction for the formation and financing of a joint venture, Southern Capital, to perform certain leasing and financing activities. Southern Capital's principal operations are the acquisition of locomotives and rolling stock and the leasing thereof to KCS. KCS holds a 50% interest in Southern Capital, which it accounts for using the equity method of accounting. Concurrent with the formation of this joint venture, KCS entered into operating leases with Southern Capital for substantially all the locomotives and rolling stock contributed or sold to Southern Capital at rental rates which management believes reflected market conditions at that time. KCSR paid Southern Capital $27.0, $27.3, and $28.8 million under these operating leases in 1999, 2000 and 2001, respectively. In connection with the formation of Southern Capital, KCS received cash that exceeded the net book value of assets contributed to the joint venture by approximately $44.1 million. Accordingly, this excess fair value over book value is being recognized as a reduction in lease rental expense over the terms of the leases (approximately $5.6,

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

$5.8 and $4.4 million in 1999, 2000 and 2001, respectively). During 2000 and 2001, KCS received dividends of $5.0 million and $3.0 million, respectively, from Southern Capital. No dividends were received from Southern Capital during 1999.

   Additionally, prior to the sale of the loan portfolio (discussed below), KCS entered into agreements with Southern Capital to manage the loan portfolio assets held by Southern Capital, as well as to perform general administrative and accounting functions for the joint venture. Payments under these agreements were not material in 1999, 2000 and 2001, respectively. GATX also entered into an agreement to manage the rail portfolio assets, as well as to perform certain general and administrative services.

   In April 1999, Southern Capital sold its loan portfolio assets (comprised primarily of finance receivables in the amusement and other non-rail transportation industries) to Textron Financial Corporation. The purchase price for these assets approximated $52.8 million resulting in a gain of approximately $2.7 million. The proceeds from the sale were used to reduce outstanding indebtedness of the joint venture as mandated by its loan agreement.

   During 2001, Southern Capital refinanced its five-year credit facilities, which was scheduled to mature on October 19, 2001, with a one-year bridge loan for $201 million. There was $196 million borrowed under the bridge loan as of December 31, 2001. Southern Capital is currently evaluating financing alternatives to refinance the bridge loan with long-term debt.

   PANAMA CANAL RAILWAY COMPANY. In January 1998, the Republic of Panama awarded the PCRC, a joint venture between KCSR and Mi-Jack Products, Inc. ("Mi-Jack"), the concession to reconstruct and operate the Panama Canal Railway. The Panama Canal Railway is a 47-mile north-south railroad traversing the Panama isthmus between the Pacific and Atlantic Oceans. As of December 31, 2001, KCS has invested approximately $15.5 million toward the reconstruction and operations of the Panama Canal Railway. This investment is comprised of $12.9 million of equity and $2.6 million of subordinated loans. The Panama Canal Railway became fully operational on December 1, 2001 with the commencement of freight traffic. Passenger service started during July 2001. Panarail operates and promotes commuter and tourist passenger service over the Panama Canal Railway. KCS owns 50% of the common stock of PCRC, which it accounts for using the equity method of accounting.

   In November 1999, the financing arrangements for PCRC were completed with the International Finance Corporation (''IFC''), a member of the World Bank Group. The financing is comprised of a $5 million investment by the IFC and senior loans through the IFC in an aggregate amount of up to $45 million, as well as $4.8 million of equipment loans from Transamerica Corporation. The IFC's investment of $5 million in PCRC is comprised of non-voting preferred shares which pay a 10% cumulative dividend. The preferred shares may be redeemed at the IFC's option any year after 2008 at the lower of (1) a net cumulative internal rate of return of 30% or (2) eight times earnings before interest, income taxes, depreciation and amortization for the two years preceding the redemption that is proportionate to the IFC's percentage ownership in PCRC. Under the terms of the concession, KCS is, under certain limited conditions, a guarantor for up to $7.5 million of cash deficiencies associated with the completion of the reconstruction project and operations of PCRC. Also if PCRC terminates the concession contract without the IFC's consent, KCS is a guarantor for up to 50% of the outstanding senior loans. In addition, KCS is a guarantor for up to $2.4 million of the equipment loans from Transamerica Corporation. The cost of the reconstruction, which is virtually complete, is expected to total approximately $80 million. KCS projects that an additional $2.5 million, which management expects would be in the form of a subordinated loan, could be required under the cash deficiency guarantee. Excluding the impact of any loan guarantees discussed above, KCS expects its total cash outlay to approximate $18.0 million ($12.9 million of equity and $5.1 million of subordinated loans).

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   FINANCIAL INFORMATION. Combined financial information of all unconsolidated affiliates that KCS and its subsidiaries account for under the equity method follows. Totals do not include certain cost based investments included on the balance sheet. All amounts, including those for Grupo TFM, are presented under U.S. GAAP. Certain prior year amounts have been reclassified to reflect amounts from applicable audited financial statements (DOLLARS IN MILLIONS).

                                                                  DECEMBER 31, 1999
                                                  -------------------------------------------------
                                                   GRUPO   SOUTHERN
                                                    TFM    CAPITAL  MEXRAIL  PCRC   OTHER   TOTAL
                                                  -------- -------- ------- -----  ------  --------
Investment in unconsolidated affiliates.......... $  286.5  $ 28.1   $13.7  $ 4.5   $  --  $  332.8
Equity in net assets of unconsolidated affiliates    286.4    28.1    14.0    4.0     0.1     332.6
FINANCIAL CONDITION:
   Current assets................................ $  134.4  $  0.1   $20.4  $ 4.4  $  1.0  $  160.3
   Non-current assets............................  1,916.5   274.5    43.6   12.0     0.4   2,247.0
                                                  --------  ------   -----  -----  ------  --------
       Assets.................................... $2,050.9  $274.6   $64.0  $16.4  $  1.4  $2,407.3
                                                  ========  ======   =====  =====  ======  ========
   Current liabilities........................... $  255.7  $   --   $29.3  $ 1.6  $  0.1  $  286.7
   Non-current liabilities.......................    672.9   218.4     6.2    5.1     0.9     903.5
   Minority interest.............................    346.1      --      --     --      --     346.1
   Equity of stockholders and partners...........    776.2    56.2    28.5    9.7     0.4     871.0
                                                  --------  ------   -----  -----  ------  --------
       Liabilities and equity.................... $2,050.9  $274.6   $64.0  $16.4  $  1.4  $2,407.3
                                                  ========  ======   =====  =====  ======  ========
OPERATING RESULTS:
   Revenues...................................... $  524.5  $ 26.0   $50.0  $ 0.6  $  0.3  $  601.4
                                                  --------  ------   -----  -----  ------  --------
   Costs and expenses............................ $  409.7  $ 22.3   $48.3  $ 0.6  $  0.1  $  481.0
                                                  --------  ------   -----  -----  ------  --------
   Net income.................................... $    1.6  $  7.0   $ 1.6   $ --  $  0.1  $   10.3
                                                  --------  ------   -----  -----  ------  --------

                                                                  DECEMBER 31, 2000
                                                  -------------------------------------------------
                                                   GRUPO   SOUTHERN
                                                    TFM    CAPITAL  MEXRAIL  PCRC   OTHER   TOTAL
                                                  -------- -------- ------- -----  ------  --------
Investment in unconsolidated affiliates.......... $  306.0  $ 24.6   $13.3  $ 9.9  $ (0.1) $  353.7
Equity in net assets of unconsolidated affiliates    303.0    24.6    13.9    7.9      --     349.4
Dividends and distributions received from
  unconsolidated affiliates......................       --     5.0      --     --      --       5.0
   FINANCIAL CONDITION:
       Current assets............................ $  190.9  $  0.2   $24.7  $ 7.1  $  0.9  $  223.8
       Non-current assets........................  1,885.6   262.0    42.7   49.4     0.3   2,240.0
                                                  --------  ------   -----  -----  ------  --------
          Assets................................. $2,076.5  $262.2   $67.4  $56.5  $  1.2  $2,463.8
                                                  ========  ======   =====  =====  ======  ========
       Current liabilities....................... $   80.5  $  0.4   $32.2  $ 0.6  $  0.1  $  113.8
       Non-current liabilities...................    817.8   212.5     6.8   37.0     0.8   1,074.9
       Minority interest.........................    357.2      --      --     --      --     357.2
       Equity of stockholders and partners.......    821.0    49.3    28.4   18.9     0.3     917.9
                                                  --------  ------   -----  -----  ------  --------
          Liabilities and equity................. $2,076.5  $262.2   $67.4  $56.5  $  1.2  $2,463.8
                                                  ========  ======   =====  =====  ======  ========
OPERATING RESULTS:
   Revenues...................................... $  640.5  $ 30.8   $56.5  $ 0.3  $   --  $  728.1
                                                  --------  ------   -----  -----  ------  --------
   Costs and expenses............................ $  493.7  $ 27.7   $57.7  $ 1.2  $   --  $  580.3
                                                  --------  ------   -----  -----  ------  --------
   Net income.................................... $   44.8  $  3.2   $(0.1) $(0.9) $  0.1  $   47.1
                                                  --------  ------   -----  -----  ------  --------

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

                                                                 DECEMBER 31, 2001
                                                  ------------------------------------------------
                                                   GRUPO   SOUTHERN
                                                    TFM    CAPITAL  MEXRAIL  PCRC  OTHER   TOTAL
                                                  -------- -------- ------- -----  -----  --------
Investment in unconsolidated affiliates.......... $  334.4  $ 23.2   $11.7  $11.0  $(0.8) $  379.5
Equity in net assets of unconsolidated affiliates    331.3    23.2    12.0   11.0   (0.8)    376.7
Dividends and distributions received from
  unconsolidated affiliates......................       --     3.0      --     --     --       3.0
FINANCIAL CONDITION:
   Current assets................................ $  294.3  $  2.5   $34.9  $ 3.4  $ 0.1  $  335.2
   Non-current assets............................  1,924.3   240.6    59.3   88.9     --   2,313.1
                                                  --------  ------   -----  -----  -----  --------
       Assets.................................... $2,218.6  $243.1   $94.2  $92.3  $ 0.1  $2,648.3
                                                  ========  ======   =====  =====  =====  ========
   Current liabilities........................... $  350.8  $196.6   $42.8  $ 8.1  $ 0.2  $  598.5
   Non-current liabilities.......................    593.8      --    27.5   62.2    0.9     684.4
   Minority interest.............................    376.3      --      --     --     --     376.3
   Equity of stockholders and partners...........    897.7    46.5    23.9   22.0   (1.0)    989.1
                                                  --------  ------   -----  -----  -----  --------
       Liabilities and equity.................... $2,218.6  $243.1   $94.2  $92.3  $ 0.1  $2,648.3
                                                  ========  ======   =====  =====  =====  ========
OPERATING RESULTS:
   Revenues...................................... $  667.8  $ 30.2   $55.0  $ 0.6  $  --  $  753.6
                                                  --------  ------   -----  -----  -----  --------
   Costs and expenses............................ $  457.7  $ 25.5   $58.2  $ 2.8  $ 0.2  $  544.4
                                                  --------  ------   -----  -----  -----  --------
   Net income.................................... $   76.7  $  4.8   $(2.0) $(2.2) $(0.2) $   77.1
                                                  --------  ------   -----  -----  -----  --------

   Generally, the difference between the carrying amount of KCS's investment in unconsolidated affiliates and the underlying equity in net assets is attributable to certain equity investments whose carrying amounts have been reduced to zero, and report a net deficit. With respect to KCS's investment in Grupo TFM, the effects of foreign currency transactions and capitalized interest prior to June 23, 1997, which are not recorded on the investee's books, also result in these differences.

   The deferred income tax calculations for Grupo TFM are significantly impacted by fluctuations in the relative value of the Mexican peso versus the U.S. dollar and the rate of Mexican inflation, and can result in significant variability in the amount of equity earnings (losses) reported by KCS.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

NOTE 6.  OTHER BALANCE SHEET CAPTIONS

   ACCOUNTS RECEIVABLE. Accounts receivable include the following allowances (IN MILLIONS):

                                                              1999          2000          2001
                                                              --------      --------      --------
Accounts receivable........................................ $  140.2      $  140.2      $  140.4
Allowance for doubtful accounts............................     (8.0)         (5.2)        (10.4)
                                                              --------      --------      --------
Accounts receivable, net................................... $  132.2      $  135.0      $  130.0
                                                              ========      ========      ========
Doubtful accounts expense.................................. $    1.7      $   (0.6)     $    1.7
                                                              --------      --------      --------

   OTHER CURRENT ASSETS.  Other current assets include the following items (IN MILLIONS):
                                                              1999          2000          2001
                                                              --------      --------      --------
Deferred income taxes...................................... $    8.7      $    9.3      $   16.0
Federal income taxes receivable............................       --            --          27.6
Receivable--Duncan case (Note 11)..........................       --           7.0            --
Receivable--Bogalusa case (Note 11)........................       --            --          19.3
Prepaid expenses...........................................      2.5           1.0           2.9
Other......................................................     12.7           8.6           6.0
                                                              --------      --------      --------
       Total........................................        $   23.9          25.9      $   71.8
                                                              ========      ========      ========

   PROPERTIES.  Properties and related accumulated depreciation and amortization are summarized below
(IN MILLIONS):
                                                              1999          2000          2001
                                                              --------      --------      --------
PROPERTIES, AT COST
   Road properties......................................... $1,367.9      $1,394.8      $1,520.4
   Equipment...............................................    279.8         295.5         289.2
   Equipment under capital leases..........................      6.7           6.7           6.6
   Other...................................................     54.5          32.4          28.8
                                                              --------      --------      --------
   Total...................................................  1,708.9       1,729.4       1,845.0
Accumulated depreciation and amortization..................    578.0         622.9         660.2
                                                              --------      --------      --------
   Total...................................................  1,130.9       1,106.5       1,184.8
Construction in progress...................................    146.5         221.3         142.6
                                                              --------      --------      --------
   Net Properties.......................................... $1,277.4      $1,327.8      $1,327.4
                                                              ========      ========      ========

   ACCRUED LIABILITIES.  Accrued liabilities include the following items (IN MILLIONS):
                                                              1999          2000          2001
                                                              --------      --------      --------
Claims reserves............................................ $   35.7      $   45.7      $   30.1
Prepaid freight charges due other railroads................     25.1          24.5          21.2
Duncan case liability (Note 11)............................       --          14.2            --
Bogalusa case liability (Note 11)..........................       --            --          22.3
Car hire per diem..........................................     13.5          12.1          12.0
Vacation accrual...........................................      8.0           8.5           8.0
Other non-income related taxes.............................      6.2           5.3           4.1
Federal income taxes payable...............................      4.8           3.5            --
Interest payable...........................................     12.5           7.4          10.1
Other......................................................     62.7          38.7          52.6
                                                              --------      --------      --------
       Total............................................... $  168.5      $  159.9      $  160.4
                                                              ========      ========      ========

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

NOTE 7.  LONG-TERM DEBT

   INDEBTEDNESS OUTSTANDING. Long-term debt and pertinent provisions follow (IN MILLIONS):

                                                                                1999    2000   2001
                                                                               ------  ------ ------
KCS
Competitive Advance & Revolving Credit Facilities, Rates: below prime......... $250.0  $   -- $   --
Notes and Debentures, due July 2002 to December 2025
  Rates: 6.625% to 8.80%......................................................  400.0     1.6    1.6
Unamortized discount..........................................................   (2.1)     --     --

KCSR
Revolving Credit Facility, variable interest rate 4.85%, due January 2006.....     --      --   20.0
Term Loans, variable interest rates 5.13% to 5.38%, due December 2005 to
  December 2006...............................................................     --   400.0  377.5
Senior Notes, 9.5% interest rate, due October 1, 2008.........................     --   200.0  200.0
Equipment Trust Certificates, 8.56% to 9.68%, due serially to December 15,
  2006........................................................................   64.7    54.9   43.5
Capital Lease Obligations, 7.15% to 9.00% due serially to September 30, 2009..    3.9     3.5    3.0
Revolving Credit Facility, variable interest rate (7.31% at December 31, 1999)   28.0      --     --
Term Loans with State of Illinois, 3% to 5% due serially to 2009..............    4.9     4.4    3.9

OTHER
Industrial Revenue Bond.......................................................    5.0     4.0    3.0
Mortgage Note.................................................................    5.6     5.3    5.1
Term Loans with State of Illinois, 3%, due serially to 2018...................    0.9     0.9    0.8
                                                                               ------  ------ ------
Total.........................................................................  760.9   674.6  658.4
Less: debt due within one year................................................   10.9    36.2   46.7
                                                                               ------  ------ ------
Long-term debt................................................................ $750.0  $638.4 $611.7
                                                                               ======  ====== ======

DEBT REFINANCING AND RE-CAPITALIZATION OF KCS'S DEBT STRUCTURE.

   REGISTRATION OF SENIOR UNSECURED NOTES. During the third quarter of 2000, KCS completed a $200 million private offering of debt securities through its wholly-owned subsidiary, KCSR. The offering, completed pursuant to Rule 144A under the Securities Act of 1933 in the United States and Regulation S outside the United States, consisted of 8-year senior unsecured notes ("Senior Notes"). Net proceeds from this offering of $196.5 million were used to refinance term debt and reduce commitments under the KCS Credit Facility (as defined below). The refinanced debt was scheduled to mature on January 11, 2001 (see below). Costs related to the issuance of the Senior Notes were deferred and are being amortized over the eight-year term of the Senior Notes. The remaining balance of these deferred costs was approximately $3.8 million at December 31, 2001. In connection with this refinancing, KCS reported an extraordinary loss of $1.1 million (net of income taxes of $0.7 million).

   On January 25, 2001, KCS filed a Form S-4 Registration Statement with the SEC registering exchange notes under the Securities Act of 1933. KCS filed Amendment No. 1 to this Registration Statement and the SEC declared this Registration Statement, as amended, effective on March 15, 2001, thereby providing the opportunity for holders of the initial Senior Notes to exchange them for registered notes with substantially identical terms. The registration exchange offer expired on April 16, 2001 and all of the Senior Notes were exchanged for $200 million of registered notes. These registered notes bear a fixed annual interest rate of 9.5% and are due on October 1, 2008 and contain certain covenants typical of this type of debt instrument.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   GRUPO TFM. During the third quarter of 2000, Grupo TFM accomplished a refinancing of approximately $285 million of its senior secured credit facility through the issuance of a U.S. Commercial Paper ("USCP") program backed by a letter of credit. The USCP is a 2-year program for up to a face value of $310 million. The average discount rate for the first issuance was 6.54%. This refinancing provides Grupo TFM with the ability to pay limited dividends. As a result of this refinancing, Grupo TFM recorded approximately $9.2 million in pretax extraordinary debt retirement costs. KCS reported $1.7 million (net of income taxes of $0.1 million) as its proportionate share of these costs as an extraordinary item.

   RE-CAPITALIZATION OF DEBT STRUCTURE IN ANTICIPATION OF SPIN-OFF. In preparation for the Spin-off, KCS re-capitalized its debt structure in January 2000 through a series of transactions as follows:

      BOND TENDER AND OTHER DEBT REPAYMENT. On December 6, 1999, KCS commenced offers to purchase and consent solicitations with respect to any and all of KCS's outstanding 7.875% Notes due July 1, 2002, 6.625% Notes due March 1, 2005, 8.8% Debentures due July 1, 2022, and 7% Debentures due December 15, 2025 (collectively "Debt Securities" or "notes and debentures").

      Approximately $398.4 million of the $400 million outstanding Debt Securities were validly tendered and accepted by KCS. Total consideration paid for the repurchase of these outstanding notes and debentures was $401.2 million. Funding for the repurchase of these Debt Securities and for the repayment of $264 million of borrowings under then-existing revolving credit facilities was obtained from two credit facilities (the "KCS Credit Facility" and the "Stilwell Credit Facility", or collectively the "Credit Facilities"), each of which was entered into on January 11, 2000. The Credit Facilities, as described further below, initially provided for total commitments of $950 million. KCS reported an extraordinary loss on the extinguishment of KCS's notes and debentures of approximately $5.9 million (net of income taxes of approximately $3.2 million).

      KCS CREDIT FACILITY. The KCS Credit Facility initially provided for total commitments of $750 million comprised of three separate term loans totaling $600 million and a revolving credit facility available until January 11, 2006 ("KCS Revolver"). On January 11, 2000, KCSR borrowed the full amount ($600 million) of the term loans and used the proceeds to repurchase the Debt Securities, retire other debt obligations and pay related fees and expenses. No funds were initially borrowed under the KCS Revolver. The term loans were initially comprised of the following: $200 million due January 11, 2001, $150 million due December 30, 2005 and $250 million due December 29, 2006. The $200 million term loan due January 11, 2001 was refinanced during the third quarter of 2000 as described further above. Additionally, in accordance with the terms of the KCS Credit Facility, the availability under the KCS Revolver was reduced from $150 million to $100 million on January 2, 2001. Letters of credit are also available under the KCS Revolver up to a limit of $15 million. Proceeds of future borrowings under the KCS Revolver are to be used for working capital and for other general corporate purposes. The letters of credit under the KCS Revolver may be used for general corporate purposes. Borrowings under the KCS Credit Facility are secured by substantially all of KCS's assets and are guaranteed by the majority of its subsidiaries.

      Interest on the outstanding loans under the KCS Credit Facility accrues at a rate per annum based on the London Interbank Offered Rate ("LIBOR") or an alternate base rate, as KCS shall select. Following completion of the refinancing of the January 11, 2001 term loan discussed above, each remaining loan under the KCS Credit Facility accrues interest at the selected rate plus an applicable margin. The applicable margin is determined by the type of loan and KCS's leverage ratio (defined as the ratio of KCS's total debt to consolidated earnings before interest, taxes, depreciation and amortization excluding the equity earnings of unconsolidated affiliates for the prior four fiscal quarters). Based on KCS's current leverage ratio, the term loan maturing in 2005 and all loans under the KCS Revolver have an applicable margin of 2.75% per

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   annum for LIBOR priced loans and 1.75% per annum for alternate base rate priced loans. The term loan maturing in 2006 currently has an applicable margin of 3.0% per annum for LIBOR priced loans and 2.0% per annum for alternate base rate loans.

      The KCS Credit Facility also requires the payment to the lenders of a commitment fee of 0.50% per annum on the average daily, unused amount of each commitment. Additionally a fee equal to a per annum rate equal to 0.25% plus the applicable margin for LIBOR priced revolving loans will be paid on any letter of credit issued under the KCS Credit Facility.

      The term loans are subject to a mandatory prepayment with, among other things:

       . 100% of the net proceeds of (1) certain asset sales or other dispositions of property, (2) the sale or issuance of certain indebtedness or equity securities and (3) certain insurance recoveries.
       . 50% of excess cash flow (as defined in the KCS Credit Facility)

      The KCS Credit Facility contains certain covenants that, among others, restrict KCS's subsidiaries, including KCSR, to incur additional indebtedness, and restricts KCS's ability and its subsidiaries' ability to:

       . incur additional liens,
       . enter into sale and leaseback transactions, . merge or consolidate with another entity, . sell assets,
       . enter into certain transactions with affiliates, . enter into agreements that restrict the ability to incur liens or, with respect to KCSR and KCS's other subsidiaries, pay dividends to KCS or another subsidiary of KCS,
       . make investments, loans, advances, guarantees or acquisitions, . make certain restricted payments, including dividends, or make certain payments on other indebtedness, or
       . make capital expenditures.

      In addition, KCS is required to comply with specific financial ratios, including minimum interest expense coverage and leverage ratios. The KCS Credit Facility also contains certain customary events of default. These covenants, along with other provisions, could restrict maximum utilization of the facility. As discussed below, KCS received a waiver from certain of the financial and coverage covenant provisions contained in the KCS Credit Facility and was granted an amendment to the credit agreement through March 31, 2002. KCS was in compliance with the provisions of the KCS Credit Facility, as so amended, including the financial covenants, as of December 31, 2001.

      Issue costs relating to the KCS Credit Facility of approximately $17.6 million were deferred and are being amortized over the respective term of the loans. In conjunction with the refinancing of the $200 million term loan previously due January 11, 2001, approximately $1.8 million of these deferred costs were immediately recognized. Additionally, $1.4 million in fees were incurred related to the waiver for credit facilities covenants (discussed below). These fees have also been deferred and are being amortized over the respective term of the loans. After consideration of current year amortization, the remaining balance of these deferred costs was approximately $10.4 million at December 31, 2001.

      As a result of the debt refinancing transactions discussed above, extraordinary items of $8.7 million (net of income taxes of $4.0 million) were reported in the statement of income for the year ended December 31, 2000.

   STILWELL CREDIT FACILITY. On January 11, 2000, KCS also arranged a new $200 million 364-day senior unsecured competitive Advance/Revolving Credit Facility, the Stilwell Credit Facility. KCS borrowed

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

$125 million under this facility and used the proceeds to retire debt obligations as discussed above. Stilwell assumed this credit facilities, including the $125 million borrowed thereunder, and upon completion of the Spin-off, KCS was released from all obligations thereunder. Stilwell repaid the $125 million in March 2000.

   WAIVER AND AMENDMENTS FOR CREDIT FACILITIES COVENANTS. Due to various factors, including the impact on the operations of KCS of the U.S. economic recession during 2001, KCS requested and received from lenders a waiver from certain of the financial and coverage covenant provisions in the KCS credit facilities. This waiver was granted on March 19, 2001 and was effective until May 15, 2001. In addition, KCS requested an amendment to the applicable covenant provisions of the KCS credit facilities. The amendment, among other things, revised certain of the covenant provisions (including financial and coverage provisions) through March 31, 2002 to provide KCS with time to strengthen its financial position and pursue various financing alternatives. The lenders approved and executed the amendment to the credit agreement on May 10, 2001. At December 31, 2001, KCS had $397.5 million borrowed under this facility, comprised of $377.5 million of term debt and $20 million under the KCS Revolver and was in compliance with the applicable covenant provisions, as amended. KCS has obtained an additional amendment to the leverage ratio covenant provision of the KCS credit facilities for the period April 1, 2002 through June 29, 2002. As a result of certain financial covenants contained in the credit agreement, maximum utilization of KCS's available line of credit may be restricted.

   KCS presently expects that it will achieve compliance with the financial and coverage ratios under the KCS credit facilities, as amended. KCS is currently evaluating various alternatives for its existing debt under the KCS credit facilities and will pursue all measures within its control to ensure that it will be in compliance with the financial and coverage ratios under the provisions of the KCS credit facilities. If, however, KCS is unable to meet the provisions of its financial and coverage ratios (which would result in a violation of its covenants), KCS would pursue negotiations with its lenders to cure any covenant violation, which would likely result in additional costs including, among others, interest, bank and other fees, which could be significant.

   LEASES AND DEBT MATURITIES. KCS and its subsidiaries lease transportation equipment, as well as office and other operating facilities under various capital and operating leases. Rental expenses under operating leases were $46.3, $51.6, and $50.9 million for the years 1999, 2000, and 2001, respectively. Minimum annual payments and present value thereof under existing capital leases, other debt maturities, and minimum annual rental commitments under noncancellable operating leases are as follows (DOLLARS IN MILLIONS):

                 CAPITAL LEASES                           OPERATING LEASES
            -------------------------               -----------------------------
            MINIMUM             NET
             LEASE     LESS   PRESENT OTHER  TOTAL
            PAYMENTS INTEREST  VALUE  DEBT   DEBT   AFFILIATES THIRD PARTY TOTAL
            -------- -------- ------- ------ ------ ---------- ----------- ------
2002.......   $0.7     $0.2    $0.5   $ 46.2 $ 46.7   $ 34.1     $ 21.1    $ 55.2
2003.......    0.7      0.1     0.6     49.2   49.8     34.1       19.7      53.8
2004.......    0.6      0.2     0.4     40.9   41.3     34.1       15.6      49.7
2005.......    0.5      0.1     0.4     50.0   50.4     28.3       13.7      42.0
2006.......    0.4      0.1     0.3    264.0  264.3     24.3        6.4      30.7
Later years    0.9      0.1     0.8    205.1  205.9    180.4       54.1     234.5
              ----     ----    ----   ------ ------   ------     ------    ------
Total......   $3.8     $0.8    $3.0   $655.4 $658.4   $335.3     $130.6    $465.9
              ====     ====    ====   ====== ======   ======     ======    ======

   KCSR INDEBTEDNESS. KCSR has purchased locomotives and rolling stock under conditional sales agreements, equipment trust certificates and capitalized lease obligations. The equipment, which has been pledged as collateral for the related indebtedness, has an original cost of $134.7 million and a net book value of $78.8 million.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   OTHER AGREEMENTS, GUARANTEES, PROVISIONS AND RESTRICTIONS. KCS has debt agreements containing restrictions on subsidiary indebtedness, advances and transfers of assets, and sale and leaseback transactions, as well as requiring compliance with various financial covenants. At December 31, 2001, KCS was in compliance with the provisions and restrictions of these agreements. Because of certain financial covenants contained in the debt agreements, however, maximum utilization of KCS's available line of credit may be restricted.

NOTE 8.  INCOME TAXES

   Under the liability method of accounting for income taxes specified by Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," the provision for income tax expense is the sum of income taxes currently payable and deferred income taxes. Currently payable income taxes represents the amounts expected to be reported on KCS's income tax return, and deferred tax expense or benefit represents the change in deferred taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates that will be in effect when these differences reverse.

   TAX EXPENSE. Income tax provision (benefit) attributable to continuing operations consists of the following components (IN MILLIONS):

                                      1999   2000    2001
                                     -----  ------  ------
Current
   Federal.......................... $(3.4) $(26.7) $(26.6)
   State and local..................   0.6    (0.2)   (1.1)
   Foreign withholding taxes........    --     0.2     0.1
                                     -----  ------  ------
       Total current................  (2.8)  (26.7)  (27.6)
                                     -----  ------  ------
Deferred
   Federal..........................   9.4    23.4    29.5
   State and local..................   0.4    (0.3)    0.9
                                     -----  ------  ------
       Total deferred...............   9.8    23.1    30.4
                                     -----  ------  ------
Total income tax provision (benefit) $ 7.0  $ (3.6) $  2.8
                                     =====  ======  ======

   The federal and state deferred tax liabilities (assets) attributable to continuing operations at December 31 are as follows (IN MILLIONS):

                                                    1999    2000    2001
                                                   ------  ------  ------
Liabilities:
   Depreciation................................... $333.3  $351.0  $380.7
   Other, net.....................................   (1.4)    6.3    10.0
                                                   ------  ------  ------
       Gross deferred tax liabilities.............  331.9   357.3   390.7
                                                   ------  ------  ------
Assets:
   NOL and AMT credit carryovers..................   (2.3)   (8.8)   (3.4)
   Book reserves not currently deductible for tax.  (33.2)  (22.3)  (30.0)
   Vacation accrual...............................   (2.9)   (2.5)   (3.1)
   Other, net.....................................   (4.8)   (0.8)     --
                                                   ------  ------  ------
       Gross deferred tax assets..................  (43.2)  (34.4)  (36.5)
                                                   ------  ------  ------
Net deferred tax liability........................ $288.7  $322.9  $354.2
                                                   ======  ======  ======

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   Based upon KCS's history of operating income and its expectations for the future, management has determined that operating income of KCS will, more likely than not, be sufficient to recognize fully the gross deferred tax assets set forth above.

   TAX RATES. Differences between KCS's effective income tax rates applicable to continuing operations and the U.S. federal income tax statutory rates of 35% are as follows (IN MILLIONS):

                                                         1999    2000    2001
                                                        -----  ------   -----
Income tax provision using the statutory rate in effect $ 5.6  $  7.6   $11.9
Tax effect of:
   Earnings of equity investees........................  (0.7)   (7.2)   (9.4)
   Other, net..........................................   1.1    (3.7)    0.4
                                                        -----  ------   -----
Federal income tax provision (benefit).................   6.0    (3.3)    2.9
State and local income tax provision...................   1.0    (0.5)   (0.2)
Foreign withholding taxes..............................    --     0.2     0.1
                                                        -----  ------   -----
Total.................................................. $ 7.0  $ (3.6)  $ 2.8
                                                        =====  ======   =====
Effective tax rate.....................................  40.7%  (16.5)%   8.3%
                                                        =====  ======   =====

   TEMPORARY DIFFERENCE ATTRIBUTABLE TO GRUPO TFM INVESTMENT. At December 31, 2001, KCS's book basis exceeded the tax basis of its investment in Grupo TFM by $33.6 million. KCS has not provided a deferred income tax liability for the income taxes, if any, which might become payable on the realization of this basis difference because KCS intends to indefinitely reinvest in Grupo TFM the financial statement earnings which gave rise to the basis differential. Moreover, KCS has no other plans to realize this basis differential by a sale of its investment in Grupo TFM. If KCS were to realize this basis difference in the future by a receipt of dividends or the sale of its interest in Grupo TFM, as of December 31, 2001 KCS would incur gross federal income taxes of $11.8 million, which might be partially or fully offset by Mexican income taxes and could be available to reduce federal income taxes at such time.

   TAX CARRYOVERS. At December 31, 2000, KCS had $3.4 million of alternative minimum tax credit carryover generated by MidSouth prior to acquisition by KCS. This was fully utilized on the 2000 tax return filed in 2001. The amount of federal NOL carryover generated by MidSouth and Gateway Western prior to acquisition was $67.8 million. KCS utilized approximately $1.5 million of these NOL's in 2000. $57.6 million of the NOL carryover was utilized in pre-1998 years leaving approximately $8.7 million of carryover available at December 31, 2001, with expiration dates beginning in the year 2008. The use of preacquisition net operating losses and tax credit carryovers is subject to limitations imposed by the Internal Revenue Code. KCS does not anticipate that these limitations will affect utilization of the carryovers prior to their expiration.

   TAX EXAMINATIONS. The IRS is currently in the process of examining the consolidated federal income tax returns for the years 1993 through 1996. For years prior to 1993, the statute of limitations has closed. In addition, other taxing authorities are currently examining the years 1994 through 1999 and have proposed additional tax assessments for which KCS believes it has recorded adequate reserves. Since most of these asserted tax deficiencies represent temporary differences, subsequent payments of taxes will not require additional charges to income tax expense. In addition, accruals have been made for interest (net of tax benefit) for estimated settlement of the proposed tax assessments. Thus, management believes that final settlement of these matters will not have a material adverse effect on KCS's consolidated results of operations or financial condition.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

NOTE 9.  STOCKHOLDERS' EQUITY

   REVERSE STOCK SPLIT. All periods presented in the accompanying consolidated financial statements reflect the one-for-two reverse stock split completed on July 12, 2000 in conjunction with the Spin-off. See Note 3.

   PRO FORMA FAIR VALUE INFORMATION FOR STOCK-BASED COMPENSATION PLANS. Under SFAS 123, companies must either record compensation expense based on the estimated grant date fair value of stock options granted or disclose the impact on net income as if they had adopted the fair value method (for grants subsequent to December 31, 1994.) If KCS had measured compensation cost for the KCS stock options granted to its employees and shares subscribed by its employees under the KCS employee stock purchase plan, under the fair value based method prescribed by SFAS 123, net income and earnings per share would have been as follows:

                                    1999   2000   2001
                                   ------ ------ ------
Net income (loss) (IN MILLIONS):
   As reported.................... $323.3 $380.5 $ 30.7
   Pro forma......................  318.0  375.8   26.7
Earnings (loss) per Basic share:
   As reported.................... $ 5.86 $ 6.71 $ 0.52
   Pro forma......................   5.76   6.63   0.45
Earnings (loss) per Diluted share:
   As reported.................... $ 5.57 $ 6.42 $ 0.50
   Pro forma......................   5.48   6.37   0.43

   STOCK OPTION PLANS. During 1998, various existing Employee Stock Option Plans were combined and amended as the Kansas City Southern Industries, Inc. 1991 Amended and Restated Stock Option and Performance Award Plan (as amended and restated effective February 27, 2001). The Plan provides for the granting of options to purchase up to 16.0 million shares of KCS's common stock by officers and other designated employees. Options granted under this Plan have been granted at 100% of the average market price of KCS's stock on the date of grant and generally may not be exercised sooner than one year or longer than ten years following the date of the grant, except that options outstanding with limited rights ("LRs") or limited stock appreciation rights ("LSARs"), become immediately exercisable upon certain defined circumstances constituting a change in control of KCS. The Plan includes provisions for stock appreciation rights, LRs and LSARs. All outstanding options include LRs, except for options granted to non-employee Directors.

   For purposes of computing the pro forma effects of option grants under the fair value accounting method prescribed by SFAS 123, the fair value of each option grant is estimated on the date of grant using a version of the Black-Scholes option pricing model. The following assumptions were used for the various grants depending on the date of grant, nature of vesting and term of option:

                             1999           2000           2001
                        -------------- -------------- --------------
Dividend Yield.........   .25% to .36%             0%             0%
Expected Volatility....     42% to 43%     34% to 50%     35% to 40%
Risk-free Interest Rate 4.67% to 5.75% 5.92% to 6.24% 2.98% to 4.84%
Expected Life..........        3 years        3 years        3 years

   EFFECT OF SPIN-OFF ON EXISTING STOCK OPTIONS. FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation" ("FIN 44") addresses the issues surrounding fixed stock option plans resulting from an equity restructuring, including spin-offs. This guidance indicates that changes to fixed

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

stock option grants made to restore the option holder's economic position as a result of a spin-off do not result in additional compensation expense if certain criteria are met as follows: i) aggregate intrinsic value (difference between the market value per share and exercise price) of the options immediately after the change is not greater than the aggregate intrinsic value of the options immediately before the change; ii) the ratio of the exercise price per option to the market value per share is not reduced; and iii) the vesting provisions and option period of the original option grant remain the same.

   As part of the Spin-off, generally holders of an option to purchase one share of KCS common stock received options to purchase two shares of Stilwell common stock. The option exercise price for the KCS and Stilwell stock options was prorated based on the market value for KCS common stock and Stilwell common stock on the date of the Spin-off. The exercise prices for periods subsequent to the Spin-off have accordingly been reduced to reflect this amount. The changes made to KCS's fixed stock option grants as a result of the Spin-off in 2000 resulted in the option holder having the same economic position both immediately before and immediately after the Spin-off. In accordance with the provisions of FIN 44, KCS, therefore, did not record additional compensation expense in 2000.

   SUMMARY OF COMPANY'S STOCK OPTION PLANS. A summary of the status of KCS's stock option plans as of December 31, 1999, 2000 and 2001, and changes during the years then ended, is presented below. The number of shares presented, the weighted average exercise price and the weighted average fair value of options granted have been restated to reflect the reverse stock split on July 12, 2000. However, the weighted average exercise price and the weighted average fair value of options have not been restated to reflect the impact of the Spin-off for periods prior to the Spin-off.


                                                   1999                   1/1/2000-7/12/2000
                                       ---------------------------- ------------------------------
                                                   WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
                                         SHARES     EXERCISE PRICE     SHARES      EXERCISE PRICE
                                       ----------  ---------------- ------------  ----------------
Outstanding at January 1..............  4,713,971       $30.70         4,280,581      $ 33.94
Exercised.............................   (636,482)       31.82          (394,803)       47.14
Canceled/Expired......................    (42,266)       85.78            (1,800)       89.13
Granted...............................    245,358        99.46           281,714       142.08
                                       ----------                   ------------
Outstanding at end of period..........  4,280,581       $33.94         4,165,692      $ 39.98
                                       ==========                   ============
Exercisable at December 31............  3,834,393       $27.06
Weighted-Average fair value of options
  granted during the year.............                  $33.28                        $ 49.88
                                           7/13/2000-12/31/2000                  2001
                                       ---------------------------- ------------------------------
                                                   WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
                                         SHARES     EXERCISE PRICE     SHARES      EXERCISE PRICE
                                       ----------  ---------------- ------------  ----------------
Outstanding at beginning of period....  4,165,692       $ 1.26         6,862,036      $  4.92
Exercised............................. (2,469,667)        0.76        (1,128,838)        3.71
Canceled/Expired......................   (388,686)        4.82          (105,537)        4.79
Granted...............................  5,554,697         5.81           193,654        13.37
                                       ----------                        -----
Outstanding at end of period..........  6,862,036       $ 4.92         5,821,315      $  5.44
                                       ==========                      =========
Exercisable at December 31............  1,355,464       $ 1.41         4,803,942      $  5.13
Weighted-Average fair value of options
  granted during the period...........                  $ 1.54                        $  4.18

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   The following table summarizes information about stock options outstanding at December 31, 2001:

                          OUTSTANDING                          EXERCISABLE
         --------------------------------------------- ----------------------------
RANGE OF             WEIGHTED-AVERAGE
EXERCISE   SHARES       REMAINING     WEIGHTED-AVERAGE   SHARES    WEIGHTED-AVERAGE
 PRICES  OUTSTANDING CONTRACTUAL LIFE  EXERCISE PRICE  EXERCISABLE  EXERCISE PRICE
 ------  ----------- ---------------- ---------------- ----------- ----------------
$ .20-1     397,614     3.1 years          $ 0.84         397,614       $ 0.84
    1-2     224,593     5.2                  1.33         224,593         1.33
    2-4     201,974     6.9                  2.81         164,974         2.77
    4-7   4,709,109     8.5                  5.76       3,899,261         5.75
   7-10     105,668     8.7                  8.36          90,059         8.29
  10-13      85,000     9.5                 12.62              --         --
  13-17      97,357     9.4                 14.38          27,441        14.34
          ---------                                     ---------
 .20-17   5,821,315     8.0                $ 5.44       4,803,942       $ 5.13
          =========                                     =========

   At December 31, 2001, shares available for future grants under the stock option plan were 2,035,011.

   STOCK PURCHASE PLAN. The ESPP, established in 1977, provides to substantially all full-time employees of KCS, certain subsidiaries and certain other affiliated entities, the right to subscribe to an aggregate of 11.4 million shares of common stock. The purchase price for shares under any stock offering is to be 85% of the average market price on either the exercise date or the offering date, whichever is lower, but in no event less than the par value of the shares. At December 31, 2001, there were approximately 4.6 million shares available for future offerings.

   The following table summarizes activity related to the various ESPP offerings:

                                   DATE      SHARES          SHARES    DATE
                                 INITIATED SUBSCRIBED PRICE  ISSUED   ISSUED
-                                --------- ---------- ------ ------- ---------
Thirteenth Offering.............   2001     402,902   $10.57      --   2003
Twelfth Offering................   2000     705,797   $ 7.31 615,335 2001/2002
Eleventh Offering...............   1998     106,913   $71.94  94,149 1999/2000

   For purposes of computing the pro forma effects of employees' purchase rights under the fair value accounting method prescribed by SFAS 123, the fair value of the Twelfth and Eleventh Offering under the ESPP is estimated on the date of grant using a version of the Black-Scholes option pricing model. The following weighted-average assumptions were used for the Thirteenth, Twelfth and Eleventh Offerings, respectively: i) dividend yield of 0.00%, 0.00% and 0.95%; ii) expected volatility of 38%, 38% and 42%; iii) risk-free interest rate of 2.98%, 5.77% and 4.63%; and iv) expected life of one year. The weighted-average fair value of purchase rights granted under the Thirteenth, Twelfth and Eleventh Offerings of the ESPP were $3.00, $2.19 and $21.52, respectively. There were no offerings in 1999.

   RESTRICTED SHARE AND OPTION PROGRAM. In connection with the Spin-off, KCS adopted a restricted share and option program (the "Option Program") under which (1) certain senior management employees were granted performance based KCS stock options and (2) all management employees and those directors of KCS who were not employees (the "Outside Directors") became eligible to purchase a specified number of KCS restricted shares and were granted a specified number of KCS stock options for each restricted share purchased.

   The performance stock options have an exercise price of $5.75 per share, which was the mean trading price of KCS common stock on the New York Stock Exchange (the "NYSE") on July 13, 2000. The performance stock options vested and became exercisable in equal installments as KCS's stock price achieved certain thresholds and

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

after one year following the grant date. All performance thresholds were met for these performance stock options and all became exercisable on July 13, 2001. These stock options expire at the end of 10 years, subject to certain early termination events. Vesting will accelerate in the event of death, disability, or a KCS board-approved change in control of KCS.

   The purchase price of the restricted shares, and the exercise price of the stock options granted in connection with the purchase of restricted shares, is based on the mean trading price of KCS common stock on the NYSE on the date the employee or Outside Director purchased restricted shares under the Option Program. Each eligible employee and Outside Director was allowed to purchase the restricted shares offered under the Option Program on one date out of a selection of dates offered. With respect to management employees, the number of shares available for purchase and the number of options granted in connection with shares purchased were based on the compensation level of the employees. Each Outside Director was granted the right to purchase up to 3,000 restricted shares of KCS, with two KCS stock options granted in connection with each restricted share purchased. Shares purchased are restricted from sale and the options are not exercisable for a period of three years for senior management and the Outside Directors and two years for other management employees. KCS provided senior management and the Outside Directors with the option of using a sixty-day interest-bearing full recourse note to purchase these restricted shares. These loans accrued interest at 6.49% per annum and were all fully repaid by September 11, 2000.

   Management employees purchased 475,597 shares of KCS restricted stock under the Option Program and 910,697 stock options were granted in connection with the purchase of those restricted shares. Outside Directors purchased a total of 9,000 shares of KCS restricted stock under the Option Program and 18,000 KCS stock options were granted in connection with the purchase of those shares.

   TREASURY STOCK. Shares of common stock in Treasury at December 31, 2001 totaled 14,125,949 compared with 15,221,844 at December 31, 2000 and 18,082,201 at December 31, 1999. KCS issued shares of common stock from Treasury - 609,462 in 1999, 2,375,760 in 2000 and 1,095,895 in 2001 - to fund the exercise of options and subscriptions under various employee stock option and purchase plans. In 2000, KCS issued 484,597 of restricted stock in connection with the Restricted Share and Option Program (see above). Treasury stock previously acquired had been accounted for as if retired. KCS repurchased 230,000 in 1999. Shares repurchased during 2000 and 2001 were not material.

NOTE 10.  PROFIT SHARING AND OTHER POSTRETIREMENT BENEFITS

   KCS maintains various plans for the benefit of its employees as described below. KCS's employee benefit expense for these plans aggregated $4.2 and $2.3 million in 1999 and 2000, respectively. During 2001, there were no accruals recorded for contributions into the Profit Sharing or Employee Stock Ownership Plan for the plan year ended December 31, 2001. KCS expensed approximately $0.9 million with respect to the 401(k) plan in 2001.

   PROFIT SHARING. Qualified profit sharing plans are maintained for most employees not included in collective bargaining agreements. Contributions for KCS and its subsidiaries are made at the discretion of the Boards of Directors in amounts not to exceed the maximum allowable for federal income tax purposes. During 2000, KCS combined the Profit Sharing Plan and KCS's 401(k) Plan into the KCS 401(k) and Profit Sharing Plan. This allows employees to direct their profit sharing accounts into selected investments. There were no profit sharing contributions made during 2001.

   401(K) PLAN. KCS's 401(k) plan permits participants to make contributions by salary reduction pursuant to section 401(k) of the Internal Revenue Code. KCS matches contributions up to a maximum of 3% of

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

compensation. During 2000, KCS combined the Profit Sharing Plan and KCS's 401(k) Plan into the KCS 401(k) and Profit Sharing Plan.

   EMPLOYEE STOCK OWNERSHIP PLAN. KCS established the ESOP for employees not covered by collective bargaining agreements. KCS contributions to the ESOP are based on a percentage of wages earned by eligible employees. Contributions and percentages are determined by the Compensation Committee of the Board of Directors. There were no contributions to the ESOP plan during 2001.

   OTHER POSTRETIREMENT BENEFITS. KCS and several of its subsidiaries provide certain medical, life and other postretirement benefits other than pensions to its retirees. The medical and life plans are available to employees not covered under collective bargaining arrangements, who have attained age 60 and rendered ten years of service. Individuals employed as of December 31, 1992 were excluded from a specific service requirement. The medical plan is contributory and provides benefits for retirees, their covered dependents and beneficiaries. Benefit expense begins to accrue at age 40. The medical plan was amended effective January 1, 1993 to provide for annual adjustment of retiree contributions, and also contains, depending on the plan coverage selected, certain deductibles, co-payments, coinsurance and coordination with Medicare. The life insurance plan is non-contributory and covers retirees only. KCS's policy, in most cases, is to fund benefits payable under these plans as the obligations become due. However, certain plan assets (e.g., money market funds) do exist with respect to life insurance benefits.

   The following assumptions were used to determine postretirement obligations/costs for the years ended December 31:

                                                          1999  2000  2001
                                                          ----  ----  ----
    Annual increase in the CPI........................... 3.00% 3.00% 2.00%
    Expected rate of return on life insurance plan assets 6.50  6.50  6.50
    Discount rate........................................ 8.00  7.50  7.00
    Salary increase...................................... 4.00  3.00  3.00

   A reconciliation of the accumulated postretirement benefit obligation, change in plan assets and funded status, respectively, at December 31 follows (IN MILLIONS):

                                                                    1999    2000    2001
                                                                   ------  ------  -----
Accumulated postretirement benefit obligation at beginning of year $ 13.2  $ 14.6  $13.1
Service cost......................................................    0.4     0.3    0.2
Interest cost.....................................................    0.9     1.1    0.8
Plan terminations/amendments......................................     --      --   (3.4)
Actuarial and other (gain) loss...................................    1.2    (1.8)  (0.6)
Benefits paid (i).................................................   (1.1)   (1.1)  (1.0)
                                                                   ------  ------  -----
Accumulated postretirement benefit obligation at end of year......   14.6    13.1    9.1
                                                                   ------  ------  -----
Fair value of plan assets at beginning of year....................    1.4     1.3    1.2
Actual return on plan assets......................................    0.1     0.1     --
Benefits paid (i).................................................   (0.2)   (0.2)  (0.2)
                                                                   ------  ------  -----
Fair value of plan assets at end of year..........................    1.3     1.2    1.0
                                                                   ------  ------  -----
Funded status and accrued benefit cost............................ $(13.3) $(11.9) $(8.1)
                                                                   ======  ======  =====

--------
(i)Benefits paid for the reconciliation of accumulated postretirement benefit obligation include both medical and life insurance benefits, whereas benefits paid for the fair value of plan assets reconciliation include only life insurance benefits. Plan assets relate only to the life insurance benefits. Medical benefits are funded as obligations become due.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   Net periodic postretirement benefit cost included the following components (IN MILLIONS):

                                                    1999   2000   2001
                                                   -----  -----  -----
Service cost...................................... $ 0.4  $ 0.3  $ 0.2
Interest cost.....................................   0.9    1.1    0.8
Expected return on plan assets....................  (0.1)  (0.1)  (0.1)
                                                   -----  -----  -----
Net periodic postretirement benefit cost.......... $ 1.2  $ 1.3  $ 0.9
                                                   =====  =====  =====

   KCS's health care costs, excluding former Gateway Western employees and certain former employees of the MidSouth, are limited to the increase in the Consumer Price Index ("CPI") with a maximum annual increase of 5%. Accordingly, health care costs in excess of the CPI limit will be borne by the plan participants, and therefore assumptions regarding health care cost trend rates are not applicable.

   During 2001, KCS reduced its liability and recorded a reduction of operating expenses by approximately $2.0 million in connection with the transfer of union employees formerly covered by the Gateway Western plan to a multi-employer sponsored union plan, which effectively eliminated KCS's postretirement liability for this group of employees. This reduced the number of former Gateway Western employees or retirees covered under Gateway Western's benefit plan. The Gateway Western benefit plans are slightly different from those of KCS and other subsidiaries. Gateway Western provides contributory health, dental and life insurance benefits to these remaining employees and retirees. In 2001, the assumed annual rate of increase in health care costs for Gateway Western employees and retirees under this plan was 10%, decreasing over six years to 5.5% in 2008 and thereafter. An increase or decrease in the assumed health care cost trend rates by one percent in 1999, 2000 and 2001 would not have a significant impact on the accumulated postretirement benefit obligation. The effect of this change on the aggregate of the service and interest cost components of the net periodic postretirement benefit is not significant.

   During 2001 a post-retirement benefit for directors was eliminated, resulting in a reduction of the related liability of approximately $1.4 million. This plan termination, as well as the transfer of Gateway Western union employees to a multi-employer sponsored union plan are reflected in the reconciliation above as plan terminations/amendments.

   Under collective bargaining agreements, KCSR participates in a multi-employer benefit plan, which provides certain post-retirement health care and life insurance benefits to eligible union employees and certain retirees. Premiums under this plan are expensed as incurred and were $0.4, $0.5 and $0.8 million for 1999, 2000 and 2001, respectively.

NOTE 11.  COMMITMENTS AND CONTINGENCIES

   LITIGATION. KCS and its subsidiaries are involved as plaintiff or defendant in various legal actions arising in the normal course of business. While the ultimate outcome of the various legal proceedings involving KCS and its subsidiaries cannot be predicted with certainty, it is management's opinion that KCS's litigation reserves are adequate.

   BOGALUSA CASES

   In July 1996, KCSR was named as one of twenty-seven defendants in various lawsuits in Louisiana and Mississippi arising from the explosion of a rail car loaded with chemicals in Bogalusa, Louisiana on October 23,

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

1995. As a result of the explosion, nitrogen dioxide and oxides of nitrogen were released into the atmosphere over parts of Bogalusa and the surrounding area allegedly causing evacuations and injuries. Approximately 25,000 residents of Louisiana and Mississippi (plaintiffs) have asserted claims to recover damages allegedly caused by exposure to the released chemicals.

   On October 29, 2001, KCSR and representatives for its excess insurance carriers negotiated a settlement in principle with the Louisiana and Mississippi plaintiffs for $22.3 million. The settlement is subject to the execution of a Master Global Settlement Agreement ("MGSA") and releases by the parties. In Louisiana, the Court will evaluate the MGSA at a fairness hearing and decide whether the proposed settlement is fair for the class of plaintiffs. In Mississippi, the plaintiffs are expected to individually execute release instruments. Management expects that these events could occur by the end of the third quarter of 2002.

   At December 31, 2001, KCS had recorded a liability in its consolidated financial statements of $22.3 million and an insurance receivable of $19.3 million related to the Bogalusa cases.

DUNCAN CASE SETTLEMENT

   In 1998, a jury in Beauregard Parish, Louisiana returned a verdict against KCSR in the amount of $16.3 million. This case arose from a railroad crossing accident that occurred at Oretta, Louisiana on September 11, 1994, in which three individuals were injured. Of the three, one was injured fatally, one was rendered quadriplegic and the third suffered less serious injuries. Subsequent to the verdict, the trial court held that the plaintiffs were entitled to interest on the judgment from the date the suit was filed, dismissed the verdict against one defendant and reallocated the amount of that verdict to the remaining defendants. On November 3, 1999, the Third Circuit Court of Appeals in Louisiana affirmed the judgment. Subsequently, KCSR obtained review of the case in the Supreme Court of Louisiana. On October 30, 2000, the Supreme Court of Louisiana entered its order affirming in part and reversing in part the judgment. The net effect of the Louisiana Supreme Court action was to reduce the allocation of negligence to KCSR and reduce the judgment, with interest, against KCSR from approximately $28 million to approximately $14.2 million (approximately $9.7 million of damages and $4.5 million of interest). This judgment was in excess of KCSR's insurance coverage of $10 million for this case. KCSR filed an application for rehearing in the Supreme Court of Louisiana, which was denied on January 5, 2001. KCSR then sought a stay of judgment in the Louisiana court. The Louisiana court denied the stay application on January 12, 2001. KCSR reached an agreement as to the payment structure of the judgment in this case and payment of the settlement was made on March 7, 2001.

   KCSR had previously recorded a liability of approximately $3.0 million for this case. Based on the Supreme Court of Louisiana's decision, as of December 31, 2000, management recorded an additional liability of $11.2 million and also recorded a receivable in the amount of $7.0 million representing the amount of the insurance coverage. This resulted in recording $4.2 million of net operating expense in the accompanying consolidated financial statements for the year ended December 31, 2000. The final installment on the $7.0 million receivable from the insurance company was received by KCSR in June 2001.

JAROSLAWICZ CLASS ACTION

   On October 3, 2000, a lawsuit was filed in the New York State Supreme Court purporting to be a class action on behalf of KCS's preferred shareholders, and naming KCS, its Board of Directors and Stilwell as defendants. This lawsuit sought a declaration that KCS's Spin-off was a defacto liquidation of KCS, alleged violation of directors' fiduciary duties to the preferred shareholders and also sought a declaration that the

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

preferred shareholders were entitled to receive the par value of their shares and other relief. KCS filed a motion to dismiss with prejudice in the New York State Supreme Court on December 22, 2000; the plaintiff filed its brief in opposition to the motion to dismiss on February 1, 2001, and KCS served reply papers on March 7, 2001. On November 19, 2001, the New York State Supreme Court granted KCS's motion in its entirety and dismissed this lawsuit.

HOUSTON CASES

   In August 2000, KCSR and certain of its affiliates were added as defendants in lawsuits pending in Jefferson and Harris Counties, Texas. These lawsuits allege damage to approximately 3,000 plaintiffs as a result of an alleged toxic chemical release from a tank car in Houston, Texas on August 21, 1998. Litigation involving the shipper and the delivering carrier had been pending for some time, but KCSR, which handled the car during the course of its transport, had not previously been named a defendant. On June 28, 2001, KCSR reached a final settlement with the 1,664 plaintiffs in the lawsuit filed in Jefferson County, Texas. KCSR continues to vigorously defend the lawsuit filed in Harris County, Texas and management believes KCS's probability of liability for damages in this case to be remote.

   DIESEL FUEL COMMITMENTS AND HEDGING ACTIVITIES. Fuel expense is a significant component of KCS's operating expenses. Fuel costs are affected by
(i) traffic levels, (ii) efficiency of operations and equipment, and (iii) fuel market conditions. Controlling fuel expenses is a top priority of management. As a result, from time to time, KCS will enter into transactions to hedge against fluctuations in the price of its diesel fuel purchases to protect KCS's operating results against adverse fluctuations in fuel prices. KCSR enters into forward diesel fuel purchase commitments and commodity swap transactions (fuel swaps or caps) as a means of fixing future fuel prices. Forward purchase commitments are used to secure fuel volumes at competitive prices. These contracts normally require KCS to purchase defined quantities of diesel fuel at prices established at the origination of the contract. Commodity swap or cap transactions are accounted for as hedges under SFAS 133 and are typically based on the price of heating oil #2, which KCS believes to produce a high correlation to the price of diesel fuel. These transactions are generally settled monthly in cash with the counterparty. Positions are monitored to ensure that they will not exceed actual fuel requirements in any period.

   At December 31, 1998, KCS had purchase commitments and fuel swap transactions for approximately 32% and 16%, respectively, of expected 1999 diesel fuel usage. In 1999, KCSR fuel costs were reduced by approximately $0.6 million as a result of these purchase commitments while the fuel swap transactions resulted in higher fuel expense of approximately $1 million. At December 31, 1999, KCS had entered into two diesel fuel cap transactions for a total of six million gallons (approximately 10% of expected 2000 usage) at a cap price of $0.60 per gallon. These hedging instruments expired on March 31, 2000 and June 30, 2000. KCS received approximately $0.8 million during 2000 related to these diesel fuel cap transactions and recorded the proceeds as a reduction of fuel expense. At December 31, 1999, KCS did not have any outstanding purchase commitments for 2000. At December 31, 2000, KCSR had purchase commitments for approximately 12.6% of budgeted gallons of fuel for 2001, which resulted in higher fuel expense of approximately $0.4 million in 2001. There were no fuel swap or cap transactions outstanding at December 31, 2000. At December 31, 2001, KCSR had purchase commitments for approximately 39% of its budgeted gallons of fuel for 2002. On January 14, 2002, KCSR entered into an additional fuel purchase commitment. As a result, KCSR currently has purchase commitments for approximately 49% of its budgeted gallons of fuel for 2002 at an average price per gallon of $0.66. There are currently no diesel fuel cap or swap transactions outstanding.

   In accordance with the provision of the KCS Credit Facility requiring KCS to manage its interest rate risk through hedging activity, at December 31, 2001 KCS had five separate interest rate cap agreements for an

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

aggregate notional amount of $200 million. Three of these interest rate cap agreements expired on February 10, 2002 while the remaining two expired on March 10, 2002. The interest rate caps were linked to LIBOR. $100 million of the aggregate notional amount provided a cap on KCS's interest rate of 7.25% plus the applicable spread, while $100 million limited the interest rate to 7% plus the applicable spread. Counterparties to the interest rate cap agreements were major financial institutions who also participate in the KCS Credit Facility. As of December 31, 2001, KCS did not have any other interest rate cap agreements or interest rate hedging instruments. See Note 2.

   FOREIGN EXCHANGE MATTERS. In connection with KCS's investment in Grupo TFM, matters arise with respect to financial accounting and reporting for foreign currency transactions and for translating foreign currency financial statements into U.S. dollars. KCS follows the requirements outlined in Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation" ("SFAS 52"), and related authoritative guidance. In 1997, KCS entered into foreign currency contracts in order to reduce the impact of fluctuations in the value of the Mexican peso on its investment in Grupo TFM. These contracts were intended to hedge only a portion of KCS's exposure related to the final installment of the purchase price and not any other transactions or balances. In April 1997, KCS recorded a gain in connection with these contracts and such gain was deferred and has been accounted for as a component of KCS's investment in Grupo TFM.

   Prior to January 1, 1999, Mexico's economy was classified as "highly inflationary" as defined in SFAS 52. Accordingly, under the highly inflationary accounting guidance in SFAS 52, the U.S. dollar was used as Grupo TFM's functional currency, and any gains or losses from translating Grupo TFM's financial statements into U.S. dollars were included in the determination of its net income (loss). Equity earnings (losses) from Grupo TFM included in KCS's results of operations reflected KCS's share of such translation gains and losses.

   Effective January 1, 1999, the SEC staff declared that Mexico should no longer be considered a highly inflationary economy. Accordingly, KCS performed an analysis under the guidance of SFAS 52 to determine whether the U.S. dollar or the Mexican peso should be used as the functional currency for financial accounting and reporting purposes for periods subsequent to December 31, 1998. Based on the results of the analysis, management believes the U.S. dollar to be the appropriate functional currency for KCS's investment in Grupo TFM; therefore, the financial accounting and reporting of the operating results of Grupo TFM will be performed using the U.S. dollar as Grupo TFM's functional currency.

   Because KCS is required to report equity in Grupo TFM under U.S. GAAP and Grupo TFM reports under International Accounting Standards, fluctuations in deferred income tax calculations occur based on translation requirements and differences in accounting standards. The deferred income tax calculations are significantly impacted by fluctuations in the relative value of the Mexican peso versus the U.S. dollar and the rate of Mexican inflation, and can result in significant variability in the amount of equity earnings (losses) reported by KCS.

   KCS continues to evaluate existing alternatives with respect to utilizing foreign currency instruments to hedge its U.S. dollar investment in Grupo TFM as market conditions change or exchange rates fluctuate. At December 31, 1999, 2000 and 2001, KCS had no outstanding foreign currency hedging instruments.

   ENVIRONMENTAL LIABILITIES. KCS's operations are subject to extensive federal, state and local environmental laws and regulations. The major environmental laws to which KCS is subject, include, among others, the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA," also known as the Superfund law), the Toxic Substances Control Act, the Federal Water Pollution Control Act, and the Hazardous Materials Transportation Act. CERCLA can impose joint and several liability for cleanup and investigation costs, without regard to fault or legality of the original conduct, on current and predecessor owners

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

and operators of a site, as well as those who generate, or arrange for the disposal of, hazardous substances. KCS does not foresee that compliance with the requirements imposed by the environmental legislation will impair its competitive capability or result in any material additional capital expenditures, operating or maintenance costs. The risk of incurring environmental liability is inherent in the railroad industry. As part of serving the petroleum and chemicals industry, KCSR transports hazardous materials and has a professional team available to respond and handle environmental issues that might occur in the transport of such materials. Additionally, KCS is a Responsible Care(R) partner and has initiated practices under this environmental program. KCSR performs ongoing reviews and evaluations of the various environmental programs and issues within KCS's operations, and, as necessary, takes actions to limit KCS's exposure to potential liability.

   KCS owns property that is, or has been, used for industrial purposes. Use of these properties may subject KCS to potentially material liabilities relating to the investigation and cleanup of contaminants, claims alleging personal injury, or property damage as the result of exposures to, or release of, hazardous substances. Although KCS is responsible for investigating and remediating contamination at several locations, based on currently available information, KCS does not expect any related liabilities, individually or collectively, to have a material impact on its results of operations, financial position or cash flows. In the event that KCS becomes subject to more stringent cleanup requirements at these sites, discovers additional contamination, or becomes subject to related personal or property damage claims, KCS could incur material costs in connection with these sites.

   KCS records liabilities for remediation and restoration costs related to past activities when KCS's obligation is probable and the costs can be reasonably estimated. Costs of ongoing compliance activities to current operations are expensed as incurred. KCS's recorded liabilities for these issues represent its best estimates (on an undiscounted basis) of remediation and restoration costs that may be required to comply with present laws and regulations. At December 31, 1999, 2000 and 2001 these recorded liabilities were not material. Although these costs cannot be predicted with certainty, management believes that the ultimate outcome of identified matters will not have a material adverse effect on KCS's consolidated results of operations or financial condition.

   PANAMA CANAL RAILWAY COMPANY. Under certain limited conditions, KCS is a guarantor for up to $7.5 million of cash deficiencies associated with project completion and operations of PCRC. In addition, KCS is a guarantor for up to $2.4 million of notes for the purchase of rail and passenger cars. Further, if KCS or its partner terminate the concession contract without the consent of the IFC, KCS is a guarantor for up to 50% of the outstanding senior loans. See Note 5.

NOTE 12.  CONTROL

   SUBSIDIARIES AND AFFILIATES. KCS is party to certain agreements with Grupo TMM covering the Grupo TFM and Mexrail ventures, which contain "change of control" provisions, provisions intended to preserve KCS's and Grupo TMM's proportionate ownership of the ventures, and super majority provisions with respect to voting on certain significant transactions. Such agreements also provide a right of first refusal in the event that either party initiates a divestiture of its equity interest in Grupo TFM or Mexrail. Under certain circumstances, such agreements could affect KCS's ownership percentage and rights in these equity affiliates.

   EMPLOYEES. KCS and certain of its subsidiaries have entered into agreements with employees whereby, upon defined circumstances constituting a change in control of KCS or subsidiary, certain stock options become exercisable, certain benefit entitlements are automatically funded and such employees are entitled to specified cash payments upon termination of employment.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

   ASSETS. KCS and certain of its subsidiaries have established trusts to provide for the funding of corporate commitments and entitlements of officers, directors, employees and others in the event of a specified change in control of KCS or subsidiary. Assets held in such trusts at December 31, 2001 were not material. Depending upon the circumstances at the time of any such change in control, the most significant factor of which would be the highest price paid for KCS common stock by a party seeking to control KCS, funding of KCS's trusts could be very substantial.

   DEBT. Certain loan agreements and debt instruments entered into or guaranteed by KCS and its subsidiaries provide for default in the event of a specified change in control of KCS or particular subsidiaries of KCS.

   STOCKHOLDER RIGHTS PLAN. On September 19, 1995, the Board of Directors of KCS declared a dividend distribution of one Right for each outstanding share of KCS's common stock, $.01 par value per share (the "Common stock"), to the stockholders of record on October 12, 1995. Each Right entitles the registered holder to purchase from KCS 1/1,000th of a share of Series A Preferred Stock (the "Preferred Stock") or in some circumstances, Common stock, other securities, cash or other assets as the case may be, at a price of $210 per share, subject to adjustment.

   The Rights, which are automatically attached to the Common stock, are not exercisable or transferable apart from the Common stock until the tenth calendar day following the earlier to occur of (unless extended by the Board of Directors and subject to the earlier redemption or expiration of the Rights):
(i) the date of a public announcement that an acquiring person acquired, or obtained the right to acquire, beneficial ownership of 20 percent or more of the outstanding shares of the Common stock of KCS (or 15 percent in the case that such person is considered an "adverse person"), or (ii) the commencement or announcement of an intention to make a tender offer or exchange offer that would result in an acquiring person beneficially owning 20 percent or more of such outstanding shares of Common stock of KCS (or 15 percent in the case that such person is considered an "adverse person"). Until exercised, the Rights will have no rights as a stockholder of KCS, including, without limitation, the right to vote or to receive dividends. In connection with certain business combinations resulting in the acquisition of KCS or dispositions of more than 50% of Company assets or earnings power, each Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of the highest priority voting securities of the acquiring company (or certain of its affiliates) that at the time of such transaction would have a market value of two times the exercise price of the Right. The Rights expire on October 12, 2005, unless earlier redeemed by KCS as described below.

   At any time prior to the tenth calendar day after the first date after the public announcement that an acquiring person has acquired beneficial ownership of 20 percent (or 15 percent in some instances) or more of the outstanding shares of the Common stock of KCS, KCS may redeem the Rights in whole, but not in part, at a price of $0.005 per Right. In addition, KCS's right of redemption may be reinstated following an inadvertent trigger of the Rights (as determined by the Board) if an acquiring person reduces its beneficial ownership to 10 percent or less of the outstanding shares of Common stock of KCS in a transaction or series of transactions not involving KCS.

   The Series A Preferred shares purchasable upon exercise of the Rights will have a cumulative quarterly dividend rate set by the Board of Directors or equal to 1,000 times the dividend declared on the Common stock for such quarter. Each share will have the voting rights of one vote on all matters voted at a meeting of the stockholders for each 1/1,000th share of preferred stock held by such stockholder. In the event of any merger, consolidation or other transaction in which the common shares are exchanged, each Series A Preferred share will be entitled to receive an amount equal to 1,000 times the amount to be received per common share. In the event of a liquidation, the holders of Series A Preferred shares will be entitled to receive $1,000 per share or an amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of Common stock. The

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

shares will not be redeemable. The vote of holders of a majority of the Series A Preferred shares, voting together as a class, will be required for any amendment to KCS's Certificate of Incorporation that would materially and adversely alter or change the powers, preferences or special rights of such shares.

NOTE 13. QUARTERLY FINANCIAL DATA (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS):

   REVERSE STOCK SPLIT. The quarterly Per Share Data presented for 2000 herein reflects the reverse stock split paid in July 2000 for all period presented. Additionally, the range of stock prices for common stock reflect this reverse stock split for all periods presented and the Spin-off for periods subsequent to July 12, 2000.

                                                                                        2000
                                                                         ---------------------------------
                                                                         FOURTH   THIRD   SECOND    FIRST
                                                                         QUARTER QUARTER  QUARTER  QUARTER
                                                                         ------- -------  -------  -------
REVENUES................................................................ $134.8  $ 144.1  $ 144.4  $ 148.9
Costs and expenses......................................................  114.2    115.8    111.7    116.6
Depreciation and amortization...........................................   13.7     13.8     14.3     14.3
                                                                         ------  -------  -------  -------
       OPERATING INCOME                                                     6.9     14.5     18.4     18.0
Equity in net earnings (losses) of unconsolidated affiliates:
       Grupo TFM........................................................    2.8      2.6      8.0      8.2
       Other............................................................   (1.1)     1.5      1.2      0.6
Interest expense........................................................  (11.6)   (18.3)   (18.4)   (17.5)
Other, net..............................................................    1.2      1.2      0.9      2.7
                                                                         ------  -------  -------  -------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES               (1.8)     1.5     10.1     12.0
Income taxes provision (benefit)........................................   (5.4)    (1.1)     1.3      1.6
                                                                         ------  -------  -------  -------
INCOME FROM CONTINUING OPERATIONS                                           3.6      2.6      8.8     10.4
Income from discontinued operations, net of income taxes................     --     23.4    151.7    188.7
                                                                         ------  -------  -------  -------
INCOME BEFORE EXTRAORDINARY ITEM                                            3.6     26.0    160.5    199.1
Extraordinary items, net of income taxes................................
       Debt retirement costs -- KCS.....................................     --     (1.1)      --     (5.9)
       Debt retirement costs -- Grupo TFM...............................     --     (1.7)      --       --
                                                                         ------  -------  -------  -------
NET INCOME.............................................................. $  3.6  $  23.2  $ 160.5  $ 193.2
                                                                         ======  =======  =======  =======
       PER SHARE DATA (i)
Basic Earnings per Common share
    Continuing operations............................................... $ 0.06  $  0.05  $  0.16  $  0.18
    Discontinued operations.............................................     --     0.40     2.72     3.40
                                                                         ------  -------  -------  -------
       Basic Earnings per Common share before extraordinary item........   0.06     0.45     2.88     3.58
    Extraordinary item, net of income taxes.............................     --    (0.05)      --    (0.10)
                                                                         ------  -------  -------  -------
       Total Basic Earnings per Common share............................ $ 0.06  $  0.40  $  2.88  $  3.48
                                                                         ======  =======  =======  =======
Diluted Earnings per Common share
    Continuing operations............................................... $ 0.06  $  0.05  $  0.15  $  0.18
    Discontinued operations.............................................     --     0.39     2.59     3.24
                                                                         ------  -------  -------  -------
       Diluted Earnings per Common share before extraordinary item......   0.06     0.44     2.74     3.42
    Extraordinary item, net of income taxes.............................     --    (0.05)      --    (0.10)
                                                                         ------  -------  -------  -------
       Total Diluted Earnings per Common share.......................... $ 0.06  $  0.39  $  2.74  $  3.32
                                                                         ======  =======  =======  =======
DIVIDENDS PER SHARE:
    Preferred........................................................... $ 0.25  $  0.25  $  0.25  $  0.25
    Common.............................................................. $   --  $    --  $    --  $    --
STOCK PRICE RANGES:
    Preferred --High.................................................... $20.88  $ 20.00  $ 19.50  $ 16.00
          --Low......................................................... $20.31  $ 18.63  $ 14.75  $ 14.25
    Common --High....................................................... $10.31  $191.50  $177.75  $187.75
          --Low......................................................... $ 7.36  $  5.13  $117.75  $127.75

--------
(i)The accumulation of 2000's four quarters for Basic and Diluted earnings
   (loss) per share data does not total the respective earnings per share for the year ended December 31, 2000 due to rounding and the impact of the timing of the Spin-off related to changes in weighted average shares.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

                                                                             2001
                                                                ------------------------------
                                                                FOURTH   THIRD  SECOND   FIRST
                                                                QUARTER QUARTER QUARTER QUARTER
                                                                ------- ------- ------- -------
REVENUES....................................................... $145.5  $144.6  $143.2  $144.0
Costs and expenses.............................................  110.7   113.9   115.8   123.5
Depreciation and amortization..................................   14.4    14.7    14.5    14.4
                                                                ------  ------  ------  ------
       Operating income........................................   20.4    16.0    12.9     6.1
Equity in net earnings (losses) of unconsolidated affiliates:
   Grupo TFM...................................................    5.0     7.5     4.9    11.1
   Other.......................................................   (1.2)   (0.6)    0.3     0.1
Interest expense...............................................   (9.9)  (13.2)  (14.5)  (15.2)
Other, net.....................................................    1.2     0.9     1.1     1.0
                                                                ------  ------  ------  ------
Income from continuing operations before income taxes..........   15.5    10.6     4.7     3.1
Income taxes provision (benefit)...............................    4.4     1.6      --    (3.2)
                                                                ------  ------  ------  ------
Income from continuing operations..............................   11.1     9.0     4.7     6.3
Cumulative effect of accounting change, net of income taxes....     --      --      --    (0.4)
                                                                ------  ------  ------  ------
Net income..................................................... $ 11.1  $  9.0  $  4.7  $  5.9
                                                                ======  ======  ======  ======
   PER SHARE DATA (i)
Basic Earnings per Common share
   Continuing operations....................................... $ 0.19  $ 0.15  $ 0.08  $ 0.11
   Cumulative effect of accounting change, net of income taxes.     --      --      --   (0.01)
                                                                ------  ------  ------  ------
   Total Basic Earnings per Common share....................... $ 0.19  $ 0.15  $ 0.08  $ 0.10
                                                                ======  ======  ======  ======
Diluted Earnings per Common share
   Continuing operations....................................... $ 0.18  $ 0.15  $ 0.08  $ 0.10
   Cumulative effect of accounting change, net of income taxes.     --      --      --   (0.00)
                                                                ------  ------  ------  ------
   Total Diluted Earnings per Common share..................... $ 0.18  $ 0.15  $ 0.08  $ 0.10
                                                                ======  ======  ======  ======
DIVIDENDS PER SHARE:
   Preferred................................................... $ 0.25  $ 0.25  $ 0.25  $ 0.25
   Common...................................................... $   --  $   --  $   --  $   --
STOCK PRICE RANGES:
   Preferred--High............................................. $19.00  $21.00  $21.00  $20.95
          --Low................................................ $16.50  $17.95  $20.63  $20.00
   Common--High................................................ $15.40  $16.10  $16.75  $15.50
          --Low................................................ $10.92  $10.25  $12.10  $ 9.00

--------
(i)The accumulation of 2001's four quarters for Diluted earnings per share data does not total the respective earnings per share for the year ended December 31, 2001 due to rounding.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

NOTE 14.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION

   As discussed in Note 7, in September 2000 KCSR issued $200 million 9.5% senior notes due 2008. These notes are unsecured obligations of KCSR, however, they are also jointly and severally and fully and unconditionally guaranteed on an unsecured senior basis by KCS and certain of its subsidiaries (all of which are wholly-owned). KCS registered exchange notes with substantially identical terms and associated guarantees with the SEC.

   The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10 "Financial statements of guarantors and affiliates whose securities collateralize an issue registered or being registered." This information is not intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with generally accepted accounting principles. Certain prior year information has been reclassified to reflect the merger of Gateway Western with KCSR in 2001.

                 CONDENSED CONSOLIDATING STATEMENTS OF INCOME

                                                   DECEMBER 31, 1999 (DOLLARS IN MILLIONS)
                                   ----------------------------------------------------------------------
                                                                       NON-
                                           SUBSIDIARY  GUARANTOR    GUARANTOR   CONSOLIDATING CONSOLIDATED
                                   PARENT    ISSUER   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      KCS
                                   ------  ---------- ------------ ------------ ------------- ------------
Revenues.......................... $   --    $585.2      $32.9        $ 10.3       $ (27.0)      $601.4
Costs and expenses................   12.7     511.9       29.1          10.6         (27.0)       537.3
                                   ------    ------      -----        ------       -------       ------
   Operating income (loss)........  (12.7)     73.3        3.8          (0.3)           --         64.1
Equity in net earnings (losses) of
  unconsolidated affiliates and
  subsidiaries....................   18.0      (5.0)       0.2           2.0         (10.0)         5.2
Interest expense..................  (48.7)    (37.3)      (0.8)        (19.3)         48.7        (57.4)
Other, net........................   49.8       4.0        0.1           0.1         (48.7)         5.3
                                   ------    ------      -----        ------       -------       ------
Income (loss) from continuing
  operations before income taxes..    6.4      35.0        3.3         (17.5)        (10.0)        17.2
Income tax provision (benefit)....   (3.8)     16.4        1.0          (6.6)           --          7.0
                                   ------    ------      -----        ------       -------       ------
Income (loss) from continuing
  operations......................   10.2      18.6        2.3         (10.9)        (10.0)        10.2
Income (loss) from discontinued
  operations......................  313.1        --         --         313.1        (313.1)       313.1
                                   ------    ------      -----        ------       -------       ------
Income (loss) before extraordinary
  items...........................  323.3      18.6        2.3         302.2        (323.1)       323.3
Extraordinary items, net of income
  taxes...........................     --        --         --            --            --           --
                                   ------    ------      -----        ------       -------       ------
Net income (loss)................. $323.3    $ 18.6      $ 2.3        $302.2       $(323.1)      $323.3
                                   ======    ======      =====        ======       =======       ======

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

                                                   DECEMBER 31, 2000 (DOLLARS IN MILLIONS)
                                   ----------------------------------------------------------------------
                                                                       NON-
                                           SUBSIDIARY  GUARANTOR    GUARANTOR   CONSOLIDATING CONSOLIDATED
                                   PARENT    ISSUER   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      KCS
                                   ------  ---------- ------------ ------------ ------------- ------------
Revenues.......................... $   --    $562.4      $21.1        $ 11.0       $ (22.3)      $572.2
Costs and expenses................   10.0     498.3       17.8          10.6         (22.3)       514.4
                                   ------    ------      -----        ------       -------       ------
   Operating income (loss)........  (10.0)     64.1        3.3           0.4            --         57.8
Equity in net earnings (losses) of
  unconsolidated affiliates and
  subsidiaries....................   31.3      22.0         --          22.9         (52.4)        23.8
Interest expense..................   (2.6)    (68.6)      (0.7)         (1.1)          7.2        (65.8)
Other, net........................    4.0       9.0        0.2            --          (7.2)         6.0
                                   ------    ------      -----        ------       -------       ------
Income (loss) from continuing
  operations before income taxes..   22.7      26.5        2.8          22.2         (52.4)        21.8
Income tax provision (benefit)....   (2.7)     (2.8)       0.6           1.3            --         (3.6)
                                   ------    ------      -----        ------       -------       ------
Income (loss) from continuing
  operations......................   25.4      29.3        2.2          20.9         (52.4)        25.4
Income (loss) from discontinued
  operations......................  363.8        --         --         363.8        (363.8)       363.8
                                   ------    ------      -----        ------       -------       ------
Income (loss) before extraordinary
  items...........................  389.2      29.3        2.2         384.7        (416.2)       389.2
Extraordinary items, net of income
  taxes...........................   (8.7)     (1.1)        --          (1.7)          2.8         (8.7)
                                   ------    ------      -----        ------       -------       ------
Net income (loss)................. $380.5    $ 28.2      $ 2.2        $383.0       $(413.4)      $380.5
                                   ======    ======      =====        ======       =======       ======

                                                       DECEMBER 31, 2001 (DOLLARS IN MILLIONS)
                                       ----------------------------------------------------------------------
                                                                           NON-
                                               SUBSIDIARY  GUARANTOR    GUARANTOR   CONSOLIDATING CONSOLIDATED
                                       PARENT    ISSUER   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      KCS
                                       ------  ---------- ------------ ------------ ------------- ------------
Revenues.............................. $   --    $565.6      $21.1        $20.1        $(29.5)       $577.3
Costs and expenses....................   13.6     500.9       17.7         19.2         (29.5)        521.9
                                       ------    ------      -----        -----        ------        ------
   Operating income (loss)............  (13.6)     64.7        3.4          0.9            --          55.4
Equity in net earnings (losses) of
  unconsolidated affiliates and
  subsidiaries........................   39.2      29.6       (0.1)        29.4         (71.0)         27.1
Interest expense......................    1.3     (55.1)      (0.6)        (0.4)          2.0         (52.8)
Other, net............................    0.3       5.9         --           --          (2.0)          4.2
                                       ------    ------      -----        -----        ------        ------
Income (loss) before income taxes and
  cumulative effect of accounting
  change..............................   27.2      45.1        2.7         29.9         (71.0)         33.9
Income tax provision (benefit)........   (4.0)      5.2        1.0          0.6            --           2.8
                                       ------    ------      -----        -----        ------        ------
Income (loss) before cumulative effect
  of accounting change................   31.2      39.9        1.7         29.3         (71.0)         31.1
Cumulative effect of accounting
  change..............................   (0.4)     (0.4)        --           --           0.4          (0.4)
                                       ------    ------      -----        -----        ------        ------
Net income (loss)..................... $ 30.8    $ 39.5      $ 1.7        $29.3        $(70.6)       $ 30.7
                                       ======    ======      =====        =====        ======        ======

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

                    CONDENSED CONSOLIDATING BALANCE SHEETS

                                                       DECEMBER 31, 1999 (DOLLARS IN MILLIONS)
                                       ------------------------------------------------------------------------
                                                                            NON-
                                                SUBSIDIARY  GUARANTOR    GUARANTOR   CONSOLIDATING CONSOLIDATED
                                        PARENT    ISSUER   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      KCS
                                       -------- ---------- ------------ ------------ ------------- ------------
ASSETS:
  Current assets...................... $    9.9  $  190.7     $10.8       $   19.4     $   (22.3)    $  208.5
  Investments held for
   operating purposes and investments
   in subsidiaries....................  1,148.0      41.5       0.6          290.4      (1,143.4)       337.1
  Properties, net.....................      0.4   1,231.0      43.4            2.6            --      1,277.4
  Goodwill and other assets...........      8.0      26.6       2.3            0.2          (2.7)        34.4
  Net assets of discontinued
   operations.........................    814.6        --        --          814.6        (814.6)       814.6
                                       --------  --------     -----       --------     ---------     --------
       Total assets................... $1,980.9  $1,489.8     $57.1       $1,127.2     $(1,983.0)    $2,672.0
                                       ========  ========     =====       ========     =========     ========
LIABILITIES AND EQUITY:
  Current liabilities................. $   34.7  $  225.1     $ 4.1       $   11.7     $   (21.4)    $  254.2
  Long-term debt......................    647.8      90.9       6.0            5.3            --        750.0
  Payable to affiliates...............      3.9     398.9       1.5          335.7        (740.0)          --
  Deferred income taxes...............      4.9     288.4       5.1            1.6          (2.6)       297.4
  Other liabilities...................      6.5      78.6       2.2             --            --         87.3
  Stockholders equity.................  1,283.1     407.9      38.2          772.9      (1,219.0)     1,283.1
                                       --------  --------     -----       --------     ---------     --------
    Total liabilities and equity...... $1,980.9  $1,489.8     $57.1       $1,127.2     $(1,983.0)    $2,672.0
                                       ========  ========     =====       ========     =========     ========

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

                                                   DECEMBER 31, 2000 (DOLLARS IN MILLIONS)
                                    ----------------------------------------------------------------------
                                                                       NON-
                                           SUBSIDIARY  GUARANTOR    GUARANTOR   CONSOLIDATING CONSOLIDATED
                                    PARENT   ISSUER   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      KCS
                                    ------ ---------- ------------ ------------ ------------- ------------
ASSETS:
  Current assets................... $ 16.9  $  199.7     $14.6        $ 10.1      $   (24.9)    $  216.4
  Investments held for
   operating purposes and
   investments in subsidiaries.....  666.3     392.2       0.6         343.8       (1,044.7)       358.2
  Properties, net..................    0.3   1,282.7      42.6           2.2             --      1,327.8
  Goodwill and other assets........    0.2      41.2       2.3           0.3           (1.9)        42.1
                                    ------  --------     -----        ------      ---------     --------
    Total assets................... $683.7  $1,915.8     $60.1        $356.4      $(1,071.5)    $1,944.5
                                    ======  ========     =====        ======      =========     ========
LIABILITIES AND EQUITY:
  Current liabilities.............. $ 21.8  $  237.5     $ 7.2        $  7.8      $   (25.3)    $  249.0
  Long-term debt...................    1.6     627.9       3.8           5.1             --        638.4
  Payable to affiliates............    3.4        --        --            --           (3.4)          --
  Deferred income taxes............    7.2     318.2       4.8           3.9           (1.9)       332.2
  Other liabilities................    6.3      72.7       2.5            --             --         81.5
  Stockholders equity..............  643.4     659.5      41.8         339.6       (1,040.9)       643.4
                                    ------  --------     -----        ------      ---------     --------
    Total liabilities and equity... $683.7  $1,915.8     $60.1        $356.4      $(1,071.5)    $1,944.5
                                    ======  ========     =====        ======      =========     ========

                                                   DECEMBER 31, 2001 (DOLLARS IN MILLIONS)
                                    ----------------------------------------------------------------------
                                                                       NON-
                                           SUBSIDIARY  GUARANTOR    GUARANTOR   CONSOLIDATING CONSOLIDATED
                                    PARENT   ISSUER   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      KCS
                                    ------ ---------- ------------ ------------ ------------- ------------
ASSETS:
  Current assets................... $ 25.5  $  223.4     $22.0        $  6.6      $   (23.1)    $  254.4
  Investments held for
   operating purposes and
   investments in subsidiaries.....  701.4     413.6        --         376.4       (1,104.6)       386.8
  Properties, net..................    0.3   1,287.1      38.2           1.8             --      1,327.4
  Goodwill and other assets........    1.7      40.4       1.7           0.1           (1.6)        42.3
                                    ------  --------     -----        ------      ---------     --------
    Total assets................... $728.9  $1,964.5     $61.9        $384.9      $(1,129.3)    $2,010.9
                                    ======  ========     =====        ======      =========     ========
LIABILITIES AND EQUITY:
  Current liabilities.............. $  7.2  $  252.3     $ 6.9        $ 14.2      $   (23.1)    $  257.5
  Long-term debt...................    1.3     602.9       2.8           4.7             --        611.7
  Payable to affiliates............    4.8        --       0.6            --           (5.4)          --
  Deferred income taxes............    9.5     350.9       5.2           6.2           (1.6)       370.2
  Other liabilities................   25.8      62.0       3.4            --             --         91.2
  Stockholders equity..............  680.3     696.4      43.0         359.8       (1,099.2)       680.3
                                    ------  --------     -----        ------      ---------     --------
    Total liabilities and equity... $728.9  $1,964.5     $61.9        $384.9      $(1,129.3)    $2,010.9
                                    ======  ========     =====        ======      =========     ========

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

               CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                DECEMBER 31, 1999 (DOLLARS IN MILLIONS)
                                                ----------------------------------------------------------------------
                                                                                    NON-
                                                        SUBSIDIARY  GUARANTOR    GUARANTOR   CONSOLIDATING CONSOLIDATED
                                                PARENT    ISSUER   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      KCS
                                                ------  ---------- ------------ ------------ ------------- ------------
Net cash flows provided by (used for) Operating
 activities:................................... $ 21.3   $ 142.9      $ 2.4        $ 0.6        $ 10.8       $ 178.0
Investing activities:
  Property acquisitions........................     --    (104.7)      (1.5)          --            --        (106.2)
  Investments in and loans to affiliates.......   (3.9)       --         --           --            --          (3.9)
  Repayment of loans to affiliates.............   55.6        --         --           --         (39.0)         16.6
  Other, net...................................    0.3       4.2        0.7          0.1          (9.0)         (3.7)
                                                ------   -------      -----        -----        ------       -------
   Net.........................................   52.0    (100.5)      (0.8)         0.1         (48.0)        (97.2)
                                                ------   -------      -----        -----        ------       -------
Financing activities:
  Proceeds from issuance of long- term debt....   21.8        --         --           --            --          21.8
  Repayment of long-term debt..................  (86.8)    (10.5)        --         (0.2)           --         (97.5)
  Proceeds from loans from affiliates..........     --        --         --           --            --            --
  Repayment of loans from affiliates...........     --     (38.3)        --         (1.9)         40.2            --
  Debt issuance costs..........................   (4.2)       --         --           --            --          (4.2)
  Proceeds from stock plans....................   37.0        --         --           --            --          37.0
  Stock repurchased............................  (24.6)       --         --           --            --         (24.6)
  Cash dividends paid..........................  (17.6)       --         --           --            --         (17.6)
  Other, net...................................    6.1       6.9       (1.5)        (1.8)          0.9          10.6
                                                ------   -------      -----        -----        ------       -------
   Net.........................................  (68.3)    (41.9)      (1.5)        (3.9)         41.1         (74.5)
                                                ------   -------      -----        -----        ------       -------
Cash and equivalents:
  Net increase (decrease)......................    5.0       0.5        0.1         (3.2)          3.9           6.3
  At beginning of year.........................    0.2       5.1        0.7          3.5          (3.9)          5.6
                                                ------   -------      -----        -----        ------       -------
  At end of year............................... $  5.2   $   5.6      $ 0.8        $ 0.3        $   --       $  11.9
                                                ======   =======      =====        =====        ======       =======

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

                                                            DECEMBER 31, 2000 (DOLLARS IN MILLIONS)
                                            -----------------------------------------------------------------------
                                                                                 NON-
                                                     SUBSIDIARY  GUARANTOR    GUARANTOR   CONSOLIDATING CONSOLIDATED
                                             PARENT    ISSUER   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      KCS
                                            -------  ---------- ------------ ------------ ------------- ------------
Net cash flows provided by (used for)
 Operating activities:..................... $   3.5   $  85.4      $ 2.8        $13.7        $ (28.2)    $    77.2
                                            -------   -------      -----        -----        -------     ---------
Investing activities:
  Property acquisitions....................      --    (102.5)      (2.0)          --             --        (104.5)
  Investments in and loans to affiliates...   (43.0)       --         --         (4.6)          43.4          (4.2)
  Repayment of loans to affiliates.........   544.8        --         --           --         (544.8)           --
  Other, net...............................     1.1       3.6         --           --            2.2           6.9
                                            -------   -------      -----        -----        -------     ---------
   Net.....................................   502.9     (98.9)      (2.0)        (4.6)        (499.2)       (101.8)
                                            -------   -------      -----        -----        -------     ---------
Financing activities:
  Proceeds from issuance of long-term debt.   125.0     927.0         --           --             --       1,052.0
  Repayment of long-term debt..............  (648.3)   (365.7)      (1.2)        (0.2)            --      (1,015.4)
  Proceeds from loans from affiliates......      --      74.2        3.8           --          (78.0)           --
  Repayment of loans from affiliates.......      --    (577.6)        --           --          577.6            --
  Debt issuance costs......................      --     (17.6)        --           --             --         (17.6)
  Proceeds from stock plans................    17.9        --         --           --             --          17.9
  Stock repurchased........................      --        --         --           --             --            --
  Cash dividends paid......................    (4.8)    (15.3)      (4.3)        (8.7)          28.3          (4.8)
  Other, net...............................     0.1       2.3        0.2           --           (0.5)          2.1
                                            -------   -------      -----        -----        -------     ---------
   Net.....................................  (510.1)     27.3       (1.5)        (8.9)         527.4          34.2
                                            -------   -------      -----        -----        -------     ---------
Cash and equivalents:
  Net increase (decrease)..................    (3.7)     13.8       (0.7)         0.2             --           9.6
  At beginning of period...................     5.2       5.6        0.8          0.3             --          11.9
                                            -------   -------      -----        -----        -------     ---------
  At end of year........................... $   1.5   $  19.4      $ 0.1        $ 0.5        $    --     $    21.5
                                            =======   =======      =====        =====        =======     =========

                                                                DECEMBER 31, 2001 (DOLLARS IN MILLIONS)
                                                -----------------------------------------------------------------------
                                                        SUBSIDIARY  GUARANTOR   NON-GUARANTOR CONSOLIDATING CONSOLIDATED
                                                PARENT    ISSUER   SUBSIDIARIES SUBSIDIARIES   ADJUSTMENTS      KCS
                                                ------  ---------- ------------ ------------- ------------- ------------
Net cash flows provided by (used for) Operating
 activities:................................... $(10.0)   $ 82.0      $(2.7)        $ 7.1         $(0.3)       $ 76.1
                                                ------    ------      -----         -----         -----        ------
Investing activities:
  Property acquisitions........................     --     (64.5)      (1.4)         (0.1)           --         (66.0)
  Investments in and loans to affiliates.......     --      (2.5)      (0.1)         (9.0)          3.4          (8.2)
  Repayment of loans to affiliates.............     --        --         --            --            --            --
  Other, net...................................     --      13.7        4.1            --           0.7          18.5
                                                ------    ------      -----         -----         -----        ------
   Net.........................................     --     (53.3)       2.6          (9.1)          4.1         (55.7)
                                                ------    ------      -----         -----         -----        ------
Financing activities:
  Proceeds from issuance of long-term debt.....     --      35.0         --            --            --          35.0
  Repayment of long-term debt..................     --     (50.0)      (1.0)         (0.3)           --         (51.3)
  Proceeds from loans from affiliates..........    1.4        --        0.6            --          (2.0)           --
  Repayment of loans from affiliates...........     --        --         --            --            --            --
  Debt issuance costs..........................     --      (0.4)        --            --            --          (0.4)
  Proceeds from stock plans....................    8.9        --         --            --            --           8.9
  Stock repurchased............................     --        --         --            --            --            --
  Cash dividends paid..........................   (0.2)       --         --            --            --          (0.2)
  Other, net...................................   (0.3)     (9.5)       0.4           2.0          (1.8)         (9.2)
                                                ------    ------      -----         -----         -----        ------
   Net.........................................    9.8     (24.9)        --           1.7          (3.8)        (17.2)
                                                ------    ------      -----         -----         -----        ------
Cash and equivalents:
  Net increase (decrease)......................   (0.2)      3.8       (0.1)         (0.3)           --           3.2
  At beginning of period.......................    1.5      19.4        0.1           0.5            --          21.5
                                                ------    ------      -----         -----         -----        ------
  At end of year............................... $  1.3    $ 23.2      $  --         $ 0.2         $  --        $ 24.7
                                                ======    ======      =====         =====         =====        ======

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

NOTE 15. SUBSEQUENT EVENTS

   KCS and Grupo TMM have resolved their previously announced dispute over resolutions adopted at the Grupo TFM shareholders meetings held at the end of last year authorizing, among other things, the payment of a dividend by Grupo TFM and TFM's entry into a long-term lease with Mexrail for the northern half of the international railway bridge at Laredo, Texas. On March 26, 2002, the 18/th/ Civil Court of Mexico, D.F. issued an order declaring the Ordinary General Meeting of Shareholders held on December 21, 2001, which adopted resolutions authorizing the payment of a dividend, null and void. As a result of that court order, the dividend payment declared to the parties to the lawsuit, our subsidiary NAFTA Rail, S.A. de C.V. and Grupo TMM's subsidiary Grupo TMM Multimodal, S.A. de C.V., has been determined to be null and void. In addition, the dispute over the Mexrail-TFM bridge lease has been resolved by i) the termination of that lease; ii) a judicial settlement between the parties and the withdrawal from the action filed with the 14/th/ Civil Court of Mexico, D.F.; and iii) KCS's dismissal of the lawsuit it had filed in Delaware.

   KCS, Grupo TMM, and certain of their affiliates entered into an agreement on February 27, 2002 with TFM to sell to TFM all of the common stock of Mexrail. Mexrail owns the northern half of the international railway bridge at Laredo and all of the common stock of Tex-Mex. The sale closed on March 27, 2002 and KCS received approximately $31.4 million for its 49% interest in Mexrail. KCS intends to use the proceeds from the sale to reduce debt. Although KCS no longer directly owns 49% of Mexrail, it retains an indirect ownership through its ownership of Grupo TFM. KCS is currently evaluating the accounting treatment for this transaction.

NOTE 16. ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 142.

   Effective January 1, 2002, the Company implemented Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 provides, among other things, that goodwill with an indefinite life shall no longer be amortized, but shall be evaluated for impairment on an annual basis. SFAS 142 also requires separate presentation of goodwill on the balance sheet and impairment losses are to be shown as a separate item on the income statement. Additionally, changes in the carrying amount of goodwill are to be disclosed in the footnotes to the financial statements. SFAS 142 also requires various transitional disclosures until all periods presented reflect the provisions of SFAS 142. These transitional disclosures include the presentation of income before extraordinary items, net income and earnings per share information adjusted to exclude amortization expense (including the related income tax effects) for all periods presented. A reconciliation of reported income from continuing operations to adjusted income from continuing operations, reported income before extraordinary items to adjusted income before extraordinary items, reported net income to adjusted net income and reported earnings per share to adjusted earnings per share are presented in the table below. In accordance with SFAS 142, the Company has presented its goodwill as a separate line item on the balance sheet. Additionally, the Company has performed its transitional goodwill impairment test and has determined that existing goodwill is not impaired.

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

                                                                 YEAR ENDED DECEMBER 31,
                                                                 -----------------------
                                                                  1999     2000   2001
                                                                  ------  ------  -----
Reported income from continuing operations...................... $ 10.2   $ 25.4  $31.1
Add back: Goodwill amortization.................................    0.6      0.6    0.6
                                                                  ------  ------  -----
Adjusted income before extraordinary items...................... $ 10.8   $ 26.0  $31.7
                                                                  ======  ======  =====
Reported income from discontinued operations.................... $313.1   $363.8  $  --
Add back: Goodwill amortization.................................    9.7      5.7     --
                                                                  ------  ------  -----
Adjusted income from discontinued operations.................... $322.8   $369.5  $  --
                                                                  ======  ======  =====
Reported income before extraordinary items...................... $323.3   $389.2  $31.1
Add back: Goodwill amortization.................................   10.3      6.3    0.6
                                                                  ------  ------  -----
Adjusted income before extraordinary items...................... $333.6   $395.5  $31.7
                                                                  ======  ======  =====
Reported net income............................................. $323.3   $380.5  $30.7
Add back: Goodwill amortization.................................   10.3      6.3    0.6
                                                                  ------  ------  -----
Adjusted net income............................................. $333.6   $386.8  $31.3
                                                                  ======  ======  =====
Reported diluted earnings per share from continuing operations.. $ 0.17   $ 0.43  $0.51
Add back: Goodwill amortization.................................   0.01     0.01   0.01
                                                                  ------  ------  -----
Adjusted diluted earnings per share from continuing operations.. $ 0.18   $ 0.44  $0.52
                                                                  ======  ======  =====
Reported diluted earnings per share from discontinued operations $ 5.40   $ 6.14  $  --
Add back: Goodwill amortization.................................   0.17     0.10     --
                                                                  ------  ------  -----
Adjusted diluted earnings per share from discontinued operations $ 5.57   $ 6.24  $  --
                                                                  ======  ======  =====
Reported diluted earnings per share--net income................. $ 5.57   $ 6.42  $0.50
Add back: Goodwill amortization.................................   0.18     0.11   0.01
                                                                  ------  ------  -----
Adjusted diluted earnings per share--net income................. $ 5.75   $ 6.53  $0.51
                                                                  ======  ======  =====

                             INTRODUCTORY COMMENTS

   The Consolidated Condensed Financial Statements included herein have been prepared by Kansas City Southern ("Company" or "KCS"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to enable a reasonable understanding of the information presented. These Consolidated Condensed Financial Statements should be read in conjunction with the financial statements and the notes thereto, as well as Management's Discussion and Analysis of Financial Condition and Results of Operations, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (as amended), and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Form 10-Q for the period ended March 31, 2002. Results for the three months ended March 31, 2002 are not necessarily indicative of the results expected for the full year 2002.

                             KANSAS CITY SOUTHERN
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                             (DOLLARS IN MILLIONS)

                                                                                DECEMBER 31,  MARCH 31,
                                                                                    2001        2002
                                                                                ------------ -----------
                                                                                             (UNAUDITED)
ASSETS
CURRENT ASSETS:
   Cash and equivalents........................................................   $   24.7    $   56.8
   Accounts receivable, net....................................................      130.0       129.6
   Inventories.................................................................       27.9        28.2
   Other current assets........................................................       71.8        45.1
                                                                                  --------    --------
       Total current assets....................................................      254.4       259.7
INVESTMENTS....................................................................      386.8       382.3
PROPERTIES (net of $660.2 and $677.9 accumulated depreciation and amortization,
  respectively)................................................................    1,327.4     1,325.2
GOODWILL.......................................................................       19.3        10.8
OTHER ASSETS...................................................................       23.0        21.9
                                                                                  --------    --------
       Total assets............................................................   $2,010.9    $1,999.9
                                                                                  ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Debt due within one year....................................................   $   46.7    $   47.9
   Accounts and wages payable..................................................       50.4        41.7
   Accrued liabilities.........................................................      160.4       163.3
                                                                                  --------    --------
       Total current liabilities...............................................      257.5       252.9
                                                                                  --------    --------
OTHER LIABILITIES:
   Long-term debt..............................................................      611.7       580.0
   Deferred income taxes.......................................................      370.2       371.1
   Other deferred credits......................................................       91.2        97.2
                                                                                  --------    --------
       Total other liabilities.................................................    1,073.1     1,048.3
                                                                                  --------    --------
STOCKHOLDERS' EQUITY:
   Preferred stock.............................................................        6.1         6.1
   Common stock................................................................        0.6         0.6
   Retained earnings...........................................................      676.5       694.2
   Accumulated other comprehensive loss........................................       (2.9)       (2.2)
                                                                                  --------    --------
       Total stockholders' equity..............................................      680.3       698.7
                                                                                  --------    --------
   Total liabilities and stockholders' equity..................................   $2,010.9    $1,999.9
                                                                                  ========    ========

    See accompanying notes to consolidated condensed financial statements.

                             KANSAS CITY SOUTHERN
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                      THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                      ----------------
                                                                        2001      2002
                                                                      -------   -------
REVENUES............................................................. $ 144.0   $ 142.5
Costs and expenses
   Compensation and benefits.........................................    49.1      49.4
   Depreciation and amortization.....................................    14.4      14.9
   Purchased services................................................    12.0      14.0
   Operating leases..................................................    12.8      12.1
   Fuel..............................................................    12.4       9.5
   Casualties and insurance..........................................    14.6       7.9
   Other.............................................................    22.6      21.3
                                                                      -------   -------
       Total costs and expenses......................................   137.9     129.1
                                                                      -------   -------

       OPERATING INCOME..............................................     6.1      13.4
Equity in net earnings of unconsolidated affiliates:
   Grupo Transportacion Ferroviaria
     Mexicana, S.A. de C.V...........................................    11.1       4.8
     Other...........................................................     0.1       0.1
Gain on sale of Mexrail, Inc.........................................      --       4.4
Interest expense.....................................................   (15.2)    (11.3)
Other income.........................................................     1.0       4.4
                                                                      -------   -------
Income before income taxes and cumulative effect of accounting change     3.1      15.8
Income tax provision (benefit).......................................    (3.2)      4.1
                                                                      -------   -------
Income before cumulative effect of accounting change.................     6.3      11.7
Cumulative effect of accounting change, net of income taxes..........    (0.4)       --
                                                                      -------   -------
NET INCOME........................................................... $   5.9   $  11.7
                                                                      =======   =======
PER SHARE DATA
Basic Earnings per Common share
   Income before cumulative effect of accounting change.............. $  0.11   $  0.20
   Cumulative effect of accounting change, net of income taxes.......   (0.01)       --
                                                                      -------   -------
       Total Basic Earnings per Common share......................... $  0.10   $  0.20
                                                                      =======   =======
Diluted Earnings per Common share
   Income before cumulative effect of accounting change.............. $  0.10   $  0.19
   Cumulative effect of accounting change, net of income taxes.......    0.00        --
                                                                      -------   -------
       Total Diluted Earnings per Common share....................... $  0.10   $  0.19
                                                                      =======   =======
Weighted Average Common Shares Outstanding (IN THOUSANDS)
   Basic.............................................................  58,257    59,777
   Potential dilutive common shares..................................   2,519     2,065
                                                                      -------   -------
     Diluted.........................................................  60,776    61,842
                                                                      =======   =======
Dividends Per Share:
   Per Preferred share............................................... $   .25   $   .25
   Per Common share..................................................      --        --

    See accompanying notes to consolidated condensed financial statements.

                             KANSAS CITY SOUTHERN
                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

                                                                           THREE MONTHS
                                                                          ENDED MARCH 31,
                                                                          --------------
                                                                           2001    2002
                                                                          ------  ------
CASH FLOWS PROVIDED BY (USED FOR):
OPERATING ACTIVITIES:
   Net income............................................................ $  5.9  $ 11.7
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization.....................................   14.4    14.9
       Deferred income taxes.............................................    4.8     1.0
       Equity in undistributed earnings of unconsolidated affiliates.....  (11.2)   (4.9)
       Distributions from unconsolidated affiliates......................    3.0      --
       Gain on sale of Mexrail, Inc......................................     --    (4.4)
       Gain on sale of property..........................................     --    (4.5)
   Tax benefit realized upon exercise of stock options...................    2.8     0.8
   Changes in working capital items:.....................................
       Accounts receivable...............................................   (5.3)   (0.6)
       Inventories.......................................................    2.2    (0.4)
       Other current assets..............................................    2.2    26.7
       Accounts and wages payable........................................   (8.5)   (8.7)
       Accrued liabilities...............................................    3.4     6.1
   Other, net............................................................    0.1    (0.5)
                                                                          ------  ------
       Net cash provided by operating activities.........................   13.8    37.2
                                                                          ------  ------
INVESTING ACTIVITIES:
   Property acquisitions.................................................  (13.9)  (17.4)
   Proceeds from disposals of property...................................    0.5     9.3
   Investment in and loans to affiliates.................................   (0.4)   (1.8)
   Proceeds from the sale of Mexrail, Inc................................     --    31.4
   Other, net............................................................    0.2     1.3
                                                                          ------  ------
       Net cash provided by (used for) investing activities..............  (13.6)   22.8
                                                                          ------  ------
FINANCING ACTIVITIES:
   Proceeds from issuance of long-term debt..............................   15.0      --
   Repayment of long-term debt...........................................   (7.9)  (30.5)
   Proceeds from stock plans.............................................    0.8     2.1
   Cash dividends paid...................................................   (0.1)   (0.1)
   Other, net............................................................   (0.9)    0.6
                                                                          ------  ------
       Net cash provided by (used for) financing activities..............    6.9   (27.9)
                                                                          ------  ------
CASH AND EQUIVALENTS:
   Net increase in cash and cash equivalents.............................    7.1    32.1
   At beginning of year..................................................   21.5    24.7
                                                                          ------  ------
   At end of period...................................................... $ 28.6  $ 56.8
                                                                          ======  ======

    See accompanying notes to consolidated condensed financial statements.

                             KANSAS CITY SOUTHERN
      CONSOLIDATED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  (DOLLARS IN MILLIONS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                               ACCUMULATED
                                                                                  OTHER
                                            $25 PAR       $.01 PAR   RETAINED COMPREHENSIVE
                                        PREFERRED STOCK COMMON STOCK EARNINGS INCOME (LOSS)  TOTAL
                                        --------------- ------------ -------- ------------- ------
Balance at December 31, 2001...........      $6.1           $0.6      $676.5      $(2.9)    $680.3
Comprehensive income:
   Net income..........................                                 11.7
   Change in fair market value of cash
     flow hedge of unconsolidated
     affiliate.........................                                             0.7
Comprehensive income...................                                                       12.4
Dividends..............................                                 (0.1)                 (0.1)
Options exercised and stock subscribed.        --             --         6.1         --        6.1
                                             ----           ----      ------      -----     ------
Balance at March 31, 2002..............      $6.1           $0.6      $694.2      $(2.2)    $698.7
                                             ====           ====      ======      =====     ======

    See accompanying notes to consolidated condensed financial statements.

                             KANSAS CITY SOUTHERN
             NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES AND INTERIM FINANCIAL STATEMENTS. In the opinion of the management of Kansas City Southern ("Company" or "KCS"), the accompanying unaudited consolidated condensed financial statements contain all adjustments (consisting of normal closing procedures) necessary to present fairly the financial position of the Company and its subsidiary companies as of December 31, 2001 and March 31, 2002, the results of its operations for the three months ended March 31, 2001 and 2002, its cash flows for the three months ended March 31, 2001 and 2002, and its changes in stockholders' equity for the three months ended March 31, 2002. The accompanying consolidated condensed financial statements have been prepared consistently with accounting policies described in Note 2 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (as amended). The results of operations for the three months ended March 31, 2002 are not necessarily indicative of the results to be expected for the full year 2002. Certain comparative prior year amounts in the consolidated condensed financial statements have been reclassified to conform to the current period presentation.

2. EARNINGS PER SHARE DATA. The effect of stock options to employees represent the only difference between the weighted average shares used for the basic earnings per share computation compared to the diluted earnings per share computation. The following is a reconciliation from the weighted average shares used for the basic earnings per share computation and the diluted earnings per share computation for the three months ended March 31, 2001 and 2002, respectively (in thousands):

                                  THREE MONTHS
                                  ENDED MARCH 31,
                                  ---------------
                                   2001    2002
                                  ------  ------
Basic shares..................... 58,257  59,777
Effect of Dilution:
   Stock Options.................  2,519   2,065
                                  ------  ------
Diluted Shares................... 60,776  61,842
                                  ------  ------
Excluded from Diluted Computation     34      20
                                  ------  ------

      Shares were excluded from the applicable periods diluted earnings per share computation because the exercise prices were greater than the average market price of the common shares. Preferred dividends are the only adjustments that affect the numerator of the diluted earnings per share computation. Adjustments related to preferred dividends were not material for the periods presented.

3. INVESTMENTS. Investments in unconsolidated affiliates and certain other investments accounted for under the equity method generally include all entities in which the Company or its subsidiaries have significant influence, but not more than 50% voting control. Investments in unconsolidated affiliates at March 31, 2002 include, among others, equity interests in Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("Grupo TFM"), Southern Capital Corporation, LLC ("Southern Capital"), and the Panama Canal Railway Company ("PCRC").

      The Company, our Mexican partner, Grupo TMM, S.A. de C.V. ("Grupo TMM"), and certain of Grupo TMM's affiliates entered into an agreement on February 27, 2002 with TFM, S.A. de C.V. ("TFM") to sell to TFM all of the common stock of Mexrail, Inc., ("Mexrail") a former 49% unconsolidated affiliate of the Company. Mexrail owns the northern half of the international railway bridge at Laredo and all of the common stock of The Texas-Mexican Railway Company ("Tex-Mex"). The sale closed on March 27, 2002 and the Company received approximately $31.4 million for its 49% interest in Mexrail. The Company used the proceeds from the sale to reduce debt. Although the Company no longer directly owns 49% of Mexrail, it retains an indirect ownership through its 36.9% ownership of Grupo TFM. The proceeds from the sale of Mexrail to TFM exceeded the carrying value of the Company's investment in Mexrail by $11.2 million. The Company recognized a $4.4 million gain on the sale of Mexrail to TFM in the first quarter of 2002, while the remaining $6.8 million of excess proceeds has been deferred.

   The Company is party to certain agreements with Grupo TMM covering the Grupo TFM joint venture. KCS owns approximately 36.9% of Grupo TFM while Grupo TMM (together with certain of its affiliates) owns approximately 38.4% of Grupo
TFM. These agreements contain "change in control" provisions, provisions intended to preserve the Company's and Grupo TMM's proportionate ownership of the joint venture, and super majority provisions with respect to voting on certain significant transactions. Such agreements also provide a right of first refusal in the event that either party initiates a divestiture of its equity interest in Grupo TFM. Under certain circumstances, such agreements could affect the Company's ownership percentage and rights in these equity affiliates.

   Condensed financial information of certain unconsolidated affiliates is shown below. All amounts, including those for Grupo TFM, are presented under accounting principles generally accepted in the United States of America ("U.S. GAAP"). March 31, 2002 balance sheet information for Mexrail is included below in the consolidated accounts of Grupo TFM due to the sale of Mexrail to TFM on March 27, 2002. Financial information of immaterial unconsolidated affiliates has been omitted:

FINANCIAL CONDITION (DOLLARS IN MILLIONS):

                                           DECEMBER 31, 2001            MARCH 31, 2002
                                    ------------------------------- -----------------------
                                                   GRUPO   SOUTHERN        GRUPO   SOUTHERN
                                    MEXRAIL PCRC    TFM    CAPITAL  PCRC    TFM    CAPITAL
                                    ------- ----- -------- -------- ----- -------- --------
Current assets.....................   34.9  $ 3.6 $  294.3  $  2.5  $ 2.4 $  304.1  $  0.2
Non-current assets.................   59.3   85.5  1,924.3   240.6   92.4  1,986.4   240.6
                                     -----  ----- --------  ------  ----- --------  ------
     ASSETS........................  $94.2  $89.1 $2,218.6  $243.1  $94.8 $2,290.5  $240.8
                                     =====  ===== ========  ======  ===== ========  ======
Current liabilities................  $42.8  $10.8 $  350.8  $196.6  $ 9.8 $  389.9  $  0.7
Non-current liabilities............   27.5   55.3    593.8      --   63.0    610.1   190.5
Minority interest..................     --     --    376.3      --     --    379.8      --
Equity of stockholders and partners   23.9   23.0    897.7    46.5   22.0    910.7    49.6
                                     -----  ----- --------  ------  ----- --------  ------
     LIABILITIES AND EQUITY........  $94.2  $89.1 $2,218.6  $243.1  $94.8 $2,290.5  $240.8
                                     =====  ===== ========  ======  ===== ========  ======
KCS's investment...................  $11.7  $11.9 $  334.4  $ 23.2  $11.1 $  339.2  $ 24.8
                                     =====  ===== ========  ======  ===== ========  ======

OPERATING RESULTS (DOLLARS IN MILLIONS):

                               THREE MONTHS
                              ENDED MARCH 31,
                              --------------
                               2001    2002
                              ------  ------
Revenues:
   Mexrail................... $ 14.6  $ 13.3
   PCRC......................     --     1.0
   Grupo TFM.................  156.1   157.5
   Southern Capital..........    7.6     7.5
Operating costs and expenses:
   Mexrail................... $ 15.3  $ 13.3
   PCRC......................    0.4     2.9
   Grupo TFM.................   70.3   122.0
   Southern Capital..........    6.7     5.7
Net income (loss):
   Mexrail................... $ (0.3) $  0.0
   PCRC......................    0.0    (1.8)
   Grupo TFM.................   30.2    13.0
   Southern Capital..........    0.9     1.9

4. NONCASH INVESTING AND FINANCING ACTIVITIES. The Company initiated the Thirteenth Offering of KCS common stock under the Employee Stock Purchase Plan ("ESPP") during 2001. Stock subscribed under the Thirteenth Offering will be issued to employees in 2003 and is being paid for through employee payroll deductions in 2002. During the first quarter of 2002, the Company received approximately $0.6 million from payroll deductions associated with the Thirteenth Offering of the ESPP. In the first quarter of 2002, the Company issued approximately 611,107 shares of KCS under the Twelfth Offering of the ESPP. These shares, totaling a purchase price of approximately $4.5 million, were subscribed and paid for through employee payroll deductions in 2001. During the first quarter of 2001, the Company received approximately $1.0 million associated with the Twelfth Offering of the ESPP.

5. DERIVATIVE FINANCIAL INSTRUMENTS. The Company adopted the provisions of Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") effective January 1, 2001. As a result of this change in the method of accounting for derivative financial instruments, the Company recorded an after-tax charge to earnings of $0.4 million in the first quarter of 2001. This charge is presented as a cumulative effect of an accounting change in the accompanying consolidated condensed financial statements and represents the ineffective portion of interest rate cap agreements that the Company held at the time of adoption of SFAS 133. These interest rate cap agreements, which expired during the first quarter of 2002, had a fair value of approximately zero at December 31, 2001 and were completely charged off during 2001. During the first quarter of 2002, the Company did not record any adjustments to income for derivative transactions. The Company does not currently have any derivative financial instruments outstanding.

      In addition, the Company records adjustments to its stockholders' equity (accumulated other comprehensive income (loss)) for its portion of the adjustment to the fair value of interest rate swap transactions to which Southern Capital, a 50% owned unconsolidated affiliate, is a participant. The Company also adjusts its investment in Southern Capital by the change in the fair value of these derivative instruments. During the first quarter of 2002, the Company recorded comprehensive income of $0.7 million related to an adjustment to the fair value of interest rate swap transactions of Southern Capital. During the first quarter of 2001, the Company recorded ($2.3) million of comprehensive income (loss) associated with these interest rate swap transactions.

6. COST REDUCTION PLAN. During the first quarter of 2001, the Company implemented a cost reduction strategy designed to keep the Company competitive during the economic slow-down existing at that time. The cost reduction strategy, among other things, resulted in a reduction of approximately 6% of the Company's total workforce quarter to quarter (both management and union employees). Additionally, KCS implemented a voluntary, temporary salary reduction for middle and senior management and temporarily suspended certain management benefits. This voluntary, temporary salary reduction ended December 31, 2001. The Company also delayed the implementation of its new computer system, Management Control System ("MCS"). During November 2001, a small functional part of MCS was installed relating to waybilling functions at the Company's customer service center. Management expects to fully implement MCS in mid-2002. Also as part of the cost reduction strategy, 2001 planned capital expenditures were reduced by approximately $16 million. These capital reductions did not affect the maintenance for the physical structure of the railroad, but limited the amount of discretionary expenditures for projects such as capacity improvements. During the first quarter of 2001, the Company recorded approximately $1.3 million of costs related to severance benefits associated with the workforce reduction.

7. WAIVER AND AMENDMENTS FOR CREDIT FACILITY COVENANTS. As discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as amended by Amendment No. 1 on Form 10-K/A ("2001 Form 10-K"), during the first quarter of 2001, the Company requested and received from lenders a waiver from certain of the financial and coverage covenant provisions outlined in the credit agreement for the Company's senior secured credit facilities ("KCS Credit Facility"). This waiver was granted on March 19, 2001 and was effective until May 15, 2001. In addition, on May 10, 2001, the lenders approved and executed an amendment to the applicable covenant provisions of the credit agreement, which, among other things, revised certain of the covenant provisions (including financial and coverage provisions) through March 31, 2002. Due to the uncertainty of the timing of the resolution of the previously disclosed dispute with Grupo TMM and the associated transactions, as well as the return on April 1, 2002 of the leverage ratio covenant provision to the original calculation under the credit agreement, the Company obtained, as a precautionary measure, an additional amendment to the credit agreement. This amendment, which was approved by the lenders on March 28, 2002, revises the leverage ratio covenant provision for the period April 1, 2002 through June 29, 2002. At March 31, 2002, the Company had $369.4 million of term debt borrowed under the KCS Credit Facility and there were no borrowings outstanding under the revolving debt portion of the credit facilities. The Company was in compliance with all covenant provisions of the credit agreement (as amended) at March 31, 2002.

8. COMMITMENTS AND CONTINGENCIES. The Company has had no significant changes in its outstanding litigation or other commitments and contingencies from that previously reported in Note 11 of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 in the Notes to Consolidated Financial Statements. The following provides an update of the Bogalusa cases.

      BOGALUSA CASES. In July 1996, KCSR was named as one of twenty-seven defendants in various lawsuits in Louisiana and Mississippi arising from the explosion of a rail car loaded with chemicals in Bogalusa, Louisiana on October 23, 1995. As a result of the explosion, nitrogen dioxide and oxides of nitrogen were released into the atmosphere over parts of that town and the surrounding area allegedly causing evacuations and injuries. Approximately 25,000 residents of Louisiana and Mississippi (plaintiffs) have asserted claims to recover damages allegedly caused by exposure to the released chemicals. On October 29, 2001, KCSR and representatives for its excess insurance carriers negotiated a settlement in principle with the plaintiffs for $22.3 million. The settlement was finalized with the execution of a Master Global Settlement Agreement ("MSGA") in early 2002. In Louisiana, the Court will evaluate the MSGA at a fairness hearing and decide whether the proposed settlement is fair for the class of plaintiffs. In Mississippi, the plaintiffs are expected to individually execute release instruments. The first payment under the MSGA of $11.1 million was made on April 1, 2002, reducing the recorded liability from $22.3 million to $11.2 million. The Company also has recorded an insurance receivable of $19.3 million related to the Bogalusa cases.

9. NEW ACCOUNTING PRONOUNCEMENT. Effective January 1, 2002, the Company implemented Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 provides, among other things, that goodwill with an indefinite life shall no longer be amortized, but shall be evaluated for impairment on an annual basis. SFAS 142 also requires separate presentation of goodwill on the balance sheet and impairment losses are to be shown as a separate item on the income statement. Additionally, changes in the carrying amount of goodwill should be disclosed in the footnotes to the financial statements. SFAS 142 also requires various transitional disclosures until all periods presented reflect the provisions of SFAS 142. These transitional disclosures include the presentation of net income and earnings per share information adjusted to exclude amortization expense (including the related income tax effects) for all periods presented. The reconciliation of reported net income to adjusted net income is presented in the table below. For the three months ended March 31, 2001, the adjustment to add back amortization expense associated with goodwill did not have an impact on the related basic or diluted earnings per share computations.

      In accordance with SFAS 142, the Company has presented its goodwill as a separate line item on the balance sheet. The Company is in the process of performing its transitional goodwill impairment test to determine if existing goodwill was impaired at the time of adoption of SFAS 142. Management does not believe that any impairment will result from this evaluation. During the quarter ended March 31, 2002, the Company's goodwill decreased $8.5 million due to the sale of Mexrail to TFM. A gain was recognized on the Mexrail transaction, and thus, there was no impairment of this goodwill to be recognized as a change in accounting principle.

                                                        THREE MONTHS
                                                          ENDED
                                                        MARCH 31,
                                                        ------------
                                                        2001  2002
                                                        ----  -----
Reported net income.................................... $5.9  $11.7
Add back: Amortization of goodwill, net of income taxes  0.1     --
                                                        ----  -----
Adjusted net income.................................... $6.0  $11.7
                                                        ====  =====

10. CONDENSED CONSOLIDATING FINANCIAL INFORMATION. In September 2000, KCSR issued $200 million of 9.5% Senior Notes due 2008. These notes are unsecured obligations of KCSR, however, they are also jointly and severally and fully and unconditionally guaranteed on an unsecured senior basis by KCS and certain of the subsidiaries (all of which are wholly-owned) within the KCS consolidated group. KCS registered exchange notes with the SEC that have substantially identical terms and associated guarantees and all of the initial Senior Notes were exchanged for $200 million of registered exchange notes.

   The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10 "Financial statements of guarantors and issuers of guaranteed securities registered or being registered." This information is not intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with U.S. GAAP.

                 CONDENSED CONSOLIDATING STATEMENTS OF INCOME

                                           THREE MONTHS ENDED MARCH 31, 2001 (DOLLARS IN MILLIONS)
                                   -----------------------------------------------------------------------
                                          SUBSIDIARY  GUARANTOR   NON- GUARANTOR CONSOLIDATING CONSOLIDATED
                                   PARENT   ISSUER   SUBSIDIARIES  SUBSIDIARIES   ADJUSTMENTS      KCS
                                   ------ ---------- ------------ -------------- ------------- ------------
Revenues.......................... $  --    $139.8      $ 6.6         $ 5.5         $ (7.9)       $144.0
Costs and expenses................   2.4     132.6        5.2           5.6           (7.9)        137.9
                                   -----    ------      -----         -----         ------        ------
   Operating income (loss)........  (2.4)      7.2        1.4          (0.1)            --           6.1
Equity in net earnings of
 unconsolidated affiliates and
 subsidiaries.....................   8.0      11.6         --          11.6          (20.0)         11.2
Interest expense..................  (0.2)    (15.5)      (0.1)         (0.1)           0.7         (15.2)
Other income......................    --       1.7         --            --           (0.7)          1.0
                                   -----    ------      -----         -----         ------        ------
   Income before income taxes.....   5.4       5.0        1.3          11.4          (20.0)          3.1
Income tax provision (benefit)....  (0.9)     (2.9)       0.5           0.1             --          (3.2)
Income before cumulative effect of
 accounting change................   6.3       7.9        0.8          11.3          (20.0)          6.3
Cumulative effect of accounting
 change, net of income taxes......  (0.4)     (0.4)        --            --            0.4          (0.4)
                                   -----    ------      -----         -----         ------        ------
Net income........................ $ 5.9    $  7.5      $ 0.8         $11.3         $(19.6)       $  5.9
                                   =====    ======      =====         =====         ======        ======

                                        THREE MONTHS ENDED MARCH 31, 2002 (DOLLARS IN MILLIONS)
                                ----------------------------------------------------------------------
                                       SUBSIDIARY  GUARANTOR   NON-GUARANTOR CONSOLIDATING CONSOLIDATED
                                PARENT   ISSUER   SUBSIDIARIES SUBSIDIARIES   ADJUSTMENTS      KCS
                                ------ ---------- ------------ ------------- ------------- ------------
Revenues....................... $  --    $140.3      $ 6.0         $ 3.7        $ (7.5)       $142.5
Costs and expenses.............   2.2     123.9        6.8           3.7          (7.5)        129.1
                                -----    ------      -----         -----        ------        ------
   Operating income (loss).....  (2.2)     16.4       (0.8)           --            --          13.4
Equity in net earnings of
 unconsolidated affiliates and
 subsidiaries..................   8.9       7.3         --           4.9         (16.2)          4.9
Gain on sale of Mexrail........   4.4       4.4         --            --          (4.4)          4.4
Interest expense...............  (0.3)    (10.8)      (0.2)         (0.1)          0.1         (11.3)
Other income...................   0.1       0.9        3.4           0.1          (0.1)          4.4
                                -----    ------      -----         -----        ------        ------
   Income before income taxes..  10.9      18.2        2.4           4.9         (20.6)         15.8
Income tax provision (benefit).  (0.8)      4.0        0.9            --            --           4.1
                                -----    ------      -----         -----        ------        ------
Net income..................... $11.7    $ 14.2      $ 1.5         $ 4.9        $(20.6)       $ 11.7
                                =====    ======      =====         =====        ======        ======

CONDENSED CONSOLIDATING BALANCE SHEET

                                               AS OF DECEMBER 31, 2001 (DOLLARS IN MILLIONS)
                                   ----------------------------------------------------------------------
                                                                      NON-
                                          SUBSIDIARY  GUARANTOR    GUARANTOR   CONSOLIDATING CONSOLIDATED
                                   PARENT   ISSUER   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      KCS
                                   ------ ---------- ------------ ------------ ------------- ------------
ASSETS:
    Current assets................ $ 25.5  $  223.4     $22.0        $  6.6      $   (23.1)    $  254.4
    Investments...................  701.4     413.6        --         376.4       (1,104.6)       386.8
    Properties, net...............    0.3   1,287.1      38.2           1.8             --      1,327.4
    Goodwill and other assets.....    1.7      40.4       1.7           0.1           (1.6)        42.3
                                   ------  --------     -----        ------      ---------     --------
       Total assets............... $728.9  $1,964.5     $61.9        $384.9      $(1,129.3)    $2,010.9
                                   ======  ========     =====        ======      =========     ========
LIABILITIES AND EQUITY:
    Current liabilities........... $  7.2  $  252.3     $ 6.9        $ 14.2      $   (23.1)    $  257.5
    Long-term debt................    1.3     602.9       2.8           4.7             --        611.7
    Payable to affiliates.........    4.8        --       0.6            --           (5.4)          --
    Deferred income taxes.........    9.5     350.9       5.2           6.2           (1.6)       370.2
    Other liabilities.............   25.8      62.0       3.4            --             --         91.2
    Stockholders equity...........  680.3     696.4      43.0         359.8       (1,099.2)       680.3
                                   ------  --------     -----        ------      ---------     --------
       Total liabilities and
        equity.................... $728.9  $1,964.5     $61.9        $384.9      $(1,129.3)    $2,010.9
                                   ======  ========     =====        ======      =========     ========

                                                 AS OF MARCH 31, 2002 (DOLLARS IN MILLIONS)
                                   ----------------------------------------------------------------------
                                                                      NON-
                                          SUBSIDIARY  GUARANTOR    GUARANTOR   CONSOLIDATING CONSOLIDATED
                                   PARENT   ISSUER   SUBSIDIARIES SUBSIDIARIES  ADJUSTMENTS      KCS
                                   ------ ---------- ------------ ------------ ------------- ------------
ASSETS:
    Current assets................ $ 34.1  $  246.2     $25.4        $  6.6      $   (52.6)    $  259.7
    Investments...................  715.4     409.7        --         391.1       (1,133.9)       382.3
    Properties, net...............    0.3   1,285.8      37.4           1.7             --      1,325.2
    Goodwill and other assets.....    1.7      31.4       1.0           0.2           (1.6)        32.7
                                   ------  --------     -----        ------      ---------     --------
       Total assets............... $751.5  $1,973.1     $63.8        $399.6      $(1,188.1)    $1,999.9
                                   ======  ========     =====        ======      =========     ========
LIABILITIES AND EQUITY:
    Current liabilities........... $  3.8  $  270.9     $ 7.4        $ 23.6      $   (52.8)    $  252.9
    Long-term debt................    1.3     571.3       2.8           4.6             --        580.0
    Payable to affiliates.........   12.2        --       0.5            --          (12.7)          --
    Deferred income taxes.........    9.5     352.2       5.0           6.0           (1.6)       371.1
    Other liabilities.............   26.0      67.5       3.6           0.1             --         97.2
    Stockholders equity...........  698.7     711.2      44.5         365.3       (1,121.0)       698.7
                                   ------  --------     -----        ------      ---------     --------
       Total liabilities and
        equity.................... $751.5  $1,973.1     $63.8        $399.6      $(1,188.1)    $1,999.9
                                   ======  ========     =====        ======      =========     ========

               CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                   THREE MONTHS ENDED MARCH 31, 2001 (DOLLARS IN MILLIONS)
                                           ----------------------------------------------------------------------
                                                  SUBSIDIARY  GUARANTOR   NON-GUARANTOR CONSOLIDATING CONSOLIDATED
                                           PARENT   ISSUER   SUBSIDIARIES SUBSIDIARIES   ADJUSTMENTS      KCS
                                           ------ ---------- ------------ ------------- ------------- ------------
Net cash flows provided by (used for)
 operating activities:.................... $(2.9)   $ 14.6      $ 2.5         $ 0.3         $(0.7)       $ 13.8
                                           -----    ------      -----         -----         -----        ------
Investing activities:
    Property acquisitions.................    --     (13.7)      (0.2)           --            --         (13.9)
    Investments in and loans to
     affiliates...........................    --        --         --          (2.8)          2.4          (0.4)
    Other, net............................    --       0.2        0.6            --          (0.1)          0.7
                                           -----    ------      -----         -----         -----        ------
       Net................................    --     (13.5)       0.4          (2.8)          2.3         (13.6)
                                           -----    ------      -----         -----         -----        ------
Financing activities:
    Proceeds from issuance of long-term
     debt.................................    --      15.0         --            --            --          15.0
    Repayment of long-term debt...........    --      (7.9)        --            --            --          (7.9)
    Proceeds from loans from
     affiliates...........................   2.4        --         --            --          (2.4)           --
    Proceeds from stock plans.............   0.8        --         --            --            --           0.8
    Cash dividends paid...................  (0.1)       --         --            --            --          (0.1)
    Other, net............................  (1.3)      0.4         --            --            --          (0.9)
                                           -----    ------      -----         -----         -----        ------
       Net................................   1.8       7.5         --            --          (2.4)          6.9
                                           -----    ------      -----         -----         -----        ------
Cash and equivalents:
    Net increase (decrease)...............  (1.1)      8.6        2.9          (2.5)         (0.8)          7.1
    At beginning of period................   1.5      19.1        0.4           0.5            --          21.5
                                           -----    ------      -----         -----         -----        ------
    At end of period...................... $ 0.4    $ 27.7      $ 3.3         $(2.0)        $(0.8)       $ 28.6
                                           =====    ======      =====         =====         =====        ======

                                                   THREE MONTHS ENDED MARCH 31, 2002 (DOLLARS IN MILLIONS)
                                           -----------------------------------------------------------------------
                                                   SUBSIDIARY  GUARANTOR   NON-GUARANTOR CONSOLIDATING CONSOLIDATED
                                           PARENT    ISSUER   SUBSIDIARIES SUBSIDIARIES   ADJUSTMENTS      KCS
                                           ------  ---------- ------------ ------------- ------------- ------------
Net cash flows provided by (used for)
 operating activities:.................... $(10.5)   $ 42.7      $(4.4)        $ 9.3         $ 0.1        $ 37.2
                                           ------    ------      -----         -----         -----        ------
Investing activities:
    Property acquisitions.................     --     (17.2)      (0.2)           --            --         (17.4)
    Investments in and loans to
     affiliates...........................     --        --         --          (9.1)          7.3          (1.8)
    Proceeds from sale of investments.....     --      31.4         --            --            --          31.4
    Other, net............................   (0.1)      6.5        4.3            --          (0.1)         10.6
                                           ------    ------      -----         -----         -----        ------
       Net................................   (0.1)     20.7        4.1          (9.1)          7.2          22.8
                                           ------    ------      -----         -----         -----        ------
Financing activities:
    Proceeds from issuance of long-term
     debt.................................     --        --         --            --            --            --
    Repayment of long-term debt...........     --     (30.4)        --          (0.1)           --         (30.5)
    Proceeds from loans from
     affiliates...........................    7.3        --         --            --          (7.3)           --
    Proceeds from stock plans.............    2.1        --         --            --            --           2.1
    Cash dividends paid...................   (0.1)       --         --            --            --          (0.1)
    Other, net............................    0.4       0.1        0.1            --            --           0.6
                                           ------    ------      -----         -----         -----        ------
       Net................................    9.7     (30.3)       0.1          (0.1)         (7.3)        (27.9)
                                           ------    ------      -----         -----         -----        ------
Cash and equivalents:
    Net increase (decrease)...............   (0.9)     33.1       (0.2)          0.1            --          32.1
    At beginning of period................    1.3      23.2         --           0.2            --          24.7
                                           ------    ------      -----         -----         -----        ------
    At end of period...................... $  0.4    $ 56.3      $(0.2)        $ 0.3         $  --        $ 56.8
                                           ======    ======      =====         =====         =====        ======

    11.DEBT REFINANCING.   During the second quarter of 2002, the Company was
       party to several debt refinancing transactions as described below.

   SENIOR NOTES

      On June 12, 2002, KCSR issued $200 million of 71/2% senior notes due June 15, 2009 ("71/2% Notes") through a private offering pursuant to Rule 144A under the Securities Act of 1933 in the United States and Regulation S outside the United States ("Note Offering"). The 71/2% Notes bear a fixed annual interest rate of 71/2%, with interest to be paid semi-annually on June 15 and December 15. These notes are general unsecured obligations of KCSR, are guaranteed by the Company and certain of its subsidiaries and contain certain covenants and restrictions customary for this type of debt instrument and for borrowers with similar credit ratings.

      Net proceeds from the Note Offering of $195.8 million, together with cash, were used to repay term debt under the KCS Credit Facility and certain other secured indebtedness of the Company. Debt issuance costs related to the Note Offering of approximately $4.2 million were deferred and are being amortized over the seven-year term of the 71/2% Notes. See "New Credit Agreement" below.

   NEW CREDIT AGREEMENT

      On June 12, 2002, in conjunction with the repayment of certain of the term loans under the KCS Credit Facility using the net proceeds received from the Note Offering, the Company amended and restated the KCS Credit Facility (the amended and restated credit agreement is referred to as the New Credit Agreement herein). The New Credit Agreement provides KCSR with a $150 million term loan ("Tranche B term loan"), which matures on June 12, 2008, and a $100 million revolving credit facility ("Revolver"), which matures on January 11, 2006. Letters of credit are also available under the Revolver up to a limit of $15 million. The proceeds from future borrowings under the Revolver may be used for working capital and for general corporate purposes. The letters of credit may be used for general corporate purposes. Borrowings under the New Credit Agreement are secured by substantially all of the Company's assets and are guaranteed by the majority of its subsidiaries.

      The Tranche B term loan and the Revolver bear interest at the London Interbank Offered Rate ("LIBOR") or an alternate base rate, as the Company shall select, plus an applicable margin. The applicable margin for the Tranche B term loan is 2% for LIBOR borrowings and 1% for alternate base rate borrowings. The applicable margin for the Revolver is based on the Company's leverage ratio (defined as the ratio of the Company's total debt to consolidated EBITDA (earnings before interest, taxes, depreciation and amortization, excluding the undistributed earnings of unconsolidated affiliates) for the prior four fiscal quarters). Based on the Company's leverage ratio on June 12, 2002, the applicable margin was 2.50% per annum for LIBOR borrowings and 1.50% per annum for alternate base rate borrowings.

      The New Credit Agreement also requires the payment to the lenders of a commitment fee of 0.50% per annum on the average daily, unused amount of the Revolver and Tranche B term loan. Additionally, a fee equal to a per annum rate of 0.25% plus the applicable margin for LIBOR priced borrowings under the Revolver will be paid on any letter of credit issued under the Revolver.

      The New Credit Agreement contains certain provisions, covenants and restrictions customary for this type of debt and for borrowers with a similar credit rating. These provisions include, among others, restrictions on the Company's ability and its subsidiaries ability to 1) incur additional debt or liens; 2) enter into sale and leaseback transactions; 3) merge or consolidate with another entity; 4) sell assets; 5) enter into certain transactions with affiliates; 6) make investments, loans, advances, guarantees or acquisitions; 7) make certain restricted payments, including dividends, or make certain payments on other indebtedness; or 8) make capital expenditures. In addition, the Company is required to comply with certain financial ratios, including minimum interest expense coverage and leverage ratios. The New Credit Agreement also contains certain customary events of default. These covenants, along with other provisions, could restrict maximum utilization of the Revolver.

      Debt issuance costs related to the New Credit Agreement of approximately $1.1 million were deferred and are being amortized over the respective term of the loans. Extraordinary debt retirement costs associated with the prepayment of certain term loans under the KCS Credit Facility using proceeds from the Note Offering were approximately $4.3 million ($2.7 million, net of income taxes).

   SOUTHERN CAPITAL

      On June 25, 2002, Southern Capital refinanced the outstanding balance of its one-year bridge loan through the issuance of approximately $167.6 million of pass through trust certificates and the sale of 50 locomotives. The pass through trust certificates are secured by the sold locomotives, all of the remaining locomotives and rolling stock owned by Southern Capital and rental payments payable by KCSR under the sublease of the sold locomotives and its leases of the equipment owned by Southern Capital. Payments of interest and principal of the pass through trust certificates, which are due semi-annually on June 30 and December 30 commencing on December 30, 2002 and ending on June 30, 2022, are insured under a financial guarantee insurance policy by MBIA Insurance Corporation. KCSR leases or subleases all of the equipment securing the pass through trust certificates.

[LOGO] KANSAS CITY SOUTHERN Lines (small)

                                  [KCS LOGO]
                                 $200,000,000

                   THE KANSAS CITY SOUTHERN RAILWAY COMPANY

                       OFFER TO EXCHANGE ALL OUTSTANDING
                         7 1/2% SENIOR NOTES DUE 2009

                                      FOR

                         7 1/2% SENIOR NOTES DUE 2009
                       WHICH HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                                  PROSPECTUS

                                           , 2002

                               -----------------


--------------------------------------------------------------------------------

   We have not authorized anyone to give you any information or to make any representations as to matters not stated in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus is correct after this date.

--------------------------------------------------------------------------------

   Until       , 2002 (90 days after the date of this prospectus), all dealers effecting transactions in the new notes, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when selling new notes received in exchange for outstanding notes held for their own account.

--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

REGISTRANTS INCORPORATED OR ORGANIZED UNDER DELAWARE LAW

   KCS, SIS Bulk Holding, Inc., PABTEX, L.P., Mid-South Microwave, Inc., Southern Industrial Services, Inc. and Trans-Serve, Inc. are each incorporated or organized under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

   Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions as may be set forth in the partnership agreement, a limited partnership has the power to indemnify any partner or other person from and against any and all claims and demands whatsoever.

   The bylaws of KCS provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of KCS, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of KCS, or served at the request of KCS as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the Delaware Statute.

   The bylaws of Mid-South Microwave, Inc. provide that it has the power to indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as director, officer or employee at the request of the corporation or any predecessor of the corporation.

   The certificate of incorporation and bylaws of Southern Industrial Services, Inc. provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of the corporation, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the Delaware Statute. The certificate of incorporation provides that the right to indemnification is a contractual right and includes the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is determined ultimately that such director or officer is not entitled to be indemnified.

   The certificate of incorporation of SIS Bulk Holding, Inc. provides that the corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the corporation's Board of Directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The certificate of incorporation further provides that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

   The certificate of incorporation of each of KCS, Southern Industrial Services, Inc. and SIS Bulk Holding, Inc. provides that to the fullest extent permitted by the Delaware Statute and any amendments thereto, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

   The Agreement of Limited Partnership (the "Partnership Agreement") of PABTEX, L.P. provides that the partnership, its receiver or its trustee shall indemnify and pay all judgments and claims against the general partner and its representatives relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the general partner and its representatives in connection with the business of the partnership, including attorneys' fees incurred by the general partner and its representatives in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all liabilities under federal and state securities laws (including the Securities Act) as permitted by law. The Partnership Agreement further provides that in the event of any action by the limited partner against the general partner and/or its representatives, including a partnership derivative suit, the partnership shall indemnify and pay all expenses of the general partner and its representatives, including attorneys' fees incurred in the defense of such action, if the general partner and its representatives are successful in such action. In addition, the Partnership Agreement provides that the partnership shall indemnify and pay all expenses, costs or liabilities of the general partner and its representatives who for the benefit of the partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the partnership and who suffers any financial loss as the result of such action. Notwithstanding the above indemnification provisions, under the Partnership Agreement, neither the general partner nor any of its representatives is indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

   In addition, KCS has entered into indemnification agreements with its officers and directors. Those agreements are intended to supplement its officer and director liability insurance and provide the officers and directors with specific contractual assurance that the protection provided by its bylaws will continue to be available regardless of, among other things, an amendment to the bylaws or a change in management or control of KCS. The indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys' fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. Under the indemnification agreements, KCS's determinations of indemnity are made by a committee of disinterested directors unless a change in control of KCS has occurred, in which case the determination is made by special independent counsel. The indemnification agreements also provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within specified periods. Indemnification and advancement of expenses would also be provided in connection with court proceedings initiated to determine rights under the indemnification agreements and certain other matters.

REGISTRANTS INCORPORATED UNDER MISSOURI LAW

   KCSR, Rice-Carden Corporation and Southern Development Company are each incorporated under the laws of the State of Missouri. Section 351.355 of the General and Business Corporation Law of Missouri (the "Missouri Statute") provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he is or was serving in an indemnified capacity against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where an officer or director is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses which he has actually and reasonably incurred.

   The Missouri Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under a corporation's articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise. In addition, the Missouri Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Missouri Statute.

   The Articles of Association of KCSR, as amended, provide that the corporation shall indemnify each of its directors and officers to the full extent permitted by the Missouri Statute and, in addition, shall indemnify each of them against all expenses (including without limitation all attorneys' fees, judgments, fines and amounts paid in settlement) incurred by any of them in connection with any claim (including without limitation any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the corporation) by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of the capacities referred to in the Missouri Statute or arising out of their status in any such capacity, provided that the corporation shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Such Articles of Association further provide that the corporation may, as it deems appropriate and as may be permitted by the Missouri Statute, indemnify any other person referred to in the Missouri Statute against any such expenses incurred by him in connection with any such claim by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of such capacities or arising out of their status in any such capacity. In addition, such Articles of Association authorize the corporation to give or supplement any of the above indemnifications by by-law, agreement or otherwise and fund them by insurance to the extent it deems appropriate and provides that such indemnification of officers and directors will survive elimination or modification of such Articles with respect to any such expenses incurred in connection with claims arising out of the acts or omissions occurring prior to such elimination or modification and persons to whom such indemnification is given shall be entitled to rely upon such indemnification as a contract with the corporation.

   The by-laws of KCSR provide that each person who at any time is, or shall have been, a director, officer, employee or agent of the corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, serving in such capacity, or served at the request of the corporation in such capacity of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under the Missouri Statute.

REGISTRANT INCORPORATED UNDER ILLINOIS LAW

   Gateway Eastern Railway Company is incorporated under the laws of the State of Illinois. Section 8.75 of Illinois' Business Corporation Act of 1983 (the "Illinois Statute") provides that an Illinois corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was serving in an indemnified capacity against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable to the corporation, unless, and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person.

   The Illinois Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. In addition, the Illinois Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the Illinois Statute.

   The By-laws of Gateway Eastern Railway Company provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such By-laws contain similar provisions with respect to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation, except to the extent the court in which the action or suit was brought determines upon application that, despite the finding of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses which the court determines proper. Such By-laws also provide that to the extent an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses actually and reasonably incurred by him, and to the extent such person is not successful in such defense, he may be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection with the action, suit or proceeding, if authorized by (a) the board of directors by a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding, or (b) if that quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. In addition, such By-laws provide for advancement of expenses prior to the final disposition of the action, suit or proceeding, as authorized by the board of directors in a specific case, upon receipt of an undertaking by or on behalf of the director, officer employee or agent to repay the amount, unless it is ultimately determined that he is entitled to indemnification by the corporation as authorized by such By-laws. Such By-laws further provide that the indemnification provided for in such By-laws is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person. Such By-laws also provide that the corporation may purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under such By-laws.

REGISTRANTS ORGANIZED UNDER TEXAS LAW

   PABTEX GP, LLC is organized under the laws of the State of Texas. Section
2.20 of the Texas Limited Liability Company Act ("TLLCA") provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or in its regulations, a limited liability company has the power to indemnify managers, officers and other persons and purchase and maintain liability insurance for such persons. Section 2.01 of the TLLCA provides in pertinent part that each limited liability company shall have the power provided for a corporation under the Texas Business Corporation Act ("TBCA").

   The TBCA provides that a corporation may indemnify a person who was, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in the manner set forth in the statute that the person conducted himself in good faith; reasonably believed, in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to the corporation's best interests; and in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under the TBCA, except as described below, a director may not be indemnified in respect of a proceeding in which the person is found liable on the basis that he improperly received personal benefit or in which the person is found liable to the corporation. A person may be indemnified under the TBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly derived by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The TBCA further provides that a corporation shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A corporation may pay or reimburse reasonable expenses incurred by a director in advance of the final disposition of a proceeding and without the determination of indemnification or authorization of indemnification required by the statute if the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and a written undertaking by or on behalf of the director to repay the amount advanced if it is ultimately determined that he has not met the standard or that indemnification of such person against such expenses is prohibited by the TBCA. A provision in the corporation's articles of organization, bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the advancement of such expenses is deemed to constitute authorization of the advancement of such expenses. A corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, or to persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, to the same extent that it may indemnify and advance expenses to directors, and to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law. In addition, under the TBCA, a corporation may purchase and maintain insurance or another arrangement on behalf of any such any person serving in any such indemnified capacity against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under the TBCA, however, if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. The TBCA further provides that the articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under certain sections of the TBCA.

   The Articles of Organization of PABTEX GP, LLC provide that the company shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was a member or officer of the company or (ii) while a member or officer of the company, is or was serving at the request of the company as a director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a limited liability company may grant indemnification to a member under the TLLCA and the TBCA. Such Articles further provide that such right is a contract right and runs to the benefit of any member or officer who is elected and accepts the position of member or officer of the company or elects to continue to serve as a member or officer of the company while the Article covering indemnification is in effect. Such right includes the right to be paid or reimbursed by the company for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the TLLCA and the TBCA. If a claim for indemnification or advancement of expenses is not paid in full by the company within 90 days after a written claim has been received by the company, the claimant may at any time thereafter bring suit against the company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant is entitled to be paid also the expenses of prosecuting such claim. Under such Articles, the company may additionally indemnify any person covered by the grant of mandatory indemnification set forth above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law. To the extent permitted by then applicable law, the grant of mandatory indemnification to any person as set forth above extends to proceedings involving the negligence of such person. As used in such Articles and in the TBCA, the term "proceeding" is defined as any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

   The Regulations of PABTEX GP, LLC provide that, subject to the limitations and conditions described below, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such an action, suit or proceeding, by reason of the fact that such person is or was a member of the company or while such member of the company is or was serving at the request of the company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise shall be indemnified by the company to the fullest extent permitted by the TLLCA against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding. The Regulations further provide that such indemnification rights are contract rights and it is expressly acknowledged that the indemnification provided in the Regulations could involve indemnification for negligence or under theories of strict liabilities.

   The Regulations further provide that the company shall indemnify and advance expenses to an officer of the company to the extent required to do so by the TLLCA or other applicable law. The company, by adoption of a resolution of the member, may indemnify and advance expenses to an officer, employee or agent of the company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to the member, and may indemnify and advance expenses to persons who are or were serving at the request of the company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against such person and incurred by such person in such a capacity arising out of its status as such a person to the same extent that the company may indemnify and advance expenses to the member.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) EXHIBITS

EXHIBIT NO. DESCRIPTION
----------- -----------
 1.1        Placement Agreement dated June 5, 2002, is attached hereto as Exhibit 1.1

 3.1        Restated Certificate of Incorporation of Kansas City Southern (the "Company"), as amended is attached hereto as Exhibit 3.1

 3.2        By-Laws of the Company, as amended and restated to May 2, 2002, which is attached as
            Exhibit 3.2 to the Company's Form 10-Q for the quarterly period ended March 31, 2002
            (Commission File Number 1-4717), is hereby incorporated by reference as Exhibit 3.2

 3.3        Articles of Association of The Kansas City Southern Railway Company, ("KCSR"), a
            Missouri corporation, which is attached as Exhibit 3.3 to the Company's Registration
            Statement on Form S-4 originally filed January 25, 2001 (Registration No. 333-54262), as amended and declared effective on March 15, 2001 (the "S-4 Registration Statement"), and
            is hereby incorporated by reference as Exhibit 3.3

 3.4        By-Laws of KCSR, which is attached as Exhibit 3.4 to the Company's S-4 Registration
            Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit
            3.4

 3.5        Articles of Incorporation of Gateway Eastern Railway Company, an Illinois corporation, which is attached as Exhibit 3.5 to the Company's S-4 Registration Statement (Registration
            No. 333-54262), and is hereby incorporated by reference as Exhibit 3.5

 3.6        By-Laws of Gateway Eastern Railway Company, which is attached as Exhibit 3.6 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.6

 3.7        Certificate of Incorporation of Mid-South Microwave, Inc., as corrected, which is attached as Exhibit 3.11 to the Company's S-4 Registration Statement (Registration No. 333-54262),
            and is hereby incorporated by reference as Exhibit 3.7

 3.8        By-Laws of Mid-South Microwave, Inc., which is attached as Exhibit 3.12 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.8

EXHIBIT NO. DESCRIPTION
----------- -----------
 3.9        Articles of Incorporation of Rice-Carden Corporation, a Missouri corporation, which is attached as Exhibit 3.13 to the Company's S-4 Registration Statement (Registration
            No. 333-54262), and is hereby incorporated by reference as Exhibit 3.9

 3.10       By-Laws of Rice-Carden Corporation, which is attached as Exhibit 3.14 to the Company's
            S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.10

 3.11       Articles of Incorporation of Southern Development Company, a Missouri corporation, which is attached as Exhibit 3.15 to the Company's S-4 Registration Statement (Registration
            No. 333-54262), and is hereby incorporated by reference as Exhibit 3.11

 3.12       By-Laws of Southern Development Company, which is attached as Exhibit 3.16 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.12

 3.13       Certificate of Incorporation of Southern Industrial Services, Inc., as amended, which is attached as Exhibit 3.17 to the Company's S-4 Registration Statement (Registration
            No. 333-54262), and is hereby incorporated by reference as Exhibit 3.13

 3.14       By-Laws of Southern Industrial Services, Inc., which is attached as Exhibit 3.18 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.14

 3.15       Certificate of Incorporation of Trans-Serve, Inc., which is attached as Exhibit 3.19 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.15

 3.16       By-Laws of Trans-Serve, Inc., which is attached as Exhibit 3.20 to the Company's S-4
            Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.16

 3.17       Certificate of Incorporation of SIS Bulk Holding, Inc., which is attached as Exhibit 3.21 to the Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.17

 3.18       By-Laws of SIS Bulk Holding, Inc., which is attached as Exhibit 3.22 to the Company's S-4
            Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.18

 3.19       Certificate of Conversion of Global Terminaling Services, Inc. into PABTEX, L.P., which is attached as Exhibit 3.23 to the Company's S-4 Registration Statement (Registration
            No. 333-54262), and is hereby incorporated by reference as Exhibit 3.19

 3.20       Certificate of Limited Partnership of PABTEX, L.P., which is attached as Exhibit 3.24 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.20

 3.21       Agreement of Limited Partnership of PABTEX, L.P., which is attached as Exhibit 3.25 to the Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.21

 3.21.1     First Amendment to Limited Partnership Agreement of PABTEX, L.P., which is attached as
            Exhibit 3.25.1 to the Company's Form S-4A originally filed March 15, 2001, Registration
            Statement (Registration No. 333-54626 (the "S-4A Registration Statement")), and is hereby incorporated by reference as Exhibit 3.21.1

 3.22       Articles of Organization of PABTEX GP, LLC, which is attached as Exhibit 3.26 to the
            Company's S-4 Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.22

EXHIBIT NO. DESCRIPTION
----------- -----------
 3.23       Regulations of PABTEX GP, LLC, which is attached as Exhibit 3.27 to the Company's S-4
            Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.23

 3.23.1     First Amendment to Regulations of PABTEX GP, LLC, which is attached as Exhibit 3.27.1 to the Company's S-4/A Registration Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit 3.23.1

 4.1        Indenture, dated June 12, 2002, among the Company, the Guarantors and U.S. Bank
            National Association, as Trustee, is attached hereto as Exhibit 4.1

 4.2        Form of Face of Exchange Security, included as Exhibit B to Exhibit 4-1, is attached hereto as Exhibit 4.2

 4.3        Registration Rights Agreement dated as of June 5, 2002, among the Company, the
            Guarantors and the Initial Purchasers, is attached hereto as Exhibit 4.3

 4.4        Indenture, dated September 27, 2000, among the Company, KCSR, certain other subsidiaries of the Company, and The Bank of New York, as trustee (the "2000 Indenture")
            which is attached as Exhibit 4.1 to the Company's S-4 Registration Statement (Registration
            No. 333-54262) is hereby incorporated by reference as Exhibit 4.4

 4.4.1      Supplemental Indenture, dated January 29, 2001, to the 2000 Indenture, among the
            Company, KCSR, certain other subsidiaries of the Company, and The Bank of New York, as trustee, which is attached as Exhibit 4.1.1 to the Company's S-4 Registration Statement
            (Registration No. 333-54262) is hereby incorporated by reference as Exhibit 4.4.1

 4.5        The Indenture, dated July 1, 1992 between the Company. and The Chase Manhattan Bank
            (the "1992 Indenture"), which is attached as Exhibit 4 to KCS's Shelf Registration of $300 million of Debt Securities on Form S-3 filed June 19, 1992 (Commission File
            No. 33-47198) and as Exhibit 4(a) to the Company's Form S-3 filed March 29, 1993
            (Commission File No. 33-60192) registering $200 million of Debt Securities, is hereby incorporated by reference as Exhibit 4.5

 4.5.1      Supplemental Indenture, dated December 17, 1999 to the 1992 Indenture with respect to the
            6.625% Notes Due March 1. 2005 issued pursuant to the 1992 Indenture, which is attached as Exhibit 4.5.2 to KCS's Form 10-K for the year ended December 31, 1999 (Commission
            File No. 1-4717), is hereby incorporated by reference as Exhibit 4.5.1

 4.5.2      Supplemental Indenture, dated December 17, 1999 to the 1992 Indenture with respect to the
            7% Debentures Due December 15, 2025 issued pursuant to the 1992 Indenture, which is attached as Exhibit 4.5.4 to KCS's Form 10-K for the year ended December 31, 1999
            (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 4.5.2

 4.6        Stockholder Rights Agreement, dated September 19, 1995, by and between the Company and Harris Trust and Savings Bank, which is attached as Exhibit 99 to the Company's Form
            8-A dated October 24, 1995 (Commission File No. 1-4717), and is hereby incorporated by reference as Exhibit 4.6

 5.1*       Opinion of Sonnenschein Nath & Rosenthal regarding the validity of the securities offered

 8.1*       Opinion of Sonnenschein Nath & Rosenthal regarding federal income tax consequences

10.1        Form of Director Indemnification Agreement, which is attached as Exhibit 10.2 to the
            Company's Form 10-K for the year ended December 31, 2001 (Commission File
            No. 1-4717), is hereby incorporated by reference as Exhibit 10.1

10.2        Form of Officer Indemnification Agreement, which is attached as Exhibit 10.1 to the
            Company's Form 10-K for the year ended December 31, 2001 (Commission File
            No. 1-4717), is hereby incorporated by reference as Exhibit 10.2

EXHIBIT NO. DESCRIPTION
----------- -----------
10.3        The 1992 Indenture, which is incorporated by reference as Exhibit 4.5 hereto, is hereby incorporated by reference as Exhibit 10.3
10.3.1      Supplemental Indenture, dated December 17, 1999 to the 1992 Indenture with respect to the
            6.625% Notes Due March 1, 2005 issued pursuant to the 1992 Indenture, which is incorporated by reference as Exhibit 4.5.2 hereto, is hereby incorporated by reference as
            Exhibit 10.3.1
10.3.2      Supplemental Indenture dated December 17, 1999 to the 1992 Indenture with respect to the
            7% Debentures Due December 15, 2025 issued pursuant to the 1992 Indenture, which is incorporated by reference as Exhibit 4.5.4 hereto, is hereby incorporated by reference as
            Exhibit 10.3.2
10.4        The Kansas City Southern Railway Company Directors' Deferred Fee Plan, as adopted
            August 20, 1982 and the amendment thereto effective March 19, 1997 to such plan, which is attached as Exhibit 10.1 to the Company's Form 10-Q for the period ended March 31, 1997
            (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 10.4
10.5        Description of the Company's 1991 incentive compensation plan, which is attached as
            Exhibit 10.4 to the Company's Form 10-K for the year ended December 31, 1990
            (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 10.5
10.6        Amendment and Restatement Agreement dated June 12, 2002, among the Company, KCSR and the lenders named therein, together with the Amended and Restated Credit Agreement dated June 12, 2002 among the Company, KCSR and the lenders named therein attached thereto as Exhibit A, is attached hereto as Exhibit 10.6.
10.6.1      Reaffirmation Agreement dated June 12, 2002 among the Company, KCSR and JP Morgan
            Chase Bank, is attached hereto as Exhibit 10.6.1
10.6.2      Master Assignment and Acceptance dated June 12, 2002, among the Company, KCSR and the lenders named therein, is attached hereto as Exhibit 10.6.2
10.7        Tax Disaffiliation Agreement, dated October 23, 1995, by and between the Company and
            DST Systems, Inc., which is attached as Exhibit 10.8 to the Company's S-4 Registration
            Statement (Registration No. 333-54262), and is hereby incorporated by reference as Exhibit
            10.7
10.8        Kansas City Southern Industries, Inc. 401(k) and Profit Sharing Plan, which is attached as
            Exhibit 4.8 to the Company's Form S-8 filed on December 14, 2000 (Registration
            No. 333-51854), is hereby incorporated by reference as Exhibit 10.8
10.9        Assignment, Consent and Acceptance Agreement, dated August 10, 1999, by and among the
            Company, DST Systems, Inc., and Stilwell Financial, Inc., which is attached as
            Exhibit 10.10 to the Company's S-4 Registration Statement (Registration No. 333-54262),
            and is hereby incorporated by reference as Exhibit 10.9
10.10       Directors Deferred Fee Plan, adopted August 20, 1982, amended and restated June 1, 2002, is attached hereto as Exhibit 10.10
10.11       Kansas City Southern Industries, Inc. 1991 Amended and Restated Stock Option and
            Performance Award Plan, as amended and restated effective as of February 27, 2001, which is attached as Exhibit 4.4 to the Company's Form S-8 filed on April 4, 2001 (Registration
            No. 333-58250), is hereby incorporated by reference as Exhibit 10.11
10.12       Employment Agreement, as amended and restated January 1, 2001, by and among the
            Company, KCSR and Michael R. Haverty, which is attached as Exhibit 10.12 to the
            Company's Form 10-K for the year ended December 31, 2001 (Commission File
            No. 1-4717), is hereby incorporated by reference as Exhibit 10.12

EXHIBIT NO. DESCRIPTION
----------- -----------
10.13       Employment Agreement, dated January 1, 1999, by and among the Company, KCSR and
            Gerald K. Davies, which is attached as Exhibit 10.14 to the Company's S-4 Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.13

10.13.1     Amendment to Employment Agreement, dated as of January 1, 2001, by and among the
            Company, KCSR and Gerald K. Davies, which is attached as Exhibit 10.13.1 to the
            Company's Form 10-K for the year ended December 31, 2001 (Commission File
            No. 1-4717), is hereby incorporated by reference as Exhibit 10.13.1

10.14       Employment Agreement, as amended and restated January 1, 2001, by and between the
            Company and Robert H. Berry, which is attached as Exhibit 10.14 to the Company's Form
            10-K for the year ended December 31, 2001 (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 10.14

10.15       Employment Agreement, dated August 1, 2001, as amended by the Amendment to
            Employment Agreement dated August 1, 2001, by and among the Company, KCSR and
            William J. Pinamont, which is attached as Exhibit 10.16 to the Company's Form 10-K for the year ended December 31, 2001 (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 10.15

10.16       Employment Agreement, as amended and restated effective as of January 1, 2001 between the Company, KCSR and Albert W. Rees, which is attached as Exhibit 10.15 to the
            Company's Form 10-K for the year ended December 31, 2001 (Commission File
            No. 1-4717), is hereby incorporated by reference as Exhibit 10.16

10.17       Employment Agreement, dated June 1, 2002, by and between the Company, KCSR and
            Ronald G. Russ, is attached hereto as Exhibit 10.17

10.18       Kansas City Southern Industries, Inc. Executive Plan, as amended and restated effective
            November 17, 1998, which is attached as Exhibit 10.18 to the Company's Form 10-K for the year ended December 31, 1998 (Commission File No. 1-4717), is hereby incorporated by reference as Exhibit 10.18

10.19       The 2000 Indenture (See Exhibit 4.4)

10.20.1     Supplemental Indenture, dated January 29, 2001, to the 2000 Indenture (Exhibit 4.4.1)

10.21       Intercompany Agreement, dated August 16, 1999, between the Company and Stilwell
            Financial Inc., which is attached as Exhibit 10.23 to the Company's S-4 Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.21

10.22       Tax Disaffiliation Agreement, dated August 16, 1999, between the Company and Stilwell
            Financial Inc., which is attached as Exhibit 10.24 to the Company's S-4 Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.22

10.23       Pledge Agreement, dated January 11, 2000, among the Company, KCSR, the subsidiary pledgors party thereto and the Chase Manhattan Bank, as Collateral Agent (the "Pledge
            Agreement"), which is attached as Exhibit 10.25 to the Company's S-4/A Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.23

10.24       Guarantee Agreement, dated January 11, 2000, among the Company, the subsidiary guarantors party thereto and The Chase Manhattan Bank, as Collateral Agent (the "Guarantee
            Agreement"), which is attached as Exhibit 10.26 to the Company's S-4/A Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as Exhibit 10.24

EXHIBIT NO. DESCRIPTION
----------- -----------
10.25       Security Agreement, dated January 11, 2000, among the Company, KCSR, the subsidiary grantors party thereto and The Chase Manhattan Bank, as Collateral Agent (the "Security
            Agreement"), which is attached as Exhibit 10.27 to the Company's S-4A Registration
            Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.25

10.26       Indemnity, Subrogation and Contribution Agreement, dated January 11, 2000, among the
            Company, KCSR, the subsidiary guarantors party thereto, and The Chase Manhattan Bank, as Collateral Agent (the "Indemnity, Subrogation and Contribution Agreement"), which is attached as Exhibit 10.28 to the Company' S-4/A Registration Statement (Registration
            No. 333-54262), is hereby incorporated by reference as Exhibit 10.26

10.27       Supplement No. 1, dated January 29, 2001, to the Pledge Agreement, among PABTEX GP,
            LLC, SIS BULK HOLDING, INC. and The Chase Manhattan Bank, as Collateral Agent,
            which is attached as Exhibit 10.29 to the Company's S-4/A Registration Statement
            (Registration No. 333-54262), is hereby incorporated by reference as Exhibit 10.27

10.28       Supplement No. 1, dated January 29, 2001, to the Guarantee Agreement, among PABTEX
            GP, LLC, SIS Bulk Holdings, Inc. and The Chase Manhattan Bank, as Collateral Agent,
            which is attached as Exhibit 10.30 to the Company's S-4/A Registration Statement
            (Registration No. 333-54262), is hereby incorporated by reference as Exhibit 10.28

10.29       Supplement No. 1, dated January 29, 2001, to the Security Agreement, among PABTEX
            GP, LLC, SIS Bulk Holdings, Inc. and The Chase Manhattan Bank, as Collateral Agent,
            which is attached as Exhibit 10.31 to the Company's S-4/A Registration Statement
            (Registration No. 333-54262), is hereby incorporated by reference as Exhibit 10.29

10.30       Supplement No. 1, dated January 29, 2001, to the Indemnity, Subrogation and Contribution
            Agreement, among PABTEX GP, LLC, SIS Bulk Holding, inc. and The Chase Manhattan
            Bank, as Collateral Agent, which is attached as Exhibit 10.32 to the Company's S-4/A
            Registration Statement (Registration No. 333-54262), is hereby incorporated by reference as
            Exhibit 10.30

10.31       Lease Agreement, as amended, dated June 26, 2001, between KCSR and Broadway Square
            Partners LLP, which is attached as Exhibit 10.34 to the Company's Form 10-K for the year ended December 31, 2001, is hereby incorporated by reference as Exhibit 10.31

12.1        Statement Re Computation of Ratios, is attached hereto as Exhibit 12.1

21.1        Subsidiaries of the Registrants, is attached hereto as Exhibit 21.1

23.1        Consent of KPMG LLP, is attached hereto as Exhibit 23.1

23.2        Consent of PricewaterhouseCoopers LLP, is attached hereto as Exhibit 23.2

23.3        Consent of PricewaterhouseCoopers, S.C., is attached hereto as Exhibit 23.3

23.4*       Consent of Sonnenschein Nath & Rosenthal (included in Exhibits 5.1 and 8.1)

24.1        Powers of Attorney (included on the signature pages)

25.1        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of
            U.S. Bank National Association, is attached hereto as Exhibit 25.1

99.1        Form of Letter of Transmittal, is attached hereto as Exhibit 99.1

99.2        Form of Notice of Guaranteed Delivery, is attached hereto as Exhibit 99.2

99.3        Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
            Nominees, is attached hereto as Exhibit 99.3

99.4        Form of Letter to Clients, is attached hereto as Exhibit 99.4

        --------
        *To be filed by Amendment.

   (b) FINANCIAL STATEMENT SCHEDULES

      No financial statement schedules are required to be filed herewith pursuant to this Item.

ITEM 22. UNDERTAKINGS

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrants hereby undertake:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequently to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 12, 2002.

                                          KANSAS CITY SOUTHERN

                                                     /S/  M. R. HAVERTY
                                          By: _______________________________
                                                     Michael R. Haverty
                                                  CHAIRMAN OF THE BOARD OF
                                               DIRECTORS; PRESIDENT AND CHIEF
                                                     FINANCIAL OFFICER

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL R. HAVERTY, RONALD G. RUSS, LOUIS G. VAN HORN, PAUL J. WEYANDT AND JAY M. NADLMAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 12, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

      SIGNATURE                                 TITLE
      ---------                                 -----

  /S/  M. R. HAVERTY   Chairman of the Board of Directors; President and Chief
______________________   Executive Officer
  Michael R. Haverty

 /S/  RONALD G. RUSS   Senior Vice President and Chief Financial Officer
______________________
    Ronald G. Russ

 /S/  LOUIS VAN HORN   Vice President and Comptroller
______________________
  Louis G. Van Horn

 /S/  LANDON ROWLAND   Director
______________________
  Landon H. Rowland

/S/  A. EDWARD ALLISON Director
______________________
  A. Edward Allinson

 /S/  MICHAEL G. FITT  Director
______________________
   Michael G. Fitt

 /S/  JAMES R. JONES   Director
______________________
    James R. Jones

/S/  BYRON G. THOMPSON Director
______________________
  Byron G. Thompson

/S/  RODNEY E. SLATER  Director
______________________
   Rodney E. Slater

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 12, 2002.

                                          THE KANSAS CITY SOUTHERN RAILWAY
                                          COMPANY


                                                     /S/  M. R. HAVERTY
                                          By: _______________________________
                                                     Michael R. Haverty
                                                  CHAIRMAN OF THE BOARD OF
                                               DIRECTORS; PRESIDENT AND CHIEF
                                                     FINANCIAL OFFICER

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL R. HAVERTY, RONALD G. RUSS, LOUIS G. VAN HORN, PAUL J. WEYANDT AND JAY M. NADLMAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 12, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

      SIGNATURE                                  TITLE
      ---------                                  -----

 /S/  M. R. HAVERTY   Chairman of the Board of Directors; President and Chief
_____________________   Executive Officer
 Michael R. Haverty

 /S/  RONALD G. RUSS  Senior Vice President and Chief Financial Officer; Director
_____________________
   Ronald G. Russ

 /S/  LOUIS VAN HORN  Vice President and Comptroller
_____________________
  Louis G. Van Horn

/S/  GERALD K. DAVIES Director
_____________________
  Gerald K. Davies

/S/  WARREN K. ERDMAN Director
_____________________
  Warren K. Erdman

 /S/  ALBERT W. REES  Director
_____________________
   Albert W. Rees

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 12, 2002.

                                          GATEWAY EASTERN RAILWAY COMPANY

                                                     /S/  M. R. HAVERTY
                                          By: _______________________________
                                                     Michael R. Haverty
                                              CHAIRMAN OF THE BOARD AND CHIEF
                                                     EXECUTIVE OFFICER

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL R. HAVERTY, RONALD G. RUSS, LOUIS G. VAN HORN, PAUL J. WEYANDT AND JAY M. NADLMAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 12, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

      SIGNATURE                                 TITLE
      ---------                                 -----

 /S/  M. R. HAVERTY   Chairman of the Board and Chief Executive Officer
_____________________
 Michael R. Haverty

/S/  GERALD K. DAVIES President and General Manager; Director
_____________________
  Gerald K. Davies

/S/  PAUL J. WEYANDT  Vice President and Treasurer (Principal Financial Officer
_____________________   and Accounting Officer)
   Paul J. Weyandt

 /S/  ALBERT W. REES  Director
_____________________
   Albert W. Rees

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 12, 2002.

                                          SIS BULK HOLDING, INC.

                                                  /S/  MICHAEL R. HAVERTY
                                          By: _______________________________
                                                     Michael R. Haverty
                                                         PRESIDENT

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL R. HAVERTY, RONALD G. RUSS, LOUIS G. VAN HORN, PAUL J. WEYANDT AND JAY M. NADLMAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 12, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

       SIGNATURE                              TITLE
       ---------                              -----

/S/  MICHAEL R. HAVERTY President; Director
_______________________
  Michael R. Haverty

  /S/  RONALD G. RUSS   Vice President and Treasurer (Principal Financial
_______________________   Officer)
    Ronald G. Russ

/S/  LOUIS G. VAN HORN  Vice President and Comptroller
_______________________
   Louis G. Van Horn

 /S/  GERALD K. DAVIES  Director
_______________________
   Gerald K. Davies

 /S/  WARREN K. ERDMAN  Director
_______________________
   Warren K. Erdman

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 12, 2002.

                                          MID-SOUTH MICROWAVE, INC.

                                                     /S/  M. R. HAVERTY
                                          By: _______________________________
                                                     Michael R. Haverty
                                                         PRESIDENT

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL R. HAVERTY, RONALD G. RUSS, LOUIS G. VAN HORN, PAUL J. WEYANDT AND JAY M. NADLMAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 12, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

      SIGNATURE                                  TITLE
      ---------                                  -----

 /S/  M. R. HAVERTY   President; Director
_____________________
 Michael R. Haverty

 /S/  RONALD G. RUSS  Vice President and Treasurer, Director (Principal Financial
_____________________   Officer and Accounting Officer)
   Ronald G. Russ

/S/  WARREN K. ERDMAN Director
_____________________
  Warren K. Erdman

 /S/  LOUIS VAN HORN  Director
_____________________
  Louis G. Van Horn

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 12, 2002.

                                          RICE-CARDEN CORPORATION

                                                     /S/  M. R. HAVERTY
                                          By: _______________________________
                                                     Michael R. Haverty
                                                         PRESIDENT

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL R. HAVERTY, RONALD G. RUSS, LOUIS G. VAN HORN, PAUL J. WEYANDT AND JAY M. NADLMAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 12, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

      SIGNATURE                                  TITLE
      ---------                                  -----

 /S/  M. R. HAVERTY   President; Director
_____________________
 Michael R. Haverty

 /S/  RONALD G. RUSS  Vice President and Treasurer; Director (Principal Financial
_____________________   Officer)
   Ronald G. Russ

 /S/  LOUIS VAN HORN  Vice President and Controller; Director
_____________________
  Louis G. Van Horn

/S/  WARREN K. ERDMAN Director
_____________________
  Warren K. Erdman

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 12, 2002.

                                          SOUTHERN DEVELOPMENT COMPANY

                                                     /S/  M. R. HAVERTY
                                          By: _______________________________
                                                     Michael R. Haverty
                                                          PRESIDENT

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL R. HAVERTY, RONALD G. RUSS, LOUIS G. VAN HORN, PAUL J. WEYANDT AND JAY M. NADLMAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 12, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

      SIGNATURE                        TITLE
      ---------                        -----

 /S/  M. R. HAVERTY   President; Director
_____________________
 Michael R. Haverty

 /S/  RONALD G. RUSS  Vice President and Treasurer; Director
_____________________   (Principal Financial Officer)
   Ronald G. Russ

 /S/  LOUIS VAN HORN  Vice President Director and Comptroller
_____________________
  Louis G. Van Horn

/S/  WARREN K. ERDMAN Director
_____________________
  Warren K. Erdman

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 12, 2002.

                                          SOUTHERN INDUSTRIAL SERVICES, INC.

                                                    /S/  M. R. HAVERTY
                                          By: _______________________________
                                                     Michael R. Haverty
                                                         PRESIDENT

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL R. HAVERTY, RONALD G. RUSS, LOUIS G. VAN HORN, PAUL J. WEYANDT AND JAY M. NADLMAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 12, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

      SIGNATURE                                  TITLE
      ---------                                  -----

 /S/  M. R. HAVERTY   President; Director
_____________________
 Michael R. Haverty

 /S/  RONALD G. RUSS  Vice President and Treasurer; Director (Principal Financial
_____________________   Officer and Accounting Officer)
   Ronald G. Russ

/S/  WARREN K. ERDMAN Director
_____________________
  Warren K. Erdman

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 12, 2002.

                                          TRANS-SERVE, INC.

                                                   /S/  ALBERT W. REES
                                          By: _______________________________
                                                       Albert W. Rees
                                                         PRESIDENT
                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ALBERT W. REES, RONALD G. RUSS, LOUIS G. VAN HORN, PAUL J. WEYANDT AND JAY M. NADLMAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 12, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

      SIGNATURE                       TITLE
      ---------                       -----

 /S/  ALBERT W. REES  President; Director
_____________________
   Albert W. Rees

 /S/  RONALD G. RUSS  Vice President and Treasurer; Director
_____________________   (Principal Financial Officer)
   Ronald G. Russ

 /S/  LOUIS VAN HORN  Vice President and Comptroller
_____________________
  Louis G. Van Horn

/S/  WARREN K. ERDMAN Director
_____________________
  Warren K. Erdman

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 12, 2002.

                                          PABTEX GP, LLC

                                          By:  Southern Industrial Services,
                                              Inc., its sole member

                                                  /S/  MICHAEL R. HAVERTY
                                              By: ___________________________
                                                     Michael R. Haverty
                                                          PRESIDENT

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL R. HAVERTY, RONALD G. RUSS, LOUIS G. VAN HORN, PAUL J. WEYANDT AND JAY M. NADLMAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 12, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

       SIGNATURE                                    TITLE
       ---------                                    -----

/S/  MICHAEL. R. HAVERTY President and Director of Southern Industrial Services, Inc.
________________________
   Michael R. Haverty

  /S/  RONALD G. RUSS    Vice President and Treasurer and Director of Southern
________________________   Industrial Services, Inc.
     Ronald G. Russ

 /S/  WARREN K. ERDMAN   Director of Southern Industrial Services, Inc.
________________________
    Warren K. Erdman

                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, STATE OF MISSOURI, ON JULY 12, 2002.

                                          PABTEX L.P.

                                          By:  PABTEX GP, LLC, its General
                                              Partner

                                              By:  Southern Industrial
                                                  Services, Inc., the sole
                                                  member of PABTEX GP, LLC

                                                  /S/  MICHAEL R. HAVERTY
                                                By: _________________________
                                                     Michael R. Haverty
                                                          PRESIDENT

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS MICHAEL R. HAVERTY, RONALD G. RUSS, LOUIS G. VAN HORN, PAUL J. WEYANDT AND JAY M. NADLMAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND ANY SUBSEQUENT REGISTRATION STATEMENT FILED PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE OR SHE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR, OR HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON JULY 12, 2002 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

       SIGNATURE                                   TITLE
       ---------                                   -----

/S/  MICHAEL R. HAVERTY President and Director of Southern Industrial Services, Inc.
_______________________
  Michael R. Haverty

  /S/  RONALD G. RUSS   Vice President and Treasurer and Director of Southern
_______________________   Industrial Services, Inc.
    Ronald G. Russ

 /S/  WARREN K. ERDMAN  Director of Southern Industrial Services, Inc.
_______________________
   Warren K. Erdman

                                 EXHIBIT INDEX

EXHIBIT NO. DESCRIPTION
----------- -----------
 1.1        Placement Agreement dated June 5, 2002, is attached hereto as Exhibit 1.1

 3.1        Restated Certificate of Incorporation of Kansas City Southern (the "Company"), as
            amended is attached hereto as Exhibit 3.1

 4.1        Indenture, dated June 12, 2002, among the Company, the Guarantors and U.S. Bank
            National Association, as Trustee, is attached hereto as Exhibit 4.1

 4.2        Form of Face of Exchange Security, included as Exhibit B to Exhibit 4-1, is attached hereto as Exhibit 4.2

 4.3        Registration Rights Agreement dated as of June 5, 2002, among the Company, the
            Guarantors and the Initial Purchasers, is attached hereto as Exhibit 4.3

 5.1*       Opinion of Sonnenschein Nath & Rosenthal regarding the validity of the securities offered

 8.1*       Opinion of Sonnenschein Nath & Rosenthal regarding federal income tax consequences

10.6        Amendment and Restatement Agreement dated June 12, 2002, among the Company,
            KCSR and the lenders named therein, together with the Amended and Restated Credit
            Agreement dated June 12, 2002, among the Company, KCSR and the lenders named therein attached thereto as Exhibit A, is attached hereto as Exhibit 10.6.

10.6.1      Reaffirmation Agreement dated June 12, 2002, among the Company, KCSR and JP
            Morgan Chase Bank, is attached hereto as Exhibit 10.6.1

10.6.2      Master Assignment and Acceptance dated June 12, 2002, among the Company, KCSR and the lenders named therein, is attached hereto as Exhibit 10.6.2

10.10       Directors Deferred Fee Plan, adopted August 20, 1982, amended and restated June 1, 2002, is attached hereto as Exhibit 10.10

10.17       Employment Agreement, dated June 1, 2002, by and between the Company, KCSR and
            Ronald G. Russ, is attached hereto as Exhibit 10.17

12.1        Statement Re Computation of Ratios, is attached hereto as Exhibit 12.1

21.1        Subsidiaries of the Registrants, is attached hereto as Exhibit 21.1

23.1        Consent of KPMG LLP, is attached hereto as Exhibit 23.1

23.2        Consent of PricewaterhouseCoopers LLP, is attached hereto as Exhibit 23.2

23.3        Consent of PricewaterhouseCoopers, S.C., is attached hereto as Exhibit 23.3

23.4*       Consent of Sonnenschein Nath & Rosenthal (included in Exhibits 5.1 and 8.1)

24.1        Powers of Attorney (included on the signature pages)

25.1        Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of
            U.S. Bank National Association, is attached hereto as Exhibit 25.1

99.1        Form of Letter of Transmittal, is attached hereto as Exhibit 99.1

99.2        Form of Notice of Guaranteed Delivery, is attached hereto as Exhibit 99.2

99.3        Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
            Nominees, is attached hereto as Exhibit 99.3

99.4        Form of Letter to Clients, is attached hereto as Exhibit 99.4

       -
       *To be filed by Amendment.